UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       The Securities Exchange Act of 1934

Filed by the Registrant |X|   Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement

|_|   Confidential, for Use of the Commission (as permitted by Rule 14a-6(e)(2))

|_|   Definitive Proxy Statement Only

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                             FirstFed Bancorp, Inc.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

|_|   No fee required.

|X|   Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            Common Stock, par value $.01 per share
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      (2)   Aggregate number of securities to which transaction applies:

            1,300,000
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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            $11.00 per share subject to the Schedule 14A filing
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      (4)   Proposed maximum aggregate value of transaction:

            $14,300,000
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      (5)   Total fee paid:

            $2,860
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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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      (1)   Amount previously paid:


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      (2)   Form, Schedule or Registration Statement No.:


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      (3)   Filing Party:


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      (4)   Date Filed:

            __________________, 2005
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                             FIRSTFED BANCORP, INC.
                            1630 Fourth Avenue North
                             Bessemer, Alabama 35020

                               _____________, 2005

Dear Stockholder:

      You are cordially invited to attend a special meeting of stockholders of FirstFed Bancorp, Inc., on ____________ , 2005 at _____ p.m., local time, at the Bright Star Restaurant, located at 304 19th Street North, Bessemer, Alabama.

      At the special meeting you will be asked to approve and adopt an Agreement and Plan of Merger. The merger agreement provides for the merger of FirstFed Bancorp, Inc., with FirstFed Merger Corporation, a wholly-owned subsidiary of FirstFed Bancorp, Inc., with FirstFed Bancorp, Inc. surviving the merger in what is commonly referred to as a "going private" transaction. The proposed merger would reduce the number of stockholders to fewer than the number required to allow us to elect to be taxed as a Subchapter S corporation for federal income tax purposes and terminate the registration of our common stock under the Securities Exchange Act of 1934, thereby avoiding the significant costs, personnel time commitment and burdensome regulation required with being a public company.

      Under the terms of the merger agreement,

                  o each share of common stock owned by a stockholder who does not meet the requirements to be a "qualified stockholder" will be converted into cash in the amount of $11.00 per share; and

                  o each share of common stock owned by a stockholder who meets the requirements to be a "qualified stockholder" will remain outstanding and continue to represent one share of common stock.

      The board of directors believes that the merger agreement is in the best interests of our company and stockholders and unanimously recommends that stockholders vote "FOR" the proposal to approve of the merger agreement, which must be approved by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the special meeting.

      We urge you to review carefully the enclosed proxy statement that describes the matters to be considered at the special meeting, including the merger agreement, in detail. Whether or not you plan to attend the special meeting, we urge you to sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope supplied for your convenience. On behalf of our board of directors, we appreciate your cooperation and continued support.

                                        Sincerely,


                                        B.K. Goodwin III
                                        Chairman of the Board,
                                        President and Chief Executive Officer

                             FIRSTFED BANCORP, INC.
                            1630 Fourth Avenue North
                             Bessemer, Alabama 35020

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD _______________, 2005

TO THE STOCKHOLDERS OF FIRSTFED BANCORP, INC.:

      A special meeting of the stockholders of FirstFed Bancorp, Inc. will be held on _____________, 2005 at _____ p.m., local time, at the Bright Star Restaurant, located at 304 19th Street North, Bessemer, Alabama, for the following purposes:

1. To consider and act upon a proposal to approve and adopt the Agreement and Plan of Merger by and between FirstFed Bancorp, Inc. and FirstFed Merger Corporation and the transactions contemplated by the agreement;

2. To consider and act upon a proposal to approve any adjournment of the special meeting for the purpose of allowing additional time in order to solicit proxies in favor of Proposal 1 or to satisfy other conditions to the completion of the merger; and

3. To consider any other business as may properly come before the special meeting or any adjournment of the special meeting.

      The matters to be considered at the special stockholders' meeting are more fully discussed in the attached proxy statement, which we urge you to read carefully. A copy of the Agreement and Plan of Merger is included as Appendix A to the proxy statement. Dissenting stockholders who comply with the procedural requirements of Delaware law will be entitled to receive payment of the fair cash value of their shares. We have included a copy of the procedural requirements for dissenting stockholders as Appendix F to the proxy statement.

      We have fixed the close of business on _______________, 2005, as the record date for the special meeting. Accordingly, only stockholders of record as of that date are entitled to notice of, to attend and to vote at, the special meeting and any adjournment or postponement of the special meeting.

      Your vote is very important, and you are cordially invited to attend the meeting in person. However, whether or not you expect to attend the meeting in person, we urge you to sign, date and return the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting and that your shares are voted in accordance with your wishes. For your convenience, we have enclosed a self-addressed, stamped envelope for the return of your proxy. Your prompt response will help reduce proxy solicitation costs, which are paid for by FirstFed Bancorp, Inc. Sending in your proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option. You may revoke your proxy at any time before it is voted at the meeting in the manner described in the section of the proxy statement titled "Questions and Answers About the Special Meeting" beginning on page 6 of the proxy statement.

                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             ___________________________________
                                             Lynn J. Joyce
                                             Secretary

_____________, 2005
Bessemer, Alabama

                     PROXY STATEMENT FOR THE SPECIAL MEETING
                  OF THE STOCKHOLDERS OF FIRSTFED BANCORP, INC.

      We are providing these proxy materials to you in connection with the solicitation of proxies by our board of directors for the special meeting of stockholders and for any adjournment of the special meeting. At the meeting, you will be asked to:

                  o consider and act upon a proposal to approve and adopt the Agreement and Plan of Merger by and between FirstFed Bancorp, Inc. and FirstFed Merger Corporation and the transactions contemplated by the agreement;

                  o consider and act upon a proposal to approve the adjournment of the special meeting in order to solicit additional proxies in favor of the Agreement and Plan of Merger; and

                  o consider any other business as may properly come before the special meeting or any adjournment of the special meeting.

      In this proxy statement, when we refer to "FirstFed Bancorp," the "company," "our company," "we," "our" and "us," we are referring to FirstFed Bancorp, Inc. When we refer to the "Bank," we are referring to First Financial Bank. When we refer to the "interim company," we are referring to FirstFed Merger Corporation. Finally, when we refer to "the merger agreement," we are referring to the Agreement and Plan of Merger, dated as of September 30, 2005, by and between FirstFed Bancorp, Inc. and FirstFed Merger Corporation.

      The merger is being proposed to enable us to reduce the number of stockholders in order to meet the Internal Revenue Code Subchapter S requirements of no more than 100 stockholders. If the merger is approved by our stockholders and becomes effective, we will be eligible to elect with the Internal Revenue Service to be taxed as a Subchapter S corporation for federal income tax purposes. In addition, we will be eligible to terminate our registration under the Securities Exchange Act of 1934, as amended, and suspend the filing of annual and periodic reports with the Securities and Exchange Commission.

      This document provides you with detailed information about the proposed merger and the other matters to be considered at the special meeting and certain other information about us. Please see the section titled "Where You Can Find More Information" on page 67 for additional information about us on file with the Securities and Exchange Commission.

      We have retained Corporate Communications, Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitation of proxies at a fee of $4,000, plus reimbursement of normal expenses.

      This proxy statement and proxy card are being mailed to our stockholders beginning on or about __________, 2005.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, passed upon the merits or fairness of this transaction, or passed upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense.

      You are not to construe the contents of this proxy statement as legal, business or tax advice. You should consult your own legal counsel, accountants, business advisors and tax advisors as to legal, tax, business and financial aspects of the merger.

      The date of this proxy statement is ______________, 2005.

                                TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----
SUMMARY INFORMATION............................................................................................1
QUESTIONS AND ANSWERS ABOUT THE MERGER.........................................................................1
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING................................................................6
SELECTED FINANCIAL INFORMATION.................................................................................9
FORWARD-LOOKING STATEMENTS....................................................................................10
SPECIAL FACTORS...............................................................................................10
     Background of the merger.................................................................................10
     Purposes of and reasons for the merger proposal..........................................................18
     Determination of the terms of the merger.................................................................20
     Financial fairness.......................................................................................20
     Independent valuation....................................................................................20
     Recommendation of our board of directors.................................................................25
     Source and amount of funds for the transaction...........................................................30
     U.S. federal income tax consequences of the merger.......................................................31
     Security ownership of certain beneficial owners .........................................................34
     Intended common stock purchases in private placement offering by directors, executive officers and ESOP.........................................................................35
     Certain effects of the merger and the private placement offering on FirstFed Bancorp.....................36
     Certain effects of the merger on our stockholders........................................................38
CONSEQUENCES OF A SUBCHAPTER S ELECTION.......................................................................39
     Tax consequences of Subchapter S tax status..............................................................39
     Non-tax consequences of Subchapter S election............................................................42
PRO FORMA CONSOLIDATED FINANCIAL INFORMATION..................................................................42
MARKET FOR SECURITIES AND DIVIDEND INFORMATION................................................................47
     Distributions of S Corporation Earnings - FirstFed Bancorp...............................................47
     Distributions of S Corporation Earnings - The Bank.......................................................48
PROPOSAL ONE - THE PROPOSED MERGER............................................................................49
     Parties to the merger....................................................................................49
     Structure of merger......................................................................................49
     Qualified Stockholder....................................................................................50
     Certain exceptions to "qualified stockholder" criteria ..................................................51
     Ownership minimum........................................................................................54
     Who may be an S corporation stockholder..................................................................56
     Conversion and exchange of stock certificates............................................................59
     Interests of certain persons in the merger...............................................................60
     Dissenting stockholders..................................................................................60
     Conditions to consummation of the merger.................................................................62
     Amendment or termination of the merger agreement.........................................................62
     Effective time of the merger.............................................................................63
     Regulatory approvals.....................................................................................63
     Expenses of the merger...................................................................................64
     Anticipated accounting treatment.........................................................................64
     Operations of FirstFed Bancorp and the Bank following the merger.........................................64
     Directors and executive officers of FirstFed Bancorp and FirstFed Merger Corporation.....................65
     Vote required to approve the merger......................................................................66
PROPOSAL TWO - ADJOURNMENT OF THE SPECIAL MEETING.............................................................66
OTHER MATTERS.................................................................................................66
COST OF SPECIAL MEETING AND SOLICITATION OF PROXIES...........................................................66
SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING...............................................66
STOCKHOLDER COMMUNICATIONS....................................................................................67
WHERE YOU CAN FIND MORE INFORMATION...........................................................................67
ADDITIONAL DOCUMENTS AND OTHER INFORMATION INCORPORATED BY REFERENCE..........................................67

APPENDICES:
   AGREEMENT AND PLAN OF MERGER                                      Appendix A
   FORM OF CERTIFICATE OF ELIGIBILITY                                Appendix B
   FORM OF CONFORMED IRS ELECTION FORM                               Appendix C
   FORM OF STOCKHOLDERS' AGREEMENT                                   Appendix D
   FORM OF FAMILY ELECTION FORM                                      Appendix E
   DISSENTERS' RIGHTS PROVISIONS                                     Appendix F
   VALUATION REPORT OF RP FINANCIAL, LC.                             Appendix G
   FAIRNESS OPINION OF FELDMAN FINANCIAL ADVISORS, INC.              Appendix H

                               SUMMARY INFORMATION

      The questions and answers that follow highlight the material information included in this proxy statement and may not contain all of the information that is important to you. For a more complete understanding of the merger, you should read this entire document carefully, as well as the additional documents to which we refer you. The full text of the merger agreement is included as Appendix A to this proxy statement. For your convenience, we have directed your attention in parentheses to the location in this document where you can find a more complete discussion of each item listed below.

Why am I receiving this proxy statement?

      We have sent this Notice of Special Meeting of Stockholders and Proxy Statement, together with the enclosed proxy card, because our board of directors is soliciting your vote at the special meeting to be held on ______________, 2005. This proxy statement contains important information about the proposals to be considered at the special meeting, including the "going private" merger transaction, and other information regarding our company.

      Our board of directors has determined that it is in the best interests of our company and stockholders (i) to terminate the registration of our common stock under the Securities Exchange Act of 1934, as amended, and (ii) to make a Subchapter S tax election for our company and its subsidiaries, including First Financial Bank. This type of transaction is commonly referred to as "going private". Following the "going private" transaction and our Subchapter S tax election, among other things, we would no longer be subject to the periodic reporting requirements of the Securities and Exchange Commission and generally would not be subject to federal income taxes at the corporate level. To accomplish these objectives, our board of directors has proposed a merger transaction by and between our company and a newly-created Delaware corporation and is submitting this transaction for a vote of our stockholders at the special meeting.

      We urge you to read the entire proxy statement carefully.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Who are the parties to the proposed merger? (See page 49)

      FirstFed Bancorp, Inc. We are a Delaware corporation and a bank holding company that has registered as a financial holding company. We also are the holding company for First State Corporation, an Alabama corporation, which owns all of the outstanding stock of First Financial Bank, an Alabama state bank with its main office in Bessemer, Alabama.

      FirstFed Merger Corporation. FirstFed Merger Corporation is a shell Delaware corporation and wholly-owned subsidiary of FirstFed Bancorp organized solely for the purpose of facilitating this transaction. The interim company will merge with and into our company and will cease to exist after the merger. The interim company has no significant assets, liabilities or stockholders' equity.

Why is the merger being proposed? (See page 18)

      Our board of directors believes that the merger is in the best interests of our company, stockholders and banking community. The merger is being proposed for the following reasons:

                  o The merger would enable us to terminate the registration of our common stock under the Securities Exchange Act for the purpose of avoiding the significant costs and personnel time commitment necessary for compliance with the Securities and Exchange Commission's reporting requirements and the other additional material costs associated with being a reporting company.

                  o The merger would also enable us to become eligible to be taxed for federal income tax purposes under Subchapter S of the Internal Revenue Code for the purpose of generally eliminating our federal income tax liability at the corporate level.

What are the basic terms of the merger transaction?  (See page 49)

      Under the merger agreement, each share of common stock owned by a stockholder who does not meet the requirements to be a "qualified stockholder" will be converted into cash in the amount of $11.00 per share. Each share of common stock owned by a stockholder who meets the requirements to be a "qualified stockholder" will continue to represent one share of common stock.

How was the cash price for shares of our common stock determined?  (See page 20)

      We retained RP Financial, LC., an independent financial advisor experienced in the financial analysis and valuation of financial institutions, to assist our board of directors in determining a fair price for shares of our common stock. RP Financial met with our board of directors on September 20, 2005, and made a presentation regarding valuation methodologies for transactions such as the proposed merger and discussed a range of values that it deemed appropriate for our common stock. The board of directors considered the presentation by RP Financial regarding valuation methodologies and a range of values it deemed appropriate, the factors underlying the range of values as presented by RP Financial, and other factors that the board deemed relevant, and set the value of the cash consideration to be received under the merger agreement at $11.00 per share. We have attached a copy of the valuation report of RP Financial as Appendix G to this proxy statement.

Who will be a "qualified stockholder" under the merger agreement?  (See page 49)

      Subject to certain exceptions, to be a "qualified stockholder" under the merger agreement, you must satisfy all of the following criteria:

o Either individually or together with your spouse, if any, or through co-ownership, estates, Individual Retirement Accounts (subject to the Tax Corrections Act of 2005 becoming law prior to closing of the transactions), certain trusts or usufructs as outlined in pages 52-54, you must own of record at least 10,000 shares of common stock of FirstFed Bancorp. Stockholders that qualify for and make the family member election may aggregate their shares in order to meet the 10,000 share minimum. For reasons outlined in the section titled "Certain exceptions to 'qualified stockholder' criteria" beginning on page 51, certain co-owners, trusts and estates are being excluded from being a "qualified stockholder".

o You must be an eligible S corporation stockholder not precluded by one of the exceptions listed under "Proposal One - The Proposed Merger - Certain exceptions to 'qualified stockholder' criteria" beginning on page __ and deliver to us an executed certificate of eligibility, the form of which is attached as Appendix B to this proxy statement;

o You and your spouse, if any, (or, if a trust or usufruct, the person(s) treated as the stockholder(s) under the Internal Revenue Code) must consent to our election to become an S corporation by delivering to us an executed conformed Internal Revenue Service election form, the form of which is attached as Appendix C to this proxy statement;

o You and your spouse, if any, (and, if a trust or usufruct, certain other persons) must deliver to us an executed signature page to the Stockholders' Agreement between our company and stockholders, the form of which is attached as Appendix D to this proxy statement; and

o If your ownership allows or is dependent upon making the election to treat members of a family as one stockholder, a member of the family must deliver an executed election form and a representation that the election will be included in the tax returns of the family members. The election form is attached as Appendix E to the proxy statement.

      As of the date of this proxy statement, approximately 35 of a total 375 record stockholders of FirstFed Bancorp owned at least 10,000 shares of common stock. For more information regarding the reasons that our board of directors set the ownership minimum at 10,000 shares, please see the section titled "Proposal One--The Proposed Merger--Ownership minimum" beginning on page 54. The 35 stockholders who owned at least 10,000 shares on the record date owned approximately 51% of our issued and outstanding shares. The remaining stockholders who owned fewer than 10,000 shares owned approximately 49% of our issued and outstanding shares.

What is the Stockholders' Agreement? (See page 56)

      The Stockholders' Agreement is an agreement between our company and qualified stockholders that is intended to restrict the transfer of shares of our common stock in certain situations that may jeopardize our continuing eligibility as an S corporation. We have also attached the form of the Stockholders' Agreement as Appendix D to this proxy statement.

When will FirstFed Bancorp determine whether I am a "qualified stockholder"?

      We will determine whether you are a "qualified stockholder" when the merger is completed. The merger will not become effective before ____ p.m. on _________, 2005, which is the deadline for delivering to us a properly executed certificate of eligibility, conformed Internal Revenue Service election form and Stockholders' Agreement signature page. Accordingly, if you wish to restructure your ownership interest or acquire additional shares of common stock from third parties to obtain the ownership minimum, you should do so by no later than ____ p.m. (Central Time) on ____________, 2005. After the merger is completed, you will be unable to (i) deliver the required document described above or (ii) restructure your ownership interest or acquire additional shares of common stock to obtain the ownership minimum, for the purpose of becoming a "qualified stockholder."

What is the private placement?

      Concurrently with the merger, we are offering a minimum of 1,450,000 shares and up to a maximum of 1,650,000 shares of common stock to qualified stockholders. The purchase price of the common stock is $10.00 per share. The net proceeds of the equity offering, of which $6,000,000 will be funded with the ESOP debt financing, will be used to finance the merger. The terms of the stock offering are set forth in a separate Private Placement Memorandum, which is available to all qualified stockholders.

What effects will the merger and related private placement have on my interest in FirstFed Bancorp?

      The effects of the merger and the related private placement on your interest will vary depending on whether you receive cash for some or all of your shares, whether you continue to remain a stockholder following the merger and whether you purchase additional shares in the private placement.

      As to any shares that are exchanged for cash in the merger, you will (i) receive cash in the amount of $11.00 per share, (ii) incur no brokerage costs,
(iii) have no ability to participate in any future potential earnings or growth of the company or any stockholder votes, (iv) have no ability to reacquire the shares except in a transaction with a third party, and (v) likely be required to pay federal and, if applicable, state and local income taxes on the amount of any gain. Each of these items is described more fully in the section titled "Special Factors--Certain effects of the merger on our stockholders--Cashed-out shares."

      As to any shares that are not exchanged for cash in the merger, you will
(i) retain an ongoing equity interest in the company, including the ability to participate in any future potential earnings and growth; (ii) be required to include your pro rata share of our earnings in calculating your federal income tax liability; (iii) have decreased access to information regarding our company because our common stock will no longer be registered with the Securities and Exchange Commission and listed on the NASDAQ Small Cap Stock Market; (iv) have decreased liquidity in your shares; and (v) be restricted in your ability to transfer your shares as a result of the Stockholders' Agreement. On a pro forma basis, giving effect to the transaction, we expect that our earnings per share will increase (after a one-time charge-off of a deferred tax asset required in the election of Subchapter S taxation) as a result of the merger. We also expect that the collective share ownership of our directors and executive officers will increase as a result of the merger, and as a result of the completion of a private placement offering of a minimum of 1,450,000 shares and up to a maximum of 1,650,000 shares of common stock of FirstFed Bancorp concurrently with the merger, as financing for the merger. Each of these items is described more fully in the section titled "Special Factors--Certain effects of the merger on our stockholders--Remaining shares" beginning on page 38. Finally, stockholders who remain stockholders following the merger will also experience the consequences of becoming an S corporation stockholder. These consequences are discussed more completely in the section titled "Consequences of a Subchapter S Election" beginning on page 39.

What effects will the merger and the related private placement have on FirstFed Bancorp?

         We expect that the merger and the related private placement will have the following effects on our company:

                  o     Reduction in number of stockholders;

                  o Increase in pro forma earnings per share (after one-time charge-off of a deferred tax asset required in the election of Subchapter S taxation);

                  o     Decrease in book value per share;

                  o Reduction in equity capital and Tier 1 regulatory capital;

                  o     Reduction in liquidity of common stock;

                  o     Termination of Securities Exchange Act registration;

                  o Elimination of federal income tax liability, with certain exceptions;

                  o Expectation of quarterly distribution to cover estimated taxes; and

                  o Increase in share ownership of executive officers and directors.

May executive officers or directors of FirstFed Bancorp have interests in the transaction that are different than mine? (See page 60)

      Our executive officers and directors may have interests in the transaction that are different from your interests as a stockholder, or relationships that may present conflicts of interest, including the following:

                  o All of our directors and one executive officer own of record at least 10,000 shares of our common stock and will be eligible to retain their shares following the merger.

                  o Assuming the merger and the related private placement were completed as of the date of this proxy statement and all stockholders owning at least 10,000 shares of our common stock became "qualified stockholders," the aggregate ownership percentage of our directors and executive officer as a group would have increased from 22% at the record date for the special meeting to approximately 29%.

Are there special factors that I should consider in evaluating the proposed merger? (See page 10)

      Yes. In evaluating the merger, we urge you to carefully review the section titled "Special Factors" beginning on page 10 for a discussion of certain risks and other factors related to the proposed merger and subsequent Subchapter S election.

Am I entitled to dissenters' rights? (See page 60)

      You may dissent from the merger by following the procedures set forth in section 262 of the Delaware General Corporation Law and receive the fair cash value of your shares of common stock. We have also attached a copy of section 262 as Appendix F to this proxy statement.

When will the merger be completed?

      We are working to complete the merger by _______________, 2005. However, we cannot assure you when or if the merger will occur. We must first obtain the approval of our stockholders at the special stockholders' meeting and satisfy, or obtain a waiver of, a number of other conditions to the merger that are described more fully in the sections titled "Proposal One--The Proposed Merger--Conditions to consummation of the merger" and "--Regulatory approvals" beginning on pages 62 and 63, respectively.

What are the tax consequences of the merger to me?  (See page 31)

      In general, if you are a "qualified stockholder" and do not receive any cash in the merger, we expect that the merger will be tax-free to you for federal income tax purposes. If you receive cash for your shares, you will likely recognize taxable gain or loss upon your receipt of cash. You should consult with your own tax advisor to determine the particular tax consequences of the merger that are applicable to you.

Should I send in my stock certificates now?  (See page 59)

      Do not send in your stock certificates now. When the merger is completed, we will send written instructions to you for use in exchanging your stock certificates for new stock certificates or cash.

May the merger agreement be amended or terminated?  (See page 62)

      Yes. The merger agreement may be amended or terminated at any time before the merger is completed upon the mutual written consent of the boards of directors of FirstFed Bancorp and the interim company. With certain exceptions, additional stockholder action is generally not required.

Will there be restrictions on the transfer of my common stock after the merger? (See page 56)

      Yes. Stockholders following the merger will have executed the Stockholders' Agreement, which is intended to limit their ability to transfer their shares of stock to a person or entity who would jeopardize our continuing eligibility as an S corporation.

What does the board of directors recommend?

      Our board of directors has unanimously approved the merger agreement and recommends that you vote "FOR" the proposal to approve the merger agreement and the transactions contemplated by the agreement. The board believes that these transactions are in the best interests of our Company and stockholders, and that the transactions are fair to all of our stockholders, including unaffiliated stockholders, those who will receive cash in the merger and those who will retain their shares following the merger. In reaching its decision to recommend and approve the merger proposal, the board considered a number of factors, including the valuation prepared by RP Financial, LC. See "Special Factors--Financial fairness" and "--Recommendation of our board of directors" beginning on pages 20 and 25, respectively. In meeting its fiduciary obligations to FirstFed Bancorp, our board of directors has also determined that the proposed merger and the related private placement are in the best interests of the company.

Have FirstFed Bancorp's affiliates considered the fairness of the merger transaction?

      Yes. For purposes of this transaction, each of our directors and executive officers, as well as those of FirstFed Merger Corporation and our company's Employee Stock Ownership Plan, or ESOP, are considered affiliated persons engaged in the "going private" transaction. Accordingly, among other things, each is making a determination of the fairness of the merger transaction. As more fully described in the section titled "Special Factors--Recommendation of our board of directors--Determination of fairness by filing persons" beginning on page 25, each of our affiliates has determined that the merger and merger agreement are substantively and procedurally fair to all of our stockholders, including unaffiliated stockholders.

How will the merger be funded? (See page 30)

      We expect merger-related expenses to total approximately $200,000. In order to fund the merger, FirstFed Bancorp will issue a minimum of 1,450,000 and up to a maximum of 1,650,000 shares of common stock in a private placement offering. The proceeds of the private placement are expected to be at least approximately $14,300,000. With proceeds of a loan of $6,000,000 to FirstFed Bancorp, an ESOP will purchase 600,000 of the private placement offering shares and own approximately 28% of the outstanding common stock upon completion of the merger. Any funds raised in excess of the amount needed to fund the merger will be used to supplement operations of the Bank.

Will the merger affect the daily operations of FirstFed Bancorp or the Bank? (See page 64)

      We anticipate that the merger will have little effect on the operations of our company or the Bank, each of which will continue its existing operations in substantially the same manner as it now conducts them. The merger will not result in any changes to the board or management of our company or the Bank.

                 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

When and where is the special stockholders' meeting?

      The meeting will be held on ______________, 2005 at ____ p.m., local time, at the Bright Star Restaurant, located at 304 19th Street North, Bessemer, Alabama.

What is the purpose of the meeting?

      At the meeting, you will be asked to (i) consider and vote on a proposal to approve and adopt the merger agreement by and between FirstFed Bancorp, Inc. and the interim company and the transactions contemplated by the merger agreement; and (ii) consider any other business that may properly come before the special meeting or any adjournment of the special meeting.

How many votes do I have?

      You have one vote for each share of common stock you owned on ___________, 2005, the record date for the special meeting.

How many votes can be cast by all stockholders?

      As of the date of this proxy statement, __________ shares of common stock were issued and outstanding and held of record by approximately 375 stockholders.

How many votes must be present to hold the special meeting?

      A majority of the votes that can be cast, or at least _______ votes, must be present in person or by proxy to hold the special meeting. The shares owned by stockholders present at the special meeting or represented at the special meeting by a properly executed proxy, but who abstained from voting on a particular proposal, and broker non-votes will be treated as shares that are present at the stockholders' meeting for determining whether a quorum exists, but will not be counted as a vote "FOR" or "AGAINST" that proposal.

What happens if the special meeting is adjourned?

      Stockholders may be asked to vote upon a proposal to adjourn the special meeting. Any adjournment could be used for the purposes of allowing additional time for soliciting votes from our stockholders to approve and adopt the matters to be considered at the special meeting or to satisfy other conditions to the completion of the merger that we elect to satisfy prior to seeking a vote of our stockholders in connection with the merger. Your proxy will still be good and may be voted at the adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

What vote is required to approve the matters to be considered at the special meeting?

      The merger proposal must be approved by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the special meeting. The adjournment, if necessary, must be approved by a majority of the votes cast. As of the date of this proxy statement, our executive officers and directors own in the aggregate 558,110 shares, or approximately 22% of our outstanding common stock and have indicated that they intend to vote their shares in favor of the merger proposal and, if necessary, the adjournment.

How do I vote?

      You may vote by completing and returning a proxy or by voting in person at the meeting. We encourage you to attend the special meeting, and execution of the enclosed proxy will not affect your right to attend the meeting and vote in person. However, to ensure that your shares are voted in accordance with your wishes and that a quorum is present at the meeting, we urge you to complete, sign and return the enclosed proxy card to us as promptly as possible in the enclosed self-addressed, stamped envelope. Your prompt response will help reduce proxy solicitation costs, which are paid for by our company.

      Voting by proxy. If you vote by proxy, your proxy will be voted in accordance with your instructions. If you return a signed proxy card without indicating your vote, your shares will be voted for the merger proposal and, if necessary, for the adjournment. The board of directors does not know of any other matters to be presented for a vote at the special meeting. If any other matters unknown to us a reasonable time before this solicitation are properly brought before the special meeting, the persons named in the proxies, acting under the proxy, would have the discretion to vote on those matters as determined by a majority of the board of directors.

      Voting in person. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot which will be available at the meeting.

Can I change my vote after I have mailed my signed proxy?

      Yes, you may change your vote by delivering to the secretary of the company, prior to the time that the proxy is voted, a written, dated instrument stating that the proxy is revoked or a subsequent proxy that is signed by the person entitled to vote the shares. However, mere attendance at the special stockholders' meeting will not of itself revoke a proxy.

What if my shares are not registered in my name?

      If your shares are registered in "street name" (i.e. in the name of a broker, bank or other record holder), you must either direct the record holder of your shares as to how to vote your shares or obtain a proxy from the record holder to vote at the special meeting. Your broker will not vote your shares for you unless you provide instructions to your broker on how to vote. It is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Who can help answer my questions?

      If you have any questions about the special stockholders' meeting or the merger, or if you need additional copies of the enclosed materials or proxy, you should contact: Lynn J. Joyce, Chief Financial Officer and Secretary, or B.K. ("Skipper") Goodwin III, Chairman of the Board, Chief Executive Officer and President, FirstFed Bancorp, Inc. at 1630 Fourth Avenue North, Bessemer, Alabama 35020. The telephone number is (205) 428-8472.

What do I need to do now?

      After you have carefully read this proxy statement, please indicate on the proxy card how you want to vote. Complete, sign, date and return the proxy card to us as soon as possible in the enclosed postage-prepaid return envelope so that your shares will be represented and voted at the special stockholders' meeting.

                         SELECTED FINANCIAL INFORMATION

      The following table sets forth selected historical financial information and other data about the company at the dates and for the periods shown. The financial information for the years ended December 31, 2004, 2003, 2002, 2001 and 2000 is derived from our audited consolidated financial statements. The financial information for the six months ended June 30, 2005 and 2004 was derived from our unaudited consolidated financial statements. Historical results are not necessarily indicative of future results. There are no significant operations or assets of the company that are not reflected in the financial data appearing below. This financial information is only a summary and should be read in conjunction with our consolidated financial statements and other financial information, including the notes to our financial statements, contained in our annual reports on Forms 10-KSB and quarterly reports on Form 10-QSB for the periods described, each of which has been previously filed with the Securities and Exchange Commission. See "Where You Can Find More Information," beginning on page 67.

                                    Six months ended June 30,                             Year ended December 31,
                                    -------------------------     -----------------------------------------------------------------
                                       2005           2004           2004          2003          2002         2001          2000
                                    ----------     ----------     ----------   -----------   -----------   ----------    ----------
                                                                (dollars in thousands, except per share data)
Summary Income Statement Data:
Total interest income               $    5,155     $    4,722     $    9,851   $     9,005   $    10,665   $   13,269    $   13,157
Total interest expense                   2,254          1,977          4,190         4,037         4,916        6,853         6,165
Net interest income                      2,901          2,745          5,661         4,968         5,749        6,416         6,992
Provision for loan losses                   36            429            684         1,141         1,956           96           135
Non-interest income                      2,228          1,425          2,912         2,339         2,232        1,379           919
Non-interest expense                     3,425          3,492          6,899         5,777         5,925        5,916         5,307
Income before income taxes               1,668            249            990           389           100        1,783         2,469
Income tax expense (credit)                530             23            225           (14)         (101)         593           919
Net income                               1,138            226            765           403           201        1,190         1,550
Per Share Income Data:
Weighted average shares
   outstanding                       2,400,368      2,347,922      2,361,694     2,314,055     2,277,916    2,400,247     2,459,148
Earnings per common share           $      .47     $      .10     $      .32   $       .17   $       .09   $      .50    $      .63
Cash dividends per share            $      .21     $      .21     $      .35   $       .35   $       .35   $      .38    $      .35
Tangible book value per share       $     7.33     $     7.08     $     7.18   $      7.30   $      7.65   $     7.56    $     7.51
Book value per share                $     7.80     $     7.58     $     7.67   $      7.81   $      8.07   $     7.99    $     7.94
Selected Balance Sheet Data:
Total assets                        $  205,292     $  210,741     $  214,443   $   194,211   $   177,570   $  182,227    $  157,204
Loans, net of allowance for loan
   losses                              162,170        156,211        161,841       136,099       104,310      108,986       118,536
Deposits                               162,190        158,536        157,545       151,109       139,931      146,069       136,417
Stockholders' equity                    19,027         18,093         18,418        18,552        18,808       18,466        20,160
Performance Ratios:
Return on average stockholders'
   equity                                 12.1%           2.5%           4.2%          2.2%          1.1%         6.1%          7.9%
Return on average assets                   1.1%            .2%            .4%           .2%           .1%          .7%           .9%
Avg. stockholders' equity to avg
   assets                                  9.1%           8.7%           8.9%          9.9%         10.5%        10.7%         11.8%
Regulatory Capital Ratios:
Tier 1 leverage capital ratio
   (bank level only)                       9.9%           8.6%           8.8%          8.3%          8.3%         8.3%         11.8%
Tier 1 risk-based capital ratio
   (bank level only)                      11.6%          10.3%          10.4%         10.8%         12.3%        11.7%         16.8%
Total risk-based capital ratio
   (bank level only)                      12.4%          11.3%          11.3%         11.7%         13.1%        12.3%         17.7%

                           FORWARD-LOOKING STATEMENTS

      This proxy statement includes various forward-looking statements about FirstFed Bancorp and the Bank that are subject to risks and uncertainties. Forward-looking statements include information concerning our future financial performance, business strategy, projected plans and objectives.

      Statements preceded by, followed by or that otherwise include the words "anticipates," "believes," "estimates," "expects," "intends," "plans," "may increase," "may fluctuate" and similar expressions of future or conditional verbs such as "will," "should," "would" and "could" are generally forward-looking in nature and not historical facts. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement. You should understand that the following important factors, in addition to those discussed elsewhere in this proxy statement or in the documents that are referenced by this proxy statement, could affect our future results following the merger and could cause results to differ materially from those expected in such forward-looking statements:

                  o the effect of economic conditions and interest rates on a local, state or national basis;

                  o the performance of the businesses of FirstFed Bancorp and the Bank following the merger;

                  o the competitive pressures in the financial services industry;

                  o the financial resources of, and products available to, competitors;

                  o changes in laws and regulations to which FirstFed Bancorp, the Bank, our customers, competitors and potential competitors are subject, including those related to banking, tax, securities, insurance and labor;

                  o the loss of senior management or operating personnel and the potential inability to hire qualified personnel at reasonable compensation levels; and

                  o     opportunities that we may pursue following the merger.

      These forward-looking statements involve risks and uncertainties in addition to the factors described under "Special Factors" below. It is not possible to foresee or identify all such factors. You should consider the areas of risk described in this proxy statement in connection with any forward-looking statements that may be made by FirstFed Bancorp or the Bank or anyone acting for either or both institutions. Except for any ongoing obligations to disclose material information under federal or state securities laws, we do not undertake any obligation to update any forward-looking statement, or to disclose any facts, events or circumstances after the date of this proxy statement that may affect the accuracy of any forward-looking statements. The safe harbor provisions of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, do not apply to the merger.

                                 SPECIAL FACTORS

Background of the merger

      Election to be taxed as a Subchapter S corporation. In 1996, Congress enacted the Small Business Protection Act. One of the provisions of the Act amended certain sections of the Internal Revenue Code to permit financial institutions that meet certain requirements to be taxed under Subchapter S of the Internal Revenue Code. Since that date, numerous community banks have elected Subchapter S tax treatment. A corporation taxed under Subchapter S of the Internal Revenue Code is commonly referred to as an "S corporation." The primary advantage of being an S corporation is that S corporations are generally not subject to federal income taxes at the corporate level.

      The market for financial services and the regulatory environment in which our company and the Bank operate have changed substantially over the past several years. Our industry has undergone substantial consolidation, which has resulted in larger financial institution competitors further increasing their competitive advantage with respect to economies of scale and access to lower cost capital through public capital markets. In addition, following the passage of the Small Business Protection Act, numerous community bank competitors have elected to become Subchapter S corporations, which has generated a competitive advantage to those banks by generally eliminating their federal corporate income tax liability while we continue to incur corporate level taxes. These banks are also avoiding the expenses associated with being a public company. Finally, as court decisions and regulations have expanded the banking powers of credit unions, we have experienced increased competition from these financial institutions, which--like Subchapter S banks--are not subject to federal income taxation. These changes have required our board of directors to reevaluate our long-term business plans and future opportunities in the competitive and highly regulated financial services industry. As a part of this process, the board has been evaluating a Subchapter S election for our company and the Bank.

      The Small Business Protection Act also provides that a parent corporation may elect to become an S corporation, treat any wholly-owned subsidiaries as "qualified Subchapter S subsidiaries" and receive beneficial Subchapter S tax treatment for its subsidiaries. Consequently, upon consummation of the merger, we would be able to elect to become an S corporation and elect for the Bank to become a qualified Subchapter S subsidiary. Thereafter, we would generally not be subject to federal income taxes at the corporate level.

      Electing to become an S corporation would enable us to realize significant tax savings and improve our profitability, increasing the likelihood that the Bank will remain an independent community bank, which is consistent with our current strategic plans.

      American Jobs Creation Act of 2004. In October 2004, the American Jobs Creation Act of 2004 was signed into law. This Act contains a variety of S corporation reforms that increase the flexibility of using an S corporation, including:

                  o Increases the number of permissible stockholders of an S corporation from 75 to 100. This provision is effective for taxable years beginning after December 31, 2004.

                  o Treats members of a family as one stockholder for purposes of determining the number of eligible stockholders. The Act defines the term "members of the family" as the common ancestor, lineal descendants of the common ancestor, and the spouses (or former spouses) of such lineal descendants or common ancestor. Under the Act, a common ancestor is an individual who is no more than six generations removed from the youngest generation of stockholders who otherwise would be members of the family. This provision is effective for taxable years beginning after December 31, 2004.

                  o Provides relief for inadvertent invalid elections or terminations of an election to have members of a family treated as one stockholder. This provision applies to elections and terminations made after December 31, 2004.

                  o Permits traditional and Roth IRAs to be stockholders of a bank that is an S corporation but only to the extent of the bank stock held by the IRA on the date of enactment. Under certain circumstances, the Act also allows the sale of the bank stock by the IRA to an IRA beneficiary. These provisions became effective on the date of enactment but do not apply to a bank holding company, such as the company. Accordingly, IRA stockholders of the company are currently not permissible S corporation stockholders, but may be if the Tax Technical Corrections Act of 2005 (discussed below) is enacted prior to completion of the merger.

                  o Allows banks, bank holding companies and financial holding companies, such as the company, to exclude all interest income and dividends on assets required to be held by the bank or company, including stock, from passive income for purposes of applying the passive investment income rules. This provision is effective for taxable years beginning after December 31, 2004.

      Tax Technical Corrections Act of 2005. Under the American Jobs Creation Act of 2004, IRAs are allowed to be stockholders of S corporation banks and are allowed to sell bank stock to the IRA beneficiary without violating the prohibited transaction rules. The Act did not include bank holding company stock like the common stock of FirstFed Bancorp. Under the Tax Technical Corrections Act of 2005, introduced in July 2005, IRAs will be allowed to hold S corporation stock in a depository institution which includes bank holding companies and sell depository institution stock to the IRA beneficiary as a part of making an S corporation election without violating the prohibited transaction rules. Should this Act be signed into law prior to closing the transaction, IRAs that meet all of the requirements to be a qualified stockholder as defined in the merger agreement will be considered a "qualified stockholder". The unrelated business taxable income rules that apply to other tax-exempt entities (other than an ESOP) apply to IRAs and Roth IRAs that hold S corporation stock. Should this Act be signed into law, the definitions of adopted children and foster children will be conformed with the Working Families Tax Relief Act of 2004. Thus, adopted children and foster children that meet the definitions outlined in the Working Families Tax Relief Act of 2004 may qualify to be included in the family member election. And, if shares are co-owned with an adopted child or foster child that meets the requirements under the Tax Technical Corrections Act of 2005, this co-ownership would be considered a "qualified stockholder" as long as the family election is made.

      Termination of registration. At the time that we formed our holding company, we registered our common stock under section 12(g) of the Securities Exchange Act. By registering our common stock, we became subject to a number of rules and regulations applicable to companies having a class of stock registered with the Securities and Exchange Commission, which are commonly referred to as "reporting companies."

      As a reporting company:

                  o we are required to file annual reports with the Securities and Exchange Commission on Form 10-KSB, which include audited financial information, a comprehensive discussion of our financial condition and results of operations, disclosure regarding market risks, information about directors, executive officers and executive compensation, and a description of our business, properties and legal proceedings;

                  o we are required to file quarterly reports with the Securities and Exchange Commission on Form 10-QSB, which include unaudited financial information for the quarter and year to date, a comprehensive discussion of our financial condition and results of operations for the period and year to date, disclosure regarding market risks, and a discussion of our legal proceedings;

                  o we are required to file proxy statements and related materials as required by Regulation 14A under the Securities Exchange Act;

                  o we are required to file other periodic reports with the Securities and Exchange Commission on Form 8-K to disclose certain other material developments;

                  o our directors, executive officers and 10% stockholders are required to file ownership reports with the Securities and Exchange Commission and are subject to the "short swing" profit limitations of Section 16 under the Securities Exchange Act;

                  o we (along with our officers and directors) are subject to potential civil and criminal liability resulting from violations of the Securities Exchange Act;

                  o we are required to file certain schedules and other documents with the Securities and Exchange Commission prior to repurchasing shares of our common stock, with certain exceptions; and

                  o we are subject to a number of new requirements and obligations resulting from the Sarbanes-Oxley Act of 2002, including enhanced financial disclosures.

         The costs associated with compliance with the myriad of rules and regulations applicable to us as a reporting company comprise a material overhead expense. We expect that these costs will continue to increase and become more as a result of the Sarbanes-Oxley Act of 2002 and the regulations promulgated under the Act. These costs include:

                  o legal expenses to review Securities and Exchange Commission filings and advise us with respect to compliance;

                  o     accounting fees;

                  o costs of printing and mailing the Securities and Exchange Commission documents;

                  o other filing costs associated with Securities and Exchange Commission reports and other filings;

                  o     NASDAQ fees;

                  o review and testing of internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002; and

                  o     directors' and officers' liability insurance premiums.

      In addition to the direct costs associated with compliance with Securities and Exchange Commission rules and regulations, we are also affected by indirect costs to our business associated with the diversion of employees from core banking operations to compliance activities. While these indirect costs are less susceptible to quantification, management believes these indirect costs are real and material.

      The direct and indirect costs of compliance with Securities and Exchange Commission rules and regulations and of being a reporting company have been increasing over the years, and we believe that they will continue to increase, in light of the Sarbanes-Oxley Act of 2002 and the additional rules and regulations promulgated by the Securities and Exchange Commission as a result of that Act. In particular, we expect accounting fees and insurance premiums paid by reporting companies to increase in the near future at a significantly higher rate than those paid by nonreporting companies.

      Management discussions. After considering the experiences and results over the last few years of other financial institutions and bank holding companies that have elected to become S corporations, the increased flexibility of using an S corporation provided by the American Jobs Creation Act, as well as the costs of compliance as a reporting company, the burden on management required for compliance with Securities and Exchange Commission rules and regulations, and the additional requirements of the Sarbanes-Oxley Act of 2002, our executive officers held internal discussions, in late 2004 and early 2005, concerning the possibility of terminating our Securities Exchange Act registration and electing to be taxed as an S corporation for federal income tax purposes. In considering the experience of other banks and bank holding companies that have elected to become Subchapter S corporations since 1996 and the recent S corporation reforms, our executive officers concluded that the elimination of double taxation of corporate earnings has enabled these institutions to strengthen their capital condition to support growth opportunities, become more competitive in pricing loans and deposits and/or increase the distribution rate to stockholders. Our executive officers further concluded that these effects have generally increased their respective competitive positions and enhanced their respective franchise values.

      Although our executive officers were generally aware of the burdens and purported benefits associated with remaining a reporting company, our executive officers believed that the costs of being registered with the Securities and Exchange Commission were likely to materially increase as a result of the corporate and regulatory environment and that we had been realizing minimal benefit as a result of our status as a registered company. Furthermore, our executive officers believed that, in order to continue as a reporting company, our existing compliance programs would need to be enhanced to comply with new laws and regulations.

      Based upon these internal discussions, our executive officers concluded that they should further investigate the benefits and costs associated with making a Subchapter S election and terminating our registration and consult with corporate counsel and our independent accountants in evaluating these matters.

      At the March 14, 2005 board of directors meeting, our executive officers met with our board to discuss certain of the legal issues associated with "going private" transactions, including the benefits of, and burdens associated with, remaining a Securities and Exchange Commission reporting company. Management discussed the reporting requirements and our other obligations under the Securities Exchange Act, which are described in the initial paragraphs of this "--Background of the merger" section. In addition, management addressed generally each of the items discussed in the section titled "--Purposes of and reasons for the merger proposal," beginning on page 18. Management also described a number of the additional requirements that are being or will be imposed upon us as a result of the Sarbanes-Oxley Act of 2002. Our executive officers explained generally the newly-enacted provisions relating to audit committees and our independent auditors as well as the increased exposure of our directors and executive officers to criminal and civil liability. The board of directors and our executive officers were generally aware of the costs associated with remaining a reporting company and the likelihood of cost increases.

      In addition, our executive officers discussed a proposed Subchapter S election for our company, including (i) the effects on both our company and stockholders of making a Subchapter S election, (ii) the requirements to become an S corporation, (iii) certain tools that we could use to maintain our S corporation election after the election is made, (iv) termination of the S corporation election (voluntarily or inadvertently), and (v) the proposed structure of a transaction to become eligible to make an S corporation election.

      Management also discussed with the board regulatory issues associated with the transaction.

      Finally, management discussed with the board a proposed private placement offering of our common stock to our directors, executive officers, and ESOP. Management explained the manner in which the ESOP purchase would be financed, including the general terms and conditions of a loan to the ESOP by an unaffiliated lender.

      Following the discussion on the costs and benefits of remaining a reporting company and of making a Subchapter S election, management explained that the transaction would be subject to the review of the Securities and Exchange Commission in the form of a Schedule 13e-3 filing. Management and our board of directors also discussed the fiduciary duties owed by the board of directors in the context of a transaction such as the proposed merger, including that the transaction be fair, procedurally and substantively, to all stockholders.

      On July 13, 2005, the company filed a FRY-3 Application to the Board of Governors of the Federal Reserve System to authorize the ESOP's proposed purchase of up to an additional 600,000 shares of common stock in the transaction. Federal Reserve Board approval of the application was received on August 23, 2005.

      At the August 16, 2005, meeting, the board of directors met once again to discuss a transaction that would enable us to make a Subchapter S election and to terminate our Securities Exchange Act registration. At the meeting, the board agreed to have a valuation of our common stock prepared to assist the board in determining a fair price for our common stock. After considering the credentials of RP Financial, L.C., an independent financial advisor experienced in the financial analysis and valuation of financial institutions with significant experience in valuing and advising community banks, the board authorized the engagement of RP Financial as our independent financial advisor and directed RP Financial to prepare a valuation of our common stock.

      At the August 16, 2005, meeting, the board also considered the credentials of Feldman Financial Advisors, Inc., an independent financial advisor experienced in the financial analysis and evaluation of financial institutions with significant experience in valuing and advising community banks. The board authorized the engagement of Feldman Financial as our independent financial advisor and directed Feldman Financial to prepare an opinion to the board of directors to the effect that the price per share to be paid in the private placement stock offering is fair from a financial point of view to all stockholders.

      Prior to the August 16, 2005 meeting, with the assistance of our legal advisors, our executive officers evaluated three alternative structures for reducing our stockholder base - a tender offer, a reverse stock split and a merger:

      o Tender offer. Our executive officers considered an issuer tender offer to repurchase shares of our outstanding common stock to reduce the number of stockholders to fewer than 100. However, our executive officers determined that the results of the tender offer would be unpredictable due to its voluntary nature. Moreover, because a tender offer would be voluntary, the board noted that the transaction could be more expensive and take significantly longer to complete, which could jeopardize our ability to terminate our registration in a timely manner. A tender offer would not provide any assurance that we would be eligible to make a Subchapter S election even after the tender offer because all remaining stockholders would still be required to be eligible S corporation stockholders and to consent to the election. The tender offer process would not afford us the ability to compel an ineligible stockholder to sell his shares or an eligible stockholder to consent to the Subchapter S election. Finally, a tender offer would not provide us with any assurances that we would be able to maintain our Subchapter S election after it is made because the tender offer process would not afford us the ability to require a stockholder to execute the Stockholders' Agreement. See "Proposal One--The Proposed Merger--Structure of merger--Execution of Stockholders' Agreement" beginning on page 49. Accordingly, our executive officers concluded that an issuer tender offer was not a viable alternative for the proposed transaction.

      o Reverse stock split. Our executive officers also considered declaring a reverse stock split with cash payments for resulting fractional shares to reduce the number of stockholders to fewer than
            100. The involuntary nature of a reverse stock split would give us assurances that the number of stockholders could be reduced to fewer than 100. However, although specific cost estimates were not prepared, our executive officers noted that a reverse stock split would likely require a significantly greater capital commitment to repurchase shares than would a merger because we would be required to pay cash for all fractional shares, including shares owned by those who would remain stockholders following the reverse stock split. In addition, unlike a merger, a reverse stock split would not provide stockholders with statutory appraisal rights under Delaware law. See "Proposal One--The Proposed Merger--Dissenting stockholders" beginning on page 60. Most importantly, however, a reverse stock split would not provide any assurance that we would be eligible to make a Subchapter S election even after the reverse stock split because all remaining stockholders would still be required to be eligible S corporation stockholders and to consent to the election. The reverse stock split process would not afford us the ability to compel an ineligible stockholder to sell his shares or an eligible stockholder to consent to the Subchapter S election. Finally, a reverse stock split would not provide us with any assurances that we would be able to maintain our Subchapter S election after it is made because the reverse stock split process would not afford us the ability to require a stockholder to execute the Stockholders' Agreement. See "Proposal One--The Proposed Merger--Structure of merger--Execution of Stockholders' Agreement" beginning on page 49. Accordingly, our executive officers concluded that a reverse stock split was not a viable alternative for the proposed transaction.

      o Merger. Finally, our executive officers considered a merger transaction as a means to reduce the number of stockholders in order to meet the Internal Revenue Code Subchapter S requirement of no more than 100 stockholders. Our executive officers noted that the involuntary nature of the transaction would provide reasonable assurances that the number of stockholders would be reduced in order to meet the Subchapter S requirement of no more than 100 stockholders. In addition, the merger could be structured so that only those stockholders who are eligible to hold S corporation stock, consent to the Subchapter S election and execute the Stockholders' Agreement would be eligible to remain stockholders following the merger. Accordingly, our executive officers concluded that a merger transaction was the most effective alternative to achieve the proposed objectives.

      The board agreed with our executive officers' assessment that the burden on management and the expense of the Securities and Exchange Commission reporting and other filing obligations outweighed any benefit from being a reporting company. In addition, the board agreed that making a Subchapter S election would be beneficial to our company and stockholders. Accordingly, after further discussion, the board of directors unanimously resolved to move forward with the transaction to enable us to terminate the registration of our common stock and to elect Subchapter S federal income tax treatment.

      Following its decision to move forward with a transaction, the board considered the structure of the transaction and agreed with our executive officers' analysis that the transaction should be structured as a merger.

      At the September 20, 2005, board meeting, RP Financial made a presentation to the board of directors regarding its valuation of our common stock and its valuation conclusion of $9.50 per share. As a part of its presentation, RP Financial described the methodologies used in preparing the appraisal and explained the detailed procedures performed and the financial analyses supporting its valuation conclusion. The board had a full and unlimited opportunity to ask and have answered all questions regarding RP Financial and the analyses supporting RP Financial's conclusions.

      In describing the methodologies utilized in preparing the independent valuation, RP Financial explained that it relied primarily on two valuation methodologies: (i) the market value approach; and (ii) the discounted cash flow approach. In its valuation, RP Financial also considered recent trading in FirstFed Bancorp's common stock, which trades on the NASDAQ SmallCap Market under the ticker symbol "FFDB". In this regard, based on the trading information available for calendar 2005 through August 26, 2005, FirstFed Bancorp stock has traded at prices ranging from $7.13 to $9.34 per share, and the stock closed at $8.60 per share as of August 26, 2005. While RP Financial considered recent trading activity in FirstFed Bancorp's stock in its valuation process, because the trading activity in the stock is limited, RP Financial's valuation was derived primarily through the two methodologies described below.

      Thereafter, RP Financial discussed the application of the market value approach, in which RP Financial compared the financial market performance of FirstFed Bancorp's financial and operating ratios to a peer group of publicly traded bank holding companies. In the peer group selection process, RP Financial included banks and bank holding companies which were traded on NASDAQ or listed on the American or New York stock exchanges, were located in the southeast region of the United States, were comparably sized and had reasonably similar operating and financial characteristics. From this analysis, RP Financial explained that it had derived a value of $9.25 per share of FirstFed Bancorp common stock.

      RP Financial next indicated that the discounted cash flow approach derived a per share value from the present value of FirstFed Bancorp's earnings into perpetuity, derived by projecting earnings forward for five years and calculating terminal values based on earnings and book values projected at the end of five years. RP Financial utilized the assumptions described more completely in the section captioned "Independent Valuation" beginning on page
20. Using a discount rate of 12.5%, RP Financial explained that the discounted cash flow analysis indicated a range value of $8.25 per share (rounded), at the low end of the range pursuant to the book value approach, to $14.00 per share (rounded) at the high end of the range, pursuant to the earnings approach.

      The two valuation approaches utilized in the independent valuation prepared by RP Financial indicated a per share range of $8.25 to $14.00. RP Financial placed greatest weight on the market value approach in its valuation analysis and concluded with a value of $9.50 per share for FirstFed Bancorp's common stock.

      At the September 20, 2005, board meeting, the full board of directors agreed that $11.00 per share was a fair value to be paid for the shares of common stock to be purchased as a result of the merger. In its determination of fair value for the common stock, the board of directors considered the results of RP Financial's independent valuation, which concluded with a value of $9.50 per share, as well as supplemental data provided by RP Financial regarding premiums paid relative to the pre-announcement trading prices (i.e., the closing market price one day prior to announcement) in selected "going private" transactions completed or announced by financial institutions over the 12 months ended August 26, 2005. As described more fully in the section captioned "Independent Valuation" beginning on page 20, the data presented by RP Financial reflects that the premiums paid relative to the trading prices one day prior to announcement in the selected going private transactions ranged from 7.1% to 38.8%, with average and median premiums paid of 17.7% and 14.2%, respectively.

      In the board's determination, the $11.00 price balanced the need to pay a price to the stockholders receiving cash that was high enough to be fair to those stockholders, after considering the results of RP Financial's independent valuation as well as other relevant data presented by RP Financial pertaining to premiums paid in other going private transactions, with the need to pay a price that was not so high as to be unfair to those stockholders who would remain stockholders following the proposed transaction.

      The board considered the structure of the ownership minimum for remaining a stockholder following the proposed merger. Our chairman of the board, president and chief executive officer presented an internally prepared analysis of the impact of an ownership minimum of 5,000 and 10,000 shares. The board agreed with his analysis that an ownership minimum of 10,000 shares would enable the company to reduce the number of qualified stockholders to fewer than 100 and address the other factors set forth in the section titled "Proposal One--The Proposed Merger--Structure of merger--Reasons for ownership minimum" beginning on page 49.

      The board considered RP Financial's valuation, dated September 20, 2005, and the appropriateness of a premium in excess of the valuation amount, as well as other materials prepared and presented by management. The board of directors concluded that the cash consideration to be paid in the merger transaction, $11.00 per share, is fair from a financial point of view to all of our stockholders, including those stockholders who are not directors or executive officers of FirstFed Bancorp, those stockholders who would receive cash for their shares and those stockholders who would remain stockholders following the merger.

      The board was presented with and reviewed a draft of the proposed merger agreement After its review and a discussion, the board approved the merger agreement and authorized management to execute the merger agreement on behalf of the company. Our board of directors also determined that the merger was procedurally and substantively fair to all of our stockholders, including unaffiliated stockholders. The board also adopted resolutions authorizing management to seek stockholder approval at the special meeting.

      The board also considered drafts of the filings to be made with the Securities and Exchange Commission in connection with the "going private" transaction, including the Schedule 13E-3 Transaction Statement and this proxy statement. After its review and discussion, the board approved the drafts and authorized management to make all necessary filings with the Securities and Exchange Commission with respect to the proposed transactions.

      We have determined to pursue the "going private" transaction at this time because management has resolved all of the regulatory issues that are ancillary to the proposed transactions, has determined that it has adequately evaluated the alternatives to the proposed transactions and has concluded that the transactions continue to be in the best interests of all of our stockholders, including unaffiliated stockholders. In meeting its fiduciary obligations to FirstFed Bancorp, our board of directors has also determined that the proposed merger is in the best interests of the company.

      In electing to submit the merger agreement to our stockholders for their approval and to recommend that stockholders vote to approve the merger proposal, the board unanimously determined that the merger proposal was fair to all of our stockholders, including unaffiliated stockholders, those stockholders who would receive cash for their shares and those stockholders who would remain stockholders following the merger. For further discussion on the factors considered by the board, see the section titled "--Recommendation of our board of directors," beginning on page 25. In making this determination, the board did not structure the merger transaction to require separate approval by a majority of the unaffiliated stockholders.

      The board did not consider any other alternatives to the proposed transactions, including a possible sale of our company for a number of reasons. First, no firm offers had been presented to the board and no determination had been made that such a sale would be in the best interests of our stockholders. In addition, our board of directors did not view a sale of our company as a viable alternative because such a transaction would be inconsistent with the board's belief that it is in the best interest of our company, our employees and the community that we continue to operate as an independent banking organization. The objective of the proposed transactions was not intended to terminate our operations as an independent community banking organization, but rather to enhance our profitability by terminating our reporting obligations and eliminating our federal income tax liability. Our board was under no legal obligation to solicit third party bids and was aware of no firm offers from interested parties at the time it considered the "going private" transaction. Finally, our directors, in their capacities as stockholders, and related parties, owned collectively a sufficient number of shares to prevent stockholder approval of any transaction, such as a merger, that would have caused us to cease to operate as an independent community banking organization. Accordingly, the board considered the $11.00 price to be paid in this transaction to be fair for the reasons described in the section titled "--Financial fairness" beginning on page 20.

Purposes of and reasons for the merger proposal

      Our board of directors believes that the proposed merger is in the best interests of our company, stockholders and banking community. The merger is being proposed for the following reasons:

      o to enable us to become eligible to make an election to be taxed for federal income tax purposes as an S corporation; for the purpose of generally eliminating our federal income tax liability at the corporate level; and

      o to enable us to terminate the registration of our common stock under the Securities Exchange Act of 1934 for the purpose of avoiding the significant costs and personnel time commitment necessary for compliance with the Securities and Exchange Commission's reporting requirements and the other additional material costs associated with being a reporting company.

      Election to be taxed as a Subchapter S corporation. The proposed merger will enable us to become eligible to be taxed for federal income tax purposes under Subchapter S of the Internal Revenue Code. The primary advantage of being an S corporation is that S corporations are generally not subject to federal income taxes at the corporate level. Electing to become an S corporation would enable us to realize significant tax savings and improve our profitability, increasing the likelihood that our banking subsidiary will remain an independent community bank.

      Without Subchapter S tax treatment, a corporation's earnings that are distributed to its stockholders would be taxed once at the corporate level, at a federal tax rate of up to 34%, and again at the stockholder level in the form of a dividend, at a federal rate of up to 15%. The combined impact of two levels of tax can be an effective tax rate of approximately 44%. The effective tax rate would be expected to be higher after December 31, 2008 if the provisions of the Jobs and Growth Tax Relief Reconciliation Act of 2003, reducing the maximum tax rate on dividends, are not renewed. Prior to enactment of the tax rate reductions, dividends were taxed at a maximum federal tax rate of 38.6%.

      However, because S corporation earnings are generally taxed only at the stockholder level and not at the corporate level, S corporation stockholders generally realize a benefit on every dollar earned and distributed to its stockholders by electing Subchapter S tax treatment.

      For further discussion on the consequences of becoming an S corporation, please see the section titled "Consequences of a Subchapter S Election," beginning on page 39.

      Termination of registration. The proposed merger will also enable us to terminate the registration of our common stock under the Securities Exchange Act, which the board believes will reduce expenses, save anticipated future costs and create stockholder value. We are aware that the advantages to being a reporting company, with a listed security, including potential investment liquidity and the possibility for use of company securities to raise capital or make acquisitions, may be important to some companies. However, we have not been in a position to take advantage of these benefits and do not expect to be in a position to do so in the foreseeable future.

      Despite the fact that we are a Securities and Exchange Commission reporting company and our common stock is listed on the NASDAQ Small Cap Stock Market our stockholder base is small as compared to the vast majority of all other reporting companies. The lack of liquidity in our common stock is not expected to improve in the foreseeable future. As a result of the illiquidity of our common stock, our ability to utilize our common stock as currency to raise capital or make acquisitions is extremely limited.

      As discussed above, we incur direct and indirect costs associated with compliance with the filing and reporting requirements imposed on public companies by the Securities and Exchange Commission. These costs include substantial indirect costs as a result of, among other things, the executive time spent to prepare and review such filings. Since we have relatively few executive personnel, these indirect costs can be substantial. Our direct and indirect costs related to being a reporting company were estimated to be approximately $155,000 annually, which consist of the following items:

            Independent auditors                   $  76,500
            Printing, mailing and filing           $  15,000
            Legal and consulting                   $  35,000
            NASDAQ fees                            $  17,500
            Other expenses                         $  11,000
                                                   ---------
            Total                                  $ 155,000
                                                   =========

      While management expects that we will realize immediate savings following the suspension of our reporting obligations with the Securities and Exchange Commission, management expects greater long-term benefits to be realized through our ability to avoid anticipated cost increases associated with our remaining a reporting company following full implementation of the Sarbanes-Oxley Act of 2002 and the regulations promulgated under that Act. For example, our accountants have informed us that we should expect an increase of approximately $50,000 - $75,000 in our accounting fees, as compared to 2004 fees paid, if we remain a reporting company because of significant increases in insurance, liability and other costs that would be incurred by their firm in connection with the provision of accounting services to a reporting company. We expect that consulting fees associated with complying with Section 404 of The Sarbanes-Oxley Act of 2002 will be $75,000-$100,000. We expect that legal and consulting fees would increase by approximately $20,000 annually, as compared to 2004 expenses, to retain securities counsel to advise us with respect to our continuing obligations as a reporting company and to review corporate communications.

      On the other hand, if we terminate the registration of our common stock, we would expect to realize substantial cost savings. We would expect our accounting fees to remain stable or slightly decrease, as compared to 2004 fees paid. Although we would continue to have audited financial statements prepared, accounting fees related to quarterly public reporting requirements would be eliminated. In addition, we would avoid the fee increases described above. Moreover, because substantially all of the legal and consulting fees paid in 2004 were associated with our status as a reporting company, we would expect to eliminate these expenses going forward. Likewise, because internal compliance costs were attributable solely to compliance with public reporting requirements, these costs would be expected to be eliminated.

      Finally, the projected reduction in the number of total record stockholders from 361 to less than 50 will also result in reduced expenses and less burden on management because we will have approximately 20% of our current number of stockholders. The decrease in the number of stockholders reduces the volume of communications and amount of postage and related expenses associated with the issuance of dividend checks to, and other communications with, our stockholders. In addition, disclosure to the remaining stockholders would be substantially less complicated as a private company.

      Although the exact amount of savings anticipated is not calculable, management expects that the costs and expenses identified in the table above would be reduced in the aggregate by at least 60%. These savings will not begin to be realized until after the proposed transaction has been consummated and we make the appropriate filings with the Securities and Exchange Commission. In the board's judgment, the registration of our common stock under the Securities Exchange Act yields minimal advantages and, therefore, no sufficient justification exists for the continuing direct and indirect costs of registration with the Securities and Exchange Commission.

      Purposes of interim company and other filing persons. The interim company was organized as a wholly-owned subsidiary of FirstFed Bancorp for the sole purpose of facilitating the merger transaction. Its directors and executive officers are directors and executive officers of FirstFed Bancorp. In addition, our officers and directors are also deemed to be filing persons for purposes of this transaction. In each case, the purpose and reasons for engaging in the merger transaction by the interim company and the other filing persons are the same as ours.

Determination of the terms of the merger

      The structure and terms of the merger agreement were determined by our current executive officers and board of directors and cannot be considered the result of arm's-length negotiations between unrelated parties. Accordingly, the board retained RP Financial Inc., an independent financial advisor experienced in the financial analysis and valuation of financial institutions, to value the common stock. The cash consideration to be paid for the common stock under the merger agreement was determined by the board of directors, in part, in reliance on RP Financial's valuation.

Financial fairness

      The board of directors believes that the merger proposal is fair to, and in the best interests of, all of our stockholders, including unaffiliated stockholders, those who will receive cash in exchange for their shares and those who will remain stockholders following the merger. The board of directors also believes that the process by which the merger is to be approved is fair.

      Although the merger transaction is not structured to require the approval of at least a majority of those stockholders who are not officers and directors or who will receive only cash as a result of the merger, the board of directors believes that the merger proposal is fair. Also, no independent member of the board of directors acted solely on behalf of the unaffiliated stockholders for the purpose of negotiating the terms of the merger agreement.

      Although not required by the Securities and Exchange Commission, the board did obtain an independent valuation from an unaffiliated third party relating to the value of the shares of FirstFed Bancorp's common stock on a going concern basis.

Independent Valuation

      The board retained RP Financial in August 2005 to render its opinion as to the value of the common stock as a going concern. In requesting RP Financial's valuation, the board did not give any special instructions to RP Financial, nor did it impose any limitations upon the scope of the investigation that RP Financial might wish to conduct to enable it to give its opinion as to value. RP Financial has delivered its written valuation report to the board dated September 20, 2005. The independent valuation does not express an opinion as to fairness of the proposed merger transaction to either qualified stockholders or non-qualified stockholders.

      RP Financial was selected by the board to provide the independent valuation because of RP Financial's expertise in the valuation of businesses and their securities for a variety of purposes. RP Financial is a financial consulting firm that, among other things, specializes in the valuation of the equity and debt securities issued by financial institutions and their subsidiary companies. RP Financial has been approved as a qualified financial institution appraisal firm by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, and numerous state banking agencies. The principals and staff of RP Financial have served as appraisers and consultants for over 500 financial institutions pursuant to initial and secondary offerings (including rights offerings), business combinations, mutual-to-stock conversions, mutual holding company formations, employee stock ownership plans and stock option plans, audited financial statement disclosure and other purposes. RP Financial has also provided valuations and fairness opinions in other going-private transactions. Neither RP Financial nor its employees have any present or contemplated future interest in the common stock, FirstFed Bancorp or their principals, or any other interest that might tend to prevent RP Financial from rendering a fair and unbiased opinion as to the value of FirstFed Bancorp's common stock.

      RP Financial was engaged by the Company in August 2005. RP Financial estimates that it will receive from FirstFed Bancorp total professional fees of approximately $25,000 for this engagement, plus reimbursement of certain out-of-pocket expenses, for its services in connection with the preparation of an independent valuation.

      In preparing the independent valuation, RP Financial reviewed the following materials: (i) audited financial information for the years ended December 31, 2000 through 2004; (ii) unaudited stockholder information and internal financial information through June 30, 2005; (iii) FirstFed Bancorp's 2005 business plan and financial projections through December 31, 2008; (iv) known trading activity in FirstFed Bancorp's common stock during the last year; and (v) related management discussions. All information received has been accepted by RP Financial to be correct and accurate with no further investigation. More specifically, RP Financial has not performed a review or appraisal of individual loans or other assets or liabilities of FirstFed Bancorp.

      In connection with rendering the independent valuation dated September 20, 2005, RP Financial performed a variety of financial analyses that are summarized below. Although the assessment of FirstFed Bancorp's value was to some extent subjective based on the experience and judgment of RP Financial, and not merely the result of mathematical analyses of financial data, RP Financial relied, in part, on the financial analyses summarized below in its determinations. The preparation of the independent valuation is a complex process and is not necessarily susceptible to partial analyses or summary description. RP Financial believes its analyses must be considered as a whole and that selecting portions of such analyses and factors considered by RP Financial without considering all such analyses and factors could create an incomplete view of the process underlying RP Financial's independent valuation. In its analyses, RP Financial took into account its assessment of general business, market, financial and economic conditions, industry performance and other matters, many of which are beyond the control of FirstFed Bancorp, as well as RP Financial's experience in securities valuation. With respect to the application of the market value approach described below, no public company utilized as a comparison is identical FirstFed Bancorp, and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the values of the companies concerned.

      In preparing the independent valuation, RP Financial relied primarily on two valuation methodologies: (i) the market value approach; and (ii) the discounted cash flow approach. In its valuation, RP Financial also considered the recent trading in FirstFed Bancorp's stock which trades on the NASDAQ small cap market under the ticker symbol "FFDB". In this regard, based on the trading information available for calendar 2005 through August 26, 2005, FirstFed Bancorp's stock has traded at prices ranging from $7.13 to $9.34 per share, and the stock closed at $8.60 per share as of August 26, 2005. While RP Financial considered the recent trading activity in FirstFed Bancorp's stock in the valuation process, because the trading market in FirstFed Bancorp's stock was limited, RP Financial's valuation of FirstFed Bancorp's shares was derived primarily through the two valuation methodologies described below.

      Market Value Approach. In applying the market value approach, RP Financial compares the financial market performance of a company, based on various financial measures, to a peer group of publicly-traded bank holding companies. In the peer group selection process, RP Financial included banks and bank holding companies which met at least the following criteria:

            o Publicly traded banks and bank holding companies that were traded on NASDAQ, or listed on the American or the New York Stock Exchange;

            o Based in the southeast region of the United States, excluding the State of Florida;

            o     Total assets between $50 million and $500 million;

            o The peer group selection process was focused on identifying companies with relatively similar return on assets ("ROA") measures of between 0.20% and 1.00%, as compared to 0.56% for FirstFed Bancorp adjusted to exclude gains on the sale of assets on a tax-effected basis; and

            o The focus of the peer group selection process was on identifying companies with relatively similar return on equity ("ROE") measures in comparison to FirstFed Bancorp and thus, the peer group roster was limited to banks and bank holding companies with return on equity of less than 9.00% - the peer group average return on equity was 6.78% versus 6.30% for FirstFed Bancorp.

      The peer group selected by RP Financial in the application of the market value approach included a total of 10 companies based in the southeast region of the United States and is shown below. As discussed in the foregoing, RP Financial selected the peer group companies because they are located in the Southeast and their business and operations are reasonably similar to those of FirstFed Bancorp. No comparable company identified below is exactly identical to FirstFed Bancorp.

          Company Name                         Ticker         City         State
          ------------                         ------         ----         -----

      Habersham Bancorp                         HABC       Cornelia         GA
      Union Financial Bancshares, Inc.          UFBS       Union            SC
      Carolina Bank Holdings, Inc.              CLBH       Greensboro       NC
      Bank of Wilmington                        BKWW       Wilmington       NC
      Community Capital Bancshares, Inc.        ALBY       Albany           GA
      Pinnacle Bancshares, Inc.                 PLE        Jasper           AL
      Village Bank & Trust Financial Corp.      VBFC       Midlothian       VA
      Bank of Oak Ridge                         BKOR       Oak Ridge        NC
      Bank of McKenney                          BOMK       McKenney         VA
      Carolina Trust Bank                       CART       Lincolnton       NC

      The following table compares selected performance and financial ratios of FirstFed Bancorp.

                                                                   Peer Group
                                              FirstFed Bancorp      Average
                                              ----------------      -------

      Financial Characteristics
      -------------------------

      Assets ($Mil)                                 $ 205             $ 239
      Equity/assets (%)                              9.27%             9.80%
      Tangible equity/assets                         8.71              9.47
      Return on average assets (%)                   0.80              0.67
      Return on average equity (%)                   9.10              6.78
      Core Return on average assets (1)(%)           0.56              0.67
      Core Return on average equity (1)(%)           6.30              6.84
      Non-performing assets/total assets             0.78              0.87
      Reserves/Loans                                 0.94              1.22

      (1) Earnings exclude net non-operating gains and losses on a tax effected basis.

      RP Financial compared these peer group companies to FirstFed Bancorp on the basis of their capitalization, profitability, asset quality, perceived risk profile and future growth prospects. In summary, relative to FirstFed Bancorp, the peer group companies were slightly larger, generated lower profitability measures on a reported basis but maintained a higher ROA and ROE on a core basis excluding non-operating gains and losses on a tax-effected basis. Non-performing assets for FirstFed Bancorp were below the peer group average while the ratio of reserves/loans was also lower for FirstFed Bancorp.

      The average and median pricing ratios for the Peer Group employed in the application of the market value approach are shown below.

                                                    Price/               Price/
                                        Price/       Core     Price/    Tangible
                                       Earnings    Earnings    Book       Book
                                       --------    --------    ----       ----
                                          (x)         (x)       (%)         (%)

      FirstFed Bancorp@ $9.25/Share      13.21x      18.88x   118.59%    126.19%

      Peer Group
      ----------
        Average                           23.5x       23.5x    137.4%     143.0%
        Medians                           22.0x       22.5x    133.2%     146.2%

      Taking into account the comparisons made with respect to the relative financial condition, operations and risk characteristics in relation to the peer group, RP Financial determined that FirstFed Bancorp's value pursuant to the market value approach was $9.25 per share and the resulting pricing ratios in comparison to the peer group shown in the table above.

      Discounted Cash Flow Approach. The discounted cash flow approach derives a per share value from the present value of FirstFed Bancorp's earnings into perpetuity, derived by projecting operations forward for five years and calculating terminal values based on earnings and book value projected at the end of the fifth year. For purposes of preparing the projections, FirstFed Bancorp's future earnings are based upon management's current estimate of earnings for the last six months of fiscal 2005 and projected earnings on a consolidated basis for the annual periods of fiscal 2006 and 2007. Thereafter, in fiscal 2008 and 2009, earnings are projected to increase by 10% annually relative to the level projected for the prior year. RP Financial further assumed that the FirstFed Bancorp's dividend policy remains unchanged equal to $0.35 per share annually over the projection horizon.

      A terminal value was estimated based on the projected earnings and tangible book value per share as of the close of fiscal 2009, based on the current market multiples determined for FirstFed Bancorp pursuant to the market value approach. Specifically, RP Financial computed the terminal value based on
18.9 times projected fiscal 2009 earnings and 1.26 times projected fiscal 2009 tangible book value. The projected cash flows (both the dividends and terminal value) were discounted back to present value at a 12.5% annual rate, which is the approximate total return generated by small capitalization stocks over the long term as measured by Ibbotson Associates, a well known stock market research firm. The foregoing analysis indicated a range value of from $8.25 per share (rounded) at the low end of the range pursuant to the book value approach to $14.00 per share (rounded) at the high end of the range pursuant to the earnings approach.

      Valuation. The two valuation approaches utilized in the independent valuation prepared by RP Financial indicated a range of value of $8.25 to $14.00. RP Financial concluded with a value on a public equivalent basis of $9.50 per share. A $9.50 per share value indicates the following pricing ratios in relation to the peer group of publicly traded banks and bank holding companies identified by RP Financial for valuation purposes.

                                                              Peer Group
                                        FirstFed              ----------
                                        Bancorp        Median          Average
                                        -------        ------          -------

       Price/Earnings                    13.57x        22.00x           23.45x
       Price/Core Earnings               19.39         22.50            23.54
       Price/Book                         1.22x         1.33x            1.37x
       Price/Tangible Book                1.30x         1.46x            1.43x
       Price/Assets                      11.29%        13.54%           13.50%

      Premiums Paid In Other Going Private Transactions. RP Financial provided the board of directors with the independent valuation, which reflects its estimate of value for FirstFed Bancorp's shares as a going concern. However, "going private" transactions have become increasingly frequent in recent years as the costs of being a public company have increased while the benefits have diminished and it is apparent that premiums relative to the public trading value are typically paid in "going private" transactions.

      RP Financial provided the board of directors with supplemental data set forth below regarding premiums paid relative to the pre-announcement trading price (i.e., the closing price one day prior to announcement) in selected "going private" transactions completed or announced by financial institutions over the twelve months ended August 26, 2005. RP Financial limited the selected transactions to those announced or completed by companies with a common stock traded on the OTC bulleting board, the NASDAQ market, or an exchange. The data reflects that the premium paid relative to the trading price one day prior to announcement ranged from a low of 7.1% to a high of 38.8% with an average and median premium paid of 17.7% and 14.2%, respectively. These comparable "going private" transactions involved an average of 6.6% of the shares outstanding ranging up to 21.9% of the outstanding shares for one transaction.

                                                                                            Premium Analysis
                                                                                 ------------------------------------
                                                                                    Pre-Annc.      Going
                                                                                  Announcement    Private
                                                                    Date             Price/       Price/
Issuer (Ticker/Exchange)                               State     Announced            Share        Share      Premium
------------------------                               -----     ---------            -----        -----      -------
Iowa First Bancshares (IFST - NASDAQ)                  IA         7/26/2005           $34.50       $38.00       10.1%
Guaranty Bancshares, Inc. (GNTY - NASDAQ)              TX         6/13/2005           $22.40       $24.00        7.1%
FFD Financial Corp. (FFDF - NASDAQ)                    OH         5/24/2005           $15.45       $19.00       23.0%
Home Loan Financial Corp. ( HLFC- NASDAQ)              OH         5/18/2005           $14.95       $20.75       38.8%
Community Investors Bancorp, Inc.  (CIBI - NASDAQ)     OH         5/17/2005           $13.25       $15.00       13.2%
United Tennessee Bancshares, Inc.  (UTBI - NASDAQ)     TN         4/14/2005           $18.26       $22.00       20.5%
Northeast Indiana Bancorp, Inc. (NEIB - NASDAQ)        IN         3/16/2005           $21.28       $23.50       10.4%
ASB Financial Corp. (ASBP - NASDAQ)                    IN          3/3/2005           $20.25       $23.00       13.6%
First Manitowoc Bancorp, Inc. (FWBV - NASDAQ)          WI         2/25/2005           $15.25       $19.60       28.5%
Benchmark Bancshares, Inc. (BMRB - OTCBB)              VA        12/23/2004           $17.00       $19.00       11.8%
KS Bancorp, Inc.  (KSAV - NASDAQ)                      NC        12/22/2004           $20.00       $24.00       20.0%
Commercial National Fin. Corp. (CEFC - NASDAQ)         MI        11/18/2004           $11.00       $12.50       13.6%
Fidelity Federal Bancorp  (FFED - NASDAQ)              IN        11/17/2004            $1.68        $1.85       10.1%
Central Federal Corporation (CEFC - NASDAQ)            OH        10/22/2004           $12.70       $14.50       14.2%
Blackhawk Bancorp, Inc. (BKHB - NASDAQ)                WI        10/22/2004           $12.00       $15.25       27.1%
Sturgis Bancorp, Inc. (STBI - NASDAQ)                  MI         9/29/2004           $13.55       $16.00       18.1%
Southern Michigan Bancorp, Inc. (SOMC - OTCBB)         MI          9/3/2004           $24.10       $29.00       20.3%
                                                                                                                -----

Average                                                                                                         17.7%
Median                                                                                                          14.2%
High                                                                                                            38.8%
Low                                                                                                              7.1%

      Conclusion. Based on the information provided by RP Financial in the independent valuation, which indicates a value for FirstFed Bancorp's stock of $9.50 per share, and the supplemental information provided by RP Financial indicating the range of premiums paid in other "going private" transactions, the board of directors determined that the cash consideration of $11.00 per share, which represents a 16% premium to the value as determined by RP Financial pursuant to the independent valuation, is fair in the merger transaction.

      Independence of financial advisor. We selected RP Financial based upon the firm's qualifications, expertise and reputation. RP Financial specializes in providing a range of investment banking and financial advisory services to financial institutions and regularly engages in the valuation of businesses and securities in connection with mergers and acquisitions, competitive biddings, private placements and other corporate transactions. RP Financial has been actively involved in advising and evaluating community financial institutions for more than 18 years. Neither RP Financial nor any of its principals has a present or contemplated future ownership interest in our company or makes a market in the stock of any company, banking or otherwise. We have agreed to pay a fee of approximately $25,000 for the firm's services. No portion of the fee was contingent upon the conclusions reached in the valuation.

      The foregoing discussion is only intended to provide you with a summary of selected information from the valuation rendered by RP Financial This discussion does not purport to be a complete description of the valuation and may not contain all of the information that is important to you. The discussion is qualified in its entirety by reference to the text of the valuation. The valuation is directed only to the financial terms of the transaction and does not constitute a recommendation to you as to how you should vote at the meeting.

Recommendation of our board of directors

      After careful consideration, our board of directors determined that the merger agreement and the merger are fair to, and in the best interests of, our unaffiliated stockholders. In evaluating the merger proposal, our board of directors considered the effect of the merger on unaffiliated stockholders, including those unaffiliated stockholders who would receive cash in the merger and those who would retain their shares of common stock in the merger. Our board of directors also believes that the process by which the transaction is to be approved is fair. Accordingly, our board of directors unanimously adopted the merger agreement and the transactions contemplated by the merger agreement and recommends that our stockholders vote "FOR" the merger proposal at the special meeting. In addition, as of the date of this proxy statement, each member of our board of directors and each of our executive officers advises us that he intends to vote his shares in favor of the merger proposal. Our directors and executive officers owned beneficially, in the aggregate, 558,100 shares of our common stock, or approximately 22% of the shares entitled to vote at the special meeting, as of the date of this proxy statement. See "Security Ownership of Certain Beneficial Owners" beginning on page 34.

      The board of directors has retained for itself the absolute authority to reject (and not implement) the merger proposal, even after approval by our stockholders, if it determines subsequently that the merger proposal is not then in the best interests of our company and stockholders.

      The board of directors considered a number of factors in determining to approve the merger agreement. The board also considered alternative transactions to accomplish the proposed going-private transaction, but ultimately approved the merger proposal. Please see the discussion under "--Background of the merger," beginning on page 10, for a description of the alternatives considered by the board.

      Benefits and costs of becoming an S corporation. As discussed above, a primary reason for the merger is to enable us to become an S corporation for federal income tax purposes. Our board considered the benefits of generally eliminating our company's obligation to pay federal income taxes. In addition, the board considered the benefit to our continuing stockholders of having our corporate earnings taxed only at the stockholder level and thus generally eliminating the double taxation of corporate earnings paid to stockholders as dividends. The board also considered the risks of being an S corporation, including that our stockholders would be required to pay taxes on their pro rata share of corporate earnings regardless of whether any distributions are made to them. The board considered certain other consequences of becoming an S corporation, including those described in the section titled "Consequences of a

Subchapter S Election," beginning on page 39. On balance, however, the board determined that the net benefits expected to be realized by becoming an S corporation were factors tending to support its recommendation to approve the merger.

      Benefits and costs of terminating our registration. As discussed above, one of the primary reasons for the merger is to enable us to terminate the registration of our common stock under the Securities Exchange Act, which management expects to result in immediate cost savings. In addition, management believes that "going private" will enable us to avoid significant cost increases that we anticipate will result from newly enacted federal securities laws and regulations. Our board considered the views of management relating to the immediate and prospective cost savings to be achieved by terminating our registration. The board also considered certain derivative cost savings associated with the proposed transaction, including the decrease in expense and burden of dealing with public stockholders. The board determined that the positive impact of anticipated cost savings was a factor tending to support its recommendation to approve the merger. On the other hand, the board also considered the possibility that the cost savings associated with "going private" may not be realized as quickly as anticipated or in amounts anticipated and that the reduction in the number of stockholders may result in a reduction in business from those persons who are no longer stockholders. The board determined that the potential loss of business was a factor tending not to support its recommendation to approve the merger. Additionally, the board considered that remaining unaffiliated stockholders would have decreased access to information about our company following the merger although periodic financial information regarding FirstFed Bancorp and the Bank would continue to be publicly available from the Federal Reserve Board and the Federal Deposit Insurance Corporation. See "Certain effects of the merger on FirstFed Bancorp--Termination of Securities Exchange Act registration" beginning on page 36. On balance, however, the board determined that the net benefits expected to be realized by terminating our registration were factors tending to support its recommendation to approve the merger.

      Financial services industry. The board considered current and prospective industry and economic conditions facing the financial services industry generally, including continuing consolidation in the industry and increasing competition. The board considered the fact that many of our larger competitors have the benefits of operational scale and greater financial resources and that the proposed merger would enable us to reduce overhead expenses and improve our ability to compete, on a relative basis. The board concluded that the positive impact of a reduction in overhead expenses was a factor tending to support its recommendation to approve the merger.

      Effects on liquidity. The board considered the effect that the reduction in the number of stockholders and the termination of the registration of our common stock would have on the market for our common stock and the ability of the remaining stockholders to buy and sell shares. The board determined that, even though our common stock is registered, there is, and will continue to be following the merger, only a very limited market for our shares, especially for sales of large blocks of shares. Although we currently have approximately 375 stockholders of record, approximately 39% of our shares are held by nine stockholders. The board also considered the absence of any material trading volume in our common stock in determining that our stockholders derived little liquidity, if any, from our status as a reporting company. The reduction in liquidity was a factor that tended not to support the board's decision to recommend approval of the proposed transaction. However, in light of the fact that our common stock is illiquid at present, the board considered the marginal reduction in liquidity not to be a substantial negative factor.

      Cash merger consideration vs. recent trades. Our board of directors also considered the sales prices of transactions in our common stock from January 1, 2005, through September 7, 2005, the day prior to the public announcement of the merger. Please see the section titled "Market for Securities and Dividend Information", beginning on page 47, for more information regarding the market for our common stock and recent transactions. Because of the lack of trading volume in our shares (i.e., the average monthly trading volume for 2005 was only slightly more than 1% of the shares outstanding), the board considered the trades that were executed in its evaluation of the fairness of the merger consideration but also relied on fundamental valuation techniques as applied in the independent valuation. The board noted that, relative to the trading price from January 1, 2005, through the date of public announcement of the merger transaction, the cash merger consideration was 54.3% higher than the lowest sales price known to us and 17.8% higher than the highest sales price known to us.

      Cash merger consideration vs. book value. As of June 30, 2005, the tangible book value per share of our common stock was approximately $7.33 and the book value per share was approximately $7.80. Although book value was a factor, among others, that was considered by the board in determining the cash consideration to be paid in the merger, the board determined it was not directly relevant because book value is a historical number that may not reflect the fair market values of our assets and liabilities. However, the board noted that the per share cash price to be paid in the merger reflected premiums of greater than 41% and 50% of the book value and tangible book value of our company, as of June 30, 2005, respectively.

      Earnings. The board reviewed our earnings for the previous three fiscal years. For the three years ended December 31, 2004, 2003 and 2002, we reported net income of $765,000, $403,000 and $201,000, respectively. The board considered that, as a multiple of 2004 earnings per share, the cash merger consideration represented a multiple of 34.4 times earnings. The board considered the price-earnings multiple to be consistent with its understanding of price-earnings multiples for the banking industry and, accordingly, considered the cash consideration, in light of the price-earnings multiple indicated, as a factor tending to support its recommendation to approve the merger and its conclusion as to the fairness of the cash consideration to unaffiliated stockholders, including those unaffiliated stockholders who would receive cash for their shares and those who would retain their shares following the merger.

      Tax consequences. The board considered that the merger would not result in a taxable event for stockholders who retain their shares in the merger, as a majority of our executive officers and directors are entitled to do. The board also considered that, except with respect to unaffiliated stockholders who have acquired their shares in the past twelve months, the cash merger consideration would be taxed as a long-term capital gain for unaffiliated stockholders terminating their actual and constructive stock ownership in the company. The fact that the transaction would not result in a taxable event to stockholders who would retain their shares following the merger contributed to the board's recommendation and its conclusion as to the fairness of the transaction to unaffiliated stockholders who would retain their shares following the merger. Although the fact that the transaction would result in a taxable event to unaffiliated stockholders who would receive cash for their shares as a result of the merger was determined by the board to be a negative factor, this factor was mitigated somewhat by the positive factor that the cash consideration to be received by these stockholders would likely receive tax-advantaged long-term capital gains treatment.

      Independent valuation. The board engaged RP Financial, LC. to render a value of our common stock. RP Financial's valuation indicated that, as of August 26, 2005, the value for our common stock was $9.50 per share. The board of directors considered RP Financial's value, the factors underlying the valuation and the methodologies used in preparing the valuation. The board considered the results of the independent valuation and the analysis underlying the valuation to be factors tending to support its recommendation to approve the merger and its conclusion as to the fairness of the cash consideration to stockholders, including stockholders who would receive cash for their shares and those who would retain their shares following the merger. In determining the fairness of the transaction, our board of directors relied upon the factors considered by and the analyses and conclusions set forth in the independent valuation, as well as supplemental data presented by RP Financial as to the premiums paid in going private transactions relative to the pre-announcement trading prices, and adopted these factors, analyses and conclusions as its own.

      Effect on other constituencies. The board considered the effect of the proposed merger on constituencies other than our stockholders, including customers and employees and the community that we serve. The board expects the proposed merger to be transparent to these constituencies and does not expect that the merger will have a material adverse effect on any of these constituencies, either in the short or long term. The board believes that a transaction that had a material adverse effect on any of these constituencies could result in a material adverse effect with respect to our company. Accordingly, the absence of such material adverse effect was a factor tending to support the board's recommendation to approve the merger.

      Opportunity to liquidate shares of common stock. The board considered the opportunity that the merger proposal presents to stockholders who are not "qualified stockholders," or who simply desire to receive cash for their shares, to liquidate their holdings without incurring brokerage costs, particularly given the illiquid market for our common stock. In doing so, the board considered that the merger consideration to be paid to these persons is all cash, which provides certainty of value and immediate liquidity. The board considered the opportunity to provide liquidity to certain stockholders as a result of the merger as a factor tending to support its recommendation to approve the merger and its conclusion as to the fairness of the cash consideration to unaffiliated stockholders who would receive cash in the merger.

      No firm offers. The board considered the absence of any firm offers for the acquisition of our company, the fact that the board has no plans to seek the acquisition of our company in the foreseeable future, and the opinion that in light of the size of our company and the market in which we operate, it is unlikely that any firm offers would be forthcoming as a factor tending to support its recommendation to approve the merger and its conclusion as to the fairness of the cash consideration to stockholders, including stockholders who would receive cash for their shares and those who would retain their shares following the merger.

      Structure of transaction. The board considered that by structuring the transaction as a merger, stockholders who comply with the requirements of section 262 of the Delaware General Corporation Law would be entitled to dissent from the merger transaction to the extent permitted by Delaware law. The board considered that structuring the transaction to provide for dissenters' rights to the extent permitted by Delaware law would be favorable to our company and to stockholders entitled to receive cash for their shares by providing a reasonable method of adjudicating claims related to the fairness of the cash consideration. The board also considered this factor in connection with its conclusion as to the procedural fairness of the transaction to unaffiliated stockholders who would receive cash for their shares as a result of the merger.

      In connection with its determination, the board did not consider the liquidation value of our company given its determination that the merger consideration represented a premium over book value in light of the following reasons. First, because the vast majority of a financial institution's assets and liabilities are monetary assets whose book values generally approximate their fair market values, the liquidation values of these assets and liabilities would generally command material discounts both to fair market value and, accordingly, book value. In addition to the liquidation discounts, because the liquidation of a financial institution is an extremely expensive and time-consuming process involving significant regulatory procedures and numerous regulatory approvals, the costs of the liquidation of a financial institution further reduce any net assets that would otherwise be available to stockholders following liquidation. Accordingly, in light of these factors and because the merger consideration was greater than the book value of the Company, the board of directors concluded that the determination of a liquidation value of the Company was not material to the financial fairness of the transaction. However, it is not possible to predict with certainty the future value of our assets or liabilities or the intrinsic value that those assets or liabilities may have to a specific buyer that has not been identified. Accordingly, we cannot assure you that the liquidation of our assets and liabilities would not produce a higher value than our value as a going concern.

      No firm offers of which the board is aware have been made by an unaffiliated person during the preceding two years for (i) the merger or consolidation of our company into or with that person, (ii) the sale or other transfer of all or any substantial part of our assets, or (iii) the purchase of a number of shares of our common stock that would enable the holder to exercise control of our company.

      The transaction is not structured so that approval of at least a majority of unaffiliated stockholders is required. Our board of directors determined that any such voting requirement would usurp the power of the holders of more than a majority of our shares present at the meeting to consider and approve the merger agreement as provided under our certificate of incorporation. The board also considered such a provision unnecessary in light of the right of stockholders, whether affiliated or unaffiliated, to dissent from the merger. No unaffiliated representative acting solely on behalf of the stockholders for the purpose of negotiating the terms of the merger proposal or preparing a report covering the fairness of the merger proposal was retained by us or by a majority of directors who are not employees of our company or the Bank. We have not made any provision in connection with the merger to grant unaffiliated stockholders access to our corporate files, because the board determined that this proxy statement, together with our other filings with the Securities and Exchange Commission, provide adequate information for unaffiliated stockholders to make an informed decision with respect to the merger proposal. The board also considered the fact that under Delaware corporate law, and subject to certain conditions set forth under Delaware law, stockholders have the right to review our relevant corporate records. We also have not made any provision in connection with the merger to provide unaffiliated stockholders with counsel or appraisal services at the company's expense. The board did not consider these necessary or customary. Furthermore, in rendering its fairness determination, the board of directors concluded that the transaction is fair regardless whether certain procedural safeguards were used, such as the retention of an unaffiliated stockholder representative, because the merger agreement treats all affiliated and unaffiliated stockholders identically. In making the determination of fairness, the board also considered the other procedural safeguards that were implemented. In that regard, the board noted that an independent financial advisor was engaged by the company and that financial advisor considered and rendered its opinion as to the fairness of the consideration payable in the merger, from a financial point of view, to all unaffiliated stockholders, including those unaffiliated stockholders who would receive cash for their shares and those who would retain their shares following the merger. Because the board obtained the valuation from an unaffiliated entity, the board determined that the cost of obtaining a fairness opinion or valuation from another unaffiliated representative would not provide any meaningful additional benefit. Finally, the board considered the fact that the transaction was approved by a majority of directors who are not employees of FirstFed Bancorp. After consideration of the factors described above, the board believes that the transaction is fair notwithstanding the absence of such an unaffiliated stockholder approval requirement or unaffiliated representative. The board believes that the transaction is procedurally fair because, after consideration of all aspects of the proposed transaction as described above, all of the directors, including the independent directors, approved the merger agreement.

      Our board of directors concluded that the anticipated benefits of the proposed merger were likely to substantially outweigh the preceding risks. The foregoing discussion of the factors considered by the board of directors is not intended to be exhaustive, but includes the material factors considered by our board. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. The board considered all the factors as a whole in reaching its determination. In addition, individual members of our board of directors may have given different weights to different factors. The board collectively made its determination with respect to the merger based on the conclusions reached by its members, in light of the factors that each of them considered appropriate, that the merger substantively and procedurally is fair to, and in the best interests of, our unaffiliated stockholders, including those unaffiliated stockholders who would receive cash for their shares and those who would retain their shares following the merger.

      In meeting its fiduciary obligations to FirstFed Bancorp, as required under the Delaware General Corporation Law, our board of directors has also determined that the proposed merger is in the best interests of the company. In reaching this determination, our board of directors considered all of the factors described in this section.

      Determination of fairness as to affiliated stockholders. In accordance with Delaware corporate law, the board of directors considered the fairness of the proposed transaction from the perspective of all stockholders, including affiliated stockholders. In so doing, the board determined that the merger agreement and merger are substantively and procedurally fair to, and in the best interests of, all of our stockholders. In reaching this conclusion and its decision to recommend the approval of the merger proposal, the board of directors considered the same factors, conducted the same analyses, and came to the same conclusions as those described above with respect to unaffiliated stockholders.

      Determination of fairness of the proposed transaction by filing persons. The interim company, its directors and executive officers, and our directors and executive officers are considered to be filing persons for purposes of this transaction. These directors and executive officers consist of Messrs. Goodwin, Blair, Koikos, Moore, Mulkin and Russell and Ms. Joyce. See the section titled "Directors and executive officers of FirstFed Bancorp and FirstFed Merger Corporation" beginning on page 65 for additional information regarding each of these persons. Each of these filing persons believes that the merger agreement and merger are substantively and procedurally fair to, and in the best interests of, all of our stockholders, including unaffiliated stockholders, those who will receive cash for their shares and those who will retain their shares following the merger. In reaching this conclusion, these filing persons relied upon the factors considered by and the analyses and conclusions of our board of directors and adopted these factors, analyses and conclusions as their own. See "--Recommendation of our board of directors" beginning on page 25. The belief of each of these filing persons is their individual belief and does not constitute investment advice. Each of our directors and executive officers intends to vote in favor of the merger proposal.

Source and Amount of Funds For the Transaction

      We expect merger-related expenses to total approximately $200,000. Please see the section titled "Proposal One--The Proposed Merger--Expenses of the merger" beginning on page 64, for a description of the fees and expenses that we expect to incur in connection with the merger.

      In order to fund the merger, FirstFed Bancorp will issue a minimum of 1,450,000 shares of common stock in a private placement offering. The net proceeds of the private placement are expected to be approximately $14.3 million. Any funds raised in excess of the amount needed to finance the merger will be used to supplement operations of the Bank.

      The board obtained an opinion from Feldman Financial Advisors, Inc., an unaffiliated third party, relating to the fairness of the terms of the private placement stock offering. We engaged Feldman Financial to evaluate the fairness, from a financial point of view, of the fair market value of the $10.00 per share offering price of the stock sold through the private placement offering. Feldman Financial Advisors, Inc., delivered its written opinion, dated _____________, 2005, to the board of directors to the effect that, based upon and subject to the factors and assumptions set forth in that opinion, as of ____________, 2005, the $10.00 per share price is fair, from a financial point of view.

      The full text of Feldman Financial's fairness opinion, which describes, among other things, the assumptions made, matters considered, and qualifications and limitations on the review undertaken by Feldman Financial, is included as Appendix H to this proxy statement. The opinion is directed to our board of directors and relates only to the fairness of the price per share in the private placement from a financial point of view, does not address any other aspect of any related transaction and does not constitute a recommendation as to how any stockholder should vote with respect to the merger. The following summary of the opinion is qualified in its entirety by reference to the full text of the Feldman Financial's fairness opinion. We urge you to read the opinion carefully and in its entirety.

      In rendering the fairness opinion, Feldman Financial reviewed, analyzed and relied upon certain financial and other factors as it deemed appropriate under the circumstances, including, among others:

                  o our historical, current and pro forma financial position and results of operations, including information related to interest income, interest expense, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, book value, intangible assets, return on assets, return on stockholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in our financial statements;

                  o FirstFed Bancorp's operating and financial performance estimates which Feldman Financial assumed, as of the date such estimates were prepared, they represented the best estimates and judgments of management

                  o our assets and liabilities, on a historical and pro forma consolidated basis, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources, costs and liquidity;

                  o results of recent regulatory examinations of FirstFed Bancorp and the Bank;

                  o certain other publicly available financial and other information concerning FirstFed Bancorp and the Bank;

                  o the general economic, market and financial conditions affecting our operations and business prospects;

                  o the competitive and economic outlook for our trade area and the banking industry in general; and

                  o publicly available information concerning certain other banks and bank holding companies, the trading markets and prevailing market prices for their securities, and the nature and terms of certain other merger or share exchange transactions involving banks or bank holding companies.

      In addition, Feldman Financial reviewed a draft of the proxy statement and assumed that the merger would be consummated in accordance with its terms. In addition, management provided supplemental information to Feldman Financial regarding the historical results of operations and financial condition of the Bank, as well as the results of recent regulatory examinations. All material assumptions made or used by Feldman Financial were incorporated into the fairness opinion prepared by Feldman Financial. Feldman Financial also took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation and its knowledge of financial institutions, including banks and bank holding companies generally. The opinion is based upon conditions as they existed, and could be evaluated, on the date of the opinion and upon information made available to Feldman Financial through that date.

      In rendering its fairness opinion, Feldman Financial relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available, and did not attempt to independently verify the information. Feldman Financial has not independently verified the adequacy of loan losses and assumed, without independent verification, that the aggregate allowances for loan losses is adequate to cover the losses. Feldman Financial did not make or obtain any evaluations or appraisals of our properties, nor did it examine any individual loan credit files. Concerning the financial impact to our stockholders who have an ongoing equity interest in our company following the merger and subsequent recapitalization, Feldman Financial considered only the financial impact on our company of the common stock to be repurchased under the merger agreement and to be issued in the private placement and did not ascribe a material financial impact to the regulatory or legal considerations associated with the effects of the proposed merger.

U. S. federal income tax consequences of the merger

      The following discussion summarizes the material U. S. federal income tax consequences of the merger. The discussion is based upon the Internal Revenue Code of 1986, as amended, its legislative history, applicable Treasury regulations, existing administrative interpretations and court decisions currently in effect. Any of these authorities could be repealed, overruled or modified at any time after the date of this proxy statement, and any such change could be applied retroactively. This discussion does not address any tax consequences under state, local or foreign laws.

      The discussion that follows neither binds nor precludes the Internal Revenue Service from adopting a position contrary to that expressed in this proxy statement, and we cannot assure you that such a contrary position could not be asserted successfully by the Internal Revenue Service or adopted by a court if the positions were litigated. We do not intend to obtain a ruling from the Internal Revenue Service or a written opinion from tax counsel with respect to the federal income tax consequences discussed below.

      This discussion assumes that you hold your shares of common stock as a capital asset within the meaning of section 1221 of the Internal Revenue Code. This discussion does not address all aspects of federal income taxation that may be important to you in light of your particular circumstances or if you are subject to certain rules, such as those rules relating to:

                  o stockholders who are not citizens or residents of the United States;

                  o     financial institutions;

                  o tax-exempt organizations and entities, including individual retirement accounts;

                  o     insurance companies;

                  o     dealers in securities; and

                  o stockholders who acquired their shares of common stock through the exercise of employee stock options or similar derivative securities or otherwise as compensation.

      Federal income tax consequences to stockholders who do not receive cash in the merger. If you remain a stockholder following the merger and you receive no cash as a result of the merger, you will not recognize gain or loss as a result of the merger. The merger will not affect the original adjusted tax basis or holding period of any shares of common stock that you continue to own following the merger. Once the S corporation election is made, your adjusted basis in the stock will change based on certain events. See "Consequences of Subchapter S Election" beginning on page 39 which describes these adjustments.

      Federal income tax consequences to stockholders who receive cash in the merger. The exchange of our common stock for cash under the terms of the merger agreement will be a taxable transaction. Similarly, if you dissent from the merger and receive cash in exchange for your shares under the dissenters' rights statute, the receipt of cash will be a taxable transaction. The exchange of our common stock for cash will be treated as a redemption under section 302 of the Internal Revenue Code.

      In general, under section 302, if you receive cash in exchange for your shares as a result of the merger, you will realize and recognize taxable gain or loss. The gain or loss will be measured by the difference between the amount of cash that you receive, $11.00 per share, and the adjusted tax basis of your shares of common stock. The gain or loss will be capital gain or loss and will be long-term capital gain or loss if you will have owned your shares of stock for more than twelve months at the time the merger is completed. Capital gains recognized by an exchanging individual stockholder generally will be subject to federal income tax at capital gain rates applicable to the stockholder (up to a maximum of 35% for short-term capital gains and 15% for long-term capital gains), and capital gains recognized by an exchanging corporate stockholder will be subject to a maximum rate of 35%.

      Under certain circumstances, however, the receipt of cash in exchange for shares may be treated as a dividend. The receipt of cash will not be treated as a dividend if the exchange meets one of the following three tests:

                  o the exchange results in a "complete termination" of your equity interest in FirstFed Bancorp;

                  o the exchange is "substantially disproportionate" with respect to you; or

                  o the cash received is "not essentially equivalent to a dividend" with respect to you.

      For purposes of these tests, in addition to the shares you actually own, you will be deemed to own constructively certain shares under the constructive ownership rules of section 318 of the Internal Revenue Code. Generally, the constructive ownership rules under section 318 of the Internal Revenue Code treat a stockholder as owning:

                  o shares of stock owned by certain relatives, related corporations, partnerships, estates or trusts, and

                  o shares of stock the stockholder has an option to acquire.

      Because the constructive ownership rules are complex, you should consult your tax advisor as to the applicability of these rules.

      Complete termination test. You will satisfy the "complete termination" test if you completely terminate your direct and constructive ownership interest in FirstFed Bancorp. If you would otherwise satisfy the complete termination requirement but for your constructive ownership of shares held by family members, you may, in certain circumstances, be entitled to disregard such constructive ownership. You should check with your own tax advisor as to whether you would be entitled to disregard such constructive ownership and the required filings with the Internal Revenue Service pursuant to such a decision.

      Substantially disproportionate distribution test. The receipt of cash for your shares will be treated as "substantially disproportionate" with respect to you if immediately after the merger you actually and constructively own less than 50% of the total combined voting power of all classes of our common stock and your percentage interest in FirstFed Bancorp (i.e. the number of voting shares actually and constructively owned by you divided by the number of outstanding shares) is less than 80% of your percentage interest in FirstFed Bancorp immediately prior to the merger.

      Not essentially equivalent to a dividend test. You will satisfy the "not essentially equivalent to a dividend" test if the reduction in your percentage interest in FirstFed Bancorp, as described above, constitutes a "meaningful reduction of your proportionate interest" given your particular facts and circumstances. The Internal Revenue Service has indicated in published rulings that a minority stockholder whose relative stock interest is minimal (i.e., less than 1%) and who exercises no control with respect to corporate affairs is considered to have a "meaningful reduction" generally if the stockholder has some reduction in the stockholder's stock ownership percentage.

      If you satisfy one of these three tests, you should recognize gain or loss on the exchange of your stock as a result of the merger, and the merger consideration should not be treated as a dividend. If you do not satisfy one of these three tests, you will be treated as having received a dividend to the extent of our current and accumulated earnings and profits, which we anticipate will be sufficient to cover the amount of any such dividend. If the merger consideration is treated as a dividend to you, the full amount of the merger consideration will be includible as dividend income, without reduction for the tax basis of your shares. If the exchange is treated as a dividend, your tax basis in the shares sold generally will be added to your tax basis in your remaining shares. To the extent that cash received in exchange for shares is treated as a dividend to a corporate stockholder, the stockholder may be: (i) eligible for a dividends-received deduction (subject to applicable limitations); and (ii) subject to the "extraordinary dividend" provisions of the Internal Revenue Code. To the extent, if any, the cash received by you exceeds our current and accumulated earnings and profits, it will be treated first as a tax-free return of your tax basis in the shares surrendered and thereafter as a capital gain.

      Federal income tax consequences to FirstFed Bancorp and the Bank. Neither FirstFed Bancorp nor the Bank will recognize gain or loss for U. S. federal income tax purposes as a result of the merger.

      Backup withholding. You may be subject to backup withholding on any cash consideration that you receive in connection with the merger. Backup withholding will not apply, however, if you:

                  o furnish to us a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to you following the date of the completion of the merger;

                  o provide a certification of foreign status on Form W-8 or successor form; or

                  o     are otherwise exempt from backup withholding.

      Backup withholding is not an additional tax but is credited against the federal income tax liability of the taxpayer subject to the withholding. If backup withholding results in an overpayment of a taxpayer's federal income taxes, that taxpayer may obtain a refund from the Internal Revenue Service.

      This discussion is not intended to be a complete analysis or description of all potential U. S. federal income tax consequences of the merger, and this discussion does not address tax consequences that may vary with, or are contingent on, your individual circumstances. Moreover, this discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, you are strongly encouraged to consult with your own tax advisor to determine the particular federal, state, local or foreign income or other tax consequences of the merger that are applicable to you.

Security ownership of certain beneficial owners

      Principal owners of common stock. Persons and groups beneficially owning more than 5% of the company's common stock are required under federal securities laws to file certain reports with the Securities and Exchange Commission detailing such ownership. The following table sets forth information, as of the record date for the special meeting with respect to any person, including any group of persons, known by the company to be the beneficial owner of more than 5% of our issued and outstanding common stock. Other than as disclosed below, we know of no person who beneficially owned more than 5% of the common stock at the record date.

                      Name and Address of                Amount and Nature of
                       Beneficial Owner                 Beneficial Ownership(1)
                       ----------------                 -----------------------

          FirstFed Bancorp, Inc.
          Employee Stock Ownership Plan and Trust
               1630 Fourth Avenue North
               Bessemer, Alabama 35020                          183,457(2)

          The Trust Company of Sterne, Agee & Leach, Inc.
               800 Shades Creek Parkway, Ste. 125
               Birmingham, Alabama 35209                        423,005(3)

          First Financial Fund, Inc. (4)
               1680 38th Street, Ste. 800
               Boulder, Colorado 80301                          252,000

----------
(1) Based on information furnished by the respective beneficial owners. In accordance with Rule 13d-3 under the Securities Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, if that person either has, or shares, voting or investment power with respect to the common stock, or has a right to acquire beneficial ownership at any time within 60 days from the record date. As used herein, "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals exercise sole voting and investment power over the shares of common stock.

(2) Shares of common stock initially were acquired by the Employee Stock Ownership Plan and Trust in connection with the mutual-stock conversion of First Federal Savings Bank, the company's wholly-owned thrift subsidiary which merged with and into First Financial Bank, the company's wholly-owned commercial bank subsidiary, in 2002. A committee consisting of all directors of the company administers the ESOP. The Trust Company of Sterne Agee & Leach, Inc., an unrelated corporate trustee for the ESOP, has been appointed by the board of directors, which may instruct the ESOP Trustee regarding investment of funds contributed to the ESOP. Shares held by the ESOP and allocated to participating employees must be voted in accordance with the instructions received from the participating employees. Unallocated shares, and allocated shares for which no instruction has been received, will be voted in the same proportion as the allocated shares for which instruction has been received. As of the record date, 157,098 shares of common stock in the ESOP had been allocated to participating employees, and, therefore, the ESOP Trustee will vote the remaining 26,359 unallocated shares in the same proportion as allocated shares.

(3) The Trust Company is the beneficial owner of 183,457 shares as the ESOP Trustee. See footnote 2 above. The Trust Company is also the beneficial owner of 239,548 shares as trustee for the FirstFed Bancorp, Inc. Deferred Compensation Plan. As trustee of such plans, the Trust Company has the power to vote, or to direct the vote, of 423,005 shares, and the power to dispose or to direct the disposition, of 396,646 shares.

(4) As reported in the latest Schedule 13G filed by such persons, First Financial Fund, Inc. is a registered closed-end investment company which has sole voting and shared dispositive power with respect to 252,000 shares, and Wellington Management Company, LLP is the investment adviser to First Financial Fund, Inc.

      Stock ownership of management. The following table sets forth, as of the record date, the beneficial ownership of our common stock by each of the company's directors and executive officers and by all executive officers and directors as a group.

                                                 Amount and Nature of             Percent of
                    Name                        Beneficial Ownership(1)       Outstanding Stock
                    ----                        -----------------------       -----------------
Fred T. Blair                                           48,814                       1.99%
B.K. Goodwin III                                       118,501(2)                    4.71
James B. Koikos                                         58,002                       2.36
E.H. Moore, Jr.                                         94,846                       3.94
James E. Mulkin                                        108,229                       4.42
G. Larry Russell                                        64,558                       2.63
Lynn J. Joyce                                           65,160(2)                    2.63
All directors and executive officers as
     a group (7 persons)                               558,110(2)                   21.56%

----------
(1) For the definition of beneficial ownership, see footnote 1 to the previous table. Includes certain shares of common stock owned by businesses in which the director or executive officer is an officer or major stockholder or by spouses, by immediate family members, or as a custodian or trustee for minor children, over which shares the director or executive officer effectively exercises sole, or shares, voting and/or investment power, unless otherwise indicated. Includes 19,544 shares, 78,910 shares, 19,786 shares, 15,044 shares, 10,524 shares,
14,471 shares, 38,518 shares and 182,887 shares of common stock, as to which shares directors Blair, Goodwin, Koikos, Moore, Mulkin and Russell, and Mrs. Joyce, and all executive officers and directors as a group, respectively, have the right to purchase pursuant to stock options exercisable within 60 days after the record date.

(2) Includes 10,283 shares, 14,962 shares and 25,215 shares of common stock owned by the ESOP and allocated to the accounts of Mr. Goodwin, Mrs. Joyce and all executive officers as a group, respectively.

Intended common stock purchases in private placement offering by directors, executive officers and ESOP.

      We intend to finance the merger with the net proceeds raised in a private placement of common stock. FirstFed Bancorp intends to offer for sale a minimum of 1,450,000 shares and to a maximum of 1,650,000 shares of common stock at a price of $10.00 per share. With proceeds of a loan of $6,000,000 to FirstFed Bancorp, the ESOP will purchase 600,000 of the shares to be sold in the private placement. The following table sets forth certain information regarding the currently intended purchases by the company's directors and executive officers. None of these individuals have entered into a binding commitment to purchase these shares.

                                                       Number of        Dollar
Name                                                     Shares         Amount
----                                                     ------         ------

Fred T. Blair                                                 --              --
B.K. Goodwin III                                          20,000      $  200,000
James B. Koikos                                           45,000      $  450,000
E.H. Moore, Jr                                            20,000      $  200,000
James E. Mulkin                                          140,000      $1,400,000
G. Larry Russell                                          20,000      $  200,000
Lynn J. Joyce                                                 --              --
FirstFed Bancorp, Inc.
  Employee Stock Ownership Plan and Trust(3)             600,000      $6,000,000

----------
(1) Based on percent of common stock outstanding as of the record date and assumes the minimum offering of 1,450,000 shares.

(2) Assumes IRA accounts remain outstanding. Includes IRA accounts of 3,785 shares, 22,400 shares and 33,343 shares for Messrs. Goodwin, Moore and Mulkin, respectively.

(3) Funded by debt financing.

      The Bank has established an Employee Stock Ownership Plan and Trust, or ESOP, for the benefit of all employees. The ESOP currently is funded by a loan from FirstFed Bancorp to purchase common stock for distribution to employees. The Bank will transfer the ESOP and all allocated and unallocated shares to FirstFed Bancorp upon completion of the merger. To fund the ESOP, FirstFed Bancorp has received a commitment from the Alabama Bankers Banks for a loan of $6,000,000, for a term of 15 years at prime rate. We will use the loan proceeds to make a loan to the FirstFed Bancorp ESOP under the same terms. Interest and principal payments on the loan to FirstFed Bancorp will be made annually, and cash accumulated by the ESOP from distributions will be used to pay interest. Principal will be paid by FirstFed Bancorp from dividend payments by the Bank.

      For income tax purposes, our payments to the ESOP will be tax deductible. These payments will be used primarily to repay principal on the loan. Distribution of earnings by FirstFed Bancorp to the ESOP will not be tax deductible, but may be used to repay the ESOP loan. As an S corporation stockholder, the ESOP will not pay income tax on its pro rata share of our earnings.

Certain effects of the merger and the private placement offering on FirstFed Bancorp

      The merger will have various effects on our company, including those described below.

      Reduction in the number of stockholders. We believe that the merger will reduce the number of record stockholders from approximately 375 to less than 50. If the merger was completed as of the date of this proxy statement and all stockholders owning at least 10,000 shares of our common stock became "qualified stockholders," we estimate that 1,300,000 shares of our common stock held by 325 stockholders would have been exchanged for cash in the merger.

      Private Placement Offering. In connection with the merger, we are conducting a private placement offering to finance the "going private" transaction. The offering is being made to qualified stockholders, including directors and executive officers, who will continue to be FirstFed stockholders after consummation of the merger and completion of the "going private" transaction. The offering consists of a minimum of 1,450,000 shares of common stock for a subscription price of $10.00 per share. The offering is designed to enable us to raise capital while allowing qualified stockholders to avoid or limit dilution of their ownership subsequent to our "going private" transaction. The offering is being made by a separate Private Placement Memorandum. If all of the shares being offered are not sold in the offering, we intend to sell the balance of the shares to other qualified stockholders who are not currently FirstFed Bancorp stockholders.

      Termination of Securities Exchange Act registration. At this time, we are required to file annual, quarterly and periodic reports that provide our stockholders and the general public with information about us. On an annual basis, we are required to file reports with the Securities and Exchange Commission that include audited financial information, a comprehensive discussion of our financial condition and results of operations, disclosure regarding market risks, information about directors, executive officers and executive compensation, and a description of our business, properties and legal proceedings. We are required to file quarterly reports with the Securities and Exchange Commission that include unaudited financial information for the quarter and year to date, a comprehensive discussion of our financial condition and results of operations for the period and year to date, and a discussion of our legal proceedings. We are also required to file other periodic reports with the Securities and Exchange Commission to disclose certain other material developments. In addition to our periodic reporting obligations, we are required to file with the Securities and Exchange Commission all proxy solicitation materials prepared in connection with meetings of our stockholders.

      If the merger is completed, we intend to terminate the registration of our common stock under the Securities Exchange Act. As a result, we would no longer be required to file any of these reports or be subject to a number of other securities laws applicable to reporting companies unless the number of record stockholders of the company increases to 300 or more as of the beginning of any year following termination of our Securities Exchange Act registration. As bank holding companies, we and the ESOP would continue to be required to file certain financial information with the Federal Reserve Board, and our banking subsidiary, which represents our only material asset, would continue be required to file certain financial information on a quarterly basis with the Federal Deposit Insurance

Corporation. This financial information should be available to the public through Internet websites maintained by the respective bank regulatory agencies following the suspension of our Securities and Exchange Commission reporting requirements. However, because the Securities and Exchange Commission's reporting requirements are more broad and comprehensive than the reporting requirements of the bank regulatory agencies, the decreased access to information available to our stockholders following the suspension of our Securities and Exchange Commission reporting obligations may impair their ability to monitor the activities of, and evaluate their investment in, the company.

      Effect on market for shares. Although our common stock is registered with the Securities and Exchange Commission, there is no established trading market for our common stock, and no market is expected to develop following the merger. In addition, following the merger, we will no longer be a reporting company and the number of stockholders will be substantially reduced. If the merger had been completed as of the date of this proxy statement and all stockholders owning at least 10,000 shares of our common stock became "qualified stockholders," the number of stockholders of record would have been reduced from approximately 375 to approximately 35. The absence of an established trading market or a larger stockholder base may restrict your ability to transfer your shares of stock following the merger. Currently, there is minimal liquidity in our shares of common stock and there will be a further reduction in the liquidity of our common stock following the merger. Consequently, stockholders following the merger may be unable to liquidate their investment in the company and must be able to bear the economic risk of their investment indefinitely.

      Elimination of federal income tax liability. Following the merger, we intend to elect to be taxed as a S corporation, which generally will eliminate our federal income tax liability at the corporate level, subject to limited exceptions. As a result, subject to these limited exceptions, electing Subchapter S federal income tax treatment will enable us generally to avoid double taxation of corporate earnings distributed to our stockholders. As an S corporation, our income will be deemed to accrue ratably to our stockholders throughout the year on a daily basis. See "Consequences of a Subchapter S Election" beginning on page 39.

      Dividends. As an S corporation, distributions of the company's S corporation earnings will no longer be classified for federal income tax purposes as dividends. Since the stockholders of an S corporation are required to pay the income tax liability on their pro rata share of the S corporation's earnings, the distribution of these earnings is not taxed as a dividend to the S corporation stockholders for federal income tax purposes. We will pay distributions from our S corporation earnings out of legally available funds as and when declared by our board of directors, in its sole discretion. As an S corporation, we expect to be able to make distributions in amounts sufficient to enable our stockholders to pay their respective income tax liabilities for our earnings. However, we cannot guarantee that we will have the financial ability to make these distributions, or if distributions are made, that the distributions will be sufficient to enable stockholders to pay their respective income tax liabilities for our income. We are not obligated to make distributions. See "Consequences of a Subchapter S Election" beginning on page 39, and "Market for Securities and Dividend Information--Distributions of S Corporation earnings--FirstFed Bancorp" beginning on page 47.

      However, even if we cannot make distributions to cover the estimated taxes on our income, each stockholder will be required to include his pro rata share of our net income in calculating his quarterly estimated tax payments and annual tax payments. Under these circumstances, stockholders would be required to recognize taxable income for federal income tax purposes before receiving cash distributions related to that income.

      Increased share ownership of executive officers and directors. As a result of the merger and the related private placement offering, we expect that the collective ownership percentage of our directors and executive officers will increase. As of the date of this proxy statement, our executive officers and directors beneficially owned approximately 22% of our outstanding common stock. Assuming the merger and the private placement were completed as of the date of this proxy statement and all stockholders owning at least 10,000 shares became "qualified stockholders," the collective ownership interest of our directors and executive officers would have increased to approximately 29%.

      If our executive officers, directors and ESOP collectively own at least a majority of our common stock, they can control the election of directors and all matters requiring stockholder approval by simple majority vote, including the amendment of our bylaws and other matters of general corporate governance, in each case without regard to other stockholders. If our executive officers and directors collectively own at least two-thirds of our outstanding common stock, they will have substantially more control with respect to all matters requiring stockholder approval, including extraordinary matters such as mergers, the sale of our company or amendment of our certificate of incorporation. Accordingly, following the merger, these persons will have a greater influence over the business, policies and affairs of our company than before the merger.

Certain effects of the merger on our stockholders

      The proposed merger will have the same effects on stockholders regardless of whether they are affiliated or unaffiliated stockholders. The effects of the merger to a stockholder will vary depending on whether the stockholder (i) receives cash for all of his shares, (ii) receives cash for some, but not all, of his shares and remains a stockholder, or (iii) does not receive cash for any of his shares and continues to hold the same number of shares following the merger. Because a stockholder may own shares in more than one capacity, a stockholder may receive cash for some of his shares while retaining ownership of the remaining shares following the merger. The following sections describe certain of the material effects that we expect to result from the merger with respect to shares that are exchanged for cash and shares that are unaffected by the merger. A stockholder may experience a combination of these effects if he receives cash for some of his shares while retaining ownership of other shares.

      Cashed-out shares. As to shares of our common stock that are exchanged in the merger for the cash merger consideration, stockholders will experience the following effects.

                  o Receipt of cash. Stockholders will receive $11.00 in cash per share, without interest.

                  o No trading costs. Stockholders will be able to liquidate their ownership interest without incurring brokerage costs.

                  o Loss of ownership interest. Stockholders will no longer have any equity or voting interest in FirstFed Bancorp and, therefore, will not participate in any future potential earnings or growth of the company or in any stockholder votes.

                  o Reacquisition. Stockholders will be unable to reacquire an ownership interest in FirstFed Bancorp unless they acquire shares from a remaining stockholder. We have no basis for determining whether remaining stockholders will transfer their shares to third parties.

                  o Taxes. Stockholders likely will be required to pay federal and, if applicable, state and local income taxes on the cash amount received in the merger. See "--U.S. federal income tax consequences of the merger" beginning on page 31.

      Remaining shares. As to shares of our common stock that are not exchanged in the merger for the cash merger consideration, stockholders will experience the following effects.

                  o Continuing interest. Stockholders will retain an ongoing equity interest in FirstFed Bancorp and, therefore, the ability to participate in any future potential earnings or growth.

                  o Tax liability on pro rata share of earnings. If the merger is completed, we intend to elect to become an S corporation for federal income tax purposes. As an S corporation, our income will be deemed to accrue ratably to our stockholders throughout the year on a daily basis. That is, if you own 10% of the common stock, 10% of the income, expenses, losses and gains will be passed through to you, and you will be liable for the taxes on that amount. Our board of directors anticipates that we will make quarterly distributions to our stockholders to enable them to meet their personal tax obligations for our income. However, we cannot guarantee that we will have the financial ability to make these distributions. Even if we cannot make these distributions, each stockholder will be required to include his or her pro rata share of our net income in calculating his or her quarterly estimated tax payments and annual tax payments. Consequently, there could be circumstances where stockholders would be required to recognize taxable income for federal income tax purposes before receiving cash distributions related to that income. This Subchapter S election will have other important tax and non-tax consequences for our company and stockholders. See the sections titled "--Certain effects of the merger on the FirstFed Bancorp--Dividends," and "Consequences of a Subchapter S Election" beginning on pages 37 and 39, respectively.

                  o Decreased access to information. If the merger is completed, we intend to terminate the registration of our common stock under the Securities Exchange Act. As a result, we would no longer be required to file periodic reports with the Securities and Exchange Commission. See "--Certain effects of the merger on FirstFed Bancorp--Termination of Securities Exchange Act registration" beginning on page 36.

                  o Decreased liquidity. The liquidity of the shares of our common stock is expected to decrease as a result of the reduction in the number of stockholders from approximately 375 to less than 50, the removal of our common stock from NASDAQ listing, and the transfer restrictions under the Stockholders' Agreement to maintain our Company's status as an Subchapter S corporation. The absence of an established trading market or a larger stockholder base may restrict your ability to transfer your shares of stock following the merger. See "--Certain effects of the merger on FirstFed Bancorp--Effect on market for shares" beginning on page 37.

                  o Reduction in book value per share. Assuming the merger was completed as of June 30, 2005, the book value per share of our common stock as of June 30, 2005, would have been reduced from approximately $7.80 per share on a historical basis to approximately $6.92 per share on a pro forma basis (computation reflects ESOP shares as being fully allocated).

                  o Effects of Subchapter S election. Becoming a stockholder of a Subchapter S corporation will have material tax and non-tax consequences to remaining stockholders. These consequences are described more completely in the section that follows.

                  o Restrictions on transfer. Stockholders will have more limitations on their ability to transfer their shares of common stock than they currently have with respect to their shares. The Stockholders' Agreement will limit a stockholder's ability to transfer his or her shares of stock by prohibiting transfers to any person or entity that is not eligible to be a stockholder of an S corporation or who might otherwise jeopardize our status as an S corporation once the election has been made. See "Proposal One--The Proposed Merger--Structure of merger," beginning on page 49. The potential inability to freely transfer your shares may result in liquidity problems depending on a stockholder's particular financial situation and the potential tax liability that could arise from having to recognize S corporation taxable income before receiving cash distributions related to that income. See "Consequences of a Subchapter S Election" below.

                     CONSEQUENCES OF A SUBCHAPTER S ELECTION

      If the merger is completed, we intend to elect to become an S corporation for federal income tax purposes. This election will have important tax and non-tax consequences for our company and stockholders. The following section discusses certain of these consequences, and we urge you to consider this section carefully in considering the merger proposal.

Tax consequences of Subchapter S tax status

      Double taxation of earnings distributed to stockholders as dividends is avoided for federal income tax purposes. The primary reason for a corporation to become an S corporation for tax purposes is that, with four exceptions discussed below, S corporations are not subject to federal income taxes at the corporate level. As a result, subject to these limited exceptions, electing Subchapter S federal income tax treatment will enable us generally to avoid double taxation of corporate earnings distributed to our stockholders. Without Subchapter S tax treatment, our earnings that are distributed to our stockholders would be taxed once at the corporate level, at a federal tax rate of up to 34%, and again at the stockholder level, at a federal tax rate of up to 15%. The combined impact of two levels of tax can be an effective federal tax rate of approximately 44%. However, because S corporation earnings are generally taxed only at the stockholder level and not at the corporate level, S corporation stockholders generally realize a benefit on every dollar earned and distributed to its stockholders by electing Subchapter S tax treatment.

      Although our stockholders will report their pro rata share of the company's earnings on their federal income tax returns, under Alabama law the company will continue to be subject to the payment of state taxes following the Subchapter S election. Since the company will continue to be required to pay the taxes on its earnings to the State of Alabama, our stockholders will not be obligated to pay Alabama tax on their pro rata share of the company's earnings, and distributions received by our stockholders which are not taxed as dividends on their federal income tax returns will be taxed as dividends for Alabama income tax purposes. For an individual stockholder, the Alabama tax return asks whether the taxpayer has income taxed on his/her federal income tax return not taxed on their Alabama tax returns. The stockholder will list in this section of the return the name of the company, the federal identification number, and the amount of his/her pro rata earnings of the company reported on his/her federal income tax return. The individual stockholder also will be required to report as dividend income the amount of distributions received from the company.

      An S corporation will be subject to federal income taxes at the corporate level in four situations.

      o Built-in gains. Any built-in gains (such as appreciation in the value of the Bank's facilities, its bond portfolio or its other real estate) in the assets we hold on the date of conversion to Subchapter S status generally will be subject to corporate-level tax if those assets are sold within 10 years after conversion. However, most of our consolidated assets either do not have built-in gains or will not be sold in the ordinary course of business. This can be a consideration if FirstFed Bancorp or the Bank were to sell property for a premium (e.g., the sale of a branch), if the Bank were to reposition its bond portfolio and take gains in the process, or if we were to sell the stock of the Bank after we have made the election to be taxed as an S corporation. If we were to sell the stock of the Bank, we would generally be required to obtain prior stockholder approval, as long as the stock of the Bank constitutes substantially all of our assets and the sale were not in the ordinary course of business. The corporate level tax on built-in gains will not be imposed after a corporation has been an S corporation for ten years.

      o Change to specific charge-off method. In order to become eligible to be an S corporation, a financial institution that uses the reserve method of accounting for bad debts must change to the specific charge-off method of accounting for bad debts. Because we currently use the reserve method of accounting for bad debts, we intend to file the necessary documents with the Internal Revenue Service to make the change in accounting method following the merger. As a result of the conversion, we generally will be required to restate our excess reserve for bad debts to zero for federal income tax purposes and include the amount of our reserves in our taxable income ratably over the next four tax years. As of June 30, 2005, our excess reserve account was zero. Accordingly, we will not have to increase our taxable income for the next four years. As a result of the change to the specific charge-off method, we will not be subject to a corporate-level tax for the next four years on the built-in gain recognized from this change. See "--Built-in gains," above.

      o Passive investment income. If for any taxable year an S corporation has passive investment income (as such term is defined in the Internal Revenue Code) in excess of 25% of its gross receipts, it may be subject to a corporate level tax at the highest rate on the excess passive investment income. In addition, if we were to have passive investment income in excess of 25% of our gross receipts for three consecutive tax years where C corporation earnings and profits existed, our Subchapter S election would terminate. For these purposes, Treasury regulations generally provide that passive investment income excludes gross receipts directly derived in the ordinary course of a taxpayer's lending or financing business (e.g., interest income on loans). Our board of directors does not anticipate distributing funds to its stockholders that would be additionally taxable as ordinary income.

      o Prior Subchapter C corporation earnings and profits. Distributions by an S corporation to a stockholder generally are not taxable to the extent of the stockholder's accumulated adjustments account and basis in the stockholder's S corporation stock. However, if an S corporation has C corporation earnings and profits from prior C corporation years (as we do), future distributions of C corporation earnings and profits by the S corporation to its stockholders may be treated as ordinary income (i.e., dividends). Distributions made by an S corporation are deemed to come first from the S corporation's accumulated adjustments account, which generally tracks the earnings of the S corporation over its lifetime. We do not anticipate that we will distribute funds to our stockholders that would be additionally taxable as ordinary income.

      Stockholder liability for income taxes on corporate earnings. As an S corporation, our income will be deemed to accrue ratably to our stockholders throughout the taxable year on a daily basis. Consequently, an S corporation is taxed like a partnership. That is, if you own 10% of the common stock, 10% of the income, expenses, losses and gains will be passed through to you and you will be liable for the taxes on that amount. Moreover, separately stated items of income and loss will pass directly through to stockholders, retaining the character of each separately stated item (e.g., capital gain, capital loss). Our board of directors anticipates that we will make quarterly distributions to our stockholders to enable them to meet their personal tax obligations. Please note, however, that we cannot guarantee that we will have the financial ability to make these distributions. Even if we cannot make these distributions, each stockholder will be required to include his or her pro rata share of the company's income in calculating his or her quarterly estimated tax payments and annual tax payments. Consequently, there could be circumstances where stockholders would be required to recognize taxable income for federal income tax purposes before receiving cash distributions related to that income.

      On or before the date that we file our tax return (Form 1120S) for each taxable year, we will provide to each of our stockholders a completed Schedule K-1 (Form 1120S) reflecting the stockholder's pro rata share of the income, losses, deductions and credits of the company for the most recently completed year.

      Losses, if any, are available to shelter stockholder income. If we should incur losses during any taxable year, each stockholder's pro rata share of the losses generally will be available to offset the stockholder's income during that year, subject to certain limitations, including the basis rules, the "at risk" rules, and the "passive activity loss" rules.

      Adjusted tax basis in common stock will increase by S Corporation earnings. A stockholder's adjusted tax basis in stock of a C corporation is generally what the stockholder paid for the stock when it was acquired. When the corporation earns and retains profits as stockholders' equity, the book value and typically the market value of the stock increase, but the stockholder's tax basis remains the same. When the stockholder subsequently sells his stock, he generally pays federal income taxes on this increase in value over his cost basis at a federal capital gains rate of up to 15% if the stock was held as a capital asset for more than one year. By contrast, a stockholder's basis in S corporation stock generally will be increased by his pro rata share of the S corporation's income and will be decreased by his pro rata share of the S corporation's losses. In addition, any distributions made by the company to the stockholder will reduce his basis in S corporation stock. Any net increase in basis will reduce the amount of gain on the sale of stock by the stockholder, and any net decrease in basis will increase the amount of gain on such sale. Consequently, stockholders can benefit from S corporation status due to the overall increase in stock basis as a result of S corporation earnings not distributed to the stockholders but retained by the company.

      Loss of certain tax benefits. The carryforward of net operating losses, minimum tax credits and capital loss carryovers from C corporation status to S corporation status is not permitted, except to offset the payment by the corporation making the election to be taxed as an S corporation of corporate level taxes. We currently have no operating loss carry forwards or tax credits.

      Alternative minimum tax. As an S corporation, we would not be subject to the federal corporate alternative minimum tax or the accumulated earnings tax.

      Additional record keeping. Finally, record keeping and tax preparation for you will become more complex because you will need to maintain records, for federal income tax purposes, of your adjusted tax basis in your shares of

FirstFed Bancorp common stock and to report each separately stated item of income and loss individually on your tax returns. You will also likely be required to pay estimated taxes on a quarterly basis.

Non-tax consequences of Subchapter S election

      Continuation of business, management and stockholders. Our decision to pursue S corporation status will not materially affect the continuing business or operations of either FirstFed Bancorp or the Bank. Each entity will continue to be governed by its articles of incorporation and bylaws, and each of the officers and directors of FirstFed Bancorp and the Bank will continue to serve in the positions each now holds. The rights of stockholders generally will be unaffected, except that our stockholders following the merger will have certain additional limitations on their ability to transfer their shares of common stock as a result of the Stockholders' Agreement.

      Prohibition on multiple classes of stock. Among the other criteria discussed in this proxy statement, to qualify for the election to be taxed as an S corporation, a corporation must have only one class of stock outstanding. Differences in voting rights between shares of stock of a corporation are disregarded in determining whether a corporation has more than one class of stock. Our certificate of incorporation authorizes two classes of stock, common and preferred, but we have no present plan or intention to issue preferred stock in the foreseeable future.

      The foregoing does not attempt to describe all of the possible consequences to you of our proposed Subchapter S election. You are strongly urged to consult with your individual tax advisor for a more thorough understanding of the personal tax consequences of the proposed Subchapter S election, based upon your specific circumstances.

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

      The following unaudited pro forma financial information, gives effect to the proposed merger, private placement stock offering and Subchapter S election. This information should be read together with our historical financial information contained in, or incorporated by reference into, this proxy statement. The unaudited pro forma financial information has been prepared on a consolidated basis and assumes that:

                  o The merger occurred as of June 30, 2005 for purposes of the balance sheet, and as of December 31, 2004 and June 30, 2005 for purposes of the statement of income.

                  o A total of 1,300,000 shares of our common stock was exchanged for cash in the merger at a price of $11.00 per share, or approximately $14.3 million in the aggregate.

                  o A total of $200,000 in costs and expenses was incurred in connection with the transaction.

                  o The private placement offering of a minimum of 1,450,000 shares for net proceeds of $14.5 million and a maximum of 1,650,000 shares for net proceeds of $16.5 million was completed.

                  o The cash required to complete the merger was funded through the sale of common stock in the private placement of which the Employee Stock Ownership Plan, or ESOP, purchased 600,000 shares in the transaction with borrowed funds.

                                                         Minimum           Maximum
                                                       ------------     ------------
                  Sources of Funds:
                       Proceeds from common stock
                         private placement offering    $  8,500,000     $ 10,500,000
                       Proceeds from common stock
                         purchased by ESOP with
                         borrowed funds                   6,000,000        6,000,000
                                                       ------------     ------------

                  Total Proceeds of Funds              $ 14,500,000     $ 16,500,000
                                                       ============     ============

                  Uses of Funds:
                       Total consideration paid
                         for shares cashed out         $(14,300,000)    $(14,300,000)
                       Estimated fees and expenses         (200,000)        (200,000)
                                                       ------------     ------------

                  Total Uses of Funds                  $(14,500,000)    $(14,500,000)
                                                       ============     ============

                  o The ESOP expenses were offset by a reduction in expense of the recently terminated pension plan.

                  o Approximately 160,000 stock options were exercised at an average price of $7.50.

                  o Approximately 110,000 stock options were accounted for as non-incentive stock options.

                  o None of the anticipated annual cost savings have been realized.

                  o The elimination of federal income tax liability as a result of the Subchapter S election.

                  o The write-off of the federal portion of a net deferred tax asset of $475,000 resulting from the Subchapter S election.

      The unaudited pro forma information is for illustrative purposes only. The financial results may have been different had the merger actually taken place at the respective time periods specified. You should not rely on the pro forma financial information as being indicative of our future results.

                        UNAUDITED PRO FORMA BALANCE SHEET
                               as of June 30, 2005

                                                              Effect of          Effect of
                                                             Transaction        Transaction         Pro Forma       Pro Forma
                                                 Actual       (Minimum)           (Maximum)         (Minimum)       (Maximum)
                                              --------------------------------------------------------------------------------
                                                               (dollars in thousands, except per share data)
Cash and cash equivalents                     $   10,472      $    1,200         $    3,200         $   11,672      $   13,672
Securities available for sale                      7,437              --                 --              7,437           7,437
Loans held for sale                                  301                                                   301             301
Loans (net of allowance)                         162,170              --                 --            162,170         162,170
Bank owned life insurance                          6,555              --                 --              6,555           6,555
Goodwill and other intangibles                     1,142              --                 --              1,142           1,142
Premises and fixed assets                          7,683              --                 --              7,683           7,683
Other assets                                       9,532              --                 --              9,532           9,532
                                              ----------      -----------        -----------        ----------      ----------

Total assets                                  $  205,292      $    1,200         $     3,200        $  206,492      $  208,492
                                              ==========      ==========         ===========        ==========      ==========

Deposits                                      $  162,190      $       --         $       --         $  162,190      $  162,190
Borrowings                                        17,000           6,000              6,000             23,000          23,000
Subordinated debentures                            6,000              --                 --              6,000           6,000
Other liabilities                                  1,075            (140)              (140)               935             935
                                              ----------      ----------         ----------         ----------      ----------

Total liabilities                                186,265           5,860              5,860           192,125         192,125

Common stock                                          33               2                  2                 35              35
Paid in capital                                    8,809           1,338(1)           3,338(1)          10,147          12,147
Retained earnings                                 16,604              --                 --             16,604          16,604
Less: treasury stock                              (6,088)             --                 --             (6,088)         (6,088)
Unearned compensation                               (270)         (6,000)            (6,000)            (6,270)         (6,270)
Accum. other comp. income                            (61)             --                 --                (61)            (61)
                                              ----------      ----------         ----------         ----------      ----------

Total stockholders' equity                        19,027          (4,660)            (2,660)            14,367          16,367
                                              ----------      ----------         ----------         ----------      ----------
Total liabilities and stockholders'
   equity                                     $  205,292      $    1,200         $    3,200         $  206,492      $  208,492
                                              ==========      ==========         ==========         ==========      ==========

----------------------------

     (1)    Options exercised                        $   1,198       $    1,198
            Proceeds in excess of
            consideration paid
               for shares cashed out                     --               2,000
            Tax effect of non-incentive stock
            options                                        140              140
                                                     ---------       ----------
            Total adjustment to paid in capital      $   1,338       $    3,338
                                                     =========       ==========

                     UNAUDITED PRO FORMA STATEMENT OF INCOME
                      for the year ended December 31, 2004

                                                                 Effect of       Effect of
                                                                Transaction     Transaction         Pro Forma       Pro Forma
                                                  Actual         (Minimum)       (Maximum)          (Minimum)       (Maximum)
                                                ------------------------------------------------------------------------------
                                                                 (dollars in thousands, except per share data)
Interest income:
Interest on loans                               $     8,688     $        --     $        --        $     8,688     $     8,688
Interest on investment securities                     1,150              --              --              1,150           1,150
Other interest income                                    13              --              80                 13              93
                                                -----------     -----------     -----------        -----------     -----------
Total interest income                                 9,851              --              80              9,851           9,931
                                                -----------     -----------     -----------        -----------     -----------

Interest expense:
Interest on deposits                                  2,957              --              --              2,957           2,957
Interest on borrowed funds                            1,233              --              --              1,233           1,233
                                                -----------     -----------     -----------        -----------     -----------
Total interest expense                                4,190              --              --              4,190           4,190
                                                -----------     -----------     -----------        -----------     -----------

Net interest income                                   5,661              --              --              5,661           5,661
Provision for loan losses                               684              --              80                684             764

Noninterest income:
Service and other charges
  on deposits                                         2,253              --              --              2,253           2,253
Bank owned life insurance                               359              --              --                359             359
Other income                                            300              --              --                300             300
                                                -----------     -----------     -----------        -----------     -----------
Total noninterest income                              2,912              --              --              2,912           2,912
                                                -----------     -----------     -----------        -----------     -----------

Noninterest expense:
Salaries and employee benefits                        3,400              --              --              3,400           3,400
Occupancy and equipment expense                         889              --              --                889             889
Other expenses                                        2,610              --              --              2,610           2,610
                                                -----------     -----------     -----------        -----------     -----------
Total noninterest expense                             6,899              --              --              6,899           6,899
                                                -----------     -----------     -----------        -----------     -----------

Income before income tax
  expense                                               990              --              80                990           1,070
Income tax expense                                      225             277(1)          277(1)             502             502
                                                -----------     -----------     -----------        -----------     -----------

Net income                                      $       765     $       277     $       197        $       488     $       568
                                                ===========     ===========     ===========        ===========     ===========
Net income per share - basic                    $       .32              --              --        $       .18     $       .20
                                                ===========                                        ===========     ===========
Net income per share - diluted                  $       .32              --              --        $       .18     $       .20
                                                ===========                                        ===========     ===========

---------------------------

     (1)    Elimination of federal income tax expense          $  (198)
            Write-off of federal deferred tax asset                475
                                                               -------
                                                               $   277
                                                               =======

                     UNAUDITED PRO FORMA STATEMENT OF INCOME
                     for the six months ended June 30, 2005

                                                                Effect of      Effect of
                                                               Transaction    Transaction      Pro Forma       Pro Forma
                                                  Actual        (Minimum)       (Maximum)      (Minimum)       (Maximum)
                                               ---------------------------------------------------------------------------
                                                             (dollars in thousands, except per share data)
Interest income:
Interest on loans                              $     4,938     $        --     $        --     $     4,938     $     4,938
Interest on investment securities                      170              --              --             170             170
Other interest income                                   47              --              40              47              87
                                               -----------     -----------     -----------     -----------     -----------
Total interest income                                5,155              --              40           5,155           5,195
                                               -----------     -----------     -----------     -----------     -----------

Interest expense:
Interest on deposits                                 1,616              --              --           1,616           1,616
Interest on borrowed funds                             638              --              --             638             638
                                               -----------     -----------     -----------     -----------     -----------
Total interest expense                               2,254              --              --           2,254           2,254
                                               -----------     -----------     -----------     -----------     -----------

Net interest income                                  2,901              --              40           2,901           2,941
Provision for loan losses                               36              --              --              36              36

Noninterest income:
Fees and other noninterest income                    1,687              --              --           1,687           1,687
Gain on sale of investments                            354              --              --             354             354
Bank owned life insurance                              187              --              --             187             187
                                               -----------     -----------     -----------     -----------     -----------
Total noninterest income                             2,228              --              --           2,228           2,228
                                               -----------     -----------     -----------     -----------     -----------

Noninterest expense:
Salaries and employee benefits                       1,713              --              --           1,713           1,713
Occupancy and equipment expense                        414              --              --             414             414
Other expense                                        1,298              --              --           1,298           1,298
                                               -----------     -----------     -----------     -----------     -----------
Total noninterest expense                            3,425              --              --           3,425           3,425
                                               -----------     -----------     -----------     -----------     -----------

Income before income tax expense                     1,668              --              40           1,668           1,708
Income tax expense                                     530            8(1)            8(1)             538             538
                                               -----------     -----------     -----------     -----------     -----------

Net income                                     $     1,138     $         8     $        32     $     1,130     $     1,170
                                               ===========     ===========     ===========     ===========     ===========

Net income per share - basic                   $       .47              --              --     $       .42     $       .44
                                               ===========                                     ===========     ===========
Net income per share - diluted                 $       .47              --              --     $       .42     $       .44
                                               ===========                                     ===========     ===========

--------------------------

     (1)    Elimination of federal income tax expense           $  (467)
            Write-off of federal deferred tax asset                 475
                                                                -------
                                                                $     8
                                                                =======

                 MARKET FOR SECURITIES AND DIVIDEND INFORMATION

                                     Stock Market
                                     Price Range
                               -------------------

                                 Low         High       Per Share Cash Dividends
                               -------     -------      ------------------------

2003
First Quarter                   $6.10       $7.69                $.14
Second Quarter                  $6.28       $7.78                $.07
Third Quarter                   $7.25       $8.12                $.07
Fourth Quarter                  $8.00       $9.21                $.07

2004
First Quarter                   $8.31       $9.69                $.14
Second Quarter                  $7.50       $9.74                $.07
Third Quarter                   $7.35       $8.75                $.07
Fourth Quarter                  $7.00       $8.00                $.07

2005
First Quarter                   $7.13       $8.55                $.14
Second Quarter                  $7.45       $9.34                $.07
Third Quarter
  (through September 21,
   2005)                        $8.31       $9.73                $.07

Distributions of S Corporation Earnings--FirstFed Bancorp

         Our stockholders are entitled to receive distributions of S corporation earnings out of legally available funds as and when declared by our board of directors, in its sole discretion. Because our investment in the Bank is our only significant investment, our board is committed to continue cash distributions only at levels that are consistent with the financial condition and business objectives of the Bank. In determining whether or not to make distributions and, if made, the amount of the distributions, the board generally considers many factors, including:

                  o the earnings and earnings potential of our company and the Bank;

                  o     our present and anticipated future funding requirements;

                  o     our working capital needs;

                  o     our general financial condition;

                  o the quality of the assets and the financial condition of the Bank;

                  o any acquisitions or potential acquisitions under examination;

                  o our obligation to maintain the Bank's regulatory capital ratios at certain levels; and

                  o other laws, regulations and other restrictions on distributions applicable to our company and the Bank.

      Following the merger, our earnings distribution policy generally will remain unchanged. However, consistent with our current dividend policy, we expect to be able to make distributions to our stockholders on a quarterly basis sufficient to enable them to pay their respective income tax liabilities for our earnings. However, we cannot guarantee that we will have the financial ability to make these distributions, or if distributions are made, that the distributions will be sufficient to enable stockholders to pay their respective income tax liabilities for our income. We are not obligated to make distributions.

      As with all other stockholders following the merger, distributions will be paid to the ESOP. However, it is anticipated that the ESOP will not be taxed on these distributions. Rather, employee-participants in the ESOP will be taxed on distributions from the ESOP upon retirement.

      As a Delaware corporation, we are subject to certain restrictions on distributions under Delaware law. Generally, a Delaware corporation may make distributions to its stockholders out of its surplus (the excess of its assets over its liabilities and capital) or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

      As a registered bank holding company, we are also subject to certain restrictions on distributions under applicable banking laws and regulations. Consistent with its policy that bank holding companies should serve as a source of financial strength for their subsidiary banks, the Federal Reserve has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of distributions to stockholders unless its net income available has been sufficient to fully fund the distributions, and the prospective rate of earnings retention appears consistent with the bank holding company's capital needs, asset quality and overall financial condition. In addition, we are subject to certain restrictions on the making of distributions as a result of the requirement that the Bank maintain an adequate level of capital.

      As previously discussed, we do not engage or presently intend to engage in separate business activities of a material nature. As a result, our ability to make distributions to our stockholders depends upon the distributions received by us from the Bank. As more fully described below, the Bank is limited in its ability to make distributions.

Distributions of S Corporation Earnings--The Bank

      The present dividend policy and the future earnings distribution policy of the Bank is subject to the discretion of its board of directors. In determining whether to pay earnings distributions to us and, if made, the amount of the distribution, the board will consider many of the same factors discussed above with respect to FirstFed Bancorp. The board of directors of the Bank cannot guarantee that the Bank will have the financial ability to pay distributions to us, or if distributions are paid, that they will be sufficient for us to make distributions to our stockholders to enable them to pay their respective income tax liabilities for our income. The Bank is not obligated to pay distributions.

      As an Alabama state bank, the Bank is prohibited from paying any dividend or other capital distribution if, after the distribution, it would be undercapitalized under applicable regulations. In addition, under Alabama law, the approval of the Alabama Superintendent of Banks is required if the total of all the dividends or distributions declared in any calendar year exceeds net income as defined for that year combined with retained net income for the preceding two calendar years.

      In addition, under the Federal Deposit Insurance Corporation Improvement Act of 1991, the Bank may not pay any dividend or distribution if the Bank is undercapitalized or the payment of the dividend or distribution would cause it to become undercapitalized. The Federal Deposit Insurance Corporation may further restrict the payment of dividends or distributions by requiring that a financial institution maintain a higher level of capital than would otherwise be required to be adequately capitalized for regulatory purposes. Moreover, if, in the opinion of the Federal Deposit Insurance Corporation, the Bank is engaged in an unsound practice (which could include the payment of dividends or other distributions), the Federal Deposit Insurance Corporation may require, generally after notice and hearing, that the Bank cease such practice. The Federal Deposit Insurance Corporation has indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe banking practice. The Federal Deposit Insurance Corporation has also issued policy statements providing that insured depository institutions generally should pay dividends or distributions only out of current operating earnings.

                        PROPOSAL ONE--THE PROPOSED MERGER

      At the special meeting, you will be asked to consider a proposal to approve the merger agreement by and between FirstFed Bancorp, Inc. and the interim company and the transactions contemplated by the merger agreement. This section describes the material aspects of the proposed merger, including the merger agreement. While we believe that the description covers the material terms of the proposed merger, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents referred to in this proxy statement, including the merger agreement attached to this proxy statement as Appendix A, for a more complete understanding of the merger. The discussion is qualified in its entirety by reference to the merger agreement.

Parties to the merger

      FirstFed Bancorp, Inc. FirstFed Bancorp, Inc., a Delaware corporation, is a financial holding company located in Bessemer, Alabama. Through our subsidiary, First Financial Bank, an Alabama-chartered commercial bank, we serve portions of Jefferson, Shelby, Bibb and Tuscaloosa counties. In March 2002, First Financial Bank was created by the merger of two subsidiaries of the company, First Federal Savings Bank and First State Bank of Bibb County. The resulting institution then adopted its current corporate title, "First Financial Bank". Offices of the Bank are located in Bessemer, Centreville, Hoover, Hueytown, Pelham, Vance, West Blocton and Woodstock, Alabama.

      Our principal activities are providing assistance in the management and coordination of the financial resources of the Bank and providing capital, business development and long-range planning services for the Bank. We derive our revenues primarily from the operations of the Bank in the form of dividends paid to us from the Bank.

      As of June 30, 2005, on a consolidated basis, we had total assets of $205.3 million, total loans (net of allowance for loan loses) of $162.2 million, total deposits of $162.2 million and stockholders' equity of $19.0 million. Our principal executive offices are located at 1630 Fourth Avenue North, Bessemer, Alabama, and our telephone number is (205) 428-8472.

      FirstFed Merger Corporation. The interim company is a newly-formed Delaware corporation and wholly-owned subsidiary of FirstFed Bancorp organized solely for the purpose of facilitating the proposed transaction. The interim company will merge with and into our company and will cease to exist after the merger. The interim company has no significant assets, liabilities or stockholders' equity and has conducted no material activities other than those incidental to its formation, its negotiation and execution of the merger agreement, and its assistance in preparing various Securities and Exchange Commission filings related to the proposed transaction. The principal executive offices of the interim company are located at 1630 Fourth Avenue North, Bessemer, Alabama, and its telephone number is (205) 428-8472.

Structure of merger

      The merger has been structured so that, upon consummation of the merger, we will be in a position to (i) terminate the registration of our common stock under the Securities Exchange Act and (ii) elect to be taxed as an S corporation for federal income tax purposes. To terminate our registration, we must have fewer than 300 record stockholders. We must satisfy certain other criteria to be eligible to be taxed as an S corporation. These criteria include:

                  o We must have no more than 100 stockholders as defined by the Internal Revenue Code;

                  o All of our stockholders must meet the definition of a "qualified stockholder"; and

                  o All of our stockholders at the time of the election must consent to the Subchapter S election;

                  o All of our stockholders must execute a Stockholders' Agreement.

      We have recently organized FirstFed Merger Corporation as a wholly-owned subsidiary to facilitate the merger transaction. The interim company will be merged with and into our company in accordance with the terms of the merger agreement, and our company will be the surviving corporation in the merger. If completed, the merger will have the following effects:

                  o If you are a "qualified stockholder" each share of common stock that you own of record will remain outstanding and continue to represent one share of common stock.

                  o If you are not a "qualified stockholder" or you otherwise elect not to remain a stockholder, each share of common stock that you own of record will be converted into the right to receive a cash payment of $11.00 per share, unless you are entitled and elect to dissent from the merger. If your shares are converted into cash as a result of the merger, you will not have to pay any service charges or brokerage commissions in connection with the merger or payment of the cash consideration. After the merger, you will have no further interest in FirstFed Bancorp.

                  o The outstanding share of FirstFed Merger Corporation common stock will be cancelled.

      You will be entitled to dissent from the merger by following the procedures set forth in section 262 of the Delaware General Business Corporation law and receive the fair value of your shares of common stock. For a more complete discussion of the rights of stockholders to dissent from the merger, please read the section entitled "Proposal One--The Proposed Merger--Dissenting stockholders," beginning on page 60. We have also included a copy of section 262 as Appendix E to this proxy statement. As a result of the merger, "qualified stockholders" will own all of the issued and outstanding common stock of FirstFed Bancorp.

Qualified Stockholder

      Subject to certain exceptions, which are discussed below, to be a "qualified stockholder" under the merger agreement, you must satisfy all of the following criteria:

                  o Either individually or together with your spouse (if any), or through certain types of co-ownership, estates, Individual Retirement Accounts (subject to the Tax Technical Corrections Act of 2005 becoming law prior to closing of the transaction), trust or usufructs described in pages 52-54, you must own of record at least 10,000 shares of common stock. The only exception to the 10,000 share minimum will be for individuals, certain trust or usufructs that make the family member election. All family members that qualify and agree to make the family member election may aggregate their shares in order to meet the 10,000 share minimum. For more information regarding the reasons that our board of directors set the ownership minimum at 10,000 shares, please see the section titled "Proposal One--The Proposed Merger--Ownership Minimum" beginning on page
                        54. For reasons outlined in the section titled "Certain exceptions to 'qualified stockholder' criteria" beginning on page 51, certain co-owners, trusts, and estates are being excluded as "qualified stockholders".

                  o You must be eligible under applicable provisions of the Internal Revenue Code to be a stockholder of an S corporation and deliver to us an executed certificate of eligibility. The types of stockholders who are eligible to be stockholders of an S corporation are described in the section titled "Proposal One--The Proposed Merger--Ownership minimum" beginning on page 54. We have attached a form of certificate of eligibility as

                        Appendix B to this proxy statement. Please see the section titled "Proposal One--The Proposed Merger--Ownership minimum" beginning on page 54 for more information regarding the eligibility of a stockholder. As discussed under "Certain exceptions to 'qualified stockholder' criteria" below, not all eligible S corporation stockholders will be "qualified stockholders".

                  o You and your spouse, if any (or, if a trust or usufruct, the person(s) treated as the stockholder(s) under the Internal Revenue Code), must consent to our election to be taxed as an S corporation by delivering to us an executed conformed Internal Revenue Service election form. We have attached a conformed Internal Revenue Service election form and instructions for its execution as Appendix C to this proxy statement. Please see the section titled "Proposal One--The Proposed Merger--Ownership minimum," beginning on page 54 for more information regarding the execution of the election form.

                  o You and your spouse, if any, must deliver to us an executed signature page to the Stockholders' Agreement. In addition, if you are a trust or your shares are held in usufruct, certain other persons will be required to execute a signature page. We have attached a copy of the Stockholders' Agreement as Appendix D to this proxy statement. The purpose and terms of the Stockholders' Agreement and the persons required to execute a signature page are discussed below in the section titled "Proposal One--The Proposed Merger--Ownership minimum," beginning on page 54.

                  o If your ownership allows or is dependent upon making the election to treat members of a family as one stockholder, a member of the family must deliver an executed election form and representation that the election will be included in the tax returns of the family members, the election form which is attached as Appendix E to the proxy statement.

Certain Exceptions to "qualified stockholder" criteria

      In addition to the requirements described above, additional restrictions will apply to certain special classes of stockholders in determining whether those stockholders will be deemed to be "qualified stockholders" for purposes of the merger agreement. Each of the special stockholder classes is discussed below. Accordingly, if you fall into one of the stockholder classes discussed below, you should pay particular attention to the additional restrictions that may apply to you.

      Co-owned shares. Although individuals are not prohibited under the Internal Revenue Code from owning shares of S corporation stock jointly with other individuals, we have elected not to permit joint ownership of shares of our common stock as a result of the merger, except joint ownership by a husband and a wife and joint ownership by family members that make an election under Internal Revenue Code Section 1361(c)(1)(A) to be treated as one stockholder. We have made this determination because every co-owner of shares is included as a stockholder for purposes of the 100 person stockholder limit for an S corporation, with two exceptions:

      o a husband and a wife are considered one stockholder, even if they own their shares of common stock jointly; and

      o members of the same family that make a family election are treated as one stockholder.

      Accordingly, 10 unrelated individuals could jointly own 10,000 shares of common stock, thereby satisfying the ownership minimum of 10,000 shares. The joint owners are considered one stockholder of record in an S corporation. However, for purposes of Subchapter S, we would be deemed to have 10 separate stockholders resulting from the jointly held shares. Together with our other stockholders who individually own at least 10,000 shares, holders of co-owned shares could jeopardize our Subchapter S election. Accordingly, if you own shares of stock jointly with another stockholder other than your spouse or a family member who will join you in a family member election, you will receive cash for those shares.

      In July 2005, the Tax Technical Corrections Act of 2005 was introduced in Congress proposing changes to the family election rules under Subchapter S of the Internal Revenue Code. Should this Act be signed into law, the definitions of adopted children and foster children will be conformed with the definitions in the Working Families Tax Relief Act of 2004. Thus, adopted children and foster children that meet the definitions set forth in the Working Families Tax Relief Act of 2004 may qualify to be included in the family member election. And, if shares are co-owned with an adopted child or foster child that meets the requirements under the Tax Technical Corrections Act of 2005, this co-ownership would be considered a "qualified stockholder" as long as the family election is made.

      Estates. Although the Internal Revenue Code permits estates to hold S corporation stock, the merger agreement purposefully prohibits estates from becoming "qualified stockholders." Estates have been excluded from the definition of "qualified stockholder" because of the risks associated with the inadvertent termination of our S corporation election that may result following the constructive termination of an estate under Internal Revenue Service regulations.

      The Tax Technical Corrections Act of 2005 was introduced in July 2005. This Act proposes changes to the American Jobs Creation Act of 2004 pertaining to the family member election under Subchapter S of the Internal Revenue Code. Should this Act be signed into law prior to closing of the proposed transaction by FirstFed Bancorp, an estate will be considered a "qualified stockholder" under the terms of the merger agreement as long as the estate qualifies to be included in a family member election.

      Individual Retirement Accounts (IRAs). Under the American Jobs Creation Act of 2004, IRAs are allowed to be stockholders of S corporation banks and are allowed to sell bank stock to the IRA beneficiary without violating the prohibited transaction rules. However, the Act did not include bank holding company stock like the common stock of FirstFed Bancorp. Under the Tax Technical Corrections Act of 2005 introduced in July 2005, IRAs would be allowed to hold S corporation stock in a depository institution which includes bank holding companies and sell depository institution stock to the IRA beneficiary as a part of making an S corporation election without violating the prohibited transaction rules. Should this Act be signed into law prior to closing the transaction, IRAs that meet all of the requirements to be a qualified stockholder as defined in the merger agreement will be considered a "qualified stockholder". The unrelated business taxable income rules that apply to other tax-exempt entities (other than an ESOP) apply to IRAs and Roth IRAs that hold S corporation stock.

      An exemption from the prohibited transaction rules is provided for a sale of stock by an IRA to the individual beneficiary of the IRA if:

      o the stock is stock in a bank, but not a bank holding company such as FirstFed Bancorp (unless the Tax Technical Corrections Act of 2005 is enacted prior to closing this transaction);

      o     the stock is held by the IRA on October 22, 2004;

      o     the sale is pursuant to an S corporation election by the bank;

      o the sale is for fair market value (as established by an independent appraiser) and is on terms at least as favorable to the IRA as the terms that would apply on an unrelated party;

      o the IRA incurs no commissions, costs, or other expenses in connection with the sale; and

      o the stock is sold in a single transaction for cash not later than 120 days after the S corporation election is made.

      Certain trusts. Although the Internal Revenue Code permits certain types of trusts to hold S corporation stock, the merger agreement purposefully prohibits certain of these trusts from becoming "qualified stockholders." Accordingly, if you are a trust described in section 1361(c)(2)(A)(iv) of the Internal Revenue Code, you will be deemed not to be a "qualified stockholder" under the merger agreement unless all beneficiaries of the trust would qualify to make the family member election under Internal Revenue Code section 1361(c)(1)(A) to be treated as one stockholder. If you are a trust described in section 1361(c)(2)(A)(ii) or (iii) of the Internal Revenue Code, you will be deemed not to be a "qualified stockholder" unless you are eligible to be a stockholder of an S corporation under a provision of the Internal Revenue Code other than sections 1361(c)(2)(A)(ii), (iii) and (iv). Finally, if you are an

"electing small business trust" having more than two "potential current beneficiaries," you will be deemed not to be a "qualified stockholder." The following discussion describes each of the types of prohibited trusts as well as the justification for their exclusion from the definition of "qualified stockholder."

      A trust described under section 1361(c)(2)(A)(iv) of the Internal Revenue Code is a voting trust. This type of trust is an eligible S corporation stockholder, but has been excluded from the definition of "qualified stockholder" because every beneficial owner of a voting trust is included as a stockholder for purposes of the 100 person stockholder limit for an S corporation. For example, 10 unrelated stockholders owning 1,000 shares each could hold their shares in a voting trust. As the record stockholder, the voting trust would be deemed to own the ownership minimum of 10,000 shares. For purposes of Subchapter S, we would be deemed to have 10 stockholders resulting from the voting trust. However, if all beneficiaries of the voting trust qualify to make a family member election, then the beneficiaries will be treated as one stockholder. Together with our other stockholders who individually own at least 10,000 shares, unrelated holders of beneficial interests in the voting trust could jeopardize our Subchapter S election. Accordingly, a voting trust will be deemed not to be a "qualified stockholder" unless it meets the family member election requirements.

      A trust described under section 1361(c)(2)(A)(ii) is a trust that was a grantor trust immediately before the death of the deemed owner. This type of trust is an eligible S corporation stockholder, but only for the two-year period beginning on the day of the deemed owner's death. Accordingly, this type of trust has been excluded from the definition of "qualified stockholder" because of the risk associated with the inadvertent termination of our Subchapter S election by lapse of the two-year period following the deemed owner's death. Accordingly, unless such trust is eligible to be a stockholder of an S corporation under any provision of the Internal Revenue Code other than sections 1361(c)(2)(A)(ii), (iii) and (iv), such trust will be deemed not to be a "qualified stockholder."

      A trust described under section 1361(c)(2)(A)(iii) is a testamentary trust. This type of trust is an eligible S corporation stockholder, but only for the two-year period beginning on the day on which our common stock is transferred to it. Accordingly, this type of trust has been excluded from the definition of "qualified stockholder" because of the risk associated with the inadvertent termination of our Subchapter S election by lapse of the two-year period following the transfer of the stock to the trust. Accordingly, unless a testamentary trust is eligible to be a stockholder of an S corporation under any provision of the Internal Revenue Code other than sections 1361(c)(2)(A)(ii),
(iii) and (iv), such trust will be deemed not to be a "qualified stockholder."

      Finally, an electing small business trust having more than two non-family members which are "potential current beneficiaries" is an eligible S corporation stockholder, but has been excluded from the definition of "qualified stockholder" because every "potential current beneficiary" of an electing small business trust is included as a stockholder for purposes of the 100 person stockholder limit for an S corporation unless all "potential current beneficiaries" are members of the same family, and the family makes an election under Internal Revenue Code Section 1361(c)(1)(A) to be treated as one stockholder. A "potential current beneficiary" includes any person who at any time during the year is entitled to, or at the discretion of any person may receive, a distribution from the principal or income of the trust. Accordingly, an electing small business trust could hold 10,000 shares of common stock, sufficient to satisfy the ownership minimum, and have any number of "potential current beneficiaries." If the electing small business trust had 20 non-family "potential current beneficiaries," we would be deemed to have 20 stockholders resulting from the electing small business trust for purposes of Subchapter S. Together with our other stockholders who individually own at least 10,000 shares, non-family "potential current beneficiaries" of the electing small business trust could jeopardize our Subchapter S election. We have determined that limiting the number of "potential current beneficiaries," who do not qualify for and make the family member election, to two beneficiaries substantially reduces the likelihood that an electing small business trust could jeopardize our Subchapter S election. Accordingly, unless an electing small business trust has no more than two "potential current beneficiaries" or has all of its "potential current beneficiaries" of the same family that make the family member election to be treated as one stockholder, the trust will be deemed not to be a "qualified stockholder."

      Usufructs. In addition to the requirements set forth above, the merger agreement provides that shares held in usufruct under certain circumstances will be deemed not to be held by a "qualified stockholder." Shares of common stock held in usufruct will be deemed not to be owned by a "qualified stockholder" unless the usufructuary would satisfy the requirements to be a "qualified stockholder" in his own right, the naked owner is not a minor and is competent under law to enter into the Stockholders' Agreement, and the naked owner (along with his or her spouse, if any) executes and delivers to us a signature page to the Stockholders' Agreement. These restrictions are necessary to reduce the likelihood that shares held in usufruct could jeopardize our Subchapter S election.

      Minors. Finally, the merger agreement provides that a minor holding shares of record in his name will be deemed not to be a "qualified stockholder." A minor may own shares beneficially through a trust, which may be deemed a "qualified stockholder" if it satisfies the terms and conditions of the merger agreement described above. A minor may also co-own shares with a family member that joins in making a family election and executes the Stockholders' Agreement. However, minors who hold shares of record in their own name have been excluded from the definition of "qualified stockholder" because of the risks associated with the potential inability to enforce the provisions of a Stockholders' Agreement entered into by or on behalf of a minor. See "Proposal One--The Proposed Merger--Ownership Minimum" below.

Ownership Minimum

      When the ownership minimum will be measured. The determination of the number of shares held by a stockholder will be made at the time the merger becomes effective. The merger will not become effective before _:__ p.m.(Central
Time) on ___________ __, 2005, which is the deadline for delivering to us a properly executed certificate of eligibility, conformed Internal Revenue Service election form and Stockholders' Agreement signature page. Accordingly, if you wish to restructure your ownership interest or acquire additional shares of common stock from third parties to obtain the ownership minimum, you should do so no later than _:__ p.m. (Central Time) on ___________ __, 2005. After the merger is completed, you will be unable to (i) deliver the required document described above or (ii) restructure your ownership interest or acquire additional shares of common stock to obtain the ownership minimum, for the purpose of becoming a "qualified stockholder."

      How to determine ownership minimum. For the purpose of determining the number of shares owned by a stockholder, we will refer to the person who is identified as the owner of the shares on the books and records of the corporation, subject to the following additional rules:

                  o Shares held of record by a corporation, a partnership or other organization will be deemed to be owned by the entity or organization as one person and not by its individual stockholders, members or other beneficial owners.

                  o Shares held of record by a trust (other than a grantor trust) or estate or by one or more persons as trustees, executors, guardians, custodians or in other fiduciary capacities with respect to a single trust (other than a grantor trust), estate or account will be deemed to be owned by the trust, estate or account as one person and not by the fiduciary or fiduciaries.

                  o Shares held of record by a grantor trust or by one or more persons as trustees of a grantor trust will be deemed to be owned by the grantor in his individual capacity, unless there are multiple grantors, in which case the shares will be deemed co-owned by the grantors.

                  o Shares held of record in a usufruct will be deemed to be owned by the usufructuary, and not by the naked owner(s), in his individual capacity, unless there are multiple usufructuaries, in which case the shares will be deemed co-owned by the usufructuaries.

                  o Shares held of record in "street name" by a broker, bank or other nominee will be deemed to be owned by the beneficial owner of the shares. Shares held of record in "street name" by a broker, bank or other nominee for which we do not receive beneficial ownership information will be deemed to be owned by persons holding fewer than 10,000 shares of common stock.

      The number of shares owned by a record stockholder will be calculated separately from all other record stockholders. This means that if you own shares of record in several capacities, you will not be permitted to combine these shares together for purposes of determining the ownership minimum, except for those shares owned jointly with a spouse or those shares aggregated with shares of other family members making a family member election. Rather, the shares owned in each capacity will be considered independently.

Example No. 1  You own:
-------------

      o     5,000 shares of record in your own name;

      o     2,000 shares of record with your spouse;

      o     3,000 shares jointly of record with your child;

      o     10,000 shares of record in your IRA; and

      o     1,000 shares of record by a corporation you control.

Under these circumstances, upon completion of the merger:

      o You would receive cash for the 10,000 shares held in your IRA unless the Tax Technical Corrections Act of 2005 is enacted prior to closing this transaction.

      o You would receive cash for the 1,000 shares held of record by your corporation.

      o If you restructure your ownership so that the 10,000 shares held in your IRA (currently an ineligible stockholder) and the 1,000 shares held in your corporation (an ineligible stockholder) were transferred to you in your individual capacity, all 11,000 shares would remain outstanding following the merger.

      o Assuming you made a family member election in accordance with the requirements described in this proxy statement, the 10,000 shares you own in the aggregate in your name (5,000), with your spouse (2,000) and jointly with your child (3,000) would remain outstanding after the merger. If the election is not made, you would receive cash for those 10,000 shares.

Example No. 2  Four members of the same family:
-------------

      o Own 5,000 shares each of record and in their individual names, or 20,000 shares in the aggregate; and

      o All four family members agree to make the family member election and do so in accordance with the requirements described in the proxy statement.

By making the family member election, upon completion of the merger:

      o The members of the family would be allowed to aggregate their 20,000 shares in order to satisfy the 10,000 shares minimum ownership requirement.

      o Each family member would be deemed for Subchapter S corporation purposes to own the 20,000 shares.

      Reasons for ownership minimum. As discussed above, to become a "qualified stockholder," you must, among other things, own at least 10,000 shares of common stock. The 10,000 share ownership minimum was selected for a number of reasons, including to ensure that:

                  o we would have fewer than 100 stockholders as defined by the Internal Revenue Code, which is the maximum number permitted for an S corporation;

                  o our stockholders would have the ability to make limited transfers (e.g., for estate planning purposes or otherwise) of their stock following the merger;

                  o we would have sufficient flexibility to issue stock in the future for corporate purposes, including raising equity capital for our company or the Bank or attracting and retaining qualified employees, directors or executive officers; and

                  o we would have sufficient flexibility to enter into an extraordinary transaction, such as a merger or other acquisition, in the future and issue shares of our common stock to certain stockholders of the target entity without jeopardizing our Subchapter S election.

      Out of a total of approximately 375 stockholders of record, less than 50 qualified stockholders owned of record at least 10,000 shares of our common stock as of the date of this proxy statement. These qualified stockholders owned, in the aggregate, approximately 50% of the issued and outstanding shares of our common stock as of the date of this proxy statement.

      How is the 100 stockholder limited determined under the Internal Revenue Code? As a result of the American Jobs Creation Act of 2004, S corporations are allowed to increase the number of permissible stockholders from 75 to 100. However, a stockholder of record may not necessarily qualify as a permissible S corporation stockholder. For example, a trust may be the stockholder of record, but for purposes of determining the number of permissible S corporation stockholders under the Internal Revenue Code, all of the beneficiaries of a trust, unless they are members of a family and have elected to be treated as one stockholder, are generally considered separate stockholders for purposes of the 100 stockholder limit.

      As a result of an exception enacted under the American Jobs Creation Act of 2004, family members are allowed to be treated as one S corporation stockholder. Family members include those members that have the same common ancestor, lineal descendants of the common ancestor, and spouses or former spouses of the lineal descendants or common ancestor for up to six generations. If a family makes the election to be treated as one stockholder under Internal Revenue Code Section 1361(c)(1)(A), an S corporation may have multiple stockholders of record who only count as one stockholder for purposes of the 100 stockholder limitation.

      The following are examples of how the 100 stockholder limit is determined:

            o     Individual with no family election; treated as one stockholder

            o Husband and wife (individually, jointly or as tenants in common); treated as one stockholder (no family election required for husband and wife to be treated as one stockholder);

            o Co-owners with no family election; each co-owner is treated as one stockholder;

            o Trusts generally; each beneficiary or potential beneficiary is considered as one stockholder for purposes of the 100 stockholder limit;

            o Family election; if at least one member of the family makes an election under Internal Revenue Code Section 1361(c)(1)(A), then all family members that own stock individually, jointly, or through certain trusts are treated as one stockholder.

Who may be an S corporation stockholder

      For reasons outlined in the section captioned "Certain Exceptions to Qualified Stockholder Criteria", certain qualified S corporation stockholders described below have been purposely excluded from the definition of a "qualified stockholder." Subchapter S of the Internal Revenue Code currently provides that only the following persons are eligible to be stockholders of an S corporation:

                  o an individual who is a United States citizen or resident;

                  o     an estate;

                  o a grantor trust that is a United States citizen or resident (a husband and wife owning a trust together are treated as a single owner);

                  o a trust that would have been a grantor trust immediately before the death of the deemed owner and that continues in existence after his or her death for a period of two years;

                  o a trust created by a will for a period of up to two years following the transfer;

                  o     an electing small business trust, which is defined under
                        section 1361(e) of the Internal Revenue Code (does not include a foreign trust);

                  o     a qualified Subchapter S trust, which is defined under
                        section 1361(d) of the Internal Revenue Code;

                  o a tax exempt qualified trust, such as an employee stock ownership plan (ESOP), created or organized in the United States and forming part of a stock bonus, pension, or profit-sharing plan of an employer for the exclusive benefit of its employees or their beneficiaries, as provided in section 401(a) of the Internal Revenue Code; and

                  o a tax exempt corporation, community chest, fund, or foundation, organized and operated exclusively for religious, charitable, scientific, testing for public safety, literary, or educational purposes, or to foster national or international amateur sports competition or for the prevention of cruelty to children or animals, as provided in section 501(c)(3) of the Internal Revenue Code.

      Non-resident aliens, taxable corporations, partnerships, including limited partnerships, limited liability companies (other than single member limited liability companies) and individual retirement accounts are not eligible to be stockholders of an S corporation. However, if the Tax Technical Corrections Act of 2005 is signed into law prior to the closing of this transaction, individual retirement accounts, or IRAs, will be eligible to be S corporation stockholders. In addition, certain types of trusts are not eligible stockholders. Special rules apply with regard to certain tax-exempt entities, such as section 501(c)(3) corporations.

      Execution of certificate of eligibility. If you desire to become a "qualified stockholder," you will be required to represent that you are eligible to be an S corporation stockholder by executing a certificate of eligibility. We have attached a form of the required certificate of eligibility as Appendix B to this proxy statement. If you are a trust that wishes to become a "qualified stockholder," you may provide us with a copy of all applicable trust documentation (including executed forms for any election to be made by the trust, either as an electing small business trust or a qualified Subchapter S trust) for our counsel to review at no cost to you. Alternatively, you will be required to provide us with a written legal opinion from a law firm with demonstrable competence in the areas of estate, trust and tax laws, stating that the trust is eligible to be a stockholder of an S corporation and that the terms of the trust will not jeopardize our continuing eligibility as an S corporation. If we do not receive the necessary documentation to determine whether the trust or other entity is a "qualified stockholder," we intend to make the determination that the trust is not a "qualified stockholder," even if a fully executed certificate of eligibility is returned to us.

      We will determine whether you are eligible to be an S corporation stockholder, and that determination will be final and binding. Upon our request, you may be required to provide additional documentation, certifications and legal opinions to enable us to verify your Subchapter S eligibility.

      We have enclosed a blank certificate of eligibility with this proxy statement. If you have not provided evidence to our satisfaction, in our sole discretion, before the merger is completed, which will not occur before _:__ p.m. (Central Time) on ___________ __, 2005 that you are eligible to be a stockholder of an S corporation, we intend to make the determination that you are not a "qualified stockholder" under the merger agreement and to pay to you the cash consideration for your shares of common stock.

      Execution of election form. For a corporation to make an election to be taxed as an S corporation, the Internal Revenue Code requires the written consent of all of the persons treated as stockholders of the corporation.

Therefore, to be deemed a "qualified stockholder" under the merger agreement, you and your spouse, if any, must deliver to us an executed conformed Internal Revenue Service Subchapter S Corporation Election Form 2553. A stockholder that is a qualified Subchapter S trust will be required to complete the section titled "Qualified Subchapter S Trust (QSST) Election Under Section 1361(d)(2)." Where the record owner is an individual, that individual will be treated as the stockholder under the Internal Revenue Code. Special rules apply in the case of minors, trusts, usufructs and similar entities. We have attached an election form and instructions for its execution as Appendix C to this proxy statement. Please contact us if you have any questions regarding the person who would be considered by the Internal Revenue Service to be the holder of your shares. We will file the election forms with the Internal Revenue Service when we make the election to be taxed as an S corporation.

      We have enclosed a blank conformed election form and instructions with this proxy statement. If you have not provided a properly executed election form to us before the merger is completed, which will not occur before _:__ p.m. (Central Time) on ___________ __, 2005, we intend to make the determination that you are not a "qualified stockholder" under the merger agreement and to pay to you the cash consideration for your shares of common stock.

      Execution of Stockholders' Agreement. In addition to being eligible to be an S corporation at the time we make the Subchapter S election, we must maintain our eligibility as an S corporation thereafter to continue to receive Subchapter S tax treatment (i.e., under current tax statutes, we must continue to have, at all times, no more than 100 stockholders, all of whom must be individuals or qualifying trusts).

      The Stockholders' Agreement is an agreement between our company and the persons who remain stockholders following the merger that restricts the transfer of shares of common stock in certain situations that, in the opinion of our board of directors, could jeopardize our continuing eligibility as an S corporation. Because of the importance to our stockholders and to us of our continued eligibility as an S corporation, the merger agreement provides that for you to become a "qualified stockholder," you and your spouse, if any, must enter into the Stockholders' Agreement and deliver to us a fully executed signature page to the Stockholders' Agreement. If you are a trust, in addition to the trustee executing the Stockholders' Agreement on behalf of the record holder, each beneficial owner and his or her spouse, if any, will be required to deliver a fully executed signature page to the Stockholders' Agreement to us. Finally, if your shares are held in usufruct, in addition to executing the Stockholders' Agreement as the beneficial owner, the beneficial owner and his or her spouse, if any, will be required to deliver to us a fully executed signature page to the Stockholders' Agreement. We have included a copy of the Stockholders' Agreement as Appendix D to this proxy statement.

      We have enclosed a duplicate signature page to the Stockholders' Agreement with this proxy statement. If you have not provided a properly executed Stockholders' Agreement signature page to us before the merger is completed, which will not occur before _:__ p.m. (Central Time) on ___________ __, 2005, we intend to make the determination that you are not a "qualified stockholder" and to pay to you the cash consideration for your shares of common stock.

      The Stockholders' Agreement provides that the stockholders of our company following the merger will not be permitted to transfer their shares of common stock (i) to a person who is not eligible to be a stockholder of an S corporation; (ii) to certain other persons or entities, including certain trusts and, under certain circumstances, usufructs or minors; (iii) to a person who would not own a stockholder slot following the transfer; (iv) if the transfer would cause, or create a material risk of causing, us to become ineligible to be an S corporation; or (v) if the transfer does not otherwise comply with the terms and provisions of the Stockholders' Agreement, including, among other things, that the transferee (and his or her spouse, if any) agrees in writing to accept the stock subject to all of the terms of the Stockholders' Agreement. Our board of directors will determine whether the transfer is permitted or prohibited for purposes of the Stockholders' Agreement.

      If, in the opinion of the board, a proposed transfer of stock is not a permitted transfer, the Stockholders' Agreement provides that the transferring stockholder will be notified and given the opportunity to (i) maintain ownership of the shares; (ii) locate another person to whom, in the opinion of the board, a transfer of stock would be permitted; (iii) grant the company, first, the remaining stockholders, on a pro rata basis, second, and an assignee or assignees of the company, third, the right to purchase the stock at the price agreed upon by the stockholder and the company at the "fair value" of the shares. Under the terms of the Stockholders' Agreement, fair value of a share of stock means the value of a share of stock as determined by a current appraisal of an independent, qualified financial consultant satisfactory to the board, in its sole determination, and using fair market value as the standard of valuation.

      In conjunction with the Stockholders' Agreement, stockholders would be issued slots, the number of which will be determined, in part, by the number of shares of common stock that each stockholder owns. The maximum number of slots available for issuance will be 100, which is equal to the maximum number of stockholders of an S corporation. Issuing slots will allow us to keep the number of stockholders below 100 while permitting certain transfers of common stock. Under the Stockholders' Agreement, a stockholder may transfer shares of stock only if (i) the transferring stockholder has a slot that may be transferred to the proposed transferee, (ii) the proposed transferee owns a slot by virtue of the fact that he or she is already a stockholder, or (iii) the proposed transferee otherwise obtains a slot prior to the consummation of the proposed transfer. A stockholder who transfers shares of stock may not retain any shares unless he or she also retains a slot. Slotting will not affect a stockholder's ability to transfer all of his or her shares to a third party because the stockholder can transfer the slot along with the shares. Slotting will not affect a stockholder' ability to transfer some of his or her shares to another stockholder because, by definition, that transferee stockholder will already have a slot. Slotting will only affect a stockholder's ability to transfer some of his or her shares to a third party who is not already a stockholder.

      Because our common stock will be subject to restrictions on transfer as a result of the Stockholders' Agreement, the Stockholders' Agreement provides that a legend will be placed on each stock certificate, noting that the shares are subject to the provisions of the Stockholders' Agreement. These actions are necessary to comply with applicable law and avoid inadvertent termination of S corporation status.

      The foregoing is only a summary of the selected information from the Stockholders' Agreement and may not contain all of the information that is important to you. We have attached a copy of the Stockholders' Agreement as Appendix D to this proxy statement and urge you to read the Stockholders' Agreement carefully.

Conversion and exchange of stock certificates

      We expect the merger to be completed after the restructuring period described in this proxy statement. As soon as practicable after the merger is completed, we will mail to you a transmittal letter and instructions for use in surrendering your stock certificates. When you deliver your stock certificates to us along with the letter of transmittal and any other required documents, your stock certificates will be cancelled and you will be issued, as applicable, a check in the amount of $11.00 per share of common stock that you owned when the merger became effective or new stock certificates representing your shares of common stock with the additional legends required by the Stockholders' Agreement. In our discretion, we may elect to affix the required legends to the surrendered stock certificates of qualified stockholders and return the surrendered certificates, rather than issue new stock certificates.

      When the merger is completed, the shares of common stock owned by each stockholder who is not a "qualified stockholder" will automatically be converted into the right to receive the cash consideration, without any further action on his or her part. If you are not a "qualified stockholder," you will not be entitled to any dividends or other distributions that are declared after the effective time of the merger, regardless of whether you have surrendered your stock certificates to the company. You will, however, be entitled to any dividends on your common stock declared prior to the date on which the merger becomes effective, even if it is not paid until after the time the merger is completed.

      Stockholders will not receive any interest, and no interest will accrue, on the merger consideration between the date we complete the merger and the date the stockholder receives the merger consideration. No service charge will be payable by stockholders in connection with the cash payments or otherwise, and all expenses will be borne by the company.

      We will not be liable to any former stockholder for any amount delivered in good faith to a public official under any applicable abandoned property, escheat or similar laws. If your stock certificate has been lost, stolen or destroyed, we will issue the consideration due to you under the merger agreement upon receipt of appropriate evidence of the loss, theft or destruction, appropriate evidence of your ownership of the shares, and your indemnification of us. In our discretion, we may also require an indemnity bond.

      Please do not surrender your stock certificates until you receive the letter of transmittal.

Interests of certain persons in the merger

      Our executive officers and directors who are also stockholders will participate in the merger in the same manner and to the same extent as all of the other stockholders. Executive officers and directors of the interim company who are also stockholders of the company will participate in the merger in the same manner and to the same extent as all of the other stockholders of the company. See "Special Factors--Determination of the terms of the merger" and "--Financial fairness" beginning on page 20. However, a majority of our directors and executive officers and those of the interim company own at least 10,000 shares and will, therefore, retain their shares as a result of the merger, unlike many other stockholders who will be required to relinquish their interest in the company as a result of the merger.

      In addition, if the merger is completed, the respective ownership percentages of each of the directors and executive officers, as well as each of the other stockholders, who remains a stockholder following the merger, will increase. If the merger was completed as of the date of this proxy statement and all stockholders owning at least 10,000 shares of our common stock became "qualified stockholders," the collective ownership interest of our directors and executive officers would have increased from approximately 22% to approximately 29%. See "Security Ownership of Certain Beneficial Owners" beginning on page 34.

Dissenting stockholders

      Pursuant to section 262 of the Delaware General Corporation Law, a stockholder who desires to object to the merger and to receive the fair value of his or her shares of our stock in cash by following the procedure described below may do so by complying with the provisions of Delaware law pertaining to the exercise of dissenters' rights. Only those stockholders entitled to vote on the merger are entitled to dissent and receive the fair value of their shares. All of the holders of our capital stock are entitled to vote on the merger and all of the holders may dissent and receive the fair value of their shares. The following is a summary of the provisions of Delaware law and it is qualified in its entirety by reference to Delaware law. A copy of the relevant provisions is attached to this proxy statement as Appendix F. A written demand for appraisal of your shares must be delivered by you to us before the vote on the merger is taken. Your written demand must be separate from any proxy or vote abstaining from or voting against approval and adoption of the merger. Voting against approval and adoption of the merger, abstaining from voting or failing to vote with respect to approval and adoption of the merger will not constitute a demand for appraisal within the meaning of section 262. By voting against approval and adoption of the merger or by abstaining from voting in favor of the merger, you may preserve your rights of appraisal as a dissenting stockholder. If you elect to exercise your appraisal rights under section 262 you must not vote for approval and adoption of the merger. A vote against approval and adoption of the merger is not required in order for you to exercise your appraisal rights. However, if you return a signed proxy but do not specify a vote against approval and adoption of the merger or a direction to abstain, the proxy, if not revoked, will be voted for approval and adoption of the merger, which will have the effect of waiving your appraisal rights. A demand for appraisal will be sufficient if it reasonably informs us of your identity and that you intend to demand appraisal. If your shares of our capital stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If your shares of our capital stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a FirstFed Bancorp stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in exercising the demand, he or she is acting as agent for the record owner or owners. If you elect to exercise your appraisal rights, you should mail or deliver your written demand to us at our executive offices located at 1630 Fourth Avenue North, Bessemer,

Alabama 35020, or deliver your demand to us at the special meeting. The demand should specify your name and mailing address and the number of shares of our capital stock owned by you. It is your responsibility to ensure that your written demand exercising your appraisal rights is received by us before the vote is taken at the special meeting.

      Within 10 days after the effective time of the merger, we must provide notice to all our stockholders who have complied with Section 262(d), summarized above, and have not voted for approval of the merger. Within 120 days after the effective time of the merger, any of our stockholders who have complied with the provisions of sections 262(a) and (d), summarized above, is entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of our capital stock not voted in favor of approval and adoption of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after the written request for it has been received by us or within 10 days after expiration of the time for delivery of demands for appraisal under section 262(d), whichever is later. Within 120 days after the effective time of the reorganization, either we or any holder of our capital stock who has complied with the required conditions of sections 262(a) and (d) and who is otherwise entitled to appraisal rights may file a petition in the Court of Chancery of the State of Delaware demanding a determination of the fair value of such holders shares of our capital stock.

      If a petition for an appraisal is timely filed, at a hearing on such petition, the court will determine which of our stockholders are entitled to appraisal rights and will appraise the shares of our capital stock owned by such stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the court is to take into account all relevant factors.

      If you are considering seeking appraisal you should be aware that the fair value of your shares determined under section 262 could be more than, the same as or less than the value of the consideration you would receive under the merger if you did not seek appraisal of your shares. Both fairness opinions and appraisal proceedings review many different aspects of a company's financial and business circumstances under accepted valuation techniques, but the perspectives differ. A determination that a transaction is fair from a financial point of view may be based on a finding that the price term of a transaction falls within a range of values that would be fair for other companies involved in similar types of transactions and circumstances. Such a finding does not determine what the best possible price would be, but looks at the transaction as a whole and determines whether entering the transaction is a reasonable business decision. In reaching the determination that an offered price is fair from a financial point of view, consideration is given to the fact that a purchaser of an entire company may be willing to pay a "control premium" in excess of the fair market value of the stock. A determination of fair value in an appraisal proceeding attempts to reduce all of the elements of value of a company to a set amount rather than focusing on the range of values in similar transactions. A judicial finding of fair value attempts to ensure that each dissenting stockholder receives the substantial equivalent of his proportionate interest in a company before the merger occurred. An appraisal proceeding does not attempt to consider the effects, if any, of the merger transaction itself on the value of the stock of a company. The cost of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable in the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation reasonable attorneys' fees and the fees and expenses of experts, be charged against the value of their shares entitled to appraisal. In the absence of such a determination or assessment, each party bears its own expenses.

      Any of our stockholders who have duly demanded appraisal in compliance with section 262 will not, after the effective time of the merger, have any rights in respect of shares subject to such demand except for appraisal rights and the right to receive payment of dividends or other distributions, if any, on such shares payable to our stockholders of record as of a date prior to the effective time. At any time within 60 days after the effective time of the merger, you will have the right to withdraw your demand for appraisal and to accept the terms of the merger; after this period, you may withdraw your demand for appraisal only with our consent. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, your rights to appraisal will cease. As we have no obligation to file such a petition, if you desire to file such a petition, you are advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed without the approval of the court, and such approval may be conditioned upon such terms as the court deems just.

      The provisions of section 262 are technical in nature and complex. If you desire to exercise your appraisal rights and obtain appraisal of the fair value of your shares of our capital stock, you should consult legal counsel, since failure to comply strictly with the provisions of section 262 may defeat your appraisal rights.

      If you do not follow the prescribed procedures, you will not be entitled to dissenters' rights with respect to your shares.

      Because of the complexity of the procedures necessary to exercise the rights of a dissenting stockholder, we recommend that any stockholder wishing to exercise the right to dissent consult with his or her own legal counsel.

Conditions to consummation of the merger

      The boards of directors of FirstFed Bancorp and the interim company have unanimously approved the merger agreement and authorized the consummation of the merger, and FirstFed Bancorp, as the sole stockholder of the interim company, has approved the merger. The completion of the merger depends upon a number of events, including:

                  o the approval of the merger agreement by our stockholders;

                  o the receipt of all required regulatory approvals (see "Proposal One--The Proposed Merger--Regulatory approvals" beginning on page 63);

                  o the accuracy of the representations and warranties of each of the parties as of the date of the merger agreement and the effective date of the merger; and

                  o the satisfaction of certain obligations by the parties as more fully set forth in Article V of the merger agreement.

Amendment or termination of the merger agreement

      The merger agreement may be amended at any time before the merger is consummated by mutual written agreement of the boards of directors of our company and the interim company, generally without the necessity of further action by our stockholders. However, stockholder approval is required for any modification or amendment that:

                  o changes the amount or kind of consideration that you will receive for your shares;

                  o changes any provision of our certificate of incorporation; or

                  o changes any of the terms of the merger agreement if the change would adversely affect your rights as a stockholder.

      No amendments or modifications to the merger agreement are presently contemplated. However, if there is any material amendment to the merger agreement before the stockholders' meeting, we will notify you and provide you with information relating to the amendment prior to the meeting.

      The merger agreement may be terminated by the mutual consent in writing of our company and the interim company at any time before the merger is completed. At this time, the parties have no intention of terminating the merger agreement.

Effective time of the merger

      We expect that the merger will become effective at the time set forth in the certificate of merger filed with the Secretary of State of the State of Delaware. The certificate of merger is expected to be filed as soon as practicable following the deadline for delivering to us a properly executed certificate of eligibility, conformed Internal Revenue Service election form and Stockholders' Agreement signature page, unless all of the conditions precedent to the consummation of the merger have not been satisfied or waived. We are working to complete the merger by _____, 2005 to avoid any further reporting obligations. However, delays in obtaining stockholder approval could delay completion of the merger. We cannot assure you that all conditions to the merger contained in the merger agreement will be satisfied or waived. See "--Conditions to consummation of the merger," beginning on page 62.

Regulatory approvals

      In connection wit the merger and deregistration of FirstFed Bancorp's common stock under the Securities Exchange Act, we will be required to make a number of filings with and obtain a number of approvals from various federal and state governmental agencies, including:

                  o approval from the Federal Reserve Bank of Atlanta for FirstFed Bancorp to complete a private placement offering of its shares of common stock to finance the cashing-out of the FirstFed Bancorp common stock;

                  o the ESOP will own more than 10% of the voting shares of FirstFed Bancorp as a result of the private placement offering and must receive approval from the Federal Reserve Bank of Atlanta to purchase such shares as a condition to the effectuation of the merger;

                  o filing of articles of merger with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law after the approval of the merger agreement by our stockholders;

                  o complying with federal and state securities laws, including FirstFed Bancorp's filing, before the date of this proxy statement, of a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the Securities and Exchange Commission;

                  o filing a Form 15 with the Securities and Exchange Commission to deregister the shares of common stock of FirstFed Bancorp after the effective time of the merger.

      As of the date of this proxy statement, we have received the necessary approvals from the Federal Reserve Bank of Atlanta.

      We are not aware of any other regulatory approvals required for completion of the merger. Should any other regulatory approvals be required, we anticipate, but cannot guarantee, that any and all required regulatory approvals would ultimately be obtained. However, the receipt of any required regulatory approvals would reflect only the view of that regulatory body that the transaction does not contravene applicable law. The approval would not include any evaluation that the transaction is in your best interests. No regulatory approval should be interpreted as an opinion that the regulatory body has considered the adequacy of the terms of the merger or that the merger is favorable to you from a financial point of view. The receipt of any regulatory approval in connection with the proposed transaction would in no way constitute an endorsement of, or recommendation for, the merger.

Expenses of the merger

      We estimate that merger-related expenses, consisting primarily of financial advisory fees, Securities and Exchange Commission filing fees, fees and expenses of our attorneys and accountants, and other related charges, will total approximately $200,000, assuming the merger is completed. This amount consists of the following estimated fees:

            Description                                        Amount
            -------------------------------------------------------------

                                                            $      75,000
            Legal fees and expenses                         $      95,000
            Advisory and consulting fees and
                expenses
            Accounting fees and expenses                    $      10,000
            Filing fees                                     $       5,000
            Printing, solicitation and mailing costs        $      10,000
            Miscellaneous expenses                          $       5,000
                                                            -------------

            Total                                           $     200,000
                                                            =============

Anticipated accounting treatment

      We anticipate that we will account for the purchase of our common stock in the merger as a treasury stock transaction.

Operations of FirstFed Bancorp and the Bank following the merger

      Following the merger, we expect the operations and business of FirstFed Bancorp and the Bank to continue substantially in the same manner as they are currently being conducted. The executive officers and directors of our company and the Bank immediately prior to the merger will be the executive officers and directors of our company and the Bank after the merger. The corporate existence of neither the company nor the Bank will be affected by the merger, and the certificate of incorporation and bylaws of the company and the Bank will remain in effect and unchanged by the merger. After the merger is completed, the company and the Bank will continue to be regulated by the same bank regulatory agencies as before the merger, and the Bank's deposits will continue to be insured by the Federal Deposit Insurance Corporation.

      We expect to terminate the registration of our common stock under the Securities Exchange Act following the merger. By terminating our registration, we would not, among other things, be required to prepare and file with the Securities and Exchange Commission annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, proxy statements on Schedule 14A or periodic reports on Form 8-K. For more information on the effects of terminating our registration, please see the section titled "Special Factors--Purposes of and reasons for the merger proposal" beginning on page 18. Management expects immediate cost savings as a result of the termination of our reporting obligations and the reduction in our stockholder base. In addition, management expects greater long-term benefits to be realized through our ability to avoid cost increases associated with the Sarbanes-Oxley Act of 2002 and the regulations promulgated under the that Act. These cost savings are expected to have a positive impact on our net income.

      In addition to the cost savings expected as a result of the termination of the registration of our common stock, we expect immediate cost savings as a result of the elimination of our federal income tax liability.

      Other than as described in the proxy statement, we have no current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change our board of directors or management, to change materially our indebtedness or capitalization, or otherwise to effect any material change in our corporate structure or business.

Directors and Executive Officers of FirstFed Bancorp and FirstFed Merger Corporation

      Information regarding the directors and executive officers of FirstFed Bancorp is set forth below:

B.K. Goodwin III

      Position: Chairman of the Board, President and Chief Executive Officer of
                FirstFed Bancorp and First Financial Bank
      Current Occupation: Same as position
      Business Name and Address: First Financial Bank, Bessemer, Alabama Occupation During Last Five Years: Same as position

Fred T. Blair

      Position: Director
      Current Occupation: Retired former Chairman of the Board, President and
                          Chief Executive Officer of FirstFed Bancorp and First Financial Bank
      Business Name and Address: Not applicable
      Occupation During Last Five Years: Not applicable

James B. Koikos

      Position: Director
      Current Occupation: Restaurateur
      Business Name and Address: Bright Star Restaurant, Bessemer, Alabama Occupation During Last Five Years: Same as current occupation

E.H. Moore, Jr.

      Position: Director
      Current Occupation: President and owner of trucking company
      Business Name and Address: Buddy Moore Trucking, Inc., Birmingham, Alabama Occupation During Last Five Years: Same as current occupation

James E. Mulkin

      Position: Director
      Current Occupation: President and owner of a diversified business operation
      Business Name and Address: Mulkin Enterprises, Bessemer, Alabama Occupation During Last Five Years: Same as current occupation

G. Larry Russell

      Position: Director
      Current Occupation: Self-employed Certified Public Accountant Business Name and Address: G. Larry Russell, CPA, Bessemer, Alabama Occupation During Last Five Years: Same as current occupation

Lynn J. Joyce

      Position: Chief Financial Officer, Executive Vice President, Secretary and
                Treasurer of FirstFed Bancorp and First Financial Bank
      Current Occupation: Same as position
      Business Name and Address: First Financial Bank, Bessemer, Alabama Occupation During Last Five Years: Same as position

      Mr. Goodwin is also Chairman of the Board, President and Chief Executive Officer of FirstFed Merger Corporation. Ms. Joyce is a director, Secretary and Treasurer of FirstFed Merger Corporation.

Vote required to approve the merger

      The merger proposal must be approved by the affirmative vote of the holders of at least a majority of the shares of FirstFed Bancorp common stock entitled to vote at the special meeting.

      Your board of directors unanimously recommends a vote "FOR" the merger proposal. If you return a signed proxy without indicating your vote with respect to the merger proposal, your shares will be voted "FOR" the merger proposal.

                PROPOSAL TWO - ADJOURNMENT OF THE SPECIAL MEETING

      In the event that there are not sufficient votes to constitute a quorum or to approve the adoption of the merger at the time of the special meeting, the merger could not be approved unless the meeting was adjourned to a later date or dates in order to permit further solicitation of proxies. An adjournment could also be used to allow additional time to satisfy other conditions to the completion of the merger that we elect to satisfy prior to seeking a vote of our stockholders. In order to allow proxies that have been received by us at the time of the special meeting to be voted for an adjournment, if necessary, we will submit the question of adjournment as a separate matter for consideration at the special meeting. The adjournment, if necessary, must be approved by a majority of the votes cast. The board of directors of FirstFed Bancorp unanimously recommends that stockholders for "FOR" the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the special meeting of the place, date and time to which the special meeting is adjourned, if the special meeting is adjourned for 30 days or less.

                                  OTHER MATTERS

      We are not aware of any other matters to be acted upon at the special meeting, other than the merger described in this proxy statement. If, however, any other matters are properly brought before the meeting, the persons named as proxy holders, acting under the proxy, will have discretion to vote on those matters, as directed by a majority of the board of directors.

               COST OF SPECIAL MEETING AND SOLICITATION OF PROXIES

      We will pay the expenses associated with the special meeting and with preparing, assembling, printing and mailing this proxy statement and the materials used for the solicitation of proxies to be voted at the special meeting. We have retained Corporate Communications, Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitation of proxies at a fee of $4,000, plus reimbursement of normal expenses. In addition, directors, officers and other employees of our company or the Bank may solicit proxies in person, by telephone or by facsimile. None of these persons will receive additional compensation for their efforts during this solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. After the original mailing of the proxies and other solicitation materials, we request that brokers, custodians, nominees and other record holders of common stock forward copies of this proxy statement, proxy and solicitation materials to beneficial owners for whom they hold shares.

                   SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE
                               2006 ANNUAL MEETING

      In accordance with the rules established by the Securities and Exchange Commission, any stockholder who intends to present a proposal at the 2006 annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for the meeting must submit the proposal in writing to Lynn J. Joyce, our Secretary, at the address on the cover of the proxy statement. The proposal must be received no later than November 23, 2005. To be included, such proposals must meet the requirement of, and not be subject to exclusion under, applicable law, including Rule 14a-8 under the Securities Exchange Act. However, it the merger is completed and we terminate the registration of our common stock, we will no longer be subject to the Securities and Exchange Commission rules, described above, related to the submission of stockholder proposals.

                           STOCKHOLDER COMMUNICATIONS

      Stockholders may communicate directly with a member or members of the board of directors or the individual chairman of standing board of directors committees by writing directly to those individuals at the following address:
1630 Fourth Avenue North, Bessemer, Alabama 35020. The company's general policy is to forward, and not to intentionally screen, any mail received at the company's corporate office that is sent directly to an individual, unless the company believes the communication may pose a security risk. The board of directors reserves the right to revise this policy in the event it is abused, becomes unworkable or otherwise does not efficiently serve the policy's purposes.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Because the merger is a "going private" transaction, the company and the interim company have filed with the Securities and Exchange Commission a Rule 13e-3 Transaction Statement on
Schedule 13E-3 with respect to the merger and a Schedule 14A with respect to the proxy solicitation. This proxy statement is a part of the Rule 13e-3 Transaction Statement and constitutes a proxy statement of the company for the special meeting. As permitted by Securities and Exchange Commission rules, this proxy statement does not contain all of the information that stockholders can find in the Rule 13e-3 Transaction Statement.

      You may read and copy any report, statements or other information that we file, including the Rule 13e-3 Transaction Statement, at the Securities and Exchange Commission's public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

                   ADDITIONAL DOCUMENTS AND OTHER INFORMATION
                            INCORPORATED BY REFERENCE

      The rules and regulations of the Securities and Exchange Commission allow us to incorporate into this document by reference certain reports, proxy and information statements and other information, which means that important information may be disclosed to you by us by referring you to another report, proxy or information statement or other information filed separately by us with the Securities and Exchange Commission. The reports, proxy and information statements and other information incorporated into this document by reference are deemed to be part of this document, except any information superseded by information contained in, or incorporated by reference into, this document. This document incorporates by reference the reports listed below, which we have previously filed with the Securities and Exchange Commission. The following reports filed with the Securities and Exchange Commission contain information about FirstFed Bancorp and its financial condition, results of operations and business that are important to you, and we encourage you to read them carefully in connection with your review of this document:

                  o Annual Report on Form 10-KSB for the year ended December 31, 2004, including the audited consolidated financial statements;

                  o     Current Report on Form 8-K dated April 11, 2005;

                  o     Current Report on Form 8-K dated April 27, 2005;

                  o Quarterly Report on Form 10-QSB for the period ended March 31, 2005, as amended on Form 10-QSB/A;

                  o     Current Report on Form 8-K dated July 21, 2005;

                  o     Current Report on Form 8-K dated August 10, 2005;

                  o Quarterly Report on Form 10-QSB for the period ended June 30, 2005;

                  o     Current Report on Form 8-K dated September 8, 2005; and

                  o     Current Report on Form 8-K dated September 21, 2005.

YOU MAY HAVE BEEN SENT SOME OF THE REPORTS, PROXY STATEMENT AND OTHER INFORMATION INCORPORATED BY REFERENCE IN THIS DOCUMENT BY FIRSTFED BANCORP, BUT YOU CAN ALSO OBTAIN ANY OF THEM THROUGH THE SECURITIES AND EXCHANGE COMMISSION AT THE LOCATIONS DESCRIBED ABOVE, OR THROUGH FIRSTFED BANCORP AT THE ADDRESS BELOW. FIRSTFED BANCORP WILL PROVIDE TO YOU, WITHOUT CHARGE, BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF ANY WRITTEN OR ORAL REQUEST BY YOU, A COPY OF ANY REPORT, PROXY OR INFORMATION STATEMENT OR OTHER INFORMATION INCORPORATED BY REFERENCE IN THIS DOCUMENT BY FIRSTFED BANCORP. YOU SHOULD DIRECT YOUR REQUEST TO THE FOLLOWING ADDRESS:

                             FIRSTFED BANCORP, INC.
                            1630 Fourth Avenue North
                             Bessemer, Alabama 35020
                         ATTN: Lynn J. Joyce, Secretary
                                 (205) 428-8472

      If you would like to request documents, please do so by ______, 2005, to receive them before the special meeting. If you request any incorporated documents from us, we will mail them to you promptly by first-class mail or other similar means.

      You should rely only on the information contained in or incorporated by reference into this proxy statement. We have not authorized anyone to provide you with any information that is different from the information contained in, or incorporated by reference into, this proxy statement. If anyone does give you different or additional information, you should not rely on it.

      This proxy statement is dated ______, 2005. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of the proxy statement to our stockholders will not create any implication to the contrary.

                                           By Order of the Board of Directors


                                           _____________________________________
                                           Lynn J. Joyce
                                           Secretary

                                 REVOCABLE PROXY

                             FIRSTFED BANCORP, INC.
                            1630 Fourth Avenue North
                             Bessemer, Alabama 35020
                                 (205) 428-8472

                         SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ____________, 2005

      The undersigned hereby appoints _____________ and _______________, and each of them separately, with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of FirstFed Bancorp, Inc. (the "Company") owned of record by the undersigned at the Special Meeting of Stockholders, to be held at the Bright Star Restaurant, located at 304 19th Street North, Bessemer, Alabama, on ____________, 2005, at ____ p.m., local time, and at any and all adjournments thereof, as designated below with respect to the matters set forth below and described in the accompanying proxy statement and as directed by a majority of the Board of Directors with respect to any other business that may properly come before the Special Meeting. Any prior proxy or voting instructions are hereby revoked.

      I. PROPOSAL TO APPROVE the Agreement and Plan of Merger dated as of ___________, 2005, by and between FirstFed Bancorp, Inc. and FirstFed Merger Corporation, and the transactions contemplated by the agreement.

                  |_|  FOR           |_|  AGAINST             |_|  ABSTAIN

      II. PROPOSAL TO APPROVE any adjournments of the special meeting for the purpose of allowing additional time in order to solicit proxies in favor of Proposal I or to satisfy other conditions to the completion of the merger.

                  |_|  FOR           |_|  AGAINST             |_|  ABSTAIN

      III. Such other matters that may properly come before the Special Meeting or any adjournment of the Special Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSALS.

                This Proxy Is Solicited by the Board of Directors

      This proxy, properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" the proposals listed. If any other business is presented at the Special Meeting, this proxy will be voted by the proxies as directed by a majority of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

      The undersigned acknowledges receipt from the Company, before the execution of this proxy, of a Notice of Special Meeting of Stockholders and a Proxy Statement for the Special Meeting.

      Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.


                                        ___________________________________
                                        SIGNATURE OF STOCKHOLDER


                                        ___________________________________
                                        SIGNATURE OF CO-HOLDER (IF ANY)

Date:

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of the 30th day of September, 2005, by and between FIRSTFED BANCORP, INC., a Delaware corporation (the "Company"), and FIRSTFED Merger Corporation, a Delaware corporation in organization ("MergerCorp").

                                    RECITALS

      WHEREAS, the Company is a corporation duly incorporated and existing under the laws of the state of Delaware, having authorized capital stock consisting of 10,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), of which 2,439,350 shares are currently outstanding, and 1,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"), of which no shares are issued and outstanding;

      WHEREAS, there are issued and outstanding options to acquire 305,719 shares of Common Stock granted under the Company's stock benefit plans (the "Options");

      WHEREAS, MergerCorp is a corporation duly incorporated and existing under the laws of the state of Delaware, formed for the sole purpose of facilitating the merger transaction described herein and having authorized capital stock consisting of 100 shares of common stock, par value $0.01 per share ("MergerCorp Stock"); and

      WHEREAS, the boards of directors of MergerCorp and the Company deem it advisable and to the benefit of MergerCorp and the Company and their respective stockholders that MergerCorp and the Company participate in a merger ("Merger") pursuant to which MergerCorp shall merge with and into the Company and the separate corporate existence of MergerCorp shall cease.

      NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants, and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Agreement agree as follows:

                                    ARTICLE I
                         THE MERGER AND RELATED MATTERS

      1.01. The Merger

            (a) Merger of MergerCorp and the Company. Subject to the terms of this Agreement, at the Effective Time (as such term is defined in Section 1.05 hereof), MergerCorp shall be merged with and into the Company pursuant to the provisions of subchapter IX of the Delaware General Corporation Law ("DGCL").

            (b) Effects of the Merger. The Merger shall have the effects set forth in section 259 of the DGCL. Following the Merger, the Company shall continue in existence under the same legal name as it existed immediately prior to the Merger, and the separate corporate existence of MergerCorp shall cease. The offices and facilities of the Company immediately prior to the Merger shall be the offices and facilities of the Company following the Merger. At the Effective Time, all rights, title and interests to all assets of every kind and character owned by MergerCorp shall be allocated to and vested in the Company without reversion or impairment, without further act of deed and without any transfer of assignment, but subject to any existing liens or encumbrances thereon. At the Effective Time, all liabilities and obligations of MergerCorp shall be allocated to and vested in the Company.

            (c) Conversion of Common Stock. At the Effective Time by virtue of this Agreement and without any further action on the part of any holder:

      (1) Each share of Common Stock owned of record as of the Effective Time (as defined herein) by a Qualified Stockholder (as such term is defined in Section 1.02 hereof) who is not a Dissenting Stockholder (as such term is defined in Section 1.01(e) hereof) shall remain outstanding and continue at the Effective Time to represent one share of Common Stock; and

      (2) Each share of Common Stock owned of record as of the Effective Time by a stockholder of the Company who is not a Qualified Stockholder shall be canceled and converted into the right to receive $11.00 in cash payable in the form of a Company check.

            (d) Conversion of MergerCorp Stock. At the Effective Time by virtue of this Agreement and without any further action on the part of any holder, each share of MergerCorp Stock shall be, without any action on the part of the holder thereof, be canceled.

            (e) Options. At the Effective Time by virtue of this Agreement and without any further action on the part of any holder, the outstanding Options held by Qualified Stockholders shall remain outstanding, with such changes in their respective terms and conditions as are necessary and appropriate to comply with applicable Option plans and agreements. No other Options shall remain outstanding subsequent to the Merger.

            (f) Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, a stockholder of the Company ("Stockholder") who complies with the procedural requirements of the DGCL (a "Dissenting Stockholder") shall be entitled to receive the fair cash value of the Dissenting Stockholder's shares. In the event that a Stockholder fails to perfect, withdraws or otherwise loses such holder's dissenters' rights pursuant to the relevant provisions of the DGCL, the Stockholder shall be entitled only to receive the consideration specified in Section 1.01(c) of this Agreement.

            (g) Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be unaffected by the Merger and shall remain in effect thereafter, unless and until amended or repealed as provided by applicable law.

            (h) Directors and Officers. The directors and officers of the Company immediately prior to the Merger shall continue as the directors and officers of the Company following the Merger, and each of such persons shall continue to hold office in the manner provided in the Certificate of Incorporation and Bylaws of the Company, as in effect at that time, or as otherwise provided by law.

            (i) Stockholder Approval. This Agreement shall be submitted to a vote of (i) the Stockholders at a meeting duly called by the board of directors of the Company as soon as is practicable following the execution hereof and (ii) the sole stockholder of MergerCorp. Upon approval by the requisite vote of the Stockholders and the approval of the sole stockholder of MergerCorp, this Agreement shall be made effective in the manner provided in Section 1.05 hereof.

      1.02. Qualified Stockholder. Except as provided below and, as applicable, subject to the Tax Technical Corrections Act of 2005 or other federal legislation becoming law prior to the Effective Time, a "Qualified Stockholder" is a stockholder who: (i) either individually, or (A) with his or her spouse,
(B) with other family members that make an election under Section 1361(c)(1)(A) (a "Family Election") of the Internal Revenue Code of 1986, as amended ("Code"),
(C) through other co-ownership, (D) through an individual retirement account, or
(E) through an estate that makes a Family Election, owns of record or through the Family Election at least 10,000 shares of Common Stock, (ii) is eligible to be a stockholder of a corporation taxed pursuant to Subchapter S ("S Corporation") of the Code and executes and delivers to the Company a certificate of eligibility ("Certificate of Eligibility"), in the form provided by the Company, (iii) consents (along with his or her spouse, if any) to the election by the Company to be taxed as an S Corporation ("Subchapter S Election") by executing and delivering to the Company a Confirmed Internal Revenue Service Subchapter S Corporation Election Form 2553 ("Election Form"), in the form provided by the Company, and (iv) enters into (along with his or her spouse) and delivers to the Company a stockholders' agreement ("Stockholders' Agreement"), in the form provided by the Company. Members of a family making the Family Election may aggregate their shares in order to satisfy the 10,000 share ownership requirement and be treated as one Qualified Stockholder if each family member executes and delivers to the Company a tax election form representing that the election will be included in the tax returns of the family members making the Family Election ("Family Tax Election Form"), in the form provided by the Company.

      For the purposes of this Agreement and the determination of who is a Qualified Stockholder, the following limitations shall apply: If the record holder is a minor, he or she shall be deemed not to be a Qualified Stockholder. However, a minor may own shares beneficially through a trust, which may be deemed a Qualified Stockholder if it satisfies the terms and conditions of this Agreement. A trust described in section 1361(c)(2)(A)(ii) or (iii) of the Code shall be deemed not to be a Qualified Stockholder unless (i) the trust is a trust described in section 1361(c)(2)(A)(iv) of the Code and all beneficiaries of the trust qualify to make the Family Election or (ii) the trust is eligible to be a Stockholder of an S Corporation under a provision of the Code other than section 1361(c)(2)(A)(ii) or (iii) of the Code. A trust described in section 1361(c)(2)(A)(v) of the Code having more than two "potential current beneficiaries," as defined in section 1361(e)(2) of the Code, shall be deemed not to be a Qualified Stockholder.

A stockholder shall be deemed not to be a Qualified Stockholder as to any shares of Common Stock that the Stockholder owns of record jointly with any person other than the Stockholder's spouse or another member of the Stockholder's family as defined in Section 1361(c)(1)(B) of the Code with respect to which an election is in effect under Section 1361(c)(1)(D) of the Code. Shares of Common Stock held in usufruct shall be deemed not to be owned by a Qualified Stockholder unless the usufructuary would satisfy the requirements to be a Qualified Stockholder in the usufructary's own right; no naked owner who is a minor or is otherwise incompetent under law shall be eligible to enter into the Stockholders' Agreement; and each naked owner (along with his or her spouse, if any) shall execute and deliver to the Company a signature page to the Stockholders' Agreement. Shares of Common Stock held by a trust will be deemed not to be owned by a Qualified Stockholder unless (i) the trust, (ii) each person who is deemed an owner of the trust under the Code (and his or her spouse) and (iii) each beneficial owner of the trust (and his or her spouse) execute a signature page to the Stockholders' Agreement. All shares held in "street name" shall be deemed to be held by a Stockholder who is not a Qualified Stockholder.

      In the event that a Stockholder would satisfy the requirements to be a Qualified Stockholder, except for the fact that the Stockholder does not own of record at least 10,000 shares of Common Stock, for purposes of satisfying this
Agreement: (i) the Stockholder shall also be deemed to own all other shares that the Stockholder owns beneficially in a trust that satisfies the requirements to be a Qualified Stockholder (except for the ownership minimum); and (ii) the Stockholder shall also be allowed to aggregate the Stockholder's shares of Common Stock owned of record by other family members who execute and deliver the Family Tax Election Form.

      If the Tax Technical Corrections Act of 2005, or other federal legislation which expands the eligibility to be a Stockholder of an S Corporation, is enacted prior to the Effective Time, individual retirement accounts and estates that qualify for a Family Election, if then authorized, shall be Qualified Stockholders, and the Company may, but shall not be obligated to, include within the definition of a Qualified Stockholder under this Agreement any other category of Stockholder authorized by such legislation to be an eligible S Corporation Stockholder; provided however, that any such additional Qualified Stockholder shall have executed and delivered to the Company the applicable required docmentation.

      The Company shall have the sole authority to determine whether a Stockholder is a Qualified Stockholder, and that determination, after consultation with counsel, shall be final and binding.

      1.03. Exchange Procedures.

            (a) As soon as practicable after the Effective Time, the Company (acting as exchange agent) or such other exchange agent as may be appointed by the Company shall mail to each holder of record of one or more certificates which immediately prior to the Effective Time evidence outstanding shares of Common Stock ("Certificate(s)") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of the certificates to the Company and which may contain such other terms as determined by the Company) and instructions for use in effecting the surrender of the

Certificates in exchange for the cash consideration set forth in Section 1.01(c) hereof or for certificates with the additional legends as provided thereof by the Stockholders' Agreement, as applicable.

            (b) Upon surrender of a Certificate for cancellation, together with a properly completed and duly executed letter of transmittal and such other documents as may be required by the letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange thereof the cash consideration set forth in Section 1.01(c) hereof or certificates with the additional legends as provided therefor by the Stockholders' Agreement, as applicable.

            (c) The Company may withhold any amount otherwise due to a Stockholder pursuant to this Agreement or any future distribution with respect to Common Stock held by a Stockholder if such Stockholder fails to follow the exchange procedures set forth in this Agreement. No interest in respect of the cash consideration set forth in Section 1.01(c) or any other distribution will be paid or will accrue to holders of Certificates pursuant to the provisions of this Agreement or otherwise.

            (d) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such amount as the Company or the exchange agent, as applicable, may determine is necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Company or the exchange agent, as applicable, shall deliver in exchange for such lost, stolen or destroyed Certificate the cash consideration set forth in
Section 1.01(c) hereof or new Company certificates with the additional legends as provided therefor by the Stockholders' Agreement, as applicable.

            (e) Notwithstanding the foregoing, none of the Company, MergerCorp or any exchange agent shall be liable to any former Stockholder or holder of a Certificate for any amount delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar laws.

      1.04 Family Election. Treats members of a family as one Qualified Stockholder for purposes of determining the number of Qualified Stockholders. "Members of the family" shall mean the common ancestor, lineal descendants of the common ancestor, and spouses (or former spouses) of such lineal descendants or common ancestor. A common ancestor is an individual who is no more than six generations removed from the youngest generation of stockholders who otherwise would be members of the family. The Family Election can be made by any member of the family. Once made, the election remains in effect until such time it is revoked.

      1.05. Effective Time. The Merger will become effective in the manner set forth in the DGCL ("Effective Time").

      1.06. Closing. The closing of the transactions contemplated by this Agreement shall take place at such time and place as the parties may mutually agree.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to MergerCorp as follows:

      2.01. Corporate Organization, Authorization, etc. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as it is now being conducted and to own or lease the properties and assets it now owns or holds under lease. The Company has full corporate power and authority to enter into this Agreement and, subject to the requisite approval of its Stockholders, to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by the Company and, subject to such approval, is a valid and binding agreement of the Company in accordance with its terms, subject to laws relating to creditors' rights generally.

      2.02. Authorized and Outstanding Stock. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value $0.01 per share. As of the date hereof, 2,439,350 shares of Common Stock are issued and outstanding. As of the date hereof, no shares of Preferred Stock are issued and outstanding. There are no preemptive rights with respect to the Common Stock.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF MERGERCORP

      MergerCorp hereby represents and warrants to the Company that:

      3.01. Corporate Organization, Authorization, etc. At the Effective Time, MergerCorp shall be a corporation duly incorporated, validly existing and in a good standing under the laws of the State of Delaware and have full corporate power and authority to conduct its business as it is then being conducted and to own or lease the properties and assets it owns or holds under lease. MergerCorp has full corporate power to enter into this Agreement and, subject to the approval of its sole stockholder, to consummate the transactions completed herein. This Agreement has been duly executed and delivered by MergerCorp and, subject to such approval, is a valid and binding agreement of MergerCorp in accordance with its terms, subject to laws relating to creditors' rights generally.

      3.02. Authorized and Outstanding Stock. The authorized capital stock of MergerCorp consists of 100 shares of common stock, par value $0.01 per share. As of the Effective Time, one share of MergerCorp Stock shall be fully paid, validly issued and outstanding. There are no preemptive rights with respect to the MergerCorp Stock.

                                   ARTICLE IV
               OBLIGATIONS PRIOR AND SUBSEQUENT TO EFFECTIVE TIME

      4.01. Filing Requirements. MergerCorp and the Company will promptly comply with all filing requirements that federal, state or local law may impose on MergerCorp or the Company with respect to this Agreement and the transactions contemplated hereby.

      4.02. Stockholder Approval. Promptly following the execution of this Agreement, the Company and MergerCorp shall commence to take such actions as may be necessary to obtain requisite approvals of this Agreement by the Stockholders of the Company and the sole stockholder of MergerCorp, including, without limitation, the calling of a Stockholders' meeting and the preparation of proxy soliciting materials for a meeting of Stockholders to be held as soon as practicable.

      4.03. Further Assurances. Each party hereto agrees to execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement. Each party shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and conditions of this Agreement.

                                    ARTICLE V
                            CONDITIONS AND PRECEDENT

      5.01. Conditions to the Company's Obligations. The obligations of the Company to effect the Merger are subject to the satisfaction of the following conditions, unless waived by the Company:

            (a) Representations and Warranties. The representations and warranties of MergerCorp set forth in this Agreement shall be true and correct in all material respects (i) as of the date of this Agreement, and (ii) as of the Effective Time, as though made as of such time.

            (b) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the Stockholders in accordance with applicable law.

            (c) Performance of Obligations of MergerCorp.. MergerCorp shall have performed all obligations and covenants required to be performed by it under this Agreement prior to the Effective Time.

            (d) Approvals and Consents. All approvals of applications to public authorities, federal, state or local, and all approvals of private persons, the granting of which is necessary for consummation of the Merger, for prevention of the termination of any material right, privilege, license or agreement of, or any material loss or disadvantage to, or the withholding of which might have material adverse effect on, the business, results of operations, prospects or financial condition of MergerCorp upon the consummation of the Merger, shall have been obtained, and all statutory waiting periods with respect thereto shall have expired. No approval obtained from any regulatory authority which is necessary to consummate the transactions contemplated hereby shall contain any term or condition which in the judgment of the Board of Directors of the Company renders inadvisible the consummation of the Merger.

      5.02. Conditions to MergerCorp's Obligations. The obligations of MergerCorp to effect the Merger are subject to the satisfaction of the following conditions, unless waived by MergerCorp:

            (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (i) as of the date of this Agreement, and (ii) as of the Effective Time, as though made as of such time.

            (b) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the sole stockholder of MergerCorp in accordance with applicable law.

            (c) Performance of Obligations of the Company. The Company shall have performed all obligations and covenants requested to be performed by it under this Agreement prior to the Effective Time.

            (d) Approvals and Consents. All approvals of applications to public authorities, federal, state or local, and all approvals of private persons, the granting of which is necessary for consummation of the Merger, for prevention of the termination of any material right, privilege, license or agreement of, or any material loss or disadvantage to, or the withholding of which might have a material adverse effect on, the business, results of operations, prospects or financial condition of the Company upon the consummation of the Merger, shall have been obtained, and all statutory waiting periods with respect thereto shall have expired.

                                   ARTICLE VI
                           TERMINATION AND ABANDONMENT

      6.01. Right of Termination. Anything herein to the contrary notwithstanding, prior to the Effective Time, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time by the mutual consent in writing of the boards of directors of the Company and MergerCorp, whether before or after any action thereon by the Stockholders.

      6.02. Effect of Termination. If this Agreement is terminated pursuant to this ARTICLE VI, the same shall be of no further force or effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of MergerCorp, the Company or any of the directors, officers, employees, or agents, or stockholders of either of them, except as to any liability for breach of any duty, representation, warranty or obligation under this Agreement arising prior to the date of termination.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

      7.01. Amendment and Modification. To the fullest extent provided by applicable law, this Agreement may be amended, modified and supplemented by written agreement duly authorized by the boards of directors of MergerCorp and the Company at any time prior to the Effective Time; provided, however, that Stockholder approval shall be required for any modification or amendment that alters or changes the amount or kind of consideration to be received in exchange for or on conversion of all or part of the shares of Common Stock.

      7.02. Waiver of Compliance. Any failure of MergerCorp or the Company to comply with any obligation, covenant, agreement or condition herein may be expressly waived (to the extent permitted under applicable law) in writing by the President of MergerCorp or the Company, as the case may be; provided, however, that such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      7.03. Notice. All notices or communications required or permitted to be made hereunder shall be in writing, duly signed by the party giving such notice or communication and shall be by hand, by a nationally recognized overnight courier service, by registered or certified mail, postage prepaid, or by facsimile transmission, receipt confirmed, as follows (or at such other address for a party as shall be specified by like notice):

            (a) if given to MergerCorp, at the mailing address of MergerCorp set forth below:

                  FirstFed Merger Corporation
                  1630 Fourth Avenue North
                  Bessemer, Alabama 35020
                  Attention: B.K. Goodwin III
                  Chairman of the Board, President and Chief Executive Officer

            (b) if given to the Company, at the mailing address of the Company set forth below:

                  FirstFed Bancorp, Inc.
                  1630 Fourth Avenue North
                  Bessemer, Alabama 35020
                  Attention: B.K. Goodwin III
                  Chairman of the Board, President and Chief Executive Officer

            (c) if given to a stockholder of MergerCorp or the Company, at the address ser forth on the books and records of MergerCorp or the Company, respectively.

      Where this Agreement provides for notice in any manner, such notice may be waived in writing by the person entitled to received such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders shall be filed with the Secretary of MergerCorp or the Company, as applicable, but such notice shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      All notices or communications shall be deemed delivered upon actual receipt thereof by the appropriate person if delivered by hand, upon the date of receipt confirming the delivery if transmitted by facsimile, upon the next business day following deposit with a nationally recognized overnight courier service, or upon the third succeeding business day following deposit in the United States mail.

      7.04. Severability. If any provision of this Agreement, or the application thereof, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the invalid, illegal or unenforceable provision. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

      7.05. Attorneys' Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or as a result of any other dispute, in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other cots and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

      7.06. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the respective parties hereto without the prior written consent of the other parties. No such assignment shall relieve MergerCorp or the Company of its obligations hereunder.

      7.07. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws rules or of any other state.

      7.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

      7.09. Headings. The headings of the sections of this Agreement are inserted for convenience of reference only and shall not affect the construction of this Agreement or any provision thereof.

      7.10. Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein.

This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered all as of the day and year first above written.

                                                FIRSTFED BANCORP, INC.


                                                By: ____________________________


                                                FIRSTFED MERGER CORPORATION


                                                By: ____________________________

                                                                      APPENDIX B

                                            Stockholder ________________________
                                                                      Print Name

                                                      CERTIFICATE OF ELIGIBILITY

To:   FirstFed Bancorp, Inc.
      1630 Fourth Avenue North
      Bessemer, Alabama 35020

Attention:  ___________________

Ladies and Gentlemen:

      In accordance with the terms of the Agreement and Plan of Merger dated as of ______, 2005 (the "Merger Agreement"), by and between FirstFed Bancorp, Inc. (the "Company") and FirstFed Merger Corporation, I understand that, in order to remain a stockholder of the Company after consummation of the merger contemplated by the Merger Agreement, I must be qualified to be a stockholder ("Qualified Stockholder") of a corporation organized under Subchapter S of the Internal Revenue Code of 1986, as amended ("Code").

      Accordingly, I hereby represent, warrant and certify to the Company as follows:

[CHECK EITHER 1 OR 2 BELOW]:

____ 1. I am qualified to be a stockholder of a corporation organized under Subchapter S of the Code, as I am [CHECK ONE OF THE FOLLOWING]:

      ____ (a) An individual, other than a non-resident alien of the United States;

      ____ (b) An individual retirement account, as described in section 408 of the Code; provided, however, that the Tax Technical Corrections Act of 2005 or other authorizing federal legislation is enacted prior to consummation of the merger;

      ____ (c) An estate; provided, however that: (i) the Tax Technical Corrections Act of 2005 or other authorizing federal legislation is enacted prior to consummation of the merger and (ii) the estate qualifies for and makes a Family Election;

      ____ (d) A trust all of which is treated as owned by an individual grantor (who is a United States citizen or United States resident), as described in section 1361(c)(2)(A)(i) of the Code. For purposes of such section, a husband and wife owning a trust together are treated as an individual owner;

      ____ (e) An electing small business trust, the interests in which have been acquired by reason of gift, bequest or similar transfer, as described in section 1361(c)(2)(A)(v) of the

      Code. I understand that an electing small business trust is defined by section 1361(e) of the Code as a trust that (i) does not have as a beneficiary any person other than an individual, an estate, or an organization described in paragraph (2), (3), (4), or (5) of section 170(c) of the Code (which includes, generally, a tax exempt corporation, trust, or community chest, fund or foundation created or organized under the law of the United States, any State, the District of Columbia, or any possession of the United States; organized and operated exclusively for religious, charitable, scientific, literary, or educational purposes, or to foster national or international amateur sports competition or for the prevention of cruelty to children or animals (paragraph (2) of section 170(c)); a post or organization of war veterans, or an auxiliary unit or society of, or trust or foundation for, any such post of organization, organized in the United States or any of its possessions (paragraph (3) of section 170(c)), a domestic fraternal society, order or association, operating under the lodge system, but only if such contribution or gift is to be used exclusively for religious, charitable, scientific, literary, or educational purposes, or for the prevention of cruelty to animals (paragraph (4) of section 170(c)); and a cemetery company owned and operated exclusively for the benefit of its members, or any corporation chartered solely for burial purposes as a cemetery corporation and not permitted by its charter to engage in any business not necessarily incident to that purpose, if such company or corporation is not operated for profit (paragraph (5) of section 170(c)), (ii) no interest in such trust was acquired by purchase, and (iii) a timely election is made by the trust to be treated as an electing small business trust. I understand that an electing small business trust does not include, however, any qualified subchapter S trust if an election has been made by such trust to be treated as a qualified subchapter S trust, any tax-exempt trust or any charitable remainder annuity trust to charitable remainder unitrust (as defined in section 664(d) of the Code). I understand that the trust cannot have more than two non-family member "potential current beneficiaries";

I understand that paragraphs (d) and (e) do not apply to foreign trusts:

      ____ (f) A qualified Subchapter S trust, which is defined under section 1361(d) of the Code as a trust, the terms of which require that (i) (a) there is only one income beneficiary of the trust, during the lifetime of the current income beneficiary, (b) any corpus distributed during the life of the current income beneficiary may be distributed only to such beneficiary, (c) the income interest of the current income beneficiary in the trust shall terminate on the earlier of such beneficiary's death or the termination of the trust, and (d) upon the termination of the trust during the life of the current income beneficiary, the trust shall distribute all of its assets to such beneficiary, and (ii) all of the income of the trust is distributed (or required to be distributed) currently to one individual who is a citizen or resident of the United States;

      ____ (g) An entity described in section 1361(c)(6) of the Code, referred to in section 401(a) of the Code, and generally described as a tax exempt qualified trust created or organized in the United States and forming part of a stock bonus, pension, or profit- sharing plan of an employer for the exclusive benefit of its employees or their beneficiaries, and in compliance with section 401(a) of the Code; or

      ____ (h) An entity described in section 1361(c)(6) of the Code, referred to in section 501(c)(3) of the Code, and generally described as a tax exempt corporation, community chest, fund, or foundation, organized and operated exclusively for religious, charitable, scientific, testing for public safety, literary, or educational purposes, or to foster national or international amateur sports competition or for the prevention of cruelty to animals, as provided in section 501(c)(3) of the Code.

I make the foregoing representation after consultation with my tax advisors. [NOTE, IF YOU HAVE CHECKED ANY OF ITEMS (c), (d) OR (e), YOU MUST ENCLOSE A COPY OF THE TRUST (AND EXECUTED FORMS FOR ANY ELECTION TO BE MADE BY THE TRUST TO HOLD SUBCHAPTER S STOCK) AND AN OPINION OF COUNSEL WITH DEMONSTRABLE COMPETENCE IN ESTATE, TRUST AND TAX LAWS THAT THE TRUST IS A QUALIFIED S CORPORATION STOCKHOLDER. IF YOU HAVE CHECKED EITHER ITEM (f) OR (g), YOU MUST ENCLOSE THE MOST RECENT DETERMINATION LETTER FROM THE INTERNAL REVENUE SERVICE WITH RESPECT TO THE TAX EXEMPT STATUS OF THE ENTITY ALONG WITH AN OPINION OF COUNSEL WITH DEMONSTRABLE COMPETENCE IN TAX LAW THAT THE ENTITY IS A QUALIFIED S CORPORATION STOCKHOLDER.]

      ____ 2. I have not determined whether I am eligible to be a stockholder of a corporation under Subchapter S of the Code. I have enclosed herewith copies of all trust or other organizational documentation (including executed forms for any election to be made by any trust, either as an electing small business trust or a qualified Subchapter S trust, or determination letters with respect to any tax exempt entity) for the Company's counsel to review in order to make a determination regarding whether I am a Qualified Stockholder.

      I understand that due to the importance to the Company and its stockholders of the Company's continuing eligibility as an S corporation, the Company reserves the right to require such other documentation, certifications and legal opinions as the Company and its counsel deem appropriate to verify Subchapter S eligibility. I further understand that if I have not provided evidence satisfactory to the Company, in its sole discretion, before ___ p.m. (Central Time) on _____, 2005, that I am a Qualified Stockholder, then the Company intends to make the determination that I am not a Qualified Stockholder and pay cash to me for my shares of common stock of the Company as a result of the merger described in the Merger Agreement.

      I understand that the representations made herein will be relied upon by the Company in determining whether I am a Qualified Stockholder. I understand the meaning and legal consequences of the representations made herein, and I agree to indemnify and hold harmless the Company from and against any and all loss, damage or liability due to or arising out of any misrepresentation made by me herein.

      IN WITNESS WHEREOF, I have executed this Certificate of Eligibility as of the day of , 2005.


IF A TRUST OF OTHER ENTITY:             IF AN INDIVIDUAL (and Spouse if jointly
                                        held):


________________________________        ________________________________________
(Name of Entity)                                     (Signature)


                                        ________________________________________
                                        (Print Name)

By: _____________________________       ________________________________________
                                        (Signature of Spouse, if jointly held)
  Name: _________________________

  Title: ________________________       ________________________________________
                                        (Print Name of Spouse, if applicable)

                                                                      APPENDIX C

                           CONFORMED IRS ELECTION FORM
                     INSTRUCTIONS FOR STOCKHOLDER'S CONSENT
                           TO SUBCHAPTER S ELECTION BY
                             FIRSTFED BANCORP, INC.

                 PLEASE READ THE FOLLOWING BEFORE EXECUTING AND
                      COMPLETING THE ATTACHED ELECTION FORM

Background

      For a corporation to become an S corporation, each stockholder is required to consent to the corporation's Subchapter S election by signing Item K on Form 2553 and providing the information in Items J, L, M, and N of the form, or by signing a separate statement attached to Form 2553. FirstFed Bancorp, Inc. (the "Company") has elected to use a separate statement, which has been conformed to the appropriate items of Form 2553 ("Election Form"). In order for you to validly complete the Election Form, the following information will be required:
(i) your name (and the name of your spouse, if any); (ii) your address; (iii) your taxpayer identification number (as well as the taxpayer identification number of your spouse, if any); (iv) the number of shares of Company stock that you will own following the merger, which is equal to the number of shares of stock of the Company you currently own; (v) that date(s) on which you acquired your shares; and (vi) the date on which your taxable year ends (most stockholders use the calendar year, i.e. December 31). You and your spouse, if any, must sign the Election Form under penalties of perjury.

Rules for Who Must Consent

      The following rules apply in determining the persons required to consent to the Company's Subchapter S election:

      (1) Spouses. If you are married, you and your spouse must consent to the election.

      (2) Minor. The consent of a minor should be made by the legal representative of the minor (or by a natural or adoptive parent of the minor if no legal representative has been appointed).

      (3) Estates. The consent of an estate must be made by an executor or an administrator thereof, or by any other fiduciary appointed by testamentary instrument or appointed by the court having jurisdiction over the administration of the estate.

      (4) Trusts. In the case of a grantor trust, a Qualified Subchapter S Trust ("QSST") or an Electing Small Business Trust ("ESBT") (each trust discussed more fully below), only the person treated as the stockholder for purposes of section 1361(b)(1) of the Code (i.e., the stockholder counting rules) must consent to the election. If the Company's stock is to be held by a trust, both husband and wife must consent to any election if either the husband or the wife has an interest in the trust property. Before proceeding with completion of the attached Election Form, you must have previously provided a copy of the governing trust document(s), including any amendment(s), to the Company for the Company's and its counsel's review.

      (a) Grantor trust. In the case of a grantor trust, the grantor of the trust (and not the trust itself) is treated as the stockholder. As a result, the grantor and his or her spouse, if any, generally are required to consent to the election.

      (b) QSST. In the case of a QSST, the income beneficiary of the trust is treated as a stockholder. As a result, the income beneficiary and his or her spouse, if any, generally are required to consent to the election.

      (c) ESBT. In the case of an ESBT, each potential current beneficiary of the trust (limited to no more than two non-family members) is treated as a stockholder (however, if for any period there is no potential current beneficiary of the trust, then the trust is treated as a stockholder during such period). Nevertheless, the IRS has issued guidance which indicates that only the trustee of the trust is required to consent to the election.

How the Consent is Made

      All owners or deemed owners (including spouses of owners) as described above must complete and execute the Election Form.

Special S Corporation Election Procedures for Trusts

      In addition to requiring the necessary consents as discussed above, the IRS also requires that particular types of trusts follow additional election procedures and, due to the complications inherent here, we urge you to contact the Company if you have any questions.

      QSST Election. For QSST, the trust must make an election, called a QSST election. The form for making the necessary QSST election is provided on Page 2 of the Election Form and must be completed by the income beneficiary of the QSST.

      ESBT Election. For an ESBT, the trust must make an election, called an ESBT election. Due to the complexities of an ESBT election, please contact Lynn
J. Joyce, at (205) 428-8472, who will direct you to the Company's advisors for assistance in this regard.

Further Questions

      If you have any questions regarding these instruction, please call Lynn J. Joyce, at (205) 428-8472.

              Stockholder's Consent to Election Under Subchapter S
                             FIRSTFED BANCORP, INC.
                         To be filed with IRS Form 2553

      Under penalties of perjury, we declare that we consent to the election of FirstFed Bancorp, Inc. (the "Company") to be an S corporation under section 1362(a) of the Internal Revenue Code of 1986, as amended. We have examined this consent statement, including accompanying schedules and statements, and to the best of our knowledge and belief, it is true, correct and complete. We understand that this consent is binding and may not be withdrawn after the Company has made a valid election. Pursuant to Treasury Regulation section 1.1362-6(b), the following information is submitted:

Name of Corporation:    FirstFed Bancorp, Inc.

Address:                1630 Fourth Avenue North, Bessemer, Alabama 35020

Employer Identification Number: 63-1048648

Deemed Owners:                    Stockholder                   Spouse

Name:                      _________________________   _________________________

Address:                   _________________________   _________________________

                           _________________________   _________________________

Social Security #:         _________________________   _________________________

Number of Shares:          _________________________   _________________________

Dates Shares Acquired:     _________________________   _________________________

Tax Year Ends:                       12/31                       12/31

      Dated this     day of         , 2005

IF A TRUST OF OTHER ENTITY:                   IF AN INDIVIDUAL:


__________________________________            __________________________________
(Name of Entity)                              (Signature of Stockholder)

By:_______________________________            __________________________________
                                              (Signature of Spouse)
Name:_____________________________

Title: ___________________________

      Qualified Subchapter S Trust (QSST) Election Under Section 1361(d)(2)

Income beneficiary's name and address:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Social Security Number: ________________________________________________________

Trust's name and address:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Employer identification number: ________________________________________________

Date on which stock of the Company was transferred to the trust (month, day, year):

________________________________________________________________________________

In order for the trust named above to be a QSST and thus qualifying stockholder of the S corporation for which this Form 2553 if filed, I hereby make the election under section 1361(d)(2). Under penalties of perjury, I certify that the trust meets the definitional requirements of section 1361(d)(3) and that all other information provided herein is true, correct, and complete.


________________________________________________________________________________
Signature of income beneficiary or signature and title of legal representative or other qualified person making the election


___________________
Date

                                                                      APPENDIX D

                             STOCKHOLDERS' AGREEMENT

      THIS STOCKHOLDERS' AGREEMENT ("Agreement") is made and entered into as of the ______ day of _____________, 2005, by and between FirstFed Bancorp, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and each of the persons made a party hereto (each a "Stockholder" and, collectively, the "Stockholders").

                                    RECITALS

      WHEREAS, the Board of Directors of the Company believes that it is in the best interests of the Company and its Stockholders to take steps to support the continued independent ownership and control of the Company and its subsidiaries (collectively, the "Subsidiaries"); and

      WHEREAS, in that regard, the Company and the Stockholders have determined that the Company should elect to be taxed as an "S corporation" under section 1361 of the Internal Revenue Code of 1986, as amended, and should make the election on behalf of the Subsidiaries to become qualified Subchapter S subsidiaries; and

      WHEREAS, the Stockholders collectively own all of the issued and outstanding common stock of the Company, par value $0.01 per share, and the Stockholders and the Company desire to enter into this Agreement to protect and preserve the Company's ability to maintain its qualification to be taxed as an S corporation for federal income tax purposes; and

      WHEREAS, the Stockholders and the directors of the Company, having considered the provisions of this Agreement, believe that it is in each of their respective best interests to enter into this Agreement.

      NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IT IS HEREBY AGREED AS
FOLLOWS:

      1. Definitions.

            (a) "Agreed Price" means the agreed-upon price for the Offered Shares of a Transferring Stockholder that is the result of arm's-length negotiations between the Transferring Stockholder and the Company or the Exercising Stockholders, as the case may be, pursuant to Section 5.

            (b) "Assignee" means a Qualified Stockholder to whom the Company has assigned its Purchase Right pursuant to Section 6.

            (c) "Board" means the Board of Directors of the Company.

            (d) "Business Day" means any day other than a Saturday, a Sunday or a day on which First Financial Bank is substantially closed for business.

            (e) "Code" means the Internal Revenue Code of 1986, as amended.

            (f) "Common Stock" means the common stock, par value $0.01 per share, of the Company or any interest therein.

            (g) "Company Reply" has the meaning ascribed to it in Section 3(b).

            (h) "Exercise Notice" has the meaning ascribed to it in Section
6(c).

            (i) "Exercising Stockholder" has the meaning ascribed to it in
Section 6(d).

            (j) "Fair Value" of a share of Common Stock means the appraised value of the Common Stock as determined by the most recent (not older than 12 months) appraisal by an independent, qualified investment banking firm or financial consultant satisfactory to the Board in its sole discretion, using such valuation methodologies as the appraiser deems reasonable.

            (k) "Family Election" is an election under Internal Revenue Code
Section 1361(c)(1)(A) to treat "members of the family" as one stockholder for purposes of Subchapter S of the Internal Revenue Code. The term "members of the family" means family that has the same common ancestor, lineal descendants of the common ancestor, and the spouses (or former spouses) of such lineal descendants or common ancestor. A common ancestor is an individual who is no more than six generations removed from the youngest generation of stockholders who otherwise would be members of the family. The Family Election can be made by any member of the family. Once made, the election remains in effect until such time it is revoked.

            (l) "Number of Stockholders" means the number of stockholders of the Company at any time, calculated for an S Corporation as provided in section 1361 of the Code and regulations promulgated thereunder.

            (m) "Offered Shares" has the meaning ascribed to it in Section 3(a).

            (n) "Permitted Transfer" means any Transfer that is made in accordance with the terms of this Agreement and is not a Prohibited Transfer, as determined by the Board in its sole discretion.

            (o) "Prohibited Transfer" means any Transfer that (i) would not comply with the provisions of this Agreement, (ii) would be to a party that is not a Qualified Stockholder, (iii) would be to one or more parties who would not own a Stockholder slot as described in Section 7 hereof following the Transfer, or (iv) would cause, or would create a material risk of causing, the Company to be ineligible to be an S Corporation. The determination of what constitutes a Prohibited Transfer shall be made in the sole discretion of the Board and shall be conclusive for all purposes. In making such determination, the Board may require representations, documentation, legal opinions and other information and assurances with respect to any Proposed Transfer and the Proposed Transferee(s) and may consult with counsel. For purposes of this definition and without limiting its discretion hereunder, the Board may determine that a proposed Transfer that would increase the Number of Stockholders to more than the number that is equal to approximately 85% of the maximum number of stockholders then permissible for an S Corporation (after rounding down to the nearest whole number) would, for that reason alone, create a material risk of causing the Company to be ineligible to be an S Corporation and is, therefore, a Prohibited Transfer.

            (p) "Proposed Transfer" has the meaning ascribed to it in Section 3(a).

            (q) "Proposed Transferee" means, with respect to any proposed Transfer, the party to whom the Transferring Stockholder's shares of Common Stock are proposed to be transferred.

            (r) "Pro Rata Basis" means according to a calculation whereby the number of shares of Common Stock owned by the affected Stockholder is divided by the number of shares of Common Stock owned by all Exercising Stockholders times the Offered Shares subject to the Purchase Right.

            (s) "Purchase Price" has the meaning ascribed to it in Section 6(a).

            (t) "Purchase Right" has the meaning ascribed to it in Section 6.

            (u) "Purchase Right Notice" has the meaning ascribed to it in
Section 6(d).

            (v) "Qualified Stockholder" means, except as provided below and, as applicable, subject to the prior enactment of authorizing federal legislation, a stockholder who: (i) either individually, or (A) with his or her spouse, (B) with other family members that make a Family Election, (C) through other co-ownership, (D) through an individual retirement account, or (E) through an estate that makes a Family Election, owns of record or through the Family Election shares of Common Stock, (ii) is eligible to be a stockholder of a corporation taxed pursuant to Subchapter S ("S Corporation") of the Code and executes and delivers to the Company a certificate of eligibility ("Certificate of Eligibility"), in the form provided by the Company, (iii) consents (along with his or her spouse, if any) to the election by the Company to be taxed as an S Corporation ("Subchapter S Election") by executing and delivering to the Company a Confirmed Internal Revenue Service Subchapter S Corporation Election Form 2553 ("Election Form"), in the form provided by the Company, and (iv) enters into (along with his or her spouse) and delivers to the Company this Agreement. Members of a family making the Family Election may be treated as one Qualified Stockholder if each family member executes and delivers to the Company a tax election form representing that the election will be included in the tax returns of the family members making the Family Election ("Family Tax Election Form"), in the form provided by the Company.

      For the purposes of this Agreement and the determination of who is a Qualified Stockholder, the following limitations shall apply: If the record holder is a minor, he or she shall be deemed not to be a Qualified Stockholder. However, a minor may own shares beneficially through a trust, which may be deemed a Qualified Stockholder if it satisfies the terms and conditions of this Agreement. A trust described in section 1361(c)(2)(A)(ii) or (iii) of the Code shall be deemed not to be a Qualified Stockholder unless (i) the trust is a trust described in section 1361(c)(2)(A)(iv) of the Code and all beneficiaries of the trust qualify to make the Family Election or (ii) the trust is eligible to be a Stockholder of an S Corporation under a provision of the Code other than section 1361(c)(2)(A)(ii) or (iii) of the Code. A trust described in section 1361(c)(2)(A)(v) of the Code having more than two "potential current beneficiaries," as defined in section 1361(e)(2) of the Code, shall be deemed not to be a Qualified Stockholder. A stockholder shall be deemed not to be a Qualified Stockholder as to any shares of Common Stock that the Stockholder owns of record jointly with any person other than the Stockholder's spouse or another member of the Stockholder's family as defined in Section 1361(c)(1)(B) of the Code with respect to which an election is in effect under Section 1361(c)(1)(D) of the Code. Shares of Common Stock held in usufruct shall be deemed not to be owned by a Qualified Stockholder unless the usufructuary would satisfy the requirements to be a Qualified

Stockholder in the usufructary's own right; no naked owner who is a minor or is otherwise incompetent under law shall be eligible to enter into the Stockholders' Agreement; and each naked owner (along with his or her spouse, if any) shall execute and deliver to the Company a signature page to the Stockholders' Agreement. Shares of Common Stock held by a trust will be deemed not to be owned by a Qualified Stockholder unless (i) the trust, (ii) each person who is deemed an owner of the trust under the Code (and his or her spouse) and (iii) each beneficial owner of the trust (and his or her spouse) execute a signature page to the Stockholders' Agreement. All shares held in "street name" shall be deemed to be held by a Stockholder who is not a Qualified Stockholder.

      For purposes of satisfying this Agreement: (i) a Stockholder shall also be deemed to own all other shares that the Stockholder owns beneficially in a trust that satisfies the requirements to be a Qualified Stockholder; and (ii) the Stockholder shall also be allowed to aggregate the Stockholder's shares of Common Stock owned of record by other family members who execute and deliver the Family Tax Election Form.

      If federal legislation which expands the eligibility to be a Stockholder of an S Corporation is enacted, individual retirement accounts and estates that qualify for a Family Election, if then authorized, shall be Qualified Stockholders, and the Company may, but shall not be obligated to, include within the definition of a Qualified Stockholder under this Agreement any other category of Stockholder authorized by such legislation to be an eligible S Corporation Stockholder; provided however, that any such additional Qualified Stockholder shall have executed and delivered to the Company the applicable documentation required under this Agreement.

      The Company shall have the sole authority to determine whether a Stockholder is a Qualified Stockholder, and that determination, after consultation with counsel, shall be final and binding.

            (w) "S Corporation" means an "S corporation" within the meaning of section 1361 of the Code.

            (x) "Stockholder Reply" has the meaning ascribed to it in Section 5.

            (y) "Transfer" means any disposition of Common Stock or any interest in Common Stock including, without limitation, by sale, gift, bequest or devise or pursuant to agreement or settlement, or by operation of law or as a result of a court order or proceeding (including, by way of example and not limitation, bankruptcy and divorce), and shall specifically include a Transfer to a Voting Trust, a Transfer from a trust to a beneficiary of such trust, or a pledge of or grant of a security interest in Common Stock. In addition, the term "Transfer" specifically includes the transfer of an interest in shares of Common Stock as a result of the termination of a usufruct and (i) the related transfer to a successive usufructuary or (ii) the restoration of full ownership in the naked owner(s). A Transfer shall be deemed to have occurred upon the entry of a decree of divorce of a Stockholder. For purposes of this definition, upon the death of a Stockholder, a Transfer shall not be deemed to have occurred with respect to Common Stock solely by reason of the appointment of an executor, administrator or personal representative to administer the estate of the deceased Stockholder; provided, however, that the shares of Common Stock continue to be held by the estate of the deceased Stockholder. Notwithstanding the foregoing, any disposition of such Common Stock from the estate of a deceased Stockholder or from a trust, whether by operation of law or court order, shall be deemed to be a Transfer.

            (z) "Transfer Date" has the meaning ascribed to it in Section 6(g).

            (aa) "Transfer Notice" has the meaning ascribed to it in Section
3(a).

            (bb) "Transferring Stockholder" means a Stockholder proposing to effect a Transfer.

            (cc) "Valuation Date" has the meaning ascribed to it in Section
5(b).

      2. Restriction on Transfers.

            (a) No Stockholder shall make or effect a Prohibited Transfer of all or any part of such Stockholder's shares of Common Stock, whether now owned or hereafter acquired; and no Stockholder shall make or effect any Transfer (including a Permitted Transfer) of all or any part of such Stockholder's shares of Common Stock, whether now owned or hereafter acquired, except in accordance with the provisions of this Agreement. Any purported or attempted Transfer not made in compliance with this Agreement shall be void ab initio as against the Company, and the Company will not recognize the purported transferee as a Stockholder of the Company for any purpose, including, without limitation, the accrual or payment of dividends or other distributions and the exercise of voting rights.

            (b) Any attempted or purported Transfer of shares of Common Stock by operation of law, by court order or otherwise not in compliance with the provisions of this Agreement shall be deemed to be a Prohibited Transfer, and except as otherwise agreed upon in writing by the Company, the shares subject to such attempted or purported Transfer shall immediately become subject to the Purchase Right procedures set forth in Section 6(a) through 6(g). For purposes of such provisions, the shares subject to such Transfer shall be deemed to be Offered Shares and the Purchase Price shall be the Fair Value of the Offered Shares.

            (c) Notwithstanding anything in this Agreement to the contrary, if any Stockholder for any reason ceases to be a Qualified Stockholder, then immediately and without any action by the Stockholder or any other person, the Stockholder shall be deemed to have sold all of his shares of Common Stock to the Company and such shares shall be immediately transferred to the Company. This sale shall be deemed to have occurred regardless of whether the Stockholder or the Company has any actual knowledge as of the date of transfer that the Stockholder is no longer a Qualified Stockholder. For purposes of this Section 2(c), the Purchase Price shall be equal to the Fair Value of the shares of Common Stock as of the date the transfer was executed, and the Company shall not be required to pay any interest on the Purchase Price between the date the transfer was executed and the date the Purchase Price is paid.

            (d) In the case of a trust created to hold shares of Common Stock for the benefit of a minor, the transfer from the trust to the beneficiary shall be deemed a Prohibited Transfer unless the beneficiary is a Qualified Stockholder and has executed a counterpart of this Agreement. For purposes of such provisions, the trust shall be deemed a Transferring Stockholder, the shares subject to such Transfer shall be deemed to be Offered Shares and the Purchase Price shall be the Fair Value of the Offered Shares.

      3. Notice of Proposed Transfer and Action by the Board.

            (a) Prior to making or effecting any Transfer (whether to another Stockholder or otherwise), the Transferring Stockholder shall inform the Company by notice in writing, substantially in the form of Exhibit A attached hereto ("Transfer Notice"), of such Transferring Stockholder's intent to Transfer ("Proposed Transfer") all or any portion of such Transferring Stockholder's shares ("Offered Shares") of Common Stock. Such Transfer Notice, which shall be dated and signed by the Transferring Stockholder, shall contain all relevant information regarding the Proposed Transfer including, but not limited to, the following: (i) the name and address of the Proposed Transferee; (ii) the number of shares of Common Stock and slots proposed or intended to be transferred;
(iii) all other terms and conditions of the Proposed Transfer; and (iv) reasonable detail as to why the Proposed Transfer qualifies as a Permitted Transfer, including evidence sufficient to document that such Proposed Transferee is a Qualified Stockholder and evidence that the Proposed Transfer complies with Section 7 hereof.

            (b) Within thirty-five (35) calendar days following receipt of the Transfer Notice, the Company shall advise the Transferring Stockholder in writing substantially in the form of Exhibit B attached hereto ("Company Reply") whether such Proposed Transfer is a Permitted Transfer or a Prohibited Transfer. If the Company Reply is not sent to the Transferring Stockholder within thirty-five (35) calendar days following the Company's receipt of the Transfer Notice, the Transferring Stockholder may deem the Proposed Transfer to be a Permitted Transfer, provided all remaining provisions of this Agreement are met, including, by way of example and not limitation, the prohibition against making Transfers which would cause, or would create a material risk of causing, the Company to become ineligible to be taxed as an S Corporation.

      4. Consummation of Permitted Transfers. If a Proposed Transfer would be a Permitted Transfer, the Company shall deliver a copy of this Agreement to the Proposed Transferee along with a request that the Proposed Transferee execute such Agreement. It shall be a condition precedent to the consummation of a Permitted Transfer that, and no Permitted Transfer shall be effective unless and until the Company shall have received a counterpart of this Agreement executed by the Proposed Transferee and his spouse, if any (unless the Proposed Transferee is already a Stockholder and the Proposed Transferee and his or her spouse, if any, have previously executed this Agreement). If the Proposed Transferee is a trust, no Permitted Transfer shall be effective unless and until the Company shall have received a counterpart of this Agreement executed by the trust and each beneficial owner of the trust and such beneficial owner's spouse, if any. If the Proposed Transfer will result in the Offered Shares being held in usufruct, no Permitted Transfer shall be effective unless and until the Company shall have received a counterpart of this Agreement executed by each usufructuary and each naked owner and each person's spouse, if any. Notwithstanding the foregoing, no counterpart of this Agreement shall be required of any party who has previously executed a counterpart of this Agreement. After execution of a counterpart of this Agreement, the Proposed Transferee will thereafter be considered a "Stockholder" for all purposes of this Agreement and, as a result, be bound by the terms and subject to the conditions contained herein. No Permitted Transfer shall be effective if consummated in a manner materially different, as determined by the Board in its sole discretion, from that described in the Transfer Notice and any such purported Transfer shall be void, ab initio, as against the Company and the Proposed Transferee.

      5. Prohibited Transfers.

            (a) If the Proposed Transfer would be a Prohibited Transfer, then the provisions of this Section 5 and Section 6 shall apply, unless the Transferring Stockholder elects not to pursue any Transfer.

            (b) In the case of a Prohibited Transfer, the Company Reply shall advise the Transferring Stockholder of the per share price at which the Company would offer to purchase the Offered Shares as of the date of the Transfer Notice ("Valuation Date"). Within fifteen (15) calendar days following receipt of the Company Reply, the Transferring Stockholder shall advise the Company in writing substantially in the form of Exhibit C attached hereto ("Stockholder Reply") of his intention to (i) Transfer the Offered Shares in accordance with the provisions of Section 6, or (ii) no longer pursue any Transfer. If the Transferring Stockholder elects to transfer the Offered Shares in accordance with Section 6, then the Transferring Stockholder must inform the Company in his Stockholder Reply either of (x) his agreement to accept the price proposed by the Company or (y) his proposed counteroffer representing a price at which the Transferring Stockholder would be willing to sell the Offered Shares to the Company. If the Transferring Stockholder rejects the price offered by the Company and proposes his counteroffer in the Stockholder Reply, then the Transferring Stockholder and the Company shall have the option to continue to negotiate until the parties reach an Agreed Price; provided, however, that if an Agreed Price is not reached within fifteen (15) calendar days following the Company's receipt of the Stockholder Reply, then the Fair Value, if one exists, shall be the final price for the Offered Shares. If no Fair Value exists, the parties may agree to have the Fair Value determined, the costs of which shall be borne equally by the Company and the Transferring Stockholder unless otherwise agreed upon in writing prior to such determination. The Fair Value shall be non-negotiable and shall govern for purposes of Section 6 in the event that the Transferring Stockholder desires to pursue the Proposed Transfer. If the Transferring Stockholder and the Company do not elect to have the Fair Value of the Offered Shares determined, or the Transferring Stockholder fails to provide the Stockholder Reply in a timely manner, the Transferring Stockholder will be deemed to be pursuing no longer a Transfer unless or until another Transfer Notice is received in accordance with the provisions of Section 3(a).

      6. Purchase Right. If the Transferring Stockholder receives a Company Reply stating that the Proposed Transfer is a Prohibited Transfer and such Transferring Stockholder elects in the Stockholder Reply to Transfer the Offered Shares pursuant to this Section 6, or if the Proposed Transfer is deemed to be a Prohibited Transfer pursuant to this Agreement, then the Company, first, the other Stockholders (i.e., other than the Transferring Stockholder) on a Pro Rata Basis, second, and an Assignee, third, in that order, shall have the right to purchase ("Purchase Right") the Offered Shares on the following terms and conditions:

            (a) The purchase price for the Offered Shares ("Purchase Price") shall be the Agreed Price or the Fair Value, as the case may be, less any cash distributions with respect to the Offered Shares that are paid or payable after the Valuation Date to Stockholders of record as of a date prior to the Transfer Date (as defined in Section 6(g)). If a stock dividend or stock split becomes payable after the Purchase Price is determined but before the Transfer Date, any shares received by the Transferring Stockholder because of such stock split or stock dividend with respect to the Offered Shares shall be treated as part of the Offered Shares being transferred.

            (b) If a reclassification, reorganization, merger or consolidation occurs after the Purchase Price is determined but before the Transfer Date, the shares received as result of such occurrence with respect to the Offered Shares shall be treated the same as the Offered Shares being transferred.

            (c) If the Company determines to exercise its Purchase Right with respect to all of the Offered Shares, then the Company shall deliver to the Transferring Stockholder notice of its exercise of its Purchase Right substantially in the form of Exhibit D attached hereto ("Exercise Notice"). The Exercise Notice shall specify (i) the Purchase Price for the Offered Shares,
(ii) the place where certificates for such shares are to be surrendered for payment of the Purchase Price, (iii) the estimated time required by the Company to make the funds for the Purchase Price available to the Transferring Stockholder and (iv) the form in which such funds will be made available to the Transferring Stockholder.

            (d) If the Company determines not to exercise its Purchase Right with respect to any or all of the Offered Shares, the Company shall promptly provide the remaining Stockholders with notice thereof, which notice shall include the number of Offered Shares that may be purchased and the Purchase Price for such shares, in the form of Exhibit E attached hereto ("Purchase Right Notice"). Any Stockholder desiring to exercise such Stockholder's Purchase Right ("Exercising Stockholder") shall notify the Company within fifteen (15) calendar days following the date of the Purchase Right Notice and shall specify the number of such remaining Offered Shares such Exercising Stockholder wishes to acquire (which number may be more than such Existing Stockholder's pro rata share). If fewer than all of the remaining Stockholders are Exercising Stockholders, the number of shares that each Exercising Stockholder may purchase will be allocated on a pro rata basis among the Exercising Stockholders up to the number of shares that such Exercising Stockholder is willing to purchase in response to the Purchase Right Notice. If fractional shares would be issued as a result of an Exercising Stockholder acquiring such Exercising Stockholder's pro rata share, such fractional share will be rounded down to the next whole share; provided, however, that the Board shall have the discretion to round up for those Exercising Stockholders whose fractional interest is nearest to a whole share in order that the largest number of Offered Shares may be purchased. If the Company and the Exercising Stockholders determine not to exercise their Purchase Rights with respect to any or all of the Offered Shares, the Company may thereafter promptly assign its Purchase Right with respect to such remaining Offered Shares to an Assignee. The Company shall thereafter determine the allocation of such Offered Shares to be purchased by the Company, if any, the Assignee, if any, and/or the Exercising Stockholders, if any ("Purchased Shares").

            (e) Within ninety (90) calendar days following the Company's receipt of the Stockholder Reply, the Company shall deliver to the Transferring Stockholder the Exercise Notice indicating whether any parties exercised their Purchase Rights and specifying the number of Purchased Shares that each party will acquire ("Allocated Shares"), the Purchase Price, the Transfer Date and the place where certificates for such shares are to be surrendered for payment of the Purchase Price; provided, however, that any lapse of time due to an appraisal to calculate the Fair Value shall be disregarded in the computation of time frames in this Agreement.

            (f) If any of the Offered Shares remain unallocated following the exercise of all Purchase Rights, the Exercise Notice shall specify the number of Offered Shares that have not been so allocated. The Transferring Stockholder will thereafter have the option to (i) Transfer the Allocated Shares and retain the rest, or (ii) not Transfer any of the Offered Shares. The

Transferring Stockholder shall advise the Company in writing of such Transferring Stockholder's election within fifteen (15) calendar days following receipt of the Exercise Notice. If the Transferring Stockholder does not notify the Company to the contrary, the Transferring Stockholder will be deemed to elect to Transfer the Allocated Shares and retain the rest. In the event that the Transferring Stockholder does not Transfer any or all of the Offered Shares as set forth in this Section 6, such shares may not be Transferred under the Proposed Transfer, and such shares will thereafter remain subject to the terms and conditions of this Agreement.

            (g) The effective date of the Transfer of the Allocated Shares ("Transfer Date") shall occur at a mutually agreeable time within fifteen (15) calendar days following the date of the Exercise Notice; provided, however, that if the Company or an Exercising Stockholder is prevented from consummating the purchase of the Allocated Shares on the Transfer Date because of any action or threatened action by any court, regulatory agency or governmental authority or because any required approval by any court, regulatory agency or governmental authority has not been obtained, then the Transfer Date shall be delayed until a date mutually agreed upon by the Transferring Stockholder, the Company, the Exercising Stockholder(s), if any, and/or the Assignee, if one, which date is not more than fifteen (15) calendar days after any such actions or threatened actions are withdrawn or resolved and all such approvals have been obtained. The Company and each party who exercised a Purchase Right shall use all reasonable best efforts to obtain any necessary regulatory approval as promptly as possible. On the Transfer Date, the Transferring Stockholder shall deliver certificates representing the Allocated Shares, free and clear of all claims, liens and encumbrances, and in proper form for transfer to each party who exercised his Purchase Right, and each such party shall pay in cash to the Transferring Stockholder the Purchase Price for the Allocated Shares. All shares transferred shall continue to remain subject to the terms and conditions of this Agreement.

      7. Stockholder Slots.

            (a) There shall be a number of slots equal to the maximum number of stockholders permitted by law for an S Corporation.

            (b) As of the effective time of this Agreement, each person who is deemed to be a stockholder of the Company under section 1361 of the Code shall be allocated at least one slot. (For purposes of determining slots, shares of Common Stock owned by spouses and by members of the family with respect to which a Family Election is in effect under section 1361(c)(1)(D) of the Code may be aggregated notwithstanding the fact that such shares are held of record as separate property.) Any slots not allocated shall be held by the Company and may be allocated by the Board, from time to time, in its discretion. Stockholders shall have no rights, corporeal or incorporeal, in the slots allocated by the Company, which shall be used only to allocate, from time to time, the ability to Transfer shares of Common Stock. The Board shall also have the authority to require that allocated slots shall revert back to the Company in the event that a Stockholder reduces or terminates such Stockholder's ownership of Common Stock. A notation shall be entered on the stock transfer records of the Company indicating the number of slots held by each Stockholder.

            (c) Each person who is deemed to be a Stockholder of the Company under section 1361 of the Code must retain at least one slot to remain a Stockholder of the Company. Notwithstanding any other provision of this Agreement, no Transferring Stockholder may effect a Proposed Transfer unless (i) the Transferring Stockholder transfers a slot to the Proposed

Transferee, or (ii) the Proposed Transferee owns a slot by virtue of the fact that the Proposed Transferee is a Stockholder of the Company, or (iii) the Proposed Transferee otherwise acquires a slot prior to consummation of the Proposed Transfer. Only Stockholders of the Company may hold a slot. If a Stockholder transfers all of his or her shares of Company Stock, any slots retained by such Stockholder shall revert to the Company. Stockholders shall not be entitled to any remuneration of any kind or nature in respect of any slots that may revert to, or be reallocated by, the Company.

            (d) Upon consummation of any Permitted Transfer and notice to the Company thereof, a notation shall be entered on the stock transfer records indicating the number of slots allocated to the purchaser of such shares and any change in the number of slots held by the Transferring Stockholder(s). The Company shall be entitled to rely exclusively on its records with respect to the number of slots allocated to a Stockholder, and such reliance shall not be affected by any actual or constructive notice which the Company, or any of its directors, officers or agents, may have to the contrary unless such notice is given in writing to the President or Secretary of the Company in accordance with
Section 9.

      8. Pledge of Common Stock. For purposes of this Agreement, a pledge or encumbrance of or grant of a security interest in all or any portion of the shares of Common Stock held by any Stockholder shall not be considered a Prohibited Transfer unless the Board determines that the terms of the pledge would cause, or would create a material risk of causing, the Company to be ineligible to be an S Corporation. However, any attempt by a pledgee or secured party to register Common Stock in its own name or in the name of a nominee or to transfer Common Stock to any other party shall be a Transfer subject to all of the provisions of this Agreement. Furthermore, the affected Stockholder shall, not less than fifteen (15) calendar days prior to pledging, encumbering or granting a security interest in any shares of Common Stock, provide notice to the Company of such proposed pledge, encumbrance or other security interest (substantially in the form of Exhibit F), and concurrently with such pledge, encumbrance or grant of a security interest furnish the Company with the pledge or secured party's agreement in writing (substantially in the form of Exhibit G attached hereto) that any sale or other disposition of such shares of Common Stock shall be subject to all of the restrictions and conditions contained in this Agreement.

      9. Notices. Any notice or communication given pursuant to this Agreement must be in writing and may be given by personal delivery, overnight courier, U.S. Mail or registered or certified mail to such party at the address set forth below:

            (a) if given to the Company or to an officer thereof, in such officer's official capacity, at the Company's mailing address set forth below (or such other address as the Company may give notice of to the Stockholders):

                  FirstFed Bancorp, Inc.
                  1630 Fourth Avenue North
                  Bessemer, Alabama 35020
                  Attention: _______________

            (b) if given to a Stockholder, at the address set forth in the books and records of the Company.

      If notice is given by registered or certified mail, it shall be deemed to have been given and received three (3) Business Days after a registered or certified letter containing such notice, properly addressed with postage prepaid, is deposited in the United States mail; and if given otherwise than by registered or certified mail, it shall be deemed to have been given when delivered to and received by the party to whom addressed. Any notice to the Company shall be directed to the __________ of the Company unless the notifying party is the ___________, in which case the notice shall be directed to another duly authorized officer of the Company.

      When this Agreement provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Stockholders shall be filed with the Secretary of the Company, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      10. Legends. Each certificate representing shares of Common Stock shall be endorsed with the legends substantially as follows:

            On the face of each certificate:

            SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS. SEE REVERSE SIDE.

            On the back of each certificate:

            THE SHARES REPRESENTED BY THIS CERTIFICATE AND THE TRANSFER AND PLEDGE THEREOF ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT, DATED AS OF , 2005, BY AND BETWEEN THE CORPORATION AND EACH OF ITS STOCKHOLDERS. THE CORPORATION WILL FURNISH A COPY OF SUCH AGREEMENT WITHOUT CHARGE TO THE RECORD HOLDER OF THIS CERTIFICATE ON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

      11. Limitation of Liability; Indemnification. To the fullest extent permitted by the corporation laws of the State of Delaware, as amended from time to time:

            (a) no officer or director of the Company shall have any liability to the Stockholders in any way arising from or related to any action taken or determination made under this Agreement, except in the case of the bad faith or willful misconduct of such officer or director; and

            (b) the Company shall indemnify and hold harmless each officer and director of the Company from and against any liability, claim or expense arising as a result of any action taken or determination made under this Agreement (except in the case of bad faith or willful misconduct of such officer or director) and shall advance expenses incurred by officers or directors in connection with any proceeding relating to any such action or determination.

      No repeal or amendment of this Section 11 shall limit its effect with respect to any act or omission of a person occurring prior to such repeal or amendment.

      12. Representations and Covenants of Stockholders.

            (a) Each Stockholder who is an individual represents and warrants to the Company and to the other Stockholders that such Stockholder exclusively owns, controls and has the power to vote the shares of Common Stock held of record by such Stockholder and is a Qualified Stockholder. For each Stockholder that is a trust, the undersigned trustee or deemed owner is duly authorized to execute this Agreement on behalf of such trust and owns, controls and has all requisite power and authority to bind the trust pursuant to the trust instrument. Such trustee or deemed owner further represents that such Stockholder that is a trust exclusively owns the shares of the Common Stock held of record by such trust and that it is a Qualified Stockholder. Irrespective of the type of stockholder, the undersigned Stockholder agrees to provide to the Company, promptly upon request, evidence sufficient to document that such Stockholder is the exclusive owner and a Qualified Stockholder.

            (b) It is the intent of the parties to this Agreement to qualify and to maintain the qualification of the Company as an S Corporation until the Company's Subchapter S election may be revoked in accordance with applicable law and this Agreement. No Stockholder shall take any action or fail to take any action that, in either case, would terminate the Company's status as an S Corporation prior to its revocation or result in a Prohibited Transfer.

            (c) Each Stockholder shall return his Common Stock certificates to the Company to be endorsed with the legends described in Section 10, or to be replaced with new certificates bearing such legends, after which the Company will return the certificates to the record owners.

            (d) Whenever a Transfer is effected pursuant to this Agreement, the Transferring Stockholder and the transferee of such shares shall do all things and execute and deliver all documents and make all transfers as may be necessary to consummate such Transfer in accordance with the applicable provisions of this Agreement including, without limitation, the execution of this Agreement by the transferee so that the transferee becomes a party to this Agreement.

            (e) This Agreement has been duly executed and delivered by the Stockholder and is a duly, authorized, valid, legally binding and enforceable obligation of the Stockholder. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under any material agreement, indenture, lien, charge, encumbrance or undertaking to which the Stockholder is a party or such Stockholder's Common Stock is subject.

            (f) Each Stockholder represents, warrants and covenants that such Stockholder shall pay all taxes lawfully due in connection with the Stockholder's ownership of Common Stock as and when due, unless the Stockholder is contesting the payment thereof in good faith in accordance with appropriate procedures, and hereby agrees to indemnify, hold harmless and, upon request, defend the Company and each of the other Stockholders from any and all liability, loss, cost, expense, assessment, interest or penalty as a result of the Stockholder's failure to pay all such taxes due. If the Company is assessed or otherwise made liable for the payment of any taxes, interest and/or penalties due to the State of Delaware by a Stockholder or incurs any expenses in connection with any claim involving the foregoing, such

Stockholder hereby agrees that the Company may withhold the payment of any and all distributions that may be due to the Stockholder and use those funds to offset any and all of such taxes, interest, penalties or assessments or to reimburse the Company for the payment of such taxes or for any expenses incurred in connection with the foregoing.

            (g) In the event of an inadvertent termination of the Company's status as an S Corporation, unless the Board determines that the Company's status as an S Corporation should not be continued, the Stockholders agree to use their best efforts to obtain from the Internal Revenue Service (IRS) a waiver of the terminating event on the grounds of inadvertency. The Stockholders further agree to take such steps, and make such adjustments, as may be required by the IRS pursuant to section 1362(f)(3) and (4) of the Code. A Stockholder causing the terminating event to occur shall bear the expense for procuring the waiver, including the legal, accounting and tax costs of taking such steps, and of making such adjustments as may be required. If the inadvertent termination is not waived by the IRS and the Company's status as an S Corporation is permanently terminated, the Stockholders agree to make the election under section 1362(e)(3) of the Code upon written request of the Company.

      13. Miscellaneous Provisions.

            (a) This Agreement is applicable to all shares of or beneficial interest in shares of Common Stock now owned or hereafter acquired by any Stockholder of the Company, and is binding upon and inures to the benefit of the Company and its successors and assigns. This Agreement is binding upon and inures to the benefit of each Stockholder and such Stockholder's heirs, legatees, legal representatives, successors and permitted assigns, and any receiver trustee in bankruptcy or representative of the creditors of each such person. Except as specifically permitted herein, no Stockholder hereto may assign such Stockholder's rights or obligations hereunder. Any assignment in violation of the foregoing shall be null and void. If a Stockholder ever ceases to be the owner of Common Stock, such Stockholder shall have no rights hereunder unless and until such Stockholder again becomes an owner of Common Stock.

            (b) If the Company's election to be taxed as an S Corporation is terminated by revocation under Section 1362(d)(1), this Agreement shall terminate without any further action of the Company or the Stockholders, effective as of the date of such revocation in accordance with applicable law. If the Company's election to be taxed as an S Corporation is terminated for any other reason, this Agreement shall remain in effect until such time as may be determined by the Board. Except as otherwise provided in this Section 13(b), this Agreement may be amended or terminated only by the written agreement of Stockholders owning at least two-thirds of the issued and outstanding shares of Common Stock. The termination of this Agreement shall not relieve any party hereto from any liability for any breach or violation of the Agreement that occurred prior to the termination.

            (c) If any provision of this Agreement is held to be illegal, invalid or unenforceable in any respect, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. In lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

            (d) The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof. All references to "Sections" contained herein unless otherwise defined herein, are references to sections of this Agreement. Whenever the singular number is used herein, the same shall include the plural where appropriate, words of any gender shall include each other gender where appropriate, and the word "person" shall include an individual or entity.

            (e) By executing this Agreement, the spouse of each Stockholder avows that any community property interest which he or she may have, or may subsequently acquire, in any shares of Common Stock of his or her spouse shall be subject to the terms and conditions of this Agreement and further consents to be bound by all of the terms and conditions of this Agreement.

            (f) This Agreement may be executed in a number of counterparts, each of which for all purposes is deemed to be an original. All counterparts so executed by the parties to this Agreement, whether or not such counterpart shall bear the execution of each of the parties, shall be deemed to be and shall be construed as one and the same Agreement. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

            (g) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by written instrument signed by the party charged with such waiver or estoppel.

            (h) The parties to this Agreement declare that it is impossible to measure in money the damages that would accrue to a party to this Agreement, or to the heirs, executors, administrators and other legal representatives of a party to this Agreement, by reason of a failure to perform any of the provisions of this Agreement. Therefore, if a party to this Agreement, or the heirs, executors, administrators and other legal representatives of a party to this Agreement, shall institute any action or proceeding to enforce the provisions of this Agreement, any person against whom such action or proceeding is brought hereby agrees that specific performance may be sought and obtained for any breach of this Agreement, without the necessity of proving actual damages.

            (i) In any case where the date fixed for any action or event under this Agreement shall be a day that is not a Business Day, such action or event shall be made on the next succeeding Business Day with the same force and effect as if made on the date originally fixed for such action or event (and without any interest or other payment in respect of any such delay).

            (j) This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws rules thereof or of any other state.

            (k) This Agreement and the exhibits attached hereto set forth the entire understanding between the parties concerning the subject matter contained herein, supersedes all existing agreements among the parties concerning such subject matter, and may be modified only by a written instrument duly executed by the party to be charged. There are no representations, agreements, arrangements or undertakings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

            Address:                                   COMPANY:
            1630 Fourth Avenue North                   FIRSTFED BANCORP, INC.
            Bessemer, Alabama 35020
            Attention: _______________________         By: _____________________

                    SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT

Date: _______________________________      Stockholder:

Shares of Common Stock: _____________      _____________________________________

                                           Print Name: _________________________

                                           Address:_____________________________

                                           _____________________________________

                                           _____________________________________

      If married, the Consent of Spouse must be completed.

                                CONSENT OF SPOUSE

      I, , spouse of , have read the foregoing Stockholders' Agreement ("Agreement") relating to shares of Common Stock of FirstFed Bancorp, Inc. (the "Company"). By signing below, I hereby consent and agree to the terms of such Agreement insofar as my consent and agreement are necessary pursuant to applicable marital property laws or otherwise in order to make such agreement binding and effective as it relates to my spouse, and I agree that all of my interest, if any, in the Common Stock shall be bound by the provisions of the Agreement.

                                           _____________________________________

                                           Print Name: _________________________

                      EXHIBIT A TO STOCKHOLDERS' AGREEMENT
                                 TRANSFER NOTICE

                                     [Date]

FirstFed Bancorp, Inc.
1630 Fourth Avenue North
Bessemer, Alabama  35020
Attention: __________________

Ladies and Gentlemen:

      The undersigned stockholder of FirstFed Bancorp, Inc. (the "Company") hereby provides notice of such stockholder's intention to transfer ("Proposed Transfer") shares of common stock of the Company ("Shares") in accordance with the requirements of the Stockholders' Agreement, dated , 2005, as may be amended from time to time, by and between the Company and each of the stockholders of the Company. The terms of the Proposed Transfer are as follows:

            1. The name and address of the proposed transferee is:

            ___________________________________________________

            ___________________________________________________

            ___________________________________________________

            2. The number of shares and the purchase price for the shares in the proposed transfer is as follows: _________________________________________.

            3. The number of slots that are proposed to be transferred with the shares pursuant to this Transfer Notice: ____________________.

            4. Does the transferor intend to transfer slots to a person other than the transferee? ________________ If yes, to whom and how many?
________________.

            5. The proposed transfer qualifies as a Permitted Transfer because (attach supporting information and indicate whether the proposed transferee already owns a slot or will be transferred a slot in the transfer):
_________________________________________.

            6. Describe all other terms and conditions of the Proposed Transfer. [ADDITIONAL INFORMATION FOR A TRUST]

            7. The names of each beneficiary (present or future) of the trust. If any beneficiary is a minor, please list the date of birth of such minor.

                                                Sincerely,


                                                ________________________________
                                                (name of stockholder)

                      EXHIBIT B TO STOCKHOLDERS' AGREEMENT
                                  COMPANY REPLY

                                     [Date]

[name and address of Transferring Stockholder]
__________________________________________________
__________________________________________________

Dear Stockholder:

      Reference is hereby made to the Stockholders' Agreement, dated , 2005, as may be amended from time to time ("Stockholders' Agreement"), by and between FirstFed Bancorp, Inc. (the "Company") and each of the stockholders of the Company. Terms with their initial letter capitalized have the meanings given them in the Stockholders' Agreement.

      The Company is in receipt of your Transfer Notice regarding the Proposed Transfer of ___________ share(s) of the common stock of the Company to
_________________.

      |_| The Company has determined that the Proposed Transfer is a Permitted Transfer. You may consummate the Proposed Transfer in accordance with the terms as outlined in your Transfer Notice and the Stockholders' Agreement. If there is to be any deviation from the terms of the Proposed Transfer as set forth in your Transfer Notice, you must notify the Company prior to effecting the Transfer. The Proposed Transferee must execute the Stockholders' Agreement. Any purported transfer of shares without the Proposed Transferee executing the Stockholders' Agreement shall be null and void, and the Company shall not recognize the Proposed Transferee as a stockholder of the Company.

      |_| After consultation with counsel, the Company has determined that the Proposed Transfer is a Prohibited Transfer. The reason the Proposed Transfer is a Prohibited Transfer is set forth in the explanation attached hereto. You now have the option to submit another Transfer Notice in the manner provided in
Section 3 of the Stockholders' Agreement, or to allow the Company and the other parties set forth in the Agreement to exercise their Purchase Right with respect to the shares. If you determine to grant the Company and the other parties their Purchase Right with respect to the shares, please submit your Stockholder Reply so indicating your intention within fifteen (15) calendar days of this Company Reply.

      The Company hereby offers to pay $__________ per share for the shares. [The Fair Value of a share of Common Stock as of the date of the Transfer Notice is $_____________.]

                                                Sincerely,


                                                _____________________________

                      EXHIBIT C TO STOCKHOLDERS' AGREEMENT
                                STOCKHOLDER REPLY

                                     [Date]

FirstFed Bancorp, Inc.
1630 Fourth Avenue North
Bessemer, Alabama  35020
Attention: ______________________

Ladies and Gentlemen:

      Reference is hereby made to the Stockholders' Agreement, dated ________________, 2005, as may be amended from time to time ("Stockholders' Agreement"), by and between FirstFed Bancorp, Inc. (the "Company") and each of the stockholders of the Company. Terms with their initial letter capitalized have the meanings given them in the Stockholders' Agreement.

      The undersigned stockholder of the Company is in receipt of the Company Reply with respect to the Proposed Transfer of my shares of Common Stock pursuant to which the Board has determined that the Proposed Transfer would be a Prohibited Transfer. In accordance with the Stockholders' Agreement, I hereby elect the following:

      |_| To allow the Company and the other parties set forth in the Agreement the right to exercise their Purchase Right with respect to such shares [at the price offered in the Company Reply, or at a price of $ per share].

      |_| Not to pursue any transfer of such shares at this time.

                                                Sincerely,


                                                _____________________________
                                                Stockholder

                      EXHIBIT D TO STOCKHOLDERS' AGREEMENT
                                 EXERCISE NOTICE

                                     [Date]

[name and address of stockholder]
_____________________________________
_____________________________________

Dear Stockholder:

      Reference is hereby made to the Stockholders' Agreement, dated __________________, 2005, as may be amended from time to time ("Stockholders' Agreement"), by and between FirstFed Bancorp, Inc. (the "Company") and each of the stockholders of the Company. Terms with their initial letter capitalized have the meanings given them in the Stockholders' Agreement.

      _______ The Company and/or the other Stockholders have determined to exercise their Purchase Right with respect to the following Offered Shares set forth in your Transfer Notice:

      _______ shares to be purchased by the Company shares to be purchased by the other Stockholders (see attached list for the name of each Stockholder and the number of shares to be acquired by each).

      _______ shares to be purchased by the Company's Assignee.

      Certificates representing the shares to be purchased, duly endorsed or accompanied by stock powers duly executed by the record holder of the shares for transfer, should be sent to the Company at the address set forth below on or before . The Company and/or the other Stockholders will issue to you a check in the amount of the total purchase price promptly upon receipt of the certificates in sufficient form for transfer. If your stock certificates have been lost, please notify the undersigned immediately.

                                                Sincerely,


                                                ______________________________

                      EXHIBIT E TO STOCKHOLDERS' AGREEMENT
                              PURCHASE RIGHT NOTICE

To the Stockholders of FirstFed Bancorp, Inc.:

      Reference is hereby made to the Stockholders' Agreement, dated ______________, 2005, as may be amended from time to time ("Stockholders' Agreement"), by and between FirstFed Bancorp, Inc. (the "Company") and each of the stockholders of the Company. Terms with their initial letter capitalized have the meanings given them in the Stockholders' Agreement.

      The Company has received a Transfer Notice from a Stockholder desiring to sell such Stockholder's shares of Common Stock, a copy of which is attached hereto. With respect to the Proposed Transfer, the following Offered Shares are available for subscription:

      ______ shares of Common Stock at a Purchase Price of $_____________ per share.

      If you wish to subscribe for some or all of these shares, please so indicate below, execute this Purchase Right Notice and return this notice to the Company at the address set forth below.

      |_| I wish to subscribe to purchase Offered Shares.

      |_| I do not wish to subscribe to purchase any Offered Shares

      TO BE CONSIDERED BY THE COMPANY, WE MUST RECEIVE THIS PURCHASE RIGHT NOTICE NO LATER THAN 15 CALENDAR DAYS AFTER THE DATE OF THIS NOTICE.

Dated: ____________________                  Signature:_________________________

                                             Name:______________________________
                                                  (please print)

                                             Sincerely


                                             ___________________________________

                      EXHIBIT F TO STOCKHOLDERS' AGREEMENT
                                  PLEDGE NOTICE

                                     [Date]

FirstFed Bancorp, Inc.
1630 Fourth Avenue North
Bessemer, Alabama  35020
Attention: _________________

Ladies and Gentlemen:

      Reference is hereby made to the Stockholders' Agreement, dated , 2005, as may be amended from time to time ("Stockholders' Agreement"), by and between FirstFed Bancorp, Inc. (the "Company") and each of the stockholders of the Company. Terms with their initial letter capitalized have the meanings given them in the Stockholders' Agreement.

      Pursuant to the provisions of the Stockholders' Agreement, the undersigned stockholder of the Company hereby notifies the Company of the stockholder's intention to pledge share(s) of the Common Stock represented by certificate(s) number(s) ("Pledged Share(s)") to ("Pledgee"). Concurrently with the pledge, the Pledgee has agreed to execute an agreement substantially in the form of Exhibit G to the Stockholders' Agreement that the Pledged Share(s) are subject to the provisions of the Stockholders' Agreement and will not be sold, transferred or otherwise disposed of except in accordance with the provisions of the Stockholders' Agreement.

                                                Sincerely,


                                                ________________________________
                                                Stockholder

                      EXHIBIT G TO STOCKHOLDERS' AGREEMENT
                     ACKNOWLEDGMENT AND AGREEMENT OF PLEDGEE

      The undersigned pledgee ("Pledgee") of shares of common stock of FirstFed Bancorp, Inc. ("Company") hereby acknowledges that the shares of common stock of the Company pledged or to be pledged to the Pledgee ("Pledged Shares") are subject to the provisions of the Stockholders' Agreement, dated as of __________________, 2005, as may be amended from time to time ("Stockholders' Agreement"), a copy of which has been furnished to the Pledgee who acknowledges receipt thereof. Pledgee further acknowledges that pursuant to the provisions of the Stockholders' Agreement, the Pledged Shares are subject to certain restrictions on the sale, transfer or other disposition thereof.

      Pledgee hereby agrees (i) to hold the Pledged Shares subject to the Stockholders' Agreement and the restrictions and conditions contained therein, and (ii) not to sell, transfer or otherwise to dispose of the Pledged Shares except in accordance with the provisions of the Stockholders' Agreement.

      Dated as of this ________ day of ____________________, ______.

                                       PLEDGEE:

                                       _________________________________________

                                       _________________________________________

                                       _________________________________________

                                       NAME:

                                       TITLE (if applicable): __________________

                                                                      APPENDIX E

                TAX ELECTION TO TREAT MEMBERS OF THE SAME FAMILY
             AS ONE STOCKHOLDER FOR PURPOSES OF SUBCHAPTER S OF THE
                              INTERNAL REVENUE CODE

As provided in the American Jobs Creation Act of 2004, Section 1361(c)(1)(A)(ii) of the Internal Revenue Code was amended to allow members of the same family to make an election to be treated as one shareholder under Subchapter S.

Section 1361(c)(1)(B) defines family members to include a common ancestor, lineal descendants of the common ancestor, and the spouses (or former spouses) of the lineal descendants or common ancestor as long as the family member is not more than six generations removed.

Section 1361(c)(1)(D) states that the election by a family to be treated as one shareholder can be made by any member of the family and remains in effect until terminated.

                                    ELECTION

Our family desires to make the election under Internal Revenue Code Section 1361(c)(1)(A); our family has reviewed the definitional rules under Internal Revenue Code Section 1361(c)(1)(B) defining family and have determined that our family meets this definition; a member of our family hereby makes the family election under Internal Revenue Code Section 1361(c)(1)(D); our family understands this election shall remain in effect until terminated; each family member hereby agrees to include a copy of this election form in his or her tax return for the year the election is made.

The following "qualifying stockholders" are considered to be treated as one stockholder due to the family election under Subchapter S of the Internal Revenue Code:


_____________________________________

Name


_____________________________________

Address


_____________________________________

City, State and Zip


_____________________________________

Social Security Number/Taxpayer Identification Number


_____________________________________

Name


_____________________________________

Address


_____________________________________

City, State and Zip


_____________________________________

Social Security Number/Taxpayer Identification Number


_____________________________________

Name


_____________________________________

Address


_____________________________________

City, State and Zip


_____________________________________

Social Security Number/Taxpayer Identification Number


_____________________________________

Name


_____________________________________

Address


_____________________________________

City, State and Zip


_____________________________________

Social Security Number/Taxpayer Identification Number


_____________________________________

                                                                      APPENDIX F

                  SECTION 262 OF THE GENERAL CORPORATION LAW OF
                              THE STATE OF DELAWARE

ss. 262. Appraisal rights.

      (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of
this title:

            (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

            (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                  a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                  b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                  c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                  d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

            (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

      (d) Appraisal rights shall be perfected as follows:

            (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

            (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    * * * * *

                      -------------------------------------

                              FAIR MARKET VALUATION

                             FIRSTFED BANCORP, INC.
                                Bessemer, Alabama

                              Financial Data as of:
                                  June 30, 2005

                         Valuation Date: August 26, 2005

                      -------------------------------------




                                  Prepared By:

                              RP(R) Financial, LC.
                             1700 North Moore Street
                                   Suite 2210
                            Arlington, Virginia 22209

[LETTERHEAD OF RP(R) FINANCIAL, LC.]

                                                August 26, 2005

Board of Directors
FirstFed Bancorp, Inc.
1630 4th Avenue North
Bessemer AL 35021-0340

Members of the Board:

      Pursuant to your request, RP(R) Financial, LC. ("RP Financial") hereby provides an independent valuation (the "Valuation") of the estimated fair value of the common stock of FirstFed Bancorp, Inc. ("FFB" or the "Company") is FirstFed Bancorp, Inc. (the "Company"), a Delaware corporation, which is a bank holding company that has registered as a financial holding company. The Company also serves as the holding company for First State Corporation ("FSC"). FSC is the sole shareholder for First Financial Bank ("First Financial" or the "Bank"). First Financial is the principal operating subsidiary of FSC and the Company and is a federally-insured state-chartered commercial bank operating through the main office in Bessemer, Alabama, and through 7 branch offices in Bibb, Jefferson, Shelby and Tuscaloosa Counties, Alabama, consisting of its home office in Bessemer and seven other branches, one each in Centreville, Hoover, Hueytown, Pelham, Vance, West Blocton and Woodstock. Each branch is a full-service facility.

Description and Purpose of the Merger
-------------------------------------

      The purpose of the Valuation is to provide additional relevant information to the Board of Directors of FFB with respect to the fair market value of the Company's stock as of the valuation date. In this regard, the transaction described below contemplates paying cash in an amount at least equal to the fair market value to any shareholder who is not a Qualified Shareholder. The Valuation utilizes financial data as of June 30, 2005, and market prices for bank stocks as of August 26, 2005.

      In accordance with the Agreement and Plan of Merger (the "Plan") by and between FirstFed Bancorp, Inc. a Delaware corporation ("FFB" or the "Company"), and FirstFed Merger Corporation, a Delaware corporation ("MergerCorp"), MergerCorp and the Company will participate in a merger ("Merger") pursuant to which MergerCorp shall merge with and into the Company and the separate corporate existence of MergerCorp shall cease. Following the Merger, the Company shall continue in existence under the same legal name as it existed immediately prior to the Merger, and the separate corporate existence of MergerCorp shall cease. The offices and facilities of the Company immediately prior to the Merger shall be the offices

Board of Directors
August 26, 2005
Page 2

and facilities of the Company following the Merger. At the Effective Time, all rights, title and interests to all assets of every kind and character owned by MergerCorp shall be allocated to and vested in the Company without reversion or impairment, without further act of deed and without any transfer of assignment, but subject to any existing liens or encumbrances thereon. At the Effective Time, all liabilities and obligations of MergerCorp shall be allocated to and vested in the Company.

      Pursuant to the Plan: (1) each share of Common Stock owned of record as of the Effective Time by a Qualified Stockholder shall remain outstanding and continue at the Effective Time to represent one share of Common Stock; and (2) each share of Common Stock owned of record as of the Effective Time by a stockholder of the Company who is not a Qualified Stockholder shall be canceled and converted into the right to receive cash consideration as determined by the Board payable in the form of a Company check.

      It is our understanding that the Company is undertaking the Merger for two primary reasons as follows:

            o To enable the Company to become eligible to make an election to be taxed for federal income tax purposes as an S corporation for the purpose of generally eliminating its federal income tax liability at the corporate level; and

            o To enable the Company to terminate the registration of its common stock under the Securities Exchange Act of 1934 for the purpose of avoiding the significant costs and personnel time commitment necessary for compliance with the Securities and Exchange Commission's reporting requirements and the other additional material costs associated with being a reporting company.

RP(R) Financial, LC.
--------------------

      RP(R) Financial, LC. ("RP Financial") is a financial consulting firm that, among other things, specializes in the fair market valuation of the equity and debt securities issued by financial institutions and their subsidiary companies. RP Financial has been approved as a qualified financial institution appraisal firm by the Office of General Counsel of the Office of Thrift Supervision ("OTS"), the Federal Deposit Insurance Corporation ("FDIC"), and numerous state banking agencies. The principals and staff of RP Financial have served as fair market appraisers and consultants for over 500 financial institutions pursuant to initial and secondary offerings (including rights offerings), business combinations, mutual-to-stock conversions, mutual holding company formations, ESOPs and stock option plans, audited financial statement disclosure and other purposes.

      Neither RP Financial nor its employees have any present or contemplated future interest in the stock of the Company or its principals or any other interest that might tend to prevent RP Financial in making a fair and unbiased appraisal.

Board of Directors
August 26, 2005
Page 3

Valuation Approaches Employed
-----------------------------

      As required under Delaware corporate law governing such transactions, the Company's shares have been valued on a fair value basis. Pursuant to Delaware corporate law, the fair value of the Company is equal to FFB's enterprise value or the value of FFB as a going concern. For purposes of preparing the valuation, "fair value of the shares" means the value of the shares of a Company immediately before the effective date of the proposed Merger. Accordingly, in preparing the valuation, we relied primarily on two valuation methodologies to determine the Company's fair value as follows: (1) the Market Value Approach; and (2) the Discounted Cash Flow Approach.

Sources of Information Used
---------------------------

      Several sources of financial information and other information on the Company were used in this appraisal including: (i) audited financial information for the years ending December 31, 2000 through 2004; (ii) unaudited shareholder information and internal financial information through June 30, 2005; (iii) the Company's 2005 business plan and financial projections through December 31, 2008; (iv) known trading activity in the Company's stock during the last year; and (v) related management discussions. All information received has been accepted by RP Financial to be correct and accurate with no further investigation. More specifically, RP Financial has not performed a review or appraisal of individual loan or other asset files.

      RP Financial has had conversations with members of the Company's management regarding the Company's financial condition, operating results and other characteristics. In addition, where appropriate, RP Financial considered information based on other available published sources that are believed to be reliable, but RP Financial cannot guarantee their accuracy or completeness. Information on publicly-traded comparable companies used in the valuation was derived from data published by SNL Securities, a Charlottesville, Virginia-based company that maintains a financial database of publicly-traded bank and bank holding company, and RP Financial's own library of corporate reports and securities filings of publicly-traded banking institutions. Information on the surrounding market area was provided by Claritas, a company that maintains a comprehensive demographic data base, largely derived from government sources. Branch deposit data, reported by third parties, was derived from information provided by the OTS and the FDIC.

Limiting Factors and Considerations
-----------------------------------

      Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the Common Stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of Common Stock will thereafter be able to buy or sell such shares at prices related to the foregoing valuation.

Board of Directors
August 26, 2005
Page 4

      RP Financial's valuation was determined based on the financial condition and operations of FFB as of June 30, 2005 and market prices as of August 26, 2005. Subsequent changes in circumstances herein may have an impact on the valuation.

      RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its client institutions.

      The valuation has been prepared on a going concern basis and does not consider the impact to value, if any, of the proposed reorganization.

      It is our opinion that, based on stock prices as of August 26, 2005, the fair value of the 2,439,350 shares outstanding was equal to $9.50 per share, or $23,173,825 in the aggregate.

                                                Respectfully submitted,

                                                /s/ James P. Hennessey

                                                James P. Hennessey
                                                Senior Vice President

RP(R) Financial, LC.

                                TABLE OF CONTENTS
                             FIRSTFED BANCORP, INC.
                                Bessemer, Alabama

                                                                           PAGE
DESCRIPTION                                                               NUMBER
-----------                                                               ------

CHAPTER ONE             INTRODUCTION AND DESCRIPTION
-----------

   Introduction                                                            1.1
   Financial Condition                                                     1.2
   Income Statement                                                        1.5
   Interest Rate Risk                                                      1.9
   Lending Activities and Strategy                                         1.10
   Asset Quality                                                           1.13
   Funding Composition and Strategy                                        1.14
   Legal Proceedings                                                       1.15

CHAPTER TWO             MARKET AREA ANALYSIS
-----------

   Primary Market Area                                                     2.1
   Competition and Market Share                                            2.4

CHAPTER THREE           COMPARATIVE ANALYSIS VERSUS PEER GROUP
-------------

   Selection of Peer Group                                                 3.1
   Balance Sheet Composition and Growth Rates                              3.3
   Loan Composition and Credit Risk                                        3.5
   Income and Expense Components                                           3.8
   Summary                                                                 3.10

CHAPTER FOUR            VALUATION ANALYSIS
------------

   Recent Trading Activity in the Company's Stock                          4.2
   1.  Market Value Approach                                               4.2
   2.  Discounted Cash Flow Approach                                       4.9
   Valuation Conclusion                                                    4.10
   Premiums Paid in Going Private Transactions                             4.10

RP(R) Financial, LC.

                                 LIST OF TABLES
                             FIRSTFED BANCORP, INC.
                                Bessemer, Alabama

TABLE
NUMBER     DESCRIPTION                                                      PAGE
------     -----------                                                      ----

 1.1       Historical Balance Sheets                                        1.3
 1.2       Historical Income Statements                                     1.6
 1.3       Non-Performing Assets                                            1.14

 2.1       Summary Demographic Data                                         2.2
 2.2       Top Employers in Birmingham MSA                                  2.3
 2.3       Unemployment Data                                                2.4
 2.4       Deposit Summary                                                  2.6

 3.1       Peer Group General Characteristics                               3.2
 3.2       Peer Group Balance Sheet Composition and Growth Rates            3.4
 3.3       Comparative Loan Composition and Credit Risk Measures            3.7
 3.4       Comparative Income Statement Analysis                            3.9

 4.1       Peer Group Market Pricing Table                                  4.8

RP(R) Financial, LC.
Page 1.1

                         I. INTRODUCTION AND DESCRIPTION

Introduction
------------

      FirstFed Bancorp, Inc. ("FFB" or the "Company") is FirstFed Bancorp, Inc. (the "Company"), a Delaware corporation, is a bank holding company that has registered as a financial holding company. The Company also serves as the holding company for First State Corporation ("FSC"). FSC is the sole shareholder for First Financial Bank ("First Financial" or the "Bank").

      The Company's operations are conducted through the main office in Bessemer, Alabama, and through 7 branch offices in Bibb, Jefferson, Shelby and Tuscaloosa Counties, Alabama, consisting of its home office in Bessemer and seven other branches, one each in Centreville, Hoover, Hueytown, Pelham, Vance, West Blocton and Woodstock. Each branch is a full-service facility.

      While the Company sought to expand its retail branch network and balance sheet through a whole bank acquisition in the 1990s, growth in the early part of this decade was limited primarily owing to limited growth in the Company's market and substantial competition. More recently, the Company has been seeking to expand through more aggressive pricing of certificate of deposits and expanded use of borrowed funds, with the objective of funding growth in the portfolio of commercial adjustable rate mortgage loans as well as construction loans. The ability to achieve growth was enhanced through the issuance of $6.0 million of subordinated debentures by the Company, with $2.5 million of the proceeds downstreamed to the Bank as Tier 1 capital.

      The Bank is subject to examination, supervision and regulation by the Federal Deposit Insurance Corporation ("FDIC") and the State Banking Department of the State of Alabama (the "Banking Department") while the Company is regulated by the Federal Reserve. The Bank is a member of the Federal Home Loan Bank ("FHLB") System and its deposits are insured by the FDIC, with deposits insured up to the applicable limits for each depositor. As of June 30, 2005, the Company maintained total assets of $205.3 million, deposits of $162.2 million, and equity capital of $19.0 million, or 9.3% of assets.

RP(R) Financial, LC.
Page 1.2

Financial Condition
-------------------

      Table 1.1 displays key balance sheet trends from December 31, 2000, to June 30, 2005. The Company's balance sheet experienced relatively moderate growth through the period shown, with assets increasing at a 6.11% compounded annual rate since the end of fiscal 2000. Modest balance sheet growth is primarily the result of limited growth within the market and substantial competition, primarily from other banks. Additionally, over this period, declining interest rates spurred refinancing of the Company's fixed and adjustable rate mortgage portfolios into long-term fixed rate loans which were not retained for portfolio by the Company, which particularly impacted the Company through fiscal 2002, as the loan portfolio realized shrinkage.

      Importantly, recent loan portfolio growth has been achieved primarily as a result of increased loan originations of a new product; a U.S. Treasury indexed adjustable rate commercial mortgage loan program which has increased overall loan volumes and the resulting loan portfolio balances. Additionally, expansion of the construction loan portfolio has also been a factor in the growth of the portfolio overall. Asset growth has been funded with a mixture of retail deposits as well as expanded utilization of wholesale borrowings.

      As of June 30, 2005, the Company's whole loan portfolio consisted of residential mortgage loans ($50.1 million or 30.6% of gross loans receivable), multi-family and commercial mortgage loans ($59.5 million or 36.3% of gross loans) and construction loans ($40.5 million or 24.7% of gross loans). The balance of the loan portfolio consisted of modest balances of commercial and industrial ("C&I") loans and non-mortgage consumer loans. The current portfolio composition is reflective of the community banking strategy pursuant to which the Bank has operated over the last decade, which has resulted in a restructuring of the loan portfolio to include a higher proportion of commercial mortgage and construction loans and a diminishing ratio of residential mortgage loans.

      Investment securities including mortgage-backed securities ("MBS") totaled $7.4 million, or 3.6% of assets, as of June 30, 2005. The Company utilizes the investment portfolio primarily for liquidity purposes and as a means to earn a yield on excess investable funds. The investment portfolio was primarily comprised of U.S. agency securities as well as high quality corporate and municipal securities and MBS guaranteed by Freddie Mac, Fannie Mae and Ginnie Mae. As of

RP(R) Financial, LC.

                                    Table 1.1
                             FirstFed Bancorp, Inc.
                          Historical Balance Sheets(1)
                         (Amount and Percent of Assets)

                                                                             For the Fiscal Year Ended December 31,
                                        -----------------------------------------------------------------------------------------
                                                2000                   2001                   2002                   2003
                                        --------------------   --------------------   --------------------   --------------------
                                          Amount       Pct       Amount       Pct       Amount       Pct       Amount       Pct
                                          ------       ---       ------       ---       ------       ---       ------       ---
                                          ($000)       (%)       ($000)       (%)       ($000)       (%)       ($000)       (%)

Total Amount of:
 Assets                                  $157,204    100.00%    $163,761    100.00%    $177,570    100.00%    $194,211    100.00%
 Cash and Equivalents                       4,736      3.01%      22,605     13.80%      25,432     14.32%       7,621      3.92%
 Securities Held-For-Sale                   9,090      5.78%       6,577      4.02%      30,632     17.25%      29,395     15.14%
 Securities Held-To-Maturity               15,833     10.07%      28,840     17.61%           0      0.00%           0      0.00%
 Loans Held For Sale                          351      0.22%       2,158      1.32%       2,229      1.26%       1,033      0.53%
 Loans Receivable (net)                   118,536     75.40%     108,986     66.55%     104,310     58.74%     136,099     70.08%
 Goodwill                                   1,092      0.69%         983      0.60%         983      0.55%       1,216      0.63%
 Deposits                                 136,417     86.78%     146,069     89.20%     139,931     78.80%     151,509     78.01%
 FHLB Advances, Other Borrowed Funds            0      0.00%      17,000     10.38%      18,005     10.14%      23,780     12.24%
 Subordinated Debt                              0      0.00%           0      0.00%           0      0.00%           0      0.00%
 Stockholders Equity                       20,160     12.82%      18,466     11.28%      18,808     10.59%      18,552      9.55%
 Tangible Stockholders Equity              19,068     12.13%      17,483     10.68%      17,825     10.04%      17,336      8.93%

 End of Period Shares Outstanding       2,538,371              2,311,832              2,329,192              2,375,537
 Book Value/Share                           $7.94                  $7.99                  $8.07                  $7.81
 Tangible Book Value/Share                  $7.51                  $7.56                  $7.65                  $7.30

                                           For the Fiscal Year
                                            Ended December 31,
                                           --------------------         As of
                                                   2004              June 30, 2005       Annualized
                                           --------------------   --------------------     Growth
                                             Amount       Pct       Amount       Pct        Rate
                                             ------       ---       ------       ---        ----
                                             ($000)       (%)       ($000)       (%)         (%)

Total Amount of:
 Assets                                     $214,443    100.00%    $205,292    100.00%       6.11%
 Cash and Equivalents                          4,790      2.23%      10,472      5.10%      19.28%
 Securities Held-For-Sale                     22,941     10.70%       7,437      3.62%      -4.36%
 Securities Held-To-Maturity                       0      0.00%           0      0.00%    -100.00%
 Loans Held For Sale                             739      0.34%         301      0.15%      -3.36%
 Loans Receivable (net)                      161,841     75.47%     162,170     78.99%       7.21%
 Goodwill                                      1,167      0.54%       1,142      0.56%       1.00%
 Deposits                                    157,545     73.47%     162,190     79.00%       3.92%
 FHLB Advances, Other Borrowed Funds          31,494     14.69%      17,000      8.28%       N.A.
 Subordinated Debt                             6,000      2.80%       6,000      2.92%       N.A.
 Stockholders Equity                          18,418      8.59%      19,027      9.27%      -1.28%
 Tangible Stockholders Equity                 17,251      8.04%      17,885      8.71%      -1.41%

 End of Period Shares Outstanding          2,401,007              2,439,350
 Book Value/Share                              $7.67                  $7.80
 Tangible Book Value/Share                     $7.18                  $7.33

(1)   Ratios are as a percent of ending assets.

Source: FirstFed Bancorp's audited and unaudited financial reports.

RP(R) Financial, LC.
Page 1.4

June 30, 2005, the entire investment portfolio was classified as "available for sale". At the same date, there was a net unrealized loss on the available for sale portfolio of approximately $121,000.

      As of June 30, 2005, the Company's balance of cash and investments totaled $17.9 million in aggregate, or 8.7% of assets. The general objectives of the Company's investment policy are to: (1) maintain liquidity levels sufficient to meet the operating needs of the Company and applicable federal requirements; (2) assist in minimizing interest rate risk by managing the repricing characteristics of liquid assets; (3) reduce credit risk by investing primarily in U.S. Treasury and agency securities; and (4) absorb excess liquidity when loan demand is low and/or deposit growth is high. At June 30, 2005, the portfolio of cash and investments consisted of cash and interest-bearing deposits ($10.5 million) and various high quality investment securities ($7.4 million).

      In connection with an acquisition of another financial institution in 1996, and a branch acquisition completed in 2003, which were accounted for under the purchase method of accounting, the Company recognized approximately $1.85 million of intangibles, which included $250,000 core deposit intangibles (the "CDI"). Goodwill and CDI on the Company's balance sheet totaled $1.1 million as of June 30, 2005. The Bank tests its goodwill for impairment on an annual basis in conformity with SFAS 142.

      Funding needs are met with a combination of deposits, borrowings, internal cash flow and equity. Deposits are the largest source of funds, and totaled $162.2 million, or 79.0% of assets, at June 30, 2005. The balance of deposits has increased at a slower pace than assets over the last five fiscal years (by 3.92% on a compounded annual basis) reflecting a conscious decision by management to limit deposit costs and restrain growth in a market environment where attractive reinvestment opportunities at adequate risk adjusted spreads were limited. Moreover, the perceived need for deposit growth has been diminished as FFB has redeployed funds from the investment portfolio into loans.

      The Company has utilized borrowed funds to a moderate degree, both at the FFB and subsidiary bank levels. The Company typically utilizes borrowings: (1) when such funds are priced attractively relative to deposits; (2) to lengthen the duration of liabilities; (3) to enhance

RP(R) Financial, LC.
Page 1.5

earnings when attractive revenue enhancement opportunities arise; and (4) to generate additional liquid funds, if required. A portion of the funds borrowed by the Company were infused into the Bank to bolster regulatory capital, and to provide funds for FFB's dividends. As of June 30, 2005, the Company's FHLB advances totaled $17.0 million, respectively, while trust preferred securities issued by the Company totaled $6.0 million.

      The Company's equity and tangible equity levels decreased in fiscal 2001 as earnings were more than offset by dividends and the consummation of modest stock repurchases. Subsequently, equity has remained relatively constant (fluctuating between $18 and $19 million) as the retention of earnings has largely been offset by dividends, particularly as earnings were adversely impacted by the relatively high loan loss provisions established in fiscal 2002 and 2003. As of June 30, 2005, stockholders' equity amounted to $19.0 million equal to 9.27% of assets, while tangible stockholders' equity totaled $17.9 million, or 8.71% of assets. Reported and tangible book value per common share outstanding was $7.80 and $7.33, respectively, at June 30, 2005.

Income Statement
----------------

      Table 1.2 presents historical income statements on a fiscal year basis since fiscal 2000, as well as unaudited information for the twelve months ended June 30, 2005. The data indicates that the Company has maintained profitable operations since fiscal 2000, when peak core earnings of $1.6 million, equal to 0.93% of average assets, was reported. Net income for the Company was comparatively modest in fiscal 2002 and 2003 reflecting the impact of loan loss provisions, and as a result of spread compression realized in the declining interest rate environment experienced at the time, in part, reflecting a conscious decision by management to retain a liquid balance sheet when it perceived interest rates poised for an increase. Net income has recently reflected an improving trend in fiscal 2004 and for the twelve months ended June 30, 2005, as provisions for loan losses have diminished and the Company's spreads and net interest income have increased. For the twelve months ended June 30, 2005, net income equaled $1.7 million, equal to 0.80% of average assets, translating into basic earnings per share of $0.70. Important from a valuation perspective, earnings for the twelve months ended June 30, 2005, have been supported by non-operating gains equal to $780,000 (0.37% of average assets) such

                                    Table 1.2
                             FirstFed Bancorp, Inc.
                          Historical Income Statements
                     (Amount and Percent of Average Assets)

                                                         --------------------------------------------------------------------
                                                                 2000                   2001                     2002
                                                         --------------------   --------------------     --------------------
                                                           Amount       Pct        Amount       Pct        Amount       Pct
                                                           ------       ---        ------       ---        ------       ---
                                                           ($000)       (%)        ($000)       (%)        ($000)       (%)
Interest Income                                            $13,157      7.89%      $13,269      7.36%      $10,665      5.84%
Interest Expense                                            (6,165)    -3.70%       (6,853)    -3.80%       (4,916)    -2.69%
                                                         ---------     -----     ---------     -----     ---------     -----
Net Interest Income                                         $6,992      4.20%       $6,416      3.56%       $5,749      3.15%
Provision for Loan Losses                                     (135)    -0.08%          (96)    -0.05%       (1,956)    -1.07%
                                                         ---------     -----     ---------     -----     ---------     -----
Net Interest Income after Provisions                        $6,857      4.11%       $6,320      3.51%       $3,793      2.08%

Other Income                                                  $919      0.55%       $1,379      0.76%       $1,750      0.96%
Operating Expense                                           (5,307)    -3.18%       (5,916)    -3.28%       (5,687)    -3.11%
                                                         ---------     -----     ---------     -----     ---------     -----
Net Operating Income                                        $2,469      1.48%       $1,783      0.99%        ($144)    -0.08%

Gain(Loss) on Sale of Loans                                     $0      0.00%           $0      0.00%         $482      0.26%
Gain(Loss) on Sale of Investments                                0      0.00%            0      0.00%            0      0.00%
Gain(Loss) on Sale of an Equity Investment                       0      0.00%            0      0.00%            0      0.00%
Gain on Termination of Def. Benefit Pens. Plan                   0      0.00%            0      0.00%            0      0.00%
Non-Recurring Pension Expense                                    0      0.00%            0      0.00%         (238)    -0.13%
                                                         ---------     -----     ---------     -----     ---------     -----
Total Non-Operating Income/(Expense)                            $0      0.00%           $0      0.00%         $244      0.13%

Net Income Before Tax                                       $2,469      1.48%       $1,783      0.99%         $100      0.05%
Income Taxes                                                  (919)    -0.55%         (593)    -0.33%          101      0.06%
                                                         ---------     -----     ---------     -----     ---------     -----
Net Inc(Loss) Before Extraordinary Items                    $1,550      0.93%       $1,190      0.66%         $201      0.11%
Extraordinary Items                                              0      0.00%            0      0.00%            0      0.00%
                                                         ---------     -----     ---------     -----     ---------     -----
Net Income (Loss)                                           $1,550      0.93%       $1,190      0.66%         $201      0.11%

Earnings Excluding Non-Operating and Extraord. Items:
-----------------------------------------------------
Net Income                                                  $1,550      0.93%       $1,190      0.66%         $201      0.11%
Add(Deduct): Non-Recurring (Inc)/Exp                             0      0.00%            0      0.00%         (244)    -0.13%
Tax Effect                                                       0      0.00%            0      0.00%           83      0.05%
                                                         ---------     -----     ---------     -----     ---------     -----
Earnings Excl. Non-Op./Extraord Items:                      $1,550      0.93%       $1,190      0.66%          $40      0.02%

Wghtd Avg Com/Com Eq. Shrs Out. (000)                    2,459,148               2,442,419               2,277,916
Earnings Per Share:                                          $0.63                   $0.49                   $0.09
Dividends:
   Amount                                                    $0.35                   $0.35                   $0.35
   Payout Ratio                                              55.53%                  71.84%                 396.65%

Memo:
   Efficiency Ratio                                          67.08%                  75.89%                  75.84%

                                                         --------------------------------------------     For the 12 Months
                                                                 2003                    2004            Ended June 30, 2005
                                                         --------------------    --------------------    --------------------
                                                           Amount       Pct        Amount       Pct        Amount       Pct
                                                           ------       ---        ------       ---        ------       ---
                                                           ($000)       (%)        ($000)       (%)        ($000)       (%)
Interest Income                                             $9,005      4.69%       $9,851      4.76%      $10,284      4.91%
Interest Expense                                            (4,037)    -2.10%       (4,190)    -2.03%       (4,467)    -2.13%
                                                         ---------     -----     ---------     -----     ---------     -----
Net Interest Income                                         $4,968      2.59%       $5,661      2.74%       $5,817      2.78%
Provision for Loan Losses                                   (1,141)    -0.59%         (684)    -0.33%         (291)    -0.14%
                                                         ---------     -----     ---------     -----     ---------     -----
Net Interest Income after Provisions                        $3,827      1.99%       $4,977      2.41%       $5,526      2.64%

Other Income                                                $2,040      1.06%       $2,905      1.41%       $2,935      1.40%
Operating Expense                                           (5,777)    -3.01%       (6,899)    -3.34%       (6,832)    -3.26%
                                                         ---------     -----     ---------     -----     ---------     -----
Net Operating Income                                           $90      0.05%         $983      0.48%       $1,629      0.78%

Gain(Loss) on Sale of Loans                                     $0      0.00%           $0      0.00%           $0      0.00%
Gain(Loss) on Sale of Investments                              299      0.16%            7      0.00%          354      0.17%
Gain(Loss) on Sale of an Equity Investment                       0      0.00%            0      0.00%          363      0.17%
Gain on Termination of Def. Benefit Pens. Plan                   0      0.00%            0      0.00%           63      0.03%
Non-Recurring Pension Expense                                    0      0.00%            0      0.00%            0      0.00%
                                                         ---------     -----     ---------     -----     ---------     -----
Total Non-Operating Income/(Expense)                          $299      0.16%           $7      0.00%         $780      0.37%

Net Income Before Tax                                         $389      0.20%         $990      0.48%       $2,409      1.15%
Income Taxes                                                    14      0.01%         (225)    -0.11%         (732)    -0.35%
                                                         ---------     -----     ---------     -----     ---------     -----
Net Inc(Loss) Before Extraordinary Items                      $403      0.21%         $765      0.37%       $1,677      0.80%
Extraordinary Items                                              0      0.00%            0      0.00%            0      0.00%
                                                         ---------     -----     ---------     -----     ---------     -----
Net Income (Loss)                                             $403      0.21%         $765      0.37%       $1,677      0.80%

Earnings Excluding Non-Operating and Extraord. Items:
-----------------------------------------------------
Net Income                                                    $403      0.21%         $765      0.37%       $1,677      0.80%
Add(Deduct): Non-Recurring (Inc)/Exp                          (299)    -0.16%           (7)     0.00%         (780)    -0.37%
Tax Effect                                                     102      0.05%            2      0.00%          265      0.13%
                                                         ---------     -----     ---------     -----     ---------     -----
Earnings Excl. Non-Op./Extraord Items:                        $206      0.11%         $760      0.37%       $1,162      0.56%

Wghtd Avg Com/Com Eq. Shrs Out. (000)                    2,314,055               2,361,694               2,387,917
Earnings Per Share:                                          $0.17                   $0.32                   $0.70
Dividends:
   Amount                                                    $0.35                   $0.35                   $0.35
   Payout Ratio                                             200.97%                 108.05%                  49.84%

Memo:
   Efficiency Ratio                                          82.43%                  80.54%                  78.06%

(1)   Ratios are as a percent of average assets.

Source: FirstFed Bancorp's audited financial statements.

RP(R) Financial, LC.
Page 1.7

that core earnings adjusted to exclude non-operating gains equaled $1.2 million, or 0.56% of average assets.

      The largest component of earnings is net interest income, which totaled $5.8 million, or 2.78% of average assets, for the twelve months ended June 30, 2005. However, net interest income declined from the peak level reported in fiscal 2000 (i.e., $7.0 million equal to 4.20% of average assets) to a fiscal year end low of $5.0 million, equal to 2.59% of average assets in fiscal 2003, owing to several factors including: (1) declining balances of higher yielding loans in fiscal 2001 and 2002; (2) accelerating prepayment rates on higher yielding fixed rate loans with reinvestment of the associated cashflows into loans and securities yielding comparatively lower market rates; and (3) while funding costs diminished, the reduction in the cost of funds did not keep pace with the reduction of the yield on interest-earning assets. Overall, as a result of the foregoing factors, FFB realized spread compression from fiscal 2000 to fiscal 2003.

      Net interest income increased modestly, both in dollar terms and as a percent of average assets in fiscal 2004 and for the twelve months ended June 30, 2005, primarily as a result of growth in higher yield loans which resulted in strengthening spreads and higher levels of interest income, which more than offset the growth of interest expense. In particular, growth in the loan portfolio and the resulting yield benefit was due to the increased portfolio originations in connection with a treasury-based, adjustable-rate commercial mortgage program which commenced in fiscal 2003.

      The level of loan loss provisions have been a key factor impacting the Company's earnings over the last five fiscal years. In this regard, while loan loss provisions reported by FFB were comparatively modest in fiscal 2000 and fiscal 2001, during fiscal 2002, loan loss provisions increased to $2.0 million, equal to 1.07% of average assets. A significant factor leading to the increase were regulatory mandated increases to the reserve account as a result of the consolidation of its thrift and bank charters into a single state-chartered commercial bank. In this regard, the Banking Department required that the Bank change certain methodologies previously used to evaluate loan losses, which resulted in additional loan loss provisions in order to maintain the allowance at a level believed appropriate to absorb losses inherent in the portfolio.
Additionally, loan chargeoffs related to a large non-performing loan approximated $1 million in fiscal 2002.

RP(R) Financial, LC.
Page 1.8

      During fiscal 2003, loan loss provisions diminished to $1.1 million, equal to 0.59% of average assets, but remained at relatively high levels in comparison to historical averages reflecting the impact of an increase in the level of non-performing assets ("NPAs"), from $2.6 million as of the fiscal 2002 year end, to $4.7 million as of the end of fiscal 2003. Provisions for loan losses have subsequently diminished as asset quality has improved (i.e., NPAs diminished from $4.7 million as of December 31, 2003, to $1.6 million as of June 30, 2005) and net chargeoffs have been at moderate levels. Future loan loss provisions will be determined in accordance with the asset classification and loss reserve policies based on management's assessment of local and national economic trends and overall loan portfolio risk.

      The level of non-interest operating income reflects a growth trend over the last five fiscal years, increasing from $919,000, equal to 0.55% of average assets in fiscal 2000, to $2.9 million or 1.40% of average assets for the twelve months ended June 30, 2005. Growth in non-interest income is primarily related to growth in the loan and deposit balances, and owing to increases in the cash surrender value of bank owned life insurance ("BOLI"), which is treated as non-interest income item for financial accounting purposes. During the last several years, deposit related fees have also increased with the implementation of an Overdraft Privilege Program.

      The Company's operating expenses have increased in recent years due to expanded business volumes which have resulted in growth of both the retail deposit base and loan portfolio. In this regard, such key elements of FFB's operating expenses including salary and employee benefits, including incentive pay, occupancy and equipment, data processing and other miscellaneous expenses have all been subject to increase. As a result, operating expenses have increased from $5.3 million, equal to 3.18% of average assets in fiscal 2000, to $6.8 million, or 3.26% of average assets for the twelve months ended June 30, 2005. In the future, management believes that expense levels may continue to grow, particularly as FFB seeks to open two new branches within the next year. At the same time, the Company will seek to offset its growing expense levels through expanded asset growth and offsetting revenues.

      Non-operating income items have had a significant impact on the income statement in recent periods. Specifically, net gains on the sale of investments equal to $354,000 (0.17% of average assets), and a net gain on the sale of an equity investment equal to$363,000 (0.17% of average assets) as well as a small gain on termination of the defined benefit pension plan equal to

RP(R) Financial, LC.
Page 1.9

$63,000, or 0.03% of assets. In aggregate, non-operating items enhanced earnings by $63,000, or 0.03% of average assets for the twelve months ended June 30, 2005.

      Importantly, the Company anticipates incurring a pension termination expense of approximately $810,000 ($525,000 on an after tax basis) during the three months ended September 30, 2005, which is expected to result in a loss for the quarter and which will substantially offset the foregoing gains for the first nine months of fiscal 2005.

      Reported basic earnings per share totaled $0.70 per share for the twelve months ended June 30, 2005, based on 2.4 million weighted average shares outstanding. Excluding non-operating items on a tax-effected basis, core earnings equaled $1.2 million, equal to $0.49 per share.

Interest Rate Risk
------------------

      The Company's earnings performance is subject to interest rate risk to the extent that interest-bearing liabilities with short and intermediate-term maturities reprice more rapidly or on a different basis than interest-earning assets, particularly in a rising rate environment. The Company has sought to reduce its exposure to changing interest rates by maintaining: (1) an interest-sensitive loan portfolio in the form of adjustable rate or short term-to-maturity residential, commercial real estate loans, including short-term construction loans; (2) a balance of short-term investment securities and liquidity investments; and, (3) funding primarily through a base of core deposits. As of June 30, 2005, adjustable rate or short-term to maturity loans (fixed rate loans with maturities of 5 years or less) comprised over 90% of the Company's loan portfolio.

      The Company measures exposure to changes in interest rates primarily by calculating the change in net interest income to measure net earnings at risk over a 12 month time horizon. On this basis, based on simulations performed for the 12 month period starting as of June 30, 2005, net income for the Company would increase by $344,000 or 28.3% pursuant to a 200 basis point permanent and instantaneous increase in interest rates and would decline by $443,000, or 36.4% pursuant to a 200 basis point permanent and instantaneous decrease in interest rates. This

RP(R) Financial, LC.
Page 1.10

simulation indicates that the Company would be positively impacted by rising interest rates and adversely impacted by declining interest rates.

      Similarly, the Company also measures interest rate risk through an analysis of the hypothetical Net Portfolio Value ("NPV"), or the difference between the present value of expected cash flows from assets and the present value of expected cash flows from liabilities, as well as cash flows from off-balance sheet contracts. As of June 30, 2005, the latest date for which information is available, the change in the NPV/Assets ratio equaled positive 13 basis points under a 200 basis point increase in interest rate scenario, and negative 104 basis points under a 200 basis point decrease in interest rates. Moreover, the post-shock NPV ratio as a percent of assets was above 10% pursuant to all rate shock scenarios. These figures are within limits set by the Board of Directors.

Lending Activities and Strategy
-------------------------------

      The lending strategy reflects: (1) management's expertise and experience in commercial lending coupled with perceived opportunities in this lending niche; and (2) the Company's historical strengths in the areas of residential mortgage lending; and (3) secondary market operations in which loans are originated for resale. In recent years, the Company has focused efforts on building the portfolio of commercial mortgage and construction loans, which are the only two elements of the loan portfolio which reflect growth since the end of fiscal 2000. Other components of the portfolio including 1-4 family residential mortgage loans, and non-mortgage consumer and commercial loans have diminished over this timeframe.

      As of June 30, 2005, the Company's whole loan portfolio consisted of residential mortgage loans ($50.2 million or 30.6% of gross loans receivable including mortgage-based home equity loans), multi-family and commercial mortgage loans ($59.5 million or 36.3% of gross loans) and construction loans ($40.5 million or 24.7% of gross loans). The balance of the loan portfolio consisted of modest balances of commercial and industrial ("C&I") loans and non-mortgage consumer loans. The current portfolio composition is reflective of the community banking strategy pursuant to which the Company has operated over the last decade, which has resulted in a restructuring of the loan portfolio to include a higher proportion of commercial mortgage and construction loans.

RP(R) Financial, LC.
Page 1.11

      Commercial Real Estate and Loan Loans
      -------------------------------------

            The Company's balance of commercial real estate loans, consisting of loans secured by multi-family properties and non-residential real estate, totaled $59.5 million, or 36.3% of gross loans receivable, at June 30, 2005. Commercial real estate lending has been an increasing part of the Company's lending strategy over the past several years; the commercial mortgage loan portfolio balance totaled only $17.4 million as of the fiscal 2002 year end. Commercial real estate loans originated by the Company include loans secured by office buildings, retail stores, warehouses, churches and other non-residential buildings, primarily in the local market area. FFB has historically not historically been active in multi-family mortgage lending but has made such loans on a select basis.

            The substantial majority of the Company's commercial mortgage loans are secured by properties in the local market and generally have maximum loan-to-value ratios of up to 80%, and are primarily adjustable rate loans indexed to the one year constant maturity treasury bond or the Prime Rate. Most commercial mortgage loans are generally for terms of up to 15 years.

      One-to-Four Family Residential Loans
      ------------------------------------

            The balance of residential mortgage loans has diminished modestly since the end of fiscal 2000 (from $65.1 million to $50.2 million as of June 30, 2005), primarily as a result of high prepayment rates as many loans refinanced in the declining rate environment experienced over the period and as FFB's appetite for long-term fixed rate loans for portfolio investment was limited. The Company offers adjustable rate mortgage loans ("ARMs") that reprice to rates indexed to U.S. Treasury securities of a corresponding term, with adjustment periods of up to five years. Fixed rate residential loans originated by the Company have terms of up to 30 years and are typically sold into the secondary market on a servicing released basis through such conduits as CitiMortgage and Countrywide Home Loans. Management has indicated that approximately 85 percent of the 1-4 family mortgage portfolio carried adjustable rates while the remaining balance of the portfolio consisted of generally short-term fixed rate loans. The Company's residential mortgage loans are originated by in-house loan officers and are secured almost entirely by local property.

RP(R) Financial, LC.
Page 1.12

            Residential loans are originated at a maximum LTV of 85%, and with private mortgage insurance ("PMI") up to 95%, or with an insured second mortgage up to 100% LTV. Exceptions to LTV guidelines must be approved by the Loan Committee or the Board prior to making the loan.

      Construction Loans
      ------------------

            The Company offers construction loans on residential property, and occasionally on commercial property, in the local market areas. Construction loans extended for the construction of 1-4 family residential properties can be made to the owner of the property with permanent financing upon the completion of the construction period; however, construction loans are also originated without the Company extending the permanent loan. Such loans generally require a take-out commitment from another lender. The Company will also extend construction loans for spec houses on a limited basis. The Company also originates construction loans on non-residential property, typically for the purpose of constructing an owner-occupied building but FFB will make spec loans to developers with very strong financials and a track record of success.

            The Company has increased the construction loan portfolio to approximately 25% of total loans. In this regard, FFB will seek to maintain the construction loan portfolio at its current proportion to total loans owing to:
(1) the attractive yields available on such loans; (2) the short-term maturities available on such loans (typically six months); and, (3) the opportunity these loans provide for the subsequent permanent loan on the property.

      Second Mortgage Loans and Home Equity Loans
      -------------------------------------------

            The Company offers second mortgage loans and home equity lines, although such loans now comprise a relatively small proportion of the Company's total loan portfolio (the outstanding principal balance totaled $9.4 million as of June 30, 2005). Second mortgage loans and home equity lines are offered as an additional product to customers and are generally adjustable rate in nature, with rates indexed to the one year constant maturity treasury bond or prime with terms of 10-15 years.

RP(R) Financial, LC.
Page 1.13

      Consumer Loans
      --------------

            Consumer loans consists of automobile loans, loans on deposits, home improvement and other secured personal loans. Consumer loans are offered as part of the Company's full service line of loan products, and are attractive due to the higher yields and shorter terms typical of these loans. Consumer loans originated by the Company carry rates based on market rates and risk classification.

      Commercial Loans
      ----------------

            Commercial business loans are also a strategic emphasis of the Company, and are generally shorter term loans to local businesses to meet various working capital or other operating needs. Commercial non-mortgage loans are frequently extended to commercial mortgage borrowers who also maintain a deposit relationship with FFB.

Asset Quality
-------------

      Table 1.3 displays various credit risk measures at the end of the last three fiscal years. Non-performing assets ("NPAs"), which have consisted of non-accruing loans and real estate owned ("REO"), as well as accruing loans 90 days or more delinquent have fluctuated significantly. NPAs peaked in fiscal 2003 primarily reflecting the delinquency of several large commercial assets. With the resolution of these large non-performing commercial assets, non-performing assets diminished over fiscal 2004 and remained at comparable levels through the first six month of fiscal 2005. As of June 30, 2005, NPAs totaled $1.6 million, equal to 0.78% of assets and was primarily comprised of REO (the largest relationship had an aggregate net book value equal to $720,000 as of June 30, 2005). The ratio of allowances to total loans equaled 0.94% while reserve coverage in relation to NPAs equaled 95.55%.

      Importantly, the nature of the Company's lending, particularly in the commercial and construction loan programs, is such that the ratio of NPAs/Assets can vary significantly from time to time owing to the delinquency of one or several large assets. Thus, the one potential risk area not reflected in the asset quality data is with respect to the limited seasoning and large size of many of the Company's commercial loans and construction loans. In this regard, such loans tend to be larger and FFB's largest borrower concentration ($3.9 million) includes loans secured

RP(R) Financial, LC.
Page 1.14

by a mix of properties with the largest being a residential ADC loan. Additionally, credit quality in the construction loan portfolio is typically dependent upon numerous factors including the strength of the builder and local real estate market, the ability of the builder to develop the property on a timely basis to cite a few. The Company has only recently become very active in commercial lending while the construction loan portfolio has increased significantly in recent years. Thus, FFB has a limited track record in this regard, and the portfolio is relatively unseasoned.

                                    Table 1.3
                             FirstFed Bancorp, Inc.
                              Non-Performing Assets

                                                  12/31/02    12/31/03    12/31/04    6/30/05
                                                  --------    --------    --------    -------
                                                   ($000)      ($000)      ($000)      ($000)
      Non-Accruing Loans                             $419        $289        $332         $85
      Real Estate Owned(Net)                        1,898       4,216         986       1,509
                                                   ------      ------      ------      ------
      Total NPAs                                   $2,317      $4,505      $1,318      $1,594

      90+ Day Accruing Loans                          236         162          21        --
                                                   ------      ------      ------      ------
         Total NPAs and 90+ Day Del                $2,553      $4,667      $1,339      $1,594

      NPAs + 90 Day Delinquencies
         as a % of Total Assets                      1.44%       2.40%       0.62%       0.78%
      Non-Accruing Loans + 90 Day Delinquencies
      as a % of Net Loans Receivable                 0.40%       0.21%       0.21%       0.05%

      MEMO:
      Allowance for Loan Losses                    $1,059      $1,397      $1,684      $1,523
      ALLs/Non-Accruing Loans                      252.74%     483.39%     507.23%    1791.76%
      ALLs/Net Loans Receivable                      1.02%       1.03%       1.04%       0.94%

      Source: The Company's Report on Form 10K for fiscal 2002 through 2004. Internal financial statements for June 30, 2005.

Funding Composition and Strategy
--------------------------------

      Deposits have consistently been the Company's primary source of funds. As of June 30, 2005, deposits totaled $162.2 million, which reflects 3.9% compounded annual growth since the

RP(R) Financial, LC.
Page 1.15

end of fiscal 2000. As discussed previously, the balance of deposits has increased modestly since fiscal 2002 reflecting a conscious decision by management to limit deposit costs and as the Company has focused its efforts on redeploying funds from the investment portfolio to fund loan growth.

      Importantly, the balance of transaction accounts (including checking and NOW accounts) have increased modestly in proportion to total deposits in conjunction with the Company's efforts to build core customer relationships and account balances. Conversely, the balance of CDs has remained relatively constant on an aggregate basis and thus, decreased modestly in proportion to total deposits. As of June 30, 2005, non-interest bearing checking, interest bearing demand accounts and savings accounts totaled $69.5 million, equal to 42.4% of total deposits, while CDs comprised the balance of deposits and equaled $94.3 million, or 57.6% of total deposits. Certificates of deposit with balances greater than $100,000 totaled $26.3 million, or 16.0% of total deposits.

      Borrowed funds have been utilized as a supplemental source of funds. As of June 30, 2005, the Company's borrowed funds consisted of FHLB advances totaling $17.0 million, equal to 8.30% of assets. The advances are at a fixed rate of 5.20% and have a contractual maturity of January 12, 2011. On January 12, 2006, the FHLB has the option to convert the whole advance to an advance indexed to the three month LIBOR rate, at which time the Company may terminate the advance.

      The issuance of the trust preferred securities was completed in June 2004 resulting in the sale of $6.0 million of securities. The trust preferred securities accrue and pay interest semiannually at a rate equal to three-month LIBOR plus 263 basis points. The trust preferred securities are redeemable in whole or part after five years, or earlier under certain circumstances. A portion of the proceeds from the issuance of trust preferred securities were infused into First Financial Bank for the purpose of increasing its Tier 1 capital ratio in order to facilitate future potential growth and to provide working capital for the Company.

Legal Proceedings
-----------------

      There were no significant legal proceedings underway or pending as of June 30, 2005.

RP Financial, LC.
Page 2.1

                            II. MARKET AREA ANALYSIS

Primary Market Area
-------------------

      The Company conducts operations from its headquarters office location in Bessemer, Jefferson County, Alabama and seven branch offices including two additional retail branches in Jefferson County (Bessemer and Birmingham), three branches in Bibb County (Centreville, West Blocton and Woodstock) and one office each in Shelby County (Pelham) and Tuscaloosa County (Vance). Management considers these counties to be the primary market area for lending and deposit activities.

      The city of Birmingham and Jefferson County are the most populous city and county in Alabama, respectively, and the economy of the Birmingham Metropolitan Statistical Area ("MSA") (consisting of Jefferson, Shelby, Blount, and St. Claire counties)has a significant impact on the statewide economy. The economy of the Birmingham MSA has become increasingly diversified over the past several decades, which has provided more of a cushion against any major downturn in the area's economy, which has historically been oriented toward the cyclical manufacturing sector. At the same time, population and household growth rates in the Company's largest markets are comparatively modest, which has impacted FFB's ability to realize significant loan, deposit, and earnings growth.

      FFB's future growth opportunities and financial strength largely depends on the growth in the local market area served. As presented in Table 2.1, the market area's demographic trends, economic condition and competitive environment have been examined to help analyze how the various market conditions could affect the Company's ability to realize earnings growth and increase shareholder value. Population in all the markets served by the Company has been increasing over the last five years and are projected to continue to increase in the next five years. Outlying Shelby and Tuscaloosa Counties have recorded higher rates of increase in population and households from 2000 to 2005, with Shelby County reporting a population base of 168,000 residents and Tuscaloosa County reporting 170,000 residents as of 2005. This characteristic reflects a trend of individuals to live in outlying areas away from the core central city area (although Jefferson County continues to contain the majority of the employment base).

RP(R) Financial, LC.
Page 2.2

                                    Table 2.1
                             FirstFed Bancorp, Inc.
                            Summary Demographic Data

                                             Year                        Growth Rate
                                -------------------------------     ---------------------
                                 2000        2005        2010       2000-2005   2005-2010
                                 ----        ----        ----       ---------   ---------
Population (000)
----------------
United States                   281,422     298,728     317,431        1.2%        1.2%
Alabama                           4,447       4,543       4,646        0.4%        0.4%
Jefferson County, AL                662         667         681        0.2%        0.4%
Shelby County, AL                   143         168         195        3.2%        3.0%
Bibb County, AL                      21          21          21        0.1%        0.4%
Tuscaloosa County, AL               165         170         175        0.6%        0.6%

Households (000)
----------------
United States                   105,480     112,449     119,777        1.3%        1.3%
Alabama                           1,737       1,808       1,868        0.8%        0.7%
Jefferson County, AL                263         270         278        0.5%        0.6%
Shelby County, AL                    55          65          76        3.6%        3.2%
Bibb County, AL                       7           8           8        0.6%        0.7%
Tuscaloosa County, AL                65          68          71        1.1%        0.9%

Median Household Income ($)
---------------------------
United States                   $42,164     $49,747     $58,384        3.4%        3.3%
Alabama                         $34,182     $38,177     $42,881        2.2%        2.4%
Jefferson County, AL            $36,869     $41,364     $46,672        2.3%        2.4%
Shelby County, AL               $55,368     $62,334     $71,486        2.4%        2.8%
Bibb County, AL                 $31,652     $35,028     $38,420        2.0%        1.9%
Tuscaloosa County, AL           $34,483     $38,375     $43,444        2.2%        2.5%

Per Capita Income ($)
---------------------
United States                   $21,586     $26,228     $32,206        4.0%        4.2%
Alabama                         $18,189     $21,075     $24,648        3.0%        3.2%
Jefferson County, AL            $20,892     $24,289     $28,832        3.1%        3.5%
Shelby County, AL               $27,176     $31,796     $37,563        3.2%        3.4%
Bibb County, AL                 $14,105     $16,221     $18,252        2.8%        2.4%
Tuscaloosa County, AL           $18,998     $21,679     $25,283        2.7%        3.1%

                                                      $25,000 to
2005 HH Income Dist. (%)                  <$25,000     $50,000      50000+
------------------------                  --------     -------      ------
United States                                    24%        26%         50%
Alabama                                          34%        29%         38%
Jefferson County, AL                             31%        28%         41%
Shelby County, AL                                16%        23%         61%
Bibb County, AL                                  37%        31%         32%
Tuscaloosa County, AL                            34%        27%         39%

Source: Claritas.

RP Financial, LC.
Page 2.3

Reflecting the suburban nature of Shelby County, with a higher proportion of younger professionals, median household and per capita income figures for that county are higher than the other comparative areas, while Bibb County, a more rural county, reported the lowest income levels in the primary market area. In general, the higher growth rates in population and households in Shelby and Tuscaloosa Counties may be expected to provide higher levels of business activity for financial institutions. The Jefferson County market while relatively large, has realized population and household growth rates which approximate the state average and thus, fall below the national average and below many areas of the southeast region of the U.S. which are experiencing relatively strong growth trends.

      As shown below, the Birmingham MSA economy is relatively broad based and includes a large service sector with employment in the areas of education, health care, and government. A number of manufacturing companies are also located in the county, particularly in the steel and metallurgy area.

                                    Table 2.2
                             FirstFed Bancorp, Inc.
                         Top Employers in Birmingham MSA

      Employer                                           Industry      Employers
      --------                                           --------      ---------
      University of Alabama at Birmingham                Education        18,750
      Baptist Health System                             Healthcare         5,890
      BellSouth                                          Utilities         5,696
      Jefferson County Board of Education                Education         5,000
      Birmingham Board of Education                      Education         5,000
      City of Birmingham                                Government         4,985
      AmSouth Bank                              Financial Services         4,200
      Jefferson County Commission                       Government         3,875
      South Trust Bank                          Financial Services         3,094
      Bruno's Supermarkets, Inc.                  Grocers - retail         3,477
      Children's Hospital                               Healthcare         3,067
      Shelby County Board of Education                   Education         3,034
      Alabama Power Company                              Utilities         3,000
      HealthSouth Company                               Healthcare         2,800
      Drummond Company, Inc.                         Manufacturing         2,800
      U.S. Postal Service                               Government         2,800
      Blue Cross and Blue Shield of Alabama             Healthcare         2,650
      Compass Bancshares, Inc.                  Financial Services         2,500
      American Cast Iron Pipe Company                Manufacturing         2,400
      United States Steel                            Manufacturing         2,400

      Source: Birmingham Regional Chamber of Commerce.

RP Financial, LC.
Page 2.4

      As another indication of the economic environment within which the Company operates, recent unemployment data for the primary market area is shown in Table
2.3. The data reveals that FirstFed's market area in Shelby and Tuscaloosa Counties are experiencing unemployment rates below both the statewide averages and the national average, reflecting these area's underlying economic strength. The data also shows that Bibb County has an unemployment rate which is above the state and national average while Jefferson County's unemployment rate has improved over the last twelve months to levels slightly above the state average and approximating the national average.

                                    Table 2.3
                             FirstFed Bancorp, Inc.
                                Unemployment Data

         Region                                  June 2004             June 2005
         ------                                  ---------             ---------

         United States                              5.6%                  5.0%
         Alabama                                    5.5                   4.4
         Jefferson County                           5.5                   4.9
         Shelby County                              3.3                   3.2
         Bibb County                                5.7                   5.5
         Tuscaloosa County                          4.9                   4.0

      Source: Bureau of Labor Statistics.

Competition and Market Share
----------------------------

      The competitive environment for financial institution products and services on a national, regional and local level can be expected to become even more competitive in the future. Consolidation in the banking industry provides economies of scale to the larger institutions, while the increased presence of investment options provides consumers with attractive investment alternatives to financial institutions. The Company's market area for deposits primarily includes other local and regional commercial banks.

      FFB's retail deposit base is closely tied to the economic fortunes of the Birmingham MSA which includes Jefferson, Shelby, Bibb County, and Tuscaloosa Counties. Table 2.4 displays deposit market trends since 2002 for the Company's primary market area, with

RP Financial, LC.
Page 2.5

additional data presented for Alabama. The data indicates that deposit growth was positive for Alabama between June 30, 2002 and June 30, 2004 with savings institutions losing in overall deposit market share and commercial banks gaining in overall deposit market share. Within the primary market area, deposit growth in Jefferson, and Shelby Counties was modestly above the state average while deposit growth in Tuscaloosa and Bibb Counties fell short of the Alabama average.

      Importantly, deposit growth for the Company over the period shown has generally been below the market average. Thus, FFB's market share has generally been diminishing over the two year period through June 30, 2004. Overall, FFB's market share is below 1% in each county in which it operates with the exception of Bibb County where it holds nearly one-quarter of the deposit market.

      FFB continues to experience competitive pressures from other commercial banks, savings institutions, credit unions, and other financial intermediaries. Commercial bank competitors include several large regional banks and superregional banks such as Wachovia, AmSouth Bank and Regions Bank. FFB obtains a majority of business from residents either in or close to the cities in which it operates a branch office facility, and benefits from its status of a locally-owned financial institution, longstanding customer relationships and continued efforts to offer competitive products and services. Competitive pressures will also likely continue to build as the financial services industry continues to consolidate and as non-bank financial services providers continue to proliferate.

RP(R) Financial, LC.
Page 2.6

                                    Table 2.4
                             FirstFed Bancorp, Inc.
                                 Deposit Summary

                                                            As of June 30,
                               --------------------------------------------------------------------------
                                              2002                                   2004
                               ----------------------------------    ------------------------------------      Deposit
                                               Market      # of                       Market       # of      Growth Rate
                                 Deposits      Share     Branches      Deposits       Share      Branches     2002-2004
                                 --------      -----     --------      --------       -----      --------     ---------
                                                             (Dollars in Thousands)                              (%)

State of Alabama               $ 55,492,761    100.0%      1,422     $ 62,638,358     100.0%       1,446         6.2%
  Commercial Banks               53,733,255     96.8%      1,390       60,908,709      97.2%       1,412         6.5%
  Savings Institutions            1,759,506      3.2%         32        1,729,649       2.8%          34        -0.9%

Jefferson County               $ 14,020,696    100.0%        189     $ 16,216,315     100.0%         197         7.5%
  Commercial Banks               13,018,174     92.8%        186       15,328,252      94.5%         196         8.5%
  Savings Institutions            1,002,522      7.2%          3          888,063       5.5%           1        -5.9%
     FirstFed Bancorp, Inc.         101,290      0.7%          3          110,147       0.7%           3         4.3%

Shelby County                  $  1,104,281      7.9%         41     $  1,519,740     100.0%          49        17.3%
  Commercial Banks                1,104,281      7.9%         41        1,519,740     100.0%          49        17.3%
  Savings Institutions                   --      0.0%         --               --       0.0%          --         0.0%
     FirstFed Bancorp, Inc.           9,053      0.8%          1           11,123       0.7%           1        10.8%

Bibb County                    $    141,870      1.0%          9     $    141,960     100.0%           8         0.0%
  Commercial Banks                  133,495      1.0%          8          141,960     100.0%           8         3.1%
  Savings Institutions                8,375      0.1%          1               --       0.0%          --      -100.0%
     FirstFed Bancorp, Inc.          31,260     22.0%          3           34,823      24.5%           3         5.5%

Tuscaloosa County              $  1,885,432     13.4%         46     $  2,090,487     100.0%          47         5.3%
  Commercial Banks                1,708,555     12.2%         42        1,938,364      92.7%          43         6.5%
  Savings Institutions              176,877      1.3%          4          152,123       7.3%           4        -7.3%
     FirstFed Bancorp, Inc.           4,546      0.2%          1            4,706       0.2%           1         1.7%

Source: FDIC.

RP(R) Financial, LC.
Page 3.1

                   III. COMPARATIVE ANALYSIS VERSUS PEER GROUP

      An analysis of the Company in relation to a group of comparable publicly-traded commercial banks or their holding companies (the "Peer Group") is essential to providing a basis for valuation pursuant to the market value approach. Factors determining market value, such as financial condition, credit risk and recent operating results, will be readily assessed in relation to the Peer Group, and market pricing of the Peer Group will then be used to assess the market value of the Company's stock pursuant to the market value approach.

Selection of Peer Group
-----------------------

      We consider the appropriate Peer Group to be comprised of those institutions which are publicly-traded and are listed on an exchange or are NASDAQ-listed since the trading activity for these stocks is regular and reported. Non-listed institutions are considered inappropriate since the trading activity is typically highly irregular in terms of frequency and price, and often the spreads between bid and asked prices are very wide. We excluded institutions subject to rumored or announced acquisition, newly chartered institutions or banks with unusual characteristics due to distortion in their pricing. From the universe of publicly-traded banks or bank holding companies, we selected ten institutions sharing characteristics similar to those of the Company. The selection criteria used, along with the identification of the Peer Group, is listed in Table 3.1 and is discussed below:

      o The comparatives should operate in the Company's market or in market areas with similar operating and economic environments. Accordingly, the Peer Group companies have been selected on a regional basis from the Southeast region of the country (excluding Florida) with a focus on companies operating in smaller metropolitan or rural markets comparable to the markets served by the Company.

      o The comparatives should have similar asset sizes to reflect comparable resource availability, which we defined as between $50 million and $500 million in total assets. However, total assets of the Peer Group members were slightly larger on average than the Company, and averaged $239 million, as compared to $205 million for the Company.

RP(R) Financial, LC.

                                    Table 3.1
                       Peer Group General Characteristics



                                                                                # of                    States of       # of
Ticker               Company Name                        City        State    Bank Subs    Exchange     Operation    of Offices
------               ------------                        ----        -----    ---------    --------     ---------    ----------

HABC      Habersham Bancorp                            Cornelia        GA         2         NASDAQ     GA(11)            11
UFBS      Union Financial Bancshares, Incorporated     Union           SC         1         NASDAQ     SC(7)              7
CLBH      Carolina Bank Holdings, Inc.                 Greensboro      NC         1         NASDAQ     NC(4)              4
BKWW      Bank of Wilmington                           Wilmington      NC         NA        NASDAQ     NC(3)              3
ALBY      Community Capital Bancshares, Inc.           Albany          GA         2         NASDAQ     GA(3),AL(2)        5
PLE       Pinnacle Bancshares, Inc.                    Jasper          AL         1          AMEX      AL(6)              6
VBFC      Village Bank and Trust Financial Corp.       Midlothian      VA         1         NASDAQ     VA(5)              5
BKOR      Bank of Oak Ridge                            Oak Ridge       NC         NA        NASDAQ     NC(2)              2
BOMK      Bank of McKenney                             McKenney        VA         NA        NASDAQ     VA(6)              6
CART      Carolina Trust Bank                          Lincolnton      NC         NA        NASDAQ     NC(4)              4

                                                                                                       Average:           6
                                                                                                       Median:            6

                                                                              As of August 26, 2005
                                                                     --------------------------------------
                                                       Fiscal Year     Total      Closing        Market
Ticker               Company Name                          End         Assets      Price     Capitalization
------               ------------                          ---         ------      -----     --------------
                                                                       ($000)       ($)          ($Mil.)
HABC      Habersham Bancorp                              December     $406,040     $21.50         $62.4
UFBS      Union Financial Bancshares, Incorporated       December     $375,246     $17.90         $34.1
CLBH      Carolina Bank Holdings, Inc.                   December     $324,524     $14.25         $32.3
BKWW      Bank of Wilmington                             December     $268,654     $10.50         $35.9
ALBY      Community Capital Bancshares, Inc.             December     $241,846     $11.76         $34.3
PLE       Pinnacle Bancshares, Inc.                      December     $219,572     $14.00         $21.7
VBFC      Village Bank and Trust Financial Corp.         December     $169,805     $12.98         $23.4
BKOR      Bank of Oak Ridge                              December     $150,482     $10.95         $19.6
BOMK      Bank of McKenney                               December     $141,850     $11.00         $21.2
CART      Carolina Trust Bank                            December      $96,135     $16.00         $20.5

                                                                      $239,415     $14.08         $30.5
                                                                      $230,709     $13.49         $27.9

Source: SNL Financial, LC.

RP(R) Financial, LC.
Page 3.3

      o The comparatives, to the extent possible, should have financial conditions and recent earnings histories similar to those of the Company and should also exhibit comparable return on equity and return on assets measures, as well as components of profitability. In this regard, the Peer Group companies were limited to those publicly-traded banks in the regional area fitting the size criteria which were profitable on a trailing twelve month basis and which reported return on equity measures below 9%.

      o The comparatives should employ operating strategies generally similar to those of the Company, i.e., a primary focus on mortgage lending including diversification into higher risk construction and commercial mortgage lending.

      The above criteria were the major factors in determining comparability since they affect the expected rates of return, risk, and overall attractiveness of a given institution from an investor perspective. While not all of the Peer Group members met all of the selection criteria listed above, we felt that, on average, the Peer Group represents a good comparable basis from which to derive a fair market value for the Company's common stock pursuant to the market value approach to valuation. The following sections present a comparison of the Company's financial condition, income and expense trends, and other key financial and operating characteristics versus the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

Balance Sheet Composition and Growth Rates
------------------------------------------

      Table 3.2 displays comparative balance sheet measures for the Company and the Peer Group based on financial data as of June 30, 2005. The Company's proportion of loans is modestly above the Peer Group, based on figures of 79.1% and 70.1% of assets, respectively. The higher loan balance for the Company was offset by a modestly lower level of cash and securities (8.7% for the Company versus an average of 24.5% for the Peer Group). The higher level of loans and lower level of cash and investments for the Company reflects management's focus on restructuring the balance sheet to include a higher proportion of higher yielding loans. Total interest-earning assets ("IEA"), equaled 87.9% and 94.6% for the Company and the Peer Group, respectively, with the shortfall for FFB primarily reflecting its high ratio of non-interest earning assets including REO, intangible assets and BOLI.

RP(R) Financial, LC.

                              RP(R) Financial, LC.
                                    Table 3.2
                             FirstFed Bancorp, Inc.
              Peer Group Balance Sheet Composition and Growth Rates



                                                             Cash & Sec/   Net Loans/   Deposits/  Borrowings/    Equity/   Tangible
Ticker  Company Name                                              Assets       Assets      Assets       Assets     Assets        E/A
------  ------------                                              ------       ------      ------       ------     ------        ---
                                                                     (%)          (%)         (%)          (%)        (%)        (%)
FFDB    FirstFed Bancorp, Inc.             Bessemer      AL         8.70        79.10       79.00        11.20       9.30       8.70

Peer Group
        Average                                                    24.47        70.10       78.55        11.01       9.80       9.47
        Median                                                     24.31        70.11       79.70         9.81       9.64       9.46

BKOR    Bank of Oak Ridge                  Oak Ridge     NC           NA        70.19       73.94        15.86       9.86       9.86
ALBY    Community Capital Bncshrs, Inc.    Albany        GA        21.83        69.93       73.96        14.72      10.85       9.86
BKWW    Bank of Wilmington                 Wilmington    NC        17.37        79.62       85.53         5.21       8.93       8.93
HABC    Habersham Bancorp                  Cornelia      GA        24.42        70.02       76.83        10.27      12.07      11.53
CART    Carolina Trust Bank                Lincolnton    NC         7.91        89.59       81.45         5.36      12.89      12.67
VBFC    Village Bank and Trust Fin. Corp.  Midlothian    VA         6.40        87.25       84.38         5.44       9.42       9.05
BOMK    Bank of McKenney                   McKenney      VA        26.15        66.16       77.95        10.24      11.12      11.12
UFBS    Union Financial Bancshares, Inc.   Union         SC        45.95        49.23       62.88        29.25       6.93       5.95
CLBH    Carolina Bank Holdings, Inc.       Greensboro    NC        24.31        70.85       83.27         9.37       6.76       6.76
PLE     Pinnacle Bancshares, Inc.          Jasper        AL        45.91        48.15       85.33         4.36       9.14       9.01

                                                                                                                  Bank Level
                                                 Last Twelve Months - Growth                              ------------------------
                                           --------------------------------------       IEA/       IBL/   Leverage      Risk-Based
Ticker  Company Name                       Assets     Loans    Deposits    Equity     Assets     Assets      Ratio   Capital Ratio
------  ------------                       ------     -----    --------    ------     ------     ------      -----   -------------
                                              (%)       (%)         (%)       (%)        (%)        (%)        (%)             (%)
FFDB    FirstFed Bancorp, Inc.              (2.59)     3.41        2.31      5.16      87.90      90.21       9.94           12.44

Peer Group
        Average                             26.63     27.76       24.46     30.88      94.56      89.56      10.55           14.56
        Median                              28.99     26.26       23.15     10.27      94.44      89.75      10.77           14.29

BKOR    Bank of Oak Ridge                   32.90     45.10       36.51      4.46         NA      89.80      10.40           14.10
ALBY    Community Capital Bncshrs, Inc.     45.79     50.22       39.44     96.44      91.76      88.68      12.23           16.77
BKWW    Bank of Wilmington                  66.74     64.62       65.55     41.71      96.99      90.74       9.57           11.82
HABC    Habersham Bancorp                    7.49      4.29       13.37      6.51      94.44      87.10      11.14           15.94
CART    Carolina Trust Bank                 34.83     43.15       23.18    108.87      97.50      86.81         NA              NA
VBFC    Village Bank and Trust Fin. Corp.   25.51     33.06       23.12     15.82      93.65      89.82      11.70           13.80
BOMK    Bank of McKenney                     9.99      3.66        1.88      6.12      92.31      88.19      11.87           16.47
UFBS    Union Financial Bancshares, Inc.     6.26     13.58        4.01     10.10      95.18      92.13       8.16           14.48
CLBH    Carolina Bank Holdings, Inc.        32.46     19.45       34.49     10.43      95.16      92.64       9.32           13.11
PLE     Pinnacle Bancshares, Inc.            4.31      0.46        3.07      8.33      94.06      89.69         NA              NA

Source: SNL Financial, LC.

RP(R) Financial, LC.
Page 3.5

      The respective funding compositions of FFB and the Peer Group were relatively similar. In this regard, deposits comprised 79.0% of assets for the Company which compared closely to the Peer Group average of 78.6% of assets. Similarly, the ratio of borrowings for the Company and the Peer Group also were at comparable levels with borrowings equaling 11.2% and 11.0% for the Company and the Peer Group, respectively. Total IBL was higher at 90.2% of assets for the Company versus 89.6% of assets for the Peer Group.

      The tangible equity capital level for the Company totaled 8.7% of assets at June 30, 2005, which is modestly below the Peer Group average of 9.5%.

      Annual growth rates reflect the Company's management philosophy of only undertaking growth when it enhances long-term earnings per share. In this regard, the Company has recently been focusing on restructuring the balance sheet to include a higher proportion of loans to improve shareholder returns, while foregoing lending opportunities when they do not provide adequate risk-adjusted returns. As a result, the Company's total assets diminished slightly by 2.6% for the twelve months ended June 30, 2005. In contrast, the Peer Group has realized relatively strong balance sheet growth, with total assets increasing by 26.6% based on the average and 29.0% based on the median, for the twelve months ended June 30, 2005. Similarly, the Company's loan growth fell short of the Peer Group average (3.41% growth for the Company versus 27.76% growth for the Peer Group) as the Company's focus was on restructuring the loan portfolio composition rather than just achieve growth in the balance outstanding. Loan and asset growth for the Peer Group was supported by expanding deposit balance, which increased by 24.5% as compared to only 2.3% for FFB.

      Equity increased by 5.2% for the Company reflecting the FFB's earnings, less dividends paid during the year. The Peer Group's equity increased by 10.3% based on the median and 30.9% based on the average, with the higher average growth primarily reflecting the impact of secondary stock offerings completed by several of the Peer Group companies.

Loan Composition and Credit Risk
--------------------------------

      Table 3.3 presents data related to comparative loan portfolio composition and comparative credit risk exposure based on the most recent data. The Company's loan

RP(R) Financial, LC.
Page 3.6

composition reflects some similarities as well as some differences relative to the Peer Group's loan portfolio composition. In this regard, FFB was more actively engaged in mortgage lending than the Peer Group. Specifically, construction loans totaled 19.8% of assets for the Company versus 14.0% for the Peer Group on average while permanent 1-4 family mortgage loans equaled 24.4% of assets for the Company as compared to an average of 19.9% for the Peer Group. At the same time, loans secured by commercial and multi-family mortgage loans totaled 29.0% assets for the Company versus 19.5%for the Peer Group.

      In contrast, commercial non-mortgage loans for the Peer Group exceeded the Company's ratio based on ratios of 9.2% and 3.1%, respectively. Consumer loans were moderate for both in the range of 3% of assets.

      Credit risk measures for the Company and the Peer Group are also displayed in Table 3.3. As of June 30, 2005, the Company's total balance of NPAs
(consisting of non-accruing loans, accruing loans greater than 90 days delinquent and REO), totaled 0.78% of assets, which was modestly below the Peer Group average of 0.87% of assets. Additionally, reserve coverage in relation to NPAs equaled 95.55%, which fell within the range exhibited by the Peer Group average (161.53%) and median (87.60%). At the same time, reserve coverage in relation to total loans was below the Peer Group average (0.94% for the Company versus 1.22% for the Peer Group based on the average).

      Importantly, notwithstanding the Company's relatively favorable asset quality ratios, the nature of the Company's lending, particularly in the commercial and construction loan programs, is such that the ratio of NPAs/Assets can vary significantly from time to time owing to the delinquency of one or several large assets. In this regard, NPAs and loan losses provisions are below the historical average for the last five years. Additionally, credit quality in the construction loan portfolio is typically dependent upon numerous factors including the strength of the builder and local real estate market, the ability of the builder to develop the property on a timely basis to cite a few. The Company has only recently become very active in commercial lending and thus has a limited track record in this regard, and the portfolio is relatively unseasoned.

RP(R) Financial, LC.

                                    Table 3.3
                             FirstFed Bancorp, Inc.
              Comparative Loan Composition and Credit Risk Measures

                                                                                                 Loan Composition
                                                                                 --------------------------------------------------

                                                                                 Const/Dev Lns/    1-4 Fam Lns/    Multi-, Comm RE,
Ticker    Company Name                                 City             State            Assets          Assets     Farm Lns/Assets
------    ------------                                 ----             -----            ------          ------     ---------------
                                                                                            (%)             (%)                 (%)
FFDB      FirstFed Bancorp, Inc.                       Bessemer         AL               19.75%          24.43%              28.97%

          Peer Group
          Average                                                                        13.95%          19.86%              19.52%
          Median                                                                         12.77%          20.10%              18.55%

BKOR      Bank of Oak Ridge                            Oak Ridge        NC               14.02%          26.37%               7.24%
ALBY      Community Capital Bancshares, Inc.           Albany           GA                7.88%          22.39%              13.30%
BKWW      Bank of Wilmington                           Wilmington       NC               23.72%          14.65%              25.18%
HABC      Habersham Bancorp                            Cornelia         GA               20.41%          10.00%              29.22%
CART      Carolina Trust Bank                          Lincolnton       NC               19.68%          30.40%              16.25%
VBFC      Village Bank and Trust Financial Corp.       Midlothian       VA               23.94%          20.46%              20.85%
BOMK      Bank of McKenney                             McKenney         VA                1.89%          22.79%              32.11%
UFBS      Union Financial Bancshares, Incorporated     Union            SC               10.99%          19.74%              10.67%
CLBH      Carolina Bank Holdings, Inc.                 Greensboro       NC               11.52%          14.41%              28.38%
PLE       Pinnacle Bancshares, Inc.                    Jasper           AL                5.43%          17.40%              11.95%

                                                                         Loan Composition
                                                       ---------------------------------------------------
                                                                                 Agr./Other/
                                                       C & I Lns/   Cons Loans/     Leases/     Gross Lns/
Ticker    Company Name                                     Assets        Assets      Assets      Assets
------    ------------                                     ------        ------      ------      ------
                                                              (%)           (%)         (%)         (%)
FFDB      FirstFed Bancorp, Inc.                            3.13%         3.51%       0.07%      79.86%

          Peer Group
          Average                                           9.20%         2.94%       0.28%      65.75%
          Median                                            8.41%         2.58%       0.11%      66.56%

BKOR      Bank of Oak Ridge                                12.94%         2.06%       0.00%      62.62%
ALBY      Community Capital Bancshares, Inc.               13.24%         4.63%       0.41%      61.84%
BKWW      Bank of Wilmington                                5.06%         1.03%       0.02%      69.66%
HABC      Habersham Bancorp                                 4.82%         3.31%       0.02%      67.78%
CART      Carolina Trust Bank                              11.00%         3.95%       1.33%      82.61%
VBFC      Village Bank and Trust Financial Corp.           16.28%         2.64%       0.00%      84.16%
BOMK      Bank of McKenney                                  5.82%         2.52%       0.21%      65.34%
UFBS      Union Financial Bancshares, Incorporated          4.16%         1.53%       0.47%      47.57%
CLBH      Carolina Bank Holdings, Inc.                     13.45%         1.48%       0.33%      69.58%
PLE       Pinnacle Bancshares, Inc.                         5.26%         6.28%       0.02%      46.34%


                                                                                 Credit Risk Measures
                                                       --------------------------------------------------------------------
                                                       NPAs + 90+/      Reserves/    Reserves/       NCOs/        Rsk-Wghtd
Ticker    Company Name                                      Assets    NPAs + 90 +        Loans       Loans    Assets/Assets
------    ------------                                      ------    -----------        -----       -----    -------------
                                                               (%)            (%)          (%)         (%)              (%)
FFDB      FirstFed Bancorp, Inc.                              0.78          95.55         0.94        0.25            71.25

          Peer Group
          Average                                             0.87         161.53         1.22        0.12            78.65
          Median                                              1.08          87.60         1.24        0.05            83.28

BKOR      Bank of Oak Ridge                                   0.29         272.77         1.12        0.19               NA
ALBY      Community Capital Bancshares, Inc.                  0.21         370.67         1.10        0.03               NA
BKWW      Bank of Wilmington                                  0.46         227.06         1.30       (0.05)           84.76
HABC      Habersham Bancorp                                   1.08          87.60         1.34        0.06               NA
CART      Carolina Trust Bank                                   NA             NA         1.24        0.01               NA
VBFC      Village Bank and Trust Financial Corp.                NA             NA         1.10        0.00            93.53
BOMK      Bank of McKenney                                    1.37          52.54         1.08        0.02            72.50
UFBS      Union Financial Bancshares, Incorporated            1.14          57.52         1.33        0.10            59.16
CLBH      Carolina Bank Holdings, Inc.                        1.57          62.54         1.38        0.56            83.28
PLE       Pinnacle Bancshares, Inc.                             NA             NA         1.24        0.29               NA

Source: SNL Financial, LC.

RP(R) Financial, LC.
Page 3.8

Income and Expense Components
-----------------------------

      Table 3.4 shows comparable income statements for the Company and the Peer Group based on financial data for the twelve months ended June 30, 2005. The Company reported earnings equal to 0.80% of average assets, which was above the Peer Group average of 0.67% of average assets. The composition of the respective earnings of the Company and the Peer Group were also different, with the Company reporting a comparatively thin net interest margin which was offset by its relatively higher ratio of non-interest income as well its higher non-operating gains.

      The Company's net interest margin was equal to 2.78% of average assets for the twelve months ended June 30, 2005, which was below the average of 3.57% for the Peer Group. The lower ratio of net interest income is primarily the result of the Company's lower ratio of interest income to average assets as FFB's ratio of interest expense to average assets (and overall funding costs) were only modestly above the Peer Group average. The comparatively modest ratio of interest income to average assets is reflective in part, of the significant investment in BOLI ($6.6 million as of June 30, 2005) which is non-interest earning but which generates non-interest income as the cash surrender value increases over time.

      Non-interest operating income, consisting primarily of deposit account fees and charges, loan servicing fees and other banking fees, as well as income on BOLI, was higher for the Company than the Peer Group, measured at 1.40% and 0.84% of average assets, respectively. Both the Company and the Peer Group reported comparatively high ratios of non-interest operating income in comparison to all publicly-traded banks institutions (which reported non-interest income of 0.78% of average assets).

      Operating expenses for FFB fell within the range exhibited by the Peer Group average and median. Specifically, the Company's operating expense ratio equaled 3.26% of average assets which was above the Peer Group average of 3.18% of average assets and below the Peer Group median equal to 3.57% of average assets. The Company's operating expense ratio was in the range exhibited by the Peer Group notwithstanding its lower ratio of assets per employee, which equaled $2.4 million for the Company versus $3.3 million for the Peer Group based on the average and $2.7 million based on the median. Reflecting its comparatively lower rate of core

RP(R) Financial, LC.

                                    Table 3.4
                             FirstFed Bancorp, Inc.
                      Comparative Income Statement Analysis

                                                                                          Income Statement Ratios
                                                                      -------------------------------------------------------------
                                                                         Net       Int.       Int.   Net Int.    Ln Loss    Nonint.
Ticker    Company Name                      City            State     Income     Income    Expense     Income      Prov.     Income
------    ------------                      ----                      ------     ------    -------     ------      -----     ------
                                                                         (%)        (%)        (%)        (%)        (%)        (%)
FFDB      FirstFed Bancorp, Inc.            Bessemer        AL         0.80%      4.91%      2.13%      2.78%      0.14%      1.40%

          Peer Group
              Average                                                  0.67%      5.52%      1.95%      3.57%      0.32%      0.69%
              Median                                                   0.66%      5.51%      1.97%      3.56%      0.36%      0.67%

BKOR      Bank of Oak Ridge                 Oak Ridge       NC         0.41%      5.48%      2.00%      3.48%      0.39%      0.93%
ALBY      Comm. Capital Bcshrs, Inc.        Albany          GA         0.47%      5.53%      1.90%      3.63%      0.24%      0.79%
BKWW      Bank of Wilmington                Wilmington      NC         0.62%      5.46%      2.02%      3.44%      0.65%      0.44%
HABC      Habersham Bancorp                 Cornelia        GA         0.70%      5.66%      1.86%      3.80%      0.11%      0.60%
CART      Carolina Trust Bank               Lincolnton      NC         0.80%      6.35%      1.94%      4.41%      0.43%      0.67%
VBFC      Village Bank+Trust Fin. Corp.     Midlothian      VA         0.76%      5.85%      2.21%      3.64%      0.32%      0.53%
BOMK      Bank of McKenney                  McKenney        VA         0.98%      5.57%      1.41%      4.16%      0.03%      1.06%
UFBS      Union Financial Bcshrs, Inc.      Union           SC         0.62%      5.02%      2.21%      2.81%      0.40%      0.79%
CLBH      Carolina Bank Holdings, Inc.      Greensboro      NC         0.63%      5.30%      2.14%      3.16%      0.40%      0.42%
PLE       Pinnacle Bancshares, Inc.         Jasper          AL         0.68%      4.94%      1.77%      3.17%      0.27%      0.67%

                                                             Income Statement Ratios
                                            ------------------------------------------------------
                                                G&A      Gain/    NI Before       Inc.         Tax    Efficiency
Ticker    Company Name                      Expense       Loss        Taxes      Taxes        Rate         Ratio
------    ------------                      -------       ----        -----      -----        ----         -----
                                                (%)        (%)          (%)        (%)         (%)           (%)
FFDB      FirstFed Bancorp, Inc.              3.26%      0.37%        1.15%      0.35%      30.43%        77.99%

          Peer Group
              Average                         3.18%      0.10%        0.85%      0.18%      18.84%        71.81%
              Median                          3.57%      0.01%        0.81%      0.20%      25.79%        73.80%

BKOR      Bank of Oak Ridge                   3.61%      0.01%        0.41%      0.00%       0.00%        81.97%
ALBY      Comm. Capital Bcshrs, Inc.          3.52%      0.01%        0.67%      0.20%      29.39%        79.73%
BKWW      Bank of Wilmington                  2.50%     -0.01%        0.73%      0.11%      15.00%        64.43%
HABC      Habersham Bancorp                   3.61%      0.27%        0.95%      0.25%      26.27%        78.03%
CART      Carolina Trust Bank                 3.85%      0.00%        0.80%      0.00%       0.00%        75.79%
VBFC      Village Bank+Trust Fin. Corp.       3.90%      0.80%        0.75%     -0.02%      -2.38%        77.43%
BOMK      Bank of McKenney                    3.75%      0.00%        1.43%      0.45%      31.56%        71.81%
UFBS      Union Financial Bcshrs, Inc.        2.19%     -0.19%        0.82%      0.21%      25.30%        60.37%
CLBH      Carolina Bank Holdings, Inc.        2.23%      0.01%        0.96%      0.33%      34.55%        62.08%
PLE       Pinnacle Bancshares, Inc.           2.67%      0.06%        0.96%      0.27%      28.74%        66.45%

                                                    Last Twelve Months
                                            ---------------------------------
                                            Yield on     Cost of   Yield/Cost     Assets/
Ticker    Company Name                           IEA         IBL       Spread     Employee
------    ------------                           ---         ---       ------     --------
                                                 (%)         (%)          (%)     ($Mil.)
FFDB      FirstFed Bancorp, Inc.               5.55%       2.35%        3.20%      $2,415

          Peer Group
              Average                          5.73%       2.24%        3.49%      $3,250
              Median                           5.65%       2.24%        3.50%       2,697

BKOR      Bank of Oak Ridge                    5.40%       2.12%        3.28%       3,555
ALBY      Comm. Capital Bcshrs, Inc.           5.97%       2.24%        3.73%       2,531
BKWW      Bank of Wilmington                   5.50%       2.27%        3.24%       4,103
HABC      Habersham Bancorp                    5.89%       2.19%        3.70%       2,863
CART      Carolina Trust Bank                  6.25%       2.32%        3.93%       2,214
VBFC      Village Bank+Trust Fin. Corp.           NA          NA           NA       2,190
BOMK      Bank of McKenney                     6.24%       1.88%        4.36%       2,168
UFBS      Union Financial Bcshrs, Inc.         5.24%       2.44%        2.80%       4,866
CLBH      Carolina Bank Holdings, Inc.         5.40%       2.57%        2.83%       5,699
PLE       Pinnacle Bancshares, Inc.            5.65%       2.15%        3.50%       2,309

Source: SNL Financial, LC.

RP(R) Financial, LC.
Page 3.10

earnings, the Company efficiency ratio exceeded the Peer Group's ratio, measured at 78.0% and 71.8%, respectively.

      Net non-operating income for the Company was above the Peer Group average, with the ratios equal to 0.37% of average assets for FFB and 0.10% of average assets for the Peer Group on average, and 0.01% of average assets based on the median. The Company's non-operating revenues consisted of gains on the sale of investments securities, gains on the sale of an equity investment in FFB's data processing vendor, as well as a small amount of income associated with the termination of the Company's pension plan. Such gains will be considered to be one-time non-recurring events for valuation purposes and will be excluded from the valuation earnings base.

      Importantly, while the Company's earnings for the twelve months ended June 30, 2005, have been supported by net non-operating gains on sale, FFB anticipates incurring a termination expense of $810,000 on a pre-tax basis in the quarter ended September 30, 2005, in connection with the termination of its defined benefit pension plan. Thus, the Company is projecting to report a loss for the quarter ended September 30, 2005, and a modest reduction of its stockholders' equity relative to the levels reported as of June 30, 2005, as a result.

      The Company's effective tax rate was 30.43%, while the Peer Group's rate was 18.84% based on the average and 25.79% based on the median.

Summary
-------

      Based on the above analysis, RP Financial concluded that the Peer Group forms a reasonable basis for determining the market value of the Company. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures, loan composition, and credit quality all tend to support the reasonability of the Peer Group from a financial standpoint. Those areas where differences exist will be addressed in the form of valuation adjustments to the extent necessary.

RP(R) Financial, LC.
Page 4.1

                             IV. VALUATION ANALYSIS

      This section presents the factors considered in our valuation and the primary valuation methodologies employed, and concludes with the valuation results for FFB's common stock. In preparing the valuation of the Company's common stock, we relied primarily on two valuation methodologies: (1) Market Value Approach; and (2) Discounted Cash Flow Approach. Use of these standard valuation methodologies is consistent with relevant Delaware case law in transactions of this type. The specific application of each of these approaches and the relative importance of each to the valuation conclusion will be discussed in the following sections.

      Delaware case law also suggests that the Assets Value Approach, which places a value on the Company's tangible and intangible assets less the value of the Company's liabilities, may be employed for the purpose of corporate valuations. We considered employing this approach in the valuation of FFB but have discounted its applicability for several reasons. First, the application of the Assets Value Approach requires the valuation of all assets and liabilities, both on balance sheet and off-balance sheet. In this regard, while there is a ready market for many of the Company's financial assets, values for such off-balance sheet items as the core deposit base are highly variable.
Furthermore, the value of intangible assets such as the value of the core deposit base may be highly dependent upon the capacity to generate economic income, which is taken into account in both the Market Value Approach and Discounted Cash Flow Approach to valuation. Similarly, portions of the Company's loan portfolio may be highly marketable (i.e., conforming residential loans) but there is not a ready liquid market for construction and commercial mortgage loans, which makes such assets difficult to value and increases the likelihood that an appraised value may differ materially from the value realizable in a sale scenario. Last, this valuation approach (i.e., valuing the various components of a Company) implicitly contemplates a sale of the Company in pieces, which is impractical and would be highly unusual for a regulated insured financial institution.

      For all the above reasons, we have discounted the applicability of this valuation methodology in the final determination of value.

RP(R) Financial, LC.
Page 4.2

Recent Trading Activity in the Company's Stock
----------------------------------------------

      Currently, there is a limited trading market in the Company's stock. FFB's shares trade on the NASDAQ small cap market under the ticker symbol FFDB. There are currently approximately 8 market makers. Based on the trading information available, and for the trades of which management is aware during calendar 2005 through August 26, 2005, a total of 46,155 shares have traded at prices ranging from $7.13 to $9.34 per share, and the stock closed at $8.60 per share as of August 26, 2005

      There may have been other trades effected through third party intermediaries or additional trades in the Company's stock of which management is not aware. Such trades could include transfers in which the per share price was not disclosed or transfers among family members, personal acquaintances, by gift or where a custodian directed the issuance of shares in the name of a different nominee but where there was no change in beneficial ownership. We considered the recent trading activity in the valuation process. However, because of the limited trading market in FFB's stock, our valuation of the Company's shares was derived primarily through standard valuation methodologies, as opposed to actual market trading activity. We did consider the trading activity in our valuation.

1.    Market Value Approach
      ---------------------

      The application of the market value approach focuses on deriving a value for the FFB's shares based on the pricing of similar publicly traded bank and bank holding companies. To derive the publicly-traded value for the stock, we used two common approaches of valuation: the price-to-tangible book value (P/TB) approach, the price-to-earnings (P/E) approach. Exhibit IV-1 presents stock pricing information on publicly-traded banks and bank holding companies as of August 26, 2005. Consideration was also given to the trading history of FFB's common stock but as discussed previously, the limited level of trading activity renders recent trading activity less meaningful.

      In the valuation of most ongoing financial institution entities, the P/E approach is a very important factor in determining value. In view of historical earnings volatility in the banking industry, the investment community also relies on the price/book value approach. For financial

RP(R) Financial, LC.
Page 4.3

institutions, the P/B ratio typically reflects capital adequacy, risk assessments and anticipated equity growth, reflecting the expected "return on equity". We have modified this approach to focus on tangible book value ("P/TB") to exclude intangible assets such as goodwill, which is consistent with industry practice.

      Valuation Analysis
      ------------------

            A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the Company and the Peer Group and how those differences affect the Company's estimated market value. Emphasis is placed on the specific strengths and weaknesses of the Company relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, and asset growth.

      1.    Financial Condition
            -------------------

            The financial condition of an institution is an important determinant in market value because investors typically look to such factors as liquidity, capital, asset composition and quality in assessing investment attractiveness. The similarities and differences in the Company's and the Peer Group's financial condition are noted as follows:

      o Asset/Liability Composition. The Company's asset composition includes a slightly higher proportion of loans overall, with both construction and commercial mortgage loans exceeding the Peer Group average. However, FFB has a greater proportion of assets invested in non-interest earning assets which diminishes both the ratio of interest-earning assets/total assets and interest-earning assets/interest-bearing liabilities. The funding compositions were relatively comparable based on the relatively similar ratio of deposits and borrowed funds in proportion to total assets.

      o Credit Quality. The Company's NPAs are modestly below the Peer Group average and reserves/NPAs fall within the range exhibited by the Peer Group. At the same time, the Company's credit quality has historically been impacted by a relatively high level of NPAs and chargeoffs and the ratio of reserves/loans falls below the Peer Group average. Moreover, the Company has recently been expanding the construction and commercial mortgage loan portfolios and thus, these portfolios lack seasoning in comparison to the Peer Group.

RP(R) Financial, LC.
Page 4.4

      o Balance Sheet Liquidity. The Company operated with a lower level of cash and investment securities (including MBS) relative to the Peer Group (8.7% of assets versus 24.5% for the Peer Group). FFB employed borrowings to a similar extent relative to the Peer Group implying a similar future borrowings capacity. Overall, balance sheet liquidity for the Company was considered to be lower in comparison to the Peer Group.

      o Capital. Both FFB and the Peer Group maintain adequate levels of capital with tangible stockholders equity-to-assets ratios equal to 8.7% and 9.5%, respectively. Both FFB and the Peer Group are currently considered well capitalized. In terms of leverage capacity, FFB maintains a modest capital disadvantage.

            On balance, we have made a slight downward adjustment for the Company's financial condition relative to the Peer Group, primarily taking into account FFB's more limited balance sheet liquidity and lower capital level.

      2.    Profitability, Growth and Viability of Earnings
            -----------------------------------------------

            Earnings are a key factor in determining market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings heavily influence the multiple the investment community will pay for earnings. The major factors considered in the valuation are described below.

      o Earnings. FFB reported higher profitability than the Peer Group, as the Company's comparatively weak net interest margin was more than offset by its higher ratio of non-interest income and non-operating gains. Overall, FFB's ROA equaled 0.80% of average as compared to 0.67% for the Peer Group.

      o Core Earnings. FFB's core earnings, reflecting reported earnings adjusted to exclude non-operating gains on sale on a tax-effected basis, were lower than the Peer Group. Specifically, core earnings for FFB equaled 0.56% of average assets while non-operating gains and losses were at moderate to de minimis levels for the Peer Group (10 basis points based on the average and 1 basis point based on the median). Thus, the Company's core profitability equal to 0.56% of average assets falls below the Peer Group's core profitability of 0.60% of average assets based on the average and 0.66% of average assets based on the median.

      o Credit Risk. Loss provisions had a lower impact on FFB's earnings for the most recent twelve month period while NPAs are lower and reserve coverage in relation to NPAs is comparable. At the same time, the Company's current NPAs and reserve coverage are favorable relative to the recent historical trend and

RP(R) Financial, LC.
Page 4.5

            recent growth in the portfolios of construction and commercial mortgage loans has limited seasoning.

      o Earnings Growth Potential. The Company's historical growth is below the Peer Group as reflected in the lower growth rate of such key balance sheet aggregates as assets, loans and deposits. The more limited growth is reflective, in part, of constraints imposed by its market area which is experiencing modest growth overall. The Company's tangible capital ratio is modestly lower than the Peer Group's ratio suggesting modestly lower leverage potential. The more limited ability to grow the balance sheet coupled with the limited growth of FFB's market constrain the Company's earnings growth potential in comparison to the Peer Group.

      o Return on Equity. The Company's ROE based on core earnings equaled 6.3% versus the Peer Group's reported ROE equal to 6.8% based on the average and 7.4% based on the median.

            Overall, we concluded that a moderate downward adjustment for profitability, growth and viability of earnings was appropriate.

      3.    Asset Growth
            ------------

            The Company's recent asset growth has been well below the Peer Group average, reflecting the Company's efforts to restructure the loan portfolio to include higher yielding commercial mortgage and construction loans rather than to merely grow the portfolio for growth's sake. At the same time, in comparison to the Peer Group companies, we believe the prospects for future asset growth (and earnings growth as referenced above) are limited and recent historical trends support this conclusion. Accordingly, we have applied a moderate downward adjustment for this factor.

      Summary of Adjustments
      ----------------------

            Overall, based on the factors discussed above, we concluded that the Company's fair market value should reflect the following valuation adjustments relative to the Peer Group:

      Key Valuation Parameters:                             Valuation Adjustment
      ------------------------                              --------------------
      Financial Condition                                   Slight Downward
      Profitability, Growth and Viability of Earnings       Moderate Downward
      Asset Growth                                          Moderate Downward

RP(R) Financial, LC.
Page 4.6

      Valuation Approaches
      --------------------

            The application of the market value approach focuses on deriving a value for the FFB's shares based on the pricing of similar publicly traded bank and bank holding companies. To derive the publicly-traded value for the stock, we used two common approaches of valuation: the price-to-tangible book value (P/TB) approach, the price-to-earnings (P/E) approach. Exhibit IV-1 presents stock pricing information on publicly-traded banks and bank holding companies as of August 26, 2005. Consideration was also given to the trading history of FFB's common stock but as discussed previously, the limited level of trading activity renders recent trading activity somewhat less meaningful.

            In the valuation of most ongoing financial institution entities, the P/E approach is a very important factor in determining value. In view of historical earnings volatility in the banking industry, the investment community also relies on the price/book value approach. For financial institutions, the P/B ratio typically reflects capital adequacy, risk assessments and anticipated equity growth, reflecting the expected "return on equity". We have modified this approach to focus on tangible book value ("P/TB") to exclude intangible assets such as goodwill, which is consistent with industry practice.

            Based on the application of the two valuation approaches, taking into consideration the valuation adjustments discussed above, RP Financial concluded that as of August 26, 2005, the fair value of FFB's stock pursuant to the Market Value Approach was equal to $9.25 per share.

      Price-to-Tangible Book Value Approach
      -------------------------------------

            This valuation methodology involves applying an industry P/TB ratio to FFB's tangible book value to derive fair market value. Two essential pieces of information are required in the application of the P/TB approach: an appropriate P/TB ratio (derived from the Peer Group) and the Company's tangible book value. FFB's June 30, 2005 balance sheet indicated tangible book value of $19.0 million, equal to $7.33 per share. Based on the estimated fair market value pursuant to the Market Value Approach, the Company's P/TB ratios equaled 126.2%, which is discounted to the Peer Group's average P/TB ratio of 143.0% by 11.7% (see

RP(R) Financial, LC.
Page 4.7

Table 4.1 for details). RP Financial considered the foregoing discounts under the P/B approach to be reasonable, in light of the previously referenced valuation adjustments

      Price-to-Earnings Approach
      --------------------------

            The application of the P/E valuation method requires calculating the Company's market value by applying a valuation P/E multiple to the earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds. The Company's reported earnings equaled $1,677,000 for the 12 months ended June 30, 2005. In deriving FFB's core earnings, there were three significant adjustments made to reported earnings to eliminate non-recurring gains on the sale of investment securities and an equity investment as well as non-recurring income related to the termination of the defined benefit pension plan. As shown below, on a tax-effected basis, assuming an effective marginal tax rate of 34.00% for the gains eliminated, the Company's core or recurring earnings (i.e. earnings adjusted to exclude any one-time non-operating items) is estimated to equal $1.162 million, equal to $0.49 per share.

                                                                         Amount
                                                                         ------
                                                                         ($000)

      Net income                                                         $1,677
      Deduct: Gain on sale of investments                                  (354)
              Gain on sale of equity investment                            (363)
              Gain on termination of defined benefit pension plan           (63)
      Plus:   Tax effect (1)                                                265
                                                                         ------
      Estimated core earnings                                            $1,162

      (1)   Tax effected at 34.00%.

            Overall, based on the comparative analysis contained in Chapter III and the factors impacting the valuation discussed above, we determined that a moderate downward adjustment was required to the Peer Group for the earnings approach to valuation. Based on the estimated fair market value per share pursuant to the Market Value Approach of $9.25 per share, the Company's P/E multiple based on core earnings equaled 18.9 times, which is discounted to the Peer Group's average P/E multiple of 23.5 times based on core earnings by 19.6%. RP Financial

RP Financial, LC.

                                    Table 4.1
                         Peer Group Market Pricing Table
                              As of August 26, 2005



                                                                                           Per Share Data
                                                                               -------------------------------------
                                                                     Price/     Mark.        LTM        LTM     TBV/
  Ticker   Company Name                      City           State    Share      Value   Core EPS   Dil. EPS    Share
  ------   ------------                                                         -----   --------   --------    -----
                                                                        ($)    ($Mil)        ($)        ($)      ($)
           Average                                                    14.08      30.5       0.67       0.68     9.94
           Medians                                                    13.49      27.9       0.66       0.66     9.01

Publicly Traded Companies

  BKOR     Bank of Oak Ridge                 Oak Ridge      NC        10.95      19.6       0.29       0.29     8.29
  ALBY     Community Capital Bcshrs, Inc.    Albany         GA        11.76      34.3       0.32       0.31     8.10
  BKWW     Bank of Wilmington                Wilmington     NC        10.50      35.9       0.41       0.41     7.02
  HABC     Habersham Bancorp                 Cornelia       GA        21.50      62.4       0.93       0.89    16.03
  CART     Carolina Trust Bank               Lincolnton     NC        16.00      20.5       0.63       0.63     9.49
  VBFC     Village Bank+Trust Fin. Corp.     Midlothian     VA        12.98      23.4       0.62       0.62     8.52
  BOMK     Bank of McKenney                  McKenney       VA        11.00      21.2       0.68       0.68     8.19
  UFBS     Union Financial Bcshrs, Inc.      Union          SC        17.90      34.1       1.09       1.08    11.61
  CLBH     Carolina Bank Holdings, Inc.      Greensboro     NC        14.25      32.3       0.81       0.81     9.68
  PLE      Pinnacle Bancshares, Inc.         Jasper         AL        14.00      21.7       0.95       1.08    12.50



                                                              Pricing Ratios                               Dividends
                                             ------------------------------------------------   ------------------------------
                                              P/E     Pr/ LTM    Price/     Price/     Price/   Ann Div.      Div.    Div Pay.
  Ticker   Company Name                       LTM    Core EPS      Book      TBook     Assets       Rate     Yield     Ratio
  ------   ------------                       ---    --------      ----      -----     ------       ----     -----     -----
                                              (x)         (x)       (%)        (%)        (%)        ($)       (%)       (%)
           Average                           23.5        23.5     137.4      143.0      13.50       0.13      0.94     15.92
           Medians                           22.0        22.5     133.2      146.2      13.54       0.04      0.34     12.50

Publicly Traded Companies

  BKOR     Bank of Oak Ridge                 37.8        38.3     132.1      132.1      13.02       0.00      0.00      0.00
  ALBY     Community Capital Bcshrs, Inc.    36.8        37.6     130.5      145.1      14.16       0.08      0.68     25.00
  BKWW     Bank of Wilmington                25.6        25.7     149.6      149.6      13.35       0.00      0.00      0.00
  HABC     Habersham Bancorp                 23.1        24.1     127.3      134.1      15.36       0.31      1.49     33.33
  CART     Carolina Trust Bank               25.4        25.4     165.3      168.6      21.31       0.00      0.00      0.00
  VBFC     Village Bank+Trust Fin. Corp.     20.9        20.9     145.8      152.4      13.73       0.00      0.00      0.00
  BOMK     Bank of McKenney                  16.2        16.2     134.3      134.3      14.94       0.20      1.82     29.41
  UFBS     Union Financial Bcshrs, Inc.      16.4        16.6     131.1      154.2       9.09       0.40      2.23     36.70
  CLBH     Carolina Bank Holdings, Inc.      17.6        17.6     147.2      147.2       9.96       0.00      0.00      0.00
  PLE      Pinnacle Bancshares, Inc.         14.7        13.0     110.3      112.0      10.08       0.33      3.14     34.74

                                                                    Key Financial Data
                                             -----------------------------------------------------------------
                                                                                      Last Twelve Months
                                                                    Tang.      -------------------------------
                                               Total    Equity/   Equity/                        Core     Core
  Ticker   Company Name                       Assets     Assets    Assets      ROAA     ROAE     ROAA     ROAE
  ------   ------------                       ------     ------    ------      ----     ----     ----     ----
                                              ($000)        (%)       (%)       (%)      (%)      (%)      (%)
           Average                           239,415       9.80      9.47      0.67     6.78     0.67     6.84
           Medians                           230,709       9.64      9.46      0.66     7.37     0.65     7.37

Publicly Traded Companies

  BKOR     Bank of Oak Ridge                 150,482       9.86      9.86      0.41     3.56     0.41     3.51
  ALBY     Community Capital Bcshrs, Inc.    241,846      10.85      9.86      0.47     3.89     0.46     3.78
  BKWW     Bank of Wilmington                268,654       8.93      8.93      0.62     6.01     0.62     6.01
  HABC     Habersham Bancorp                 406,040      12.07     11.53      0.70     5.73     0.67     5.51
  CART     Carolina Trust Bank                96,135      12.89     12.67      0.80     6.68     0.80     6.68
  VBFC     Village Bank+Trust Fin. Corp.     169,805       9.42      9.05      0.76     8.05     0.76     8.05
  BOMK     Bank of McKenney                  141,850      11.12     11.12      0.98     8.37     0.98     8.37
  UFBS     Union Financial Bcshrs, Inc.      375,246       6.93      5.95      0.62     8.60     0.61     8.53
  CLBH     Carolina Bank Holdings, Inc.      324,524       6.76      6.76      0.63     8.84     0.63     8.84
  PLE      Pinnacle Bancshares, Inc.         219,572       9.14      9.01      0.68     8.06     0.77     9.11

Source: SNL Financial, LC.

RP(R) Financial, LC.
Page 4.9

considered the foregoing discounts under the P/E approach to be reasonable, in light of the previously referenced valuation adjustments including the Company's recent earnings history and the perceived more limited earnings growth potential of FFB versus the Peer Group.

2.    Discounted Cash Flow Approach
      -----------------------------

      The discounted cash flow approach derives a per share value from the present value of the Company's earnings into perpetuity, derived by projecting operations forward for five years and calculating terminal values based on Year 5 earnings and book value. In this approach to valuation, two items of information are required: (1) a reasonable projected earnings stream; and (2) an appropriate discount rate. The Company's future earnings are based upon management's current estimate of earnings for the last six months of fiscal 2005 ($189,000) and projected earnings on a consolidated basis equal to $1.7 million in fiscal 2006 and $2.2 million in fiscal 2007. Thereafter, in fiscal 2008 and 2009, earnings are projected to increase by 10% annually relative to the level reported in fiscal 2007. We have further assumed that the Company's dividend policy remains unchanged equal to $0.35 per share annually over the projection horizon.

      A terminal value in Year 5 was calculated based on the application of current market multiples derived pursuant to the Market Value Approach as applied to earnings and book value per share projected as of the close of fiscal 2009. Specifically, we computed the terminal value based on 18.9 times Year 5 earnings and 1.26 times Year 5 book value. The projected cash flows (both the dividends and terminal value) were discounted back to present value at a 12.5% annual rate, which is the approximate total return generated by small capitalization stocks over the long term as measured by Ibbotson Associates, a well known stock market research firm. The foregoing analysis indicated a value of from $8.25 per share (rounded) pursuant to the book value approach to $14.00 per share (rounded) pursuant to the earnings approach. Exhibit IV-2 provides a summary of the annual results of the discounted cash flow analysis.

RP(R) Financial, LC.
Page 4.10

Valuation Conclusion
--------------------

      The valuation approaches indicate a range of values as set forth below. Given the nature of the banking industry, which is highly regulated, there is considerable uniformity among the operations of the publicly traded Peer Group in comparison to the Company. Accordingly, we have given considerable weight to the market value approach in the determining the Company's value. We have also considered the discounted cash flow approach in our valuation, but this methodology is subject to numerous assumptions regarding growth, earnings, etc., which are subject to change based on interest rates, market forces and other similar external factors.

      The two valuation approaches utilized herein indicated a range of publicly traded equivalent values of $8.25 to $14.00. Placing greatest emphasis on the market value approach, it is our opinion that the fair market value of the Company's stock was $23,173,825 in the aggregate, equal to $9.50 per share based on 2,439,350 shares outstanding. This value is based on the Company's operations, financial condition and shares outstanding as of June 30, 2005 and stock prices as of August 26, 2005.

      A $9.50 per share value indicates the following pricing ratios:

                                                               Peer Group
                                             FirstFed          ----------
                                             Bancorp       Median      Average
                                             -------       ------      -------

      Price/Earnings                          13.57x       22.00x       23.45x
      Price/Core Earnings                     19.39        22.50        23.54
      Price/Book                               1.22x        1.33x        1.37x
      Price/Tangible Book                      1.30x        1.46x        1.43x
      Price/Assets                            11.29%       13.54%       13.50%

Premiums Paid In Going Private Transactions
-------------------------------------------

      Based on our understanding of Delaware Case law, the Company is required to pay at least the Fair Value to the each shareholder who is not a "Qualified Stockholder" as defined in the draft Agreement and Plan of Merger. However, "going private" transactions have become increasingly frequent in the last year as the costs of being a public company have increased while the benefits have diminished. In such transactions, it is apparent that a premium relative to the pre-announcement trading price is commonly paid.

RP(R) Financial, LC.
Page 4.11

      RP Financial has prepared an analysis detailed in Exhibit IV-3 which shows the premiums paid relative to the pre-announcement trading price (i.e., the closing price one day prior to announcement) by financial institutions in each of the 17 "going private" transactions announced over the twelve months ended August 26, 2005. We limited the list to only those companies with a common stock traded on the OTC bulleting board, the NASDAQ market, or an exchange. The data reflects that the premium paid relative to the trading price one day prior to announcement ranged from a low of 7.1% to a high of 38.8% with an average and median premium paid of 17.7% and 14.2%, respectively. These comparable "going private" transactions involved an average of 6.6% of the shares outstanding ranging up to 21.9% of the outstanding shares for one transaction.

                                    EXHIBITS

                                LIST OF EXHIBITS

I-1         Report on Form 10KSB as of December 31, 2004

I-2         Report on Form 10Q as of June 30, 2005

IV-1        Bank Stock Prices as of August 26, 2005

IV-2        Discounted Cash Flow Analysis

V-1         RP Financial Firm Qualifications Statement

                                   Exhibit I-1
                  Report on Form 10KSB as of December 31, 2004


Incorporated by reference herin.

                                   Exhibit I-2
                     Report on Form 10Q as of June 30, 2005

Incorporated by reference herein.

                                  Exhibit IV-1
                     Bank Stock Prices as of August 26, 2005


RP Financial, LC.

                                  Exhibit IV-1
                Commercial Bank Industy Stock Pricing Information
                              As of August 26, 2005

                                                                                               Per Share Data
                                                                                     ---------------------------------
                                                                              Price/     Mark.      LTM      LTM  TBV/
   Ticker Company Name                             City                State   Share     Value Core EPS Dil. EPS Share
   ------ ------------                                                               --------- -------- -------- -----
                                                                                 ($)    ($Mil)      ($)      ($)   ($)
Publicly Traded Companies
-------------------------

    Average - Companies Not Under Acquisition                                  26.34   2,751.6     1.53     1.56 11.32
    Medians - Companies Not Under Acquistion                                   23.50     193.7     1.41     1.43 10.04


                                                                                         Pricing Ratios
                                                                             -----------------------------------
                                                                               P/E  Pr/ LTM Price/ Price/ Price/
   Ticker Company Name                             City                State   LTM Core EPS   Book  TBook Assets
   ------ ------------                                                       ----- -------- ------ ------ ------
                                                                               (x)      (x)    (%)    (%)    (%)
Publicly Traded Companies
-------------------------

    Average - Companies Not Under Acquisition                                 18.1     18.5  202.2  244.8  18.19
    Medians - Companies Not Under Acquistion                                  16.6     16.7  195.3  231.7  17.28


                                                                                    Dividends
                                                                             -----------------------
                                                                             Ann Div.  Div. Div Pay.
   Ticker Company Name                             City                State     Rate Yield    Ratio
   ------ ------------                                                       -------- ----- --------
                                                                                  ($)   (%)      (%)
Publicly Traded Companies
-------------------------

    Average - Companies Not Under Acquisition                                    0.54  1.94    37.13
    Medians - Companies Not Under Acquistion                                     0.47  2.04    33.49


                                                                                                  Key Financial Data
                                                                             -------------------------------------------------------
                                                                                                               Last Twelve Months
                                                                                                     Tang. -------------------------
                                                                                     Total Equity/ Equity/               Core   Core
   Ticker Company Name                             City                State        Assets  Assets  Assets  ROAA   ROAE  ROAA   ROAE
   ------ ------------                                                       ------------- ------- ------- ----- ------ ----- ------
                                                                                    ($000)     (%)     (%)   (%)    (%)   (%)    (%)
Publicly Traded Companies
-------------------------

    Average - Companies Not Under Acquisition                                   17,315,217    9.32    8.04  1.06  12.20  1.06  12.14
    Medians - Companies Not Under Acquistion                                     1,107,659    8.84    7.41  1.09  12.56  1.09  12.58





                                  Exhibit IV-2
                          Discounted Cash Flow Analysis

                              FirstFed Bancorp, Inc
                           5 Year Discounted Cashflow

--------------------------------------------------------------------------------

                                                                             Projected as of December 31,
                                                June 30,    -------------------------------------------------------------   Terminal
                                                  2005         2005         2006         2007         2008         2009       Value
                                                  ----         ----         ----         ----         ----         ----       -----
Assets ($000)                                   $205,292     $219,662     $235,039     $258,543     $284,397     $312,837
Capital ($000)                                    19,027       18,789       19,674       21,049       22,646       24,488
Tangible Capital($000)                            17,885       17,647       18,532       19,907       21,504       23,346
Earnings ($000)                                    1,677          189        1,739        2,228        2,451        2,696

RATIO ANALYSIS
 Equity/Assets                                      9.27%        8.55%        8.37%        8.14%        7.96%        7.83%
 Tangible Equity/Assets                             8.71%        8.03%        7.88%        7.70%        7.56%        7.46%
 Return on Average Assets                           0.82%        0.16%        0.76%        0.90%        0.90%        0.90%
 Return on Average Equity                           8.81%        2.00%        9.04%       10.94%       11.22%       11.44%

PER SHARE DATA:
 Shares Outstanding (BV Basis)                 2,439.350    2,439.350    2,439.350    2,439.350    2,439.350    2,439.350
 Shares Outstanding (EPS Basis)                2,387.917    2,387.917    2,387.917    2,387.917    2,387.917    2,387.917
 Book Value/Share                                  $7.80        $7.70        $8.07        $8.63        $9.28       $10.04
 Tang. Book Value/Share                             7.33         7.23         7.60         8.16         8.82         9.57
 EPS                                                0.70         0.08         0.73         0.93         1.03         1.13

PRICING ANALYSIS:
 Dividends Per Share                               $0.35        $0.18        $0.35        $0.35        $0.35        $0.35
 Implied Payout Ratio                              49.84%      221.10%       48.06%       37.51%       34.10%       31.00%

DISCOUNTED CASH FLOW
  Dividends                                                     $0.18        $0.35        $0.35        $0.35        $0.35

I. Projected Cash Flows - Book Value Approach
   Terminal Value-Book Value: (1.26x Book)                         --           --           --           --           --     $12.06
    Value of Dividends                                          $0.18        $0.35        $0.35        $0.35        $0.35         --
                                                                -----        -----        -----        -----        -----     ------
         Total Future Value                                     $0.18        $0.35        $0.35        $0.35        $0.35     $12.06

  Discounted Cashflow Value                        12.50%       $0.17        $0.31        $0.28        $0.25        $0.22      $7.10
  Total Discounted Cashflow                                     $8.32

II. Terminal Value:
    Terminal Value-Earnings: (18.9x Earnings)                      --           --           --           --           --     $21.34
    Value of Dividends                                          $0.18        $0.35        $0.35        $0.35        $0.35         --
                                                                -----        -----        -----        -----        -----     ------
       Terminal Value (Average)                                 $0.18        $0.35        $0.35        $0.35        $0.35     $21.34

  Discounted Cashflow Value                        12.50%       $0.17        $0.31        $0.28        $0.25        $0.22     $12.56
  Total Discounted Cashflow                                    $13.78

Note: Projections for the period ending December 31, 2005, reflect six month results. Ratios are annualized.

                                  Exhibit IV-3
                   Premiums Paid in Going Private Transactions

RP Financial, LC
Financial Services Industry Consultants

                                  Exhibit IV-3
                   Premiums Paid in Going Private Transactions
     Pending Or Announced Transactions Involving Bank and Thrift Deals Since September 1, 2004 In Which Continuing Shareholders had Majority Control on a
                              Pre-Transaction Basis




                                                                        Going
                                                                       Private             Date
Issuer (Ticker/Exchange)                               State          Structure          Announced
------------------------                               -----          ---------          ---------

Iowa First Bancshares (IFST - NASDAQ)                  IA        Reverse Stock Split      7/26/2005
Guaranty Bancshares, Inc. (GNTY - NASDAQ)              TX        Merger Subsidiary        6/13/2005
FFD Financial Corp. (FFDF - NASDAQ)                    OH        Reverse Stock Split      5/24/2005
Home Loan Financial Corp. ( HLFC- NASDAQ)              OH        Reverse Stock Split      5/18/2005
Community Investors Bancorp, Inc.  (CIBI - NASDAQ)     OH        Reverse Stock Split      5/17/2005
United Tennessee Bancshares, Inc.  (UTBI - NASDAQ)     TN        Merger Subsidiary        4/14/2005
Northeast Indiana Bancorp, Inc. (NEIB - NASDAQ)        IN        Reverse Stock Split      3/16/2005
ASB Financial Corp. (ASBP - NASDAQ)                    IN        Reverse Stock Split       3/3/2005
First Manitowoc Bancorp, Inc. (FWBV - NASDAQ)          WI        Merger Subsidiary        2/25/2005
Benchmark Bancshares, Inc. (BMRB - OTCBB)              VA        Reverse Stock Split     12/23/2004
KS Bancorp, Inc.  (KSAV - NASDAQ)                      NC        Reverse Stock Split     12/22/2004
Commercial National Fin. Corp. (CEFC - NASDAQ)         MI        Merger Subsidiary       11/18/2004
Fidelity Federal Bancorp  (FFED - NASDAQ)              IN        Reverse Stock Split     11/17/2004
Central Federal Corporation (CEFC - NASDAQ)            OH        Reverse Stock Split     10/22/2004
Blackhawk Bancorp, Inc. (BKHB - NASDAQ)                WI        Reverse Stock Split     10/22/2004
Sturgis Bancorp, Inc. (STBI - NASDAQ)                  MI        Merger Subsidiary        9/29/2004
Southern Michigan Bancorp, Inc. (SOMC - OTCBB)         MI        Merger Subsidiary         9/3/2004


Average
Median
High
Low

                                                                  Premium Analysis
                                                       ----------------------------------
                                                         Pre-Annc.     Going
                                                       Announcement   Private               % of Outstanding
                                                          Price/       Price/                     Shares
Issuer (Ticker/Exchange)                                  Share        Share      Premium      Repurchased
------------------------                                  -----        -----      -------      -----------
                                                           ($)          ($)         (%)            (%)
Iowa First Bancshares (IFST - NASDAQ)                     $34.50       $38.00      10.1%           2.2%
Guaranty Bancshares, Inc. (GNTY - NASDAQ)                 $22.40       $24.00       7.1%           4.7%
FFD Financial Corp. (FFDF - NASDAQ)                       $15.45       $19.00      23.0%           6.6%
Home Loan Financial Corp. ( HLFC- NASDAQ)                 $14.95       $20.75      38.8%           5.0%
Community Investors Bancorp, Inc.  (CIBI - NASDAQ)        $13.25       $15.00      13.2%           3.8%
United Tennessee Bancshares, Inc.  (UTBI - NASDAQ)        $18.26       $22.00      20.5%          21.9%
Northeast Indiana Bancorp, Inc. (NEIB - NASDAQ)           $21.28       $23.50      10.4%           1.2%
ASB Financial Corp. (ASBP - NASDAQ)                       $20.25       $23.00      13.6%           5.0%
First Manitowoc Bancorp, Inc. (FWBV - NASDAQ)             $15.25       $19.60      28.5%           1.4%
Benchmark Bancshares, Inc. (BMRB - OTCBB)                 $17.00       $19.00      11.8%          20.9%
KS Bancorp, Inc.  (KSAV - NASDAQ)                         $20.00       $24.00      20.0%           4.9%
Commercial National Fin. Corp. (CEFC - NASDAQ)            $11.00       $12.50      13.6%          10.6%
Fidelity Federal Bancorp  (FFED - NASDAQ)                  $1.68        $1.85      10.1%          10.2%
Central Federal Corporation (CEFC - NASDAQ)               $12.70       $14.50      14.2%           4.0%
Blackhawk Bancorp, Inc. (BKHB - NASDAQ)                   $12.00       $15.25      27.1%           2.6%
Sturgis Bancorp, Inc. (STBI - NASDAQ)                     $13.55       $16.00      18.1%           1.7%
Southern Michigan Bancorp, Inc. (SOMC - OTCBB)            $24.10       $29.00      20.3%           5.1%
                                                                                   -----           ----

Average                                                                            17.7%           6.6%
Median                                                                             14.2%           4.9%
High                                                                               38.8%           21.9%
Low                                                                                 7.1%           1.2%

Note: Includes only companies with a traded on the OTC bulletin board, NASDAQ or an exchange.

Source: Corporate Filings.

                                   Exhibit V-1
                   RP Financial Firm Qualifications Statement

[LETTERHEAD OF RP(R) FINANCIAL, LC.]
                                                    FIRM QUALIFICATION STATEMENT

RP(R) Financial provides financial and management consulting and valuation services to the financial services industry nationwide. RP(R) Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, careful structuring of strategic plans and transactions and providing sophisticated valuation analyses consistent with accepted valuation practices. RP(R) Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking. Our clients include commercial banks, thrifts, credit unions, mortgage companies and a variety of financial service companies.

STRATEGIC AND CAPITAL PLANNING

RP(R) Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. In this regard, RP(R) Financial analyzes strategic options to enhance shareholder value, achieve regulatory approval or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise and/or market value, capital management and planning, earnings improvement, operational matters and charter and organizational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP(R) Financial's merger and acquisition (M&A) services include targeting potential buyers and sellers, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP(R) Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP(R) Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, thrift mutual-to-stock conversions, insurance company demutualizations, ESOPs, subsidiary companies, mark-to-market transactions and various other corporation valuation requirements. Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP(R) Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP(R) Financial offers other services including branching and diversification strategies, feasibility studies and special research studies. RP(R) Financial assists banks and thrifts prepare CRA plans and applications for Community Development Entity ("CDE") certification and New Markets Tax Credit ("NMTC") allocation. RP(R) Financial's consulting services are aided by its in-house data bases resource and proprietary valuation and financial simulation models.

RP(R) Financial's Key Personnel (Years of Relevant Experience)
   Ronald S. Riggins, Managing Director (24)
   William E. Pommerening, Managing Director (20)
   Gregory E. Dunn, Senior Vice President (22)
   James P. Hennessey, Senior Vice President (19)
   James J. Oren, Senior Vice President (17)

                                                                      APPENDIX H

                                     (Date)

Board of Directors
FirstFed Bancorp, Inc.
1630 Fourth Avenue North
Bessemer, Alabama 35020

Members of the Board:

      FirstFed Bancorp, Inc. ("FirstFed" or the "Company") is offering for sale to qualified stockholders newly issued shares of common stock at a price of $10.00 per share (the "$10.00 Offering Price") pursuant to a private placement stock offering (the "Private Placement"). You have requested our opinion, from a financial point of view, of the fairness to FirstFed of the $10.00 Offering Price, as determined by the Board of Directors. Such shares offered in the Private Placement are being issued for the purpose of recapitalizing the Company subsequent to a common stock share repurchase being effected in a "going private" transaction.

      Feldman Financial Advisors, Inc. ("Feldman Financial") specializes in providing financial advisory and consulting services to financial institutions. As part of our business, we are regularly engaged in the independent valuation of businesses and securities in connection with recapitalizations, merger and acquisition transactions, initial public offerings, and private placements.

      During the course of our engagement, we reviewed and analyzed publicly available and confidential materials bearing upon the financial and operating conditions of FirstFed and materials prepared in connection with the Private Placement, including, but not limited to, the following: certain historical and pro forma financial information concerning the Company; the market for common shares of community banks; historical trading prices and activity for the common stock of FirstFed; and financial and other information provided to us by the management of the Company.

      In the course of our review, we have relied upon and assumed the accuracy and completeness of all the financial and other information that was provided by the Company to us or was available to us from public sources. We did not independently verify and have relied on and assumed that the aggregate allowance for loan losses set forth in the balance sheet of the Company at June 30, 2005 was adequate to cover such losses and complied fully with applicable law, regulatory policy, and sound banking practices as of the date of such financial statements. We were not retained and did not conduct a physical inspection of any of the properties or facilities of the Company. We also did not make any independent evaluation or appraisal of the assets, liabilities, or prospects of the Company nor were we furnished with any such evaluation or appraisal, and we were not retained to and did not review any individual loan files of the Company.

Board of Directors
FirstFed Bancorp, Inc.
(Date)
Page 2

      In addition, we have discussed financial projections with the Company's management for the purpose of reviewing the future prospects of the Company subsequent to the merger. We assumed that, as of the date such projections were prepared, they were reasonably prepared reflecting the best estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. Further, there will usually be differences between prospective and actual results because events and circumstances frequently do not occur as expected and those differences may be material. Additionally, we performed such other studies, analyses, and examinations as we deemed appropriate. We also took into account our assessment of general market and financial conditions and our experience in other transactions, as well as our knowledge of the banking industry and our general experience in securities valuations.

      We have also assumed that there has been no material adverse change in the Company's assets, financial condition, results of operation, business, or prospects since the date of the last financial statements made available to us by the Company or obtained from public sources. We have undertaken no responsibility for legal matters. Our opinion is necessarily based upon economic, market, monetary, and other conditions as they exist and can be evaluated as of the date hereof and the information made available to us through the date hereof. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion unless specifically requested by the Company.

      This letter is solely for the information of the Board of Directors of FirstFed and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our prior written consent, except as set forth in our engagement letter dated August 10, 2005. We consent to the inclusion and reference to this letter in the Memorandum to be delivered to holders of FirstFed Common Stock in connection with the Private Placement if and only if this letter is quoted in full or attached as an exhibit to such document and this letter has not been withdrawn prior to the date of such document.

      Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $10.00 Offering Price is fair, from a financial point of view, to FirstFed in connection with the merger.

                                                Sincerely,



                                                Feldman Financial Advisors, Inc.